   As filed with the Securities and Exchange Commission on April 25, 2001

                          Registration No. 333-44900

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _________________

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                _________________

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
       (Exact name of registrant as specified in governing instruments)

                      6200 The Corners Parkway, Suite 250
                            Norcross, Georgia 30092
                                (770) 449-7800
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                            Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                             Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                       1201 West Peachtree Street, N.W.
                          Atlanta, Georgia 30309-3400
                                (404) 817-8500
           (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Agent for Service)
                                _________________

               Maryland                           58-2328421
           (State or other                     (I.R.S. Employer
    Jurisdiction of Incorporation)          Identification Number)
                                _________________

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_] _________

         Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                               ________________

[The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:]

         SUPPLEMENTAL INFORMATION - The prospectus of Wells Real Estate Investment Trust, Inc. consists of this sticker, the prospectus dated December 20, 2000, Supplement No. 1 dated February 5, 2001 and Supplement No. 2 dated April 25, 2001 (the supplements are contained inside the back cover page of the prospectus). Supplement No. 1 includes descriptions of acquisitions of interests in office buildings in Houston, Texas, Minnetonka, Minnesota and Oklahoma City, Oklahoma. Supplement No. 2 includes updated financial statements, prior performance tables and certain other revisions to the prospectus.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                 Up to 125,000,000 shares offered to the public
                      ___________________________________


     Wells Real Estate Investment Trust, Inc. (Wells REIT) is a real estate investment trust. We invest in commercial real estate properties primarily consisting of high grade office buildings which are leased to large corporate tenants. We currently own interests in 26 office buildings located in 15 states.

     We are offering and selling to the public up to 125,000,000 shares for $10 per share and up to 10,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10 per share. An additional 5,000,000 shares are being registered which are reserved for issuance at $12 per share to participating broker-dealers upon their exercise of warrants.


     You must purchase at least 100 shares for $1,000.


The most significant risks relating to your investment include the following:

 .    lack of a public trading market for the shares

 .    reliance on Wells Capital, Inc., our advisor, to select properties and conduct our operations

 .    authorization of substantial fees to the advisor and its affiliates

 .    borrowing - which increases the risk of loss of our investments

 .    conflicts of interest facing the advisor and its affiliates

You should see the complete discussion of the risk factors beginning on page 16.

                                 The Offering:

 .    The shares will be offered on a best efforts basis to investors at $10 per share.
 .    We will pay selling commissions to broker-dealers of 7% and a dealer manager fee for reimbursement of marketing expenses of 2.5% out of the offering proceeds raised.
 .    We will invest approximately 84% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.
 .    The offering will terminate on or before December 19, 2002.

     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

     The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

                       WELLS INVESTMENT SECURITIES, INC.
                               December 20, 2000

                               TABLE OF CONTENTS

Questions and Answers About this Offering....................................................   1
Prospectus Summary...........................................................................   9
Risk Factors.................................................................................  16
   Investment Risks..........................................................................  16
   Real Estate Risks.........................................................................  20
   Federal Income Tax Risks..................................................................  24
   Retirement Plan Risks.....................................................................  24
Suitability Standards........................................................................  25
Estimated Use of Proceeds....................................................................  26
Management...................................................................................  28
   General...................................................................................  28
   Committees of the Board of Directors......................................................  30
   Executive Officers and Directors..........................................................  31
   Compensation of Directors.................................................................  34
   Independent Director Stock Option Plan....................................................  34
   Independent Director Warrant Plan.........................................................  36
   2000 Employee Stock Option Plan...........................................................  37
   Limited Liability and Indemnification of Directors, Officers, Employees and other
    Agents...................................................................................  37
   The Advisor...............................................................................  39
   The Advisory Agreement....................................................................  40
   Shareholdings.............................................................................  43
   Affiliated Companies......................................................................  43
   Management Decisions......................................................................  45
Management Compensation......................................................................  46
Stock Ownership..............................................................................  49
Conflicts of Interest........................................................................  51
   Interests in Other Real Estate Programs...................................................  51
   Other Activities of Wells Capital and its Affiliates......................................  52
   Competition...............................................................................  52
   Affiliated Dealer Manager.................................................................  53
   Affiliated Property Manager...............................................................  53
   Lack of Separate Representation...........................................................  53
   Joint Ventures with Affiliates of Wells Capital...........................................  53
   Receipt of Fees and Other Compensation by Wells Capital and its Affiliates................  53
   Certain Conflict Resolution Procedures....................................................  54
Investment Objectives and Criteria...........................................................  55
   General...................................................................................  55
   Acquisition and Investment Policies.......................................................  56
   Development and Construction of Properties................................................  58
   Acquisition of Properties from Wells Development Corporation..............................  58
   Terms of Leases and Tenant Creditworthiness...............................................  60
   Joint Venture Investments.................................................................  61
   Borrowing Policies........................................................................  62
   Disposition Policies......................................................................  62
   Investment Limitations....................................................................  63
   Change in Investment Objectives and Limitations...........................................  65
Description of Properties....................................................................  65

   General...................................................................................  65
   Joint Ventures with Affiliates............................................................  67
   The Motorola Plainfield Building..........................................................  69
   The Quest Building........................................................................  70
   The Delphi Building.......................................................................  71
   The Avnet Building........................................................................  71
   The Siemens Building......................................................................  72
   The Motorola Tempe Building...............................................................  73
   The ASML Building.........................................................................  74
   The Dial Building.........................................................................  75
   The Metris Building.......................................................................  76
   The Cinemark Building.....................................................................  76
   The Gartner Building......................................................................  78
   The Marconi Building......................................................................  79
   The Johnson Matthey Building..............................................................  80
   The Alston Power Richmond Building........................................................  81
   The Sprint Building.......................................................................  82
   The EYBL CarTex Building..................................................................  83
   The Matsushita Building...................................................................  84
   The AT&T Building.........................................................................  85
   The PwC Building..........................................................................  87
   The Fairchild Building....................................................................  89
   The Cort Furniture Building...............................................................  90
   The Iomega Building.......................................................................  90
   The Interlocken Building..................................................................  91
   The Ohmeda Building.......................................................................  92
   The Alston Power Knoxville Building.......................................................  93
   The Auaya Building........................................................................  94
   Property Management Fees..................................................................  95
   Real Estate Loans.........................................................................  96
Management's Discussion and Analysis of Financial Condition and Results of Operations........  97
   Liquidity and Capital Resources...........................................................  97
   Cash Flows from Operating Activities......................................................  99
   Cash Flows From Investing Activities......................................................  99
   Cash Flows from Financing Activities......................................................  99
   Results of Operations.....................................................................  99
   Subsequent Events.........................................................................  99
   Property Operations.......................................................................  99
   Inflation................................................................................. 114
Prior Performance Summary.................................................................... 114
   Publicly Offered Unspecified Real Estate Programs......................................... 115
Federal Income Tax Considerations............................................................ 123
   General................................................................................... 123
   Requirements for Qualification as a REIT.................................................. 125
   Failure to Qualify as a REIT.............................................................. 130
   Sale-Leaseback Transactions............................................................... 130
   Taxation of U.S. Shareholders............................................................. 130
   Treatment of Tax-Exempt Shareholders...................................................... 132
   Special Tax Considerations for Non-U.S. Shareholders...................................... 133
   Statement of Stock Ownership.............................................................. 135
   State and Local Taxation.................................................................. 135

   Tax Aspects of Our Operating Partnership...........................................        135
ERISA Considerations..................................................................        139
   Plan Asset Considerations..........................................................        140
   Other Prohibited Transactions......................................................        141
   Annual Valuation...................................................................        142
Description of Shares.................................................................        143
   Common Stock.......................................................................        143
   Preferred Stock....................................................................        143
   Meetings and Special Voting Requirements...........................................        143
   Restriction on Ownership of Shares.................................................        144
   Dividends..........................................................................        145
   Dividend Reinvestment Plan.........................................................        146
   Share Redemption Program...........................................................        147
   Restrictions on Roll-Up Transactions...............................................        148
   Business Combinations..............................................................        149
   Control Share Acquisitions.........................................................        150
The Operating Partnership Agreement...................................................        151
   General............................................................................        151
   Capital Contributions..............................................................        151
   Operations.........................................................................        151
   Exchange Rights....................................................................        152
   Transferability of Interests.......................................................        153
Plan of Distribution..................................................................        153
Supplemental Sales Material...........................................................        159
Legal Opinions........................................................................        159
Experts...............................................................................        159
   Audited Financial Statements.......................................................        159
   Unaudited Financial Statements.....................................................        159
Additional Information................................................................        160
Glossary..............................................................................        160
Financial Statements..................................................................        161
Prior Performance Tables..............................................................        215
Subscription Agreement................................................................  Exhibit A
Amended and Restated Dividend Reinvestment Plan.......................................  Exhibit B

                   Questions and Answers About this Offering

     Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

--------------------------------------------------------------------------------

Q:   What is a REIT?

A:   In general, a REIT is a company that:

     . pays dividends to investors of at least 95% of its taxable income each year for years prior to 2001 and 90% of its taxable income for all future years beginning with the year 2001;

     . avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

     . combines the capital of many investors to acquire or provide financing for real estate properties; and

     . offers the benefit of a diversified real estate portfolio under professional management.

--------------------------------------------------------------------------------

Q:   What is Wells Real Estate Investment Trust, Inc.?

A: Our REIT was formed in 1997 as a Maryland corporation to acquire commercial real estate properties such as high grade office buildings and lease them on a triple-net basis to companies that typically have a net worth in excess of $100,000,000.
--------------------------------------------------------------------------------

Q:   Who will choose which real estate properties to invest in?

A: Wells Capital, Inc. (Wells Capital) is our advisor and makes recommendations on all property acquisitions to our board of directors. Our board of directors must approve all of our acquisitions.

--------------------------------------------------------------------------------

Q:   Who is Wells Capital?

A: Wells Capital is a Georgia corporation formed in 1984. As of September 30, 2000, Wells Capital had sponsored public real estate programs which have raised in excess of $567,927,422 from approximately 32,868 investors and which own and operate a total of 52 commercial real estate properties.

--------------------------------------------------------------------------------

Q: Does Wells Capital use any specific criteria when selecting a potential property acquisition?

A: Yes. Wells Capital generally seeks to acquire office buildings located in densely populated suburban markets leased to large corporations on a triple-net basis. Typically, each of our corporate tenants have a net worth in excess of $100,000,000. Current tenants of public real estate programs sponsored by Wells Capital include The Coca-Cola Company, Motorola, Fairchild Technologies, Siemens Automotive,
     PricewaterhouseCoopers, IBM, and Dial Corporation.

--------------------------------------------------------------------------------

Q.   Do you currently own any real estate properties?

A. Yes. As of the date of this prospectus, our REIT has acquired and owns interests in 26 real estate properties.

     We own the following properties directly:

------------------------------------------------------------------------------------------------------------------
Tenant                                   Building Type                     Location                    Occupancy
------------------------------------------------------------------------------------------------------------------
Motorola, Inc.                           Office Building                   Plainfield, New Jersey          100%
------------------------------------------------------------------------------------------------------------------
Delphi Automotive Systems, Inc.          Office Building                   Troy, Michigan                  100%
------------------------------------------------------------------------------------------------------------------
Avnet, Inc.                              Office Building                   Tempe, Arizona                  100%
------------------------------------------------------------------------------------------------------------------
Motorola, Inc.                           Office Building                   Tempe, Arizona                  100%
------------------------------------------------------------------------------------------------------------------
ASM Lithography, Inc.                    Office and Warehouse Building     Tempe, Arizona                  100%
------------------------------------------------------------------------------------------------------------------
Dial Corporation                         Office Building                   Scottsdale, Arizona             100%
------------------------------------------------------------------------------------------------------------------
Metris Direct, Inc.                      Office Building                   Tulsa, Oklahoma                 100%
------------------------------------------------------------------------------------------------------------------
Cinemark USA, Inc. and                   Office Building                   Plano, Texas                    100%
The Coca-Cola Company
------------------------------------------------------------------------------------------------------------------
Marconi Data Systems,                    Office, Assembly and              Wood Dale, Illinois             100%
   Inc.                                   Manufacturing Building
------------------------------------------------------------------------------------------------------------------
Alstom Power, Inc.                       Office Building                   Richmond, Virginia              100%
------------------------------------------------------------------------------------------------------------------
Matsushita Avionics Systems Corporation  Office Building                   Lake Forest, California         100%
------------------------------------------------------------------------------------------------------------------
Pennsylvania Cellular Telephone Corp.    Office Building                   Harrisburg, Pennsylvania        100%
------------------------------------------------------------------------------------------------------------------
PricewaterhouseCoopers                   Office Building                   Tampa, Florida                  100%
------------------------------------------------------------------------------------------------------------------

     We own interests in the following real estate properties through joint ventures with affiliates:

-------------------------------------------------------------------------------------------------------------------
Tenant                                   Building Type                     Location                     Occupancy
-------------------------------------------------------------------------------------------------------------------
Quest Software, Inc.                     Office Building                   Irvine, California              100%
-------------------------------------------------------------------------------------------------------------------
Siemens Automotive Corporation           Office Building                   Troy, Michigan                  100%
-------------------------------------------------------------------------------------------------------------------
Gartner Group, Inc.                      Office Building                   Ft. Myers, Florida              100%
-------------------------------------------------------------------------------------------------------------------
Johnson Matthey, Inc.                    Research and Development,         Tredyffrin Township,            100%
                                            Office and Warehouse           Pennsylvania
                                            Building
-------------------------------------------------------------------------------------------------------------------
Sprint Communications                    Office Building                   Leawood, Kansas                 100%
   Company L.P.
-------------------------------------------------------------------------------------------------------------------
EYBL CarTex, Inc.                        Manufacturing and Office          Fountain Inn, South             100%
                                            Building                       Carolina
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Tenant                                   Building Type                     Location                     Occupancy
--------------------------------------------------------------------------------------------------------------------
Fairchild Technologies U.S.A., Inc.      Manufacturing and Office          Fremont, California             100%
                                            Building
--------------------------------------------------------------------------------------------------------------------
Cort Furniture Rental Corporation        Office and Warehouse Building     Fountain Valley,                100%
                                                                           California
--------------------------------------------------------------------------------------------------------------------
Iomega Corporation                       Office Building                   Ogden City, Utah                100%
--------------------------------------------------------------------------------------------------------------------
ODS Technologies, L.P. and GAIAM, Inc.   Office Building                   Broomfield, Colorado            100%
--------------------------------------------------------------------------------------------------------------------
Ohmeda, Inc.                             Office Building                   Louisville, Colorado            100%
--------------------------------------------------------------------------------------------------------------------
Alstom Power, Inc.                       Office Building                   Knoxville, Tennessee            100%
--------------------------------------------------------------------------------------------------------------------
Avaya, Inc.                              Office Building                   Oklahoma City, Oklahoma         100%
--------------------------------------------------------------------------------------------------------------------

     If you want to read more detailed information about each of these properties, see the "Description of Properties" section of this prospectus.

--------------------------------------------------------------------------------

Q:   Why do you acquire properties in joint ventures?

A: We acquire some of our properties in joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

--------------------------------------------------------------------------------

Q: What steps do you take to make sure you purchase environmentally compliant property?

A: We always obtain a Phase I environmental assessment of each property purchased. In addition, we generally obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

--------------------------------------------------------------------------------

Q:   What are the terms of your leases?

A: Our leases are "triple-net" leases, generally having terms of seven to ten years, many of which have renewal options for an additional five to ten years. "Triple-net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs. We often enter into leases where we have responsibility for replacement of specific structural components of a property such as the roof of the building or the parking lot.

--------------------------------------------------------------------------------

Q:   How does the Wells REIT own its real estate properties?

A: We own all of our real estate properties through an "UPREIT" called Wells Operating Partnership, L.P. (Wells OP). Wells OP was organized to own, operate and manage real properties on our behalf. The Wells REIT is the sole general partner of Wells OP.

--------------------------------------------------------------------------------

Q:   What is an "UPREIT"?

A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

--------------------------------------------------------------------------------

Q:   If I buy shares, will I receive dividends and how often?

A: We have been making and intend to continue to make dividend distributions on a quarterly basis to our shareholders. The amount of each dividend distribution is determined by the board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 95% of our REIT taxable income each year for years prior to 2001 and 90% of our REIT taxable income for all future years beginning with the year 2001.

--------------------------------------------------------------------------------

Q:   How do you calculate the payment of dividends to shareholders?

A: We calculate our quarterly dividends using daily record and declaration dates so your dividend benefits will begin to accrue immediately upon becoming a shareholder.

--------------------------------------------------------------------------------

Q: What have your dividend payments been since you began operations on June 5, 1998?

A:   We have paid the following dividends since we began operations:

                                                   Annualized
                                                   Percentage Return
                                                   on an Investment
     Quarter              Amount                   of $10 per Share
     -------              ------                   ----------------

     3/rd/ Qtr. 1998      $0.15 per share          6.00%
     4/th/ Qtr. 1998      $0.16 per share          6.50%

     1/st/ Qtr. 1999      $0.17 per share          7.00%
     2/nd/ Qtr. 1999      $0.17 per share          7.00%
     3/rd/ Qtr. 1999      $0.17 per share          7.00%
     4/th/ Qtr. 1999      $0.17 per share          7.00%

     1/st/ Qtr. 2000      $0.17 per share          7.00%
     2/nd/ Qtr. 2000      $0.18 per share          7.25%
     3/rd/ Qtr. 2000      $0.19 per share          7.50%
     4/th/ Qtr. 2000      $0.19 per share          7.50%

--------------------------------------------------------------------------------

Q: May I reinvest the dividends I am supposed to receive in shares of the Wells REIT?

A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.

--------------------------------------------------------------------------------

Q:   Will the dividends I receive be taxable as ordinary income?

A: Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or the Wells REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Considerations."

--------------------------------------------------------------------------------

Q:   What will you do with the money raised in this offering?

A: We will use your investment proceeds to purchase commercial real estate such as high grade office buildings. We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

     Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

     We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares of common stock in our initial public offering, which commenced on January 30, 1998 and was terminated on December 19, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in real estate properties. As of December 10, 2000, we had received approximately $169,671,659 in gross offering proceeds from the sale of 16,967,166 shares of common stock in our second offering, which commenced on December 20, 1999 and was terminated on December 19, 2000. Of this additional $169,671,659 raised in the second offering, we invested or expect to invest approximately $142,524,194 in real estate properties.

--------------------------------------------------------------------------------

Q:   What kind of offering is this?

A: We are offering the public up to 125,000,000 shares of common stock on a "best efforts" basis.

--------------------------------------------------------------------------------

Q:   How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

--------------------------------------------------------------------------------

Q:   How long will this offering last?

A:   The offering will not last beyond December 19, 2002.

--------------------------------------------------------------------------------

Q:   Who can buy shares?

A: You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:   Is there any minimum investment required?

A: Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, investors who already own our shares or who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

--------------------------------------------------------------------------------

Q:   How do I subscribe for shares?

A: If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe. The purchase price will be placed into an account with Bank of America, N.A., where your funds will be held, along with those of other subscribers, until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses.

--------------------------------------------------------------------------------

Q:   If I buy shares in this offering, how may I later sell them?

A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.8% of the outstanding stock. See "Description of Shares -- Restriction on Ownership of Shares."

     In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by the Wells REIT pursuant to our share redemption program. See the "Description of Shares -- Share Redemption Program" section of the prospectus.

     If we have not listed the shares on a national securities exchange or over-the-counter market by January 30, 2008, our articles of incorporation require us to begin selling our properties and other assets and return the net proceeds from these sales to our shareholders through distributions.

--------------------------------------------------------------------------------

Q:   What is the experience of your officers and directors?

A: Our management team has extensive previous experience investing in and managing commercial real estate. Below is a short description of the background of each of our directors. See the "Management -- Executive Officers and Directors" section on page 31 of this prospectus for a more detailed description of the background and experience of each of our directors.

     . Leo F. Wells, III - President of the Wells REIT and founder of Wells Real Estate Funds in 1985 and has been involved in real estate sales, management and brokerage services for over 27 years;

     . Douglas P. Williams - Executive Vice President, Secretary and Treasurer of the Wells REIT and former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services;

     . John L. Bell - Former owner and Chairman of Bell-Mann, Inc., the largest flooring contractor in the Southeast;

     . Richard W. Carpenter - President and a director of Realmark Holdings Corp., a residential and commercial real estate developer;

     . Bud Carter - Former broadcast news director and anchorman and current Senior Vice President for The Executive Committee, an organization established to aid corporate presidents and CEOs;

     . William H. Keogler, Jr. - Founder and former executive officer and director of Keogler, Morgan & Company, Inc., a full service brokerage firm;

     .    Donald S. Moss - Former executive officer of Avon Products, Inc.;

     . Walter W. Sessoms - Former executive officer of BellSouth Telecommunications, Inc.; and

     . Neil H. Strickland - Founder of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers.

--------------------------------------------------------------------------------

Q:   Will I be notified of how my investment is doing?

A: You will receive periodic updates on the performance of your investment with us, including:

     .    Four detailed quarterly dividend reports;

     .    Three quarterly financial reports;

     .    An annual report; and

     .    An annual IRS Form 1099.

--------------------------------------------------------------------------------

Q:   When will I get my detailed tax information?

A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.

--------------------------------------------------------------------------------

Q:   Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                         Investor Services Department
                              Wells Capital, Inc.
                                   Suite 250
                           6200 The Corners Parkway
                            Norcross, Georgia 30092
                       (800) 448-1010 or (770) 449-7800
                               www.wellsref.com

                              Prospectus Summary


         This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the Wells REIT. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

   Wells Real Estate Investment Trust, Inc.

         Wells Real Estate Investment Trust, Inc. is a REIT that owns net leased commercial real estate properties. We currently own interests in 26 commercial real estate properties located in 15 states. Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Our telephone number outside the State of Georgia is 800-448-1010 (770-449-7800 in Georgia). We refer to Wells Real Estate Investment Trust, Inc. as the Wells REIT in this prospectus.

   Our Advisor

         Our advisor is Wells Capital, Inc., which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Wells Capital, Inc. as Wells Capital in this prospectus.

   Our Management

         Our board of directors must approve each real property acquisition proposed by Wells Capital, as well as certain other matters set forth in our articles of incorporation. We have nine members on our board of directors. Seven of the directors are independent of Wells Capital and have responsibility for reviewing its performance. Our directors are elected annually by the shareholders.

   Our REIT Status

         As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income for years prior to 2001 and at least 90% of their taxable income for all future years beginning with the year 2001. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

   Summary Risk Factors

         Following are the most significant risks relating to your investment:

         . There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time trying to sell your shares.

         . You must rely on Wells Capital, our advisor, for the day-to-day management of our business and the selection of our real estate properties.

         . To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any shareholder from owning more than 9.8% of our outstanding shares.

         . We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our shareholders.

         . You will not have preemptive rights as a shareholder so any shares we issue in the future may dilute your interest in the Wells REIT.

         .     We will pay significant fees to Wells Capital and its affiliates.

         . Real estate investments are subject to cyclical trends which are out of our control.

         . You will not have an opportunity to evaluate all of the properties that will be in our portfolio prior to investing.

         . Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts.

         . Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

         . The vote of shareholders owning at least a majority of the shares will bind all of the shareholders as to certain matters such as the election of directors and amendment of our articles of incorporation.

         . If we do not obtain listing of the shares on a national exchange by January 30, 2008, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our shareholders.

         . Our advisor will face various conflicts of interest resulting from its activities with affiliated entities.

         Before you invest in the Wells REIT, you should see the complete discussion of the "Risk Factors" beginning on page 16 of this prospectus.

   Description of Properties

         Please refer to the "Description of Properties" section of this prospectus for a description of the real estate properties we have purchased to date and the various real estate loans we have outstanding. Wells Capital is currently evaluating additional potential property acquisitions. When we either acquire a property or believe that there is a reasonable probability that we will acquire a particular property, we will provide a supplement to this prospectus to describe the property. You should not assume that we will actually acquire any property that we describe in a supplement as a reasonable probability acquisition because one or more contingencies to the purchase may prevent the acquisition.

Estimated Use of Proceeds of Offering

     We anticipate that we will invest at least 84% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

Investment Objectives

     Our investment objectives are:

     .    to maximize cash dividends paid to you;

     .    to preserve, protect and return your capital contribution;

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the cash to you.

We may only change these investment objectives upon a majority vote of the shareholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

     Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

     . Wells Capital will have to allocate its time between the Wells REIT and other real estate programs and activities in which it is involved;

     . Wells Capital must determine which Wells program or other entity should enter into a joint venture with the Wells REIT for the acquisition and operation of specific properties;

     . Wells Capital may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

     . Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page 51 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

     The following chart shows the ownership structure of the various Wells entities that are affiliated with Wells Capital.

                         -----------------------------
                               LEO F. WELLS, III
                                  (President)
                         -----------------------------

                                        100%

           --------------------------------------------------------

                        Wells Real Estate Funds, Inc.

           --------------------------------------------------------

             100%               100%                          100%

     ---------------     ----------------------            ----------------
          Wells
       Management                Wells                      Wells Capital,
        Company,               Investment                        Inc.
          Inc.              Securities, Inc.                  (Advisor)
        (Property           (Dealer Manager)
        Manager)
     ---------------     ----------------------            ----------------

             100%                                                   Advisory
                                                                    Agreement

     ---------------                                       ----------------
          Wells
       Development                                            Wells REIT
       Corporation
     ---------------                                       ----------------


Prior Offering Summary

     Wells Capital and its affiliates have previously sponsored 13 publicly offered real estate limited partnerships and the Wells REIT on an unspecified property or "blind pool" basis. As of September 30, 2000, they have raised approximately $567,927,422 from approximately 36,868 investors in these 14 public real estate programs. The "Prior Performance Summary" on page 114 of this prospectus contains a discussion of the Wells programs sponsored to date. Certain statistical data relating to the Wells programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

The Offering

     We are offering up to 125,000,000 shares to the public at $10 per share. We are also offering up to 10,000,000 shares pursuant to our dividend reinvestment plan at $10 per share, and up to 5,000,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

Terms of the Offering

     We will begin selling shares in this offering upon the effective date of this prospectus, and this offering will terminate on or before December 19, 2002. However, we may terminate this offering at any time prior to such termination date. We will hold your investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses. We generally admit shareholders to the Wells REIT on a daily basis.

Compensation to Wells Capital

     Wells Capital and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

-------------------------------------------------------------------------------------------------
                                                                                Estimated $$
                                                                                Amount for
                                                                                Maximum Offering
                                                                                (135,000,000
        Type of Compensation                 Form of Compensation               shares)
-------------------------------------------------------------------------------------------------
                                         Offering Stage
-------------------------------------------------------------------------------------------------
     Sales Commissions                  7.0% of gross offering proceeds         $94,500,000
-------------------------------------------------------------------------------------------------
     Dealer Manager Fee                 2.5% of gross offering proceeds         $33,750,000
-------------------------------------------------------------------------------------------------
     Offering Expenses                  3.0% of gross offering proceeds         $18,600,000
-------------------------------------------------------------------------------------------------
                                Acquisition and Development Stage
-------------------------------------------------------------------------------------------------
     Acquisition and                    3.0% of gross offering proceeds         $40,500,000
     Advisory Fees
-------------------------------------------------------------------------------------------------
     Acquisition Expenses               0.5% of gross offering proceeds         $ 6,750,000
-------------------------------------------------------------------------------------------------
                                        Operational Stage
-------------------------------------------------------------------------------------------------
     Property Management and            4.5% of gross revenues                  N/A
     Leasing Fees
-------------------------------------------------------------------------------------------------
     Initial Lease-Up Fee for           Competitive fee for geographic          N/A
     Newly Constructed Property         location of property based on a
                                        survey of brokers and agents
                                        (customarily equal to the first
                                        month's rent)
-------------------------------------------------------------------------------------------------
     Real Estate Commission             3.0% of contract price for properties   N/A
                                        sold after investors receive a return
                                        of capital plus an 8.0% return on
                                        capital

-------------------------------------------------------------------------------------------------
     Subordinated Participation in      10.0% of remaining amounts of net       N/A
     Net Sale Proceeds (Payable         sale proceeds after return of capital
     Only if the Wells REIT is not      plus payment to investors of an 8.0%
     Listed on an exchange)             cumulative non-compounded return on
                                        the capital contributed by investors
-------------------------------------------------------------------------------------------------
     Subordinated Incentive Listing     10.0% of the amount by which the        N/A
     Fee (Payable only if the Wells     adjusted market value of the Wells
     REIT is listed on an exchange)     REIT exceeds the aggregate capital
                                        contributions contributed by
                                        investors
-------------------------------------------------------------------------------------------------

         There are many additional conditions and restrictions on the amount of compensation Wells Capital and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Wells Capital may receive. For a more detailed explanation of these fees and expenses payable to Wells Capital and its affiliates, please see the "Management Compensation" section of this prospectus on page 46.

Dividend Policy

         In order to remain qualified as a REIT, we are required to distribute 95% of our annual taxable income to our shareholders in all years prior to 2001 and 90% of our annual taxable income for all future years beginning with the year 2001. We have paid dividends to our shareholders at least quarterly since the first quarter after we commenced operations on June 5, 1998. We calculate our quarterly dividends based upon daily record and dividend declaration dates so investors will be entitled to dividends immediately upon purchasing shares. We expect to pay dividends to you on a quarterly basis.

Listing

         We anticipate listing our shares on a national securities exchange on or before January 30, 2008. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets.

Dividend Reinvestment Plan

         You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of the Wells REIT. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon 10 days notice to you. (See "Description of Shares -- Dividend Reinvestment Plan.")

Share Redemption Program

         We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of (1) $10 per share, or (2) the price you actually paid for your shares. The board of directors reserves the right to reject any request for redemption of shares or to amend or terminate the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed on a national exchange. (See "Description of Shares -- Share Redemption Program.")

Wells Operating Partnership, L.P.

         We own all of our real estate properties through Wells Operating Partnership, L.P. (Wells OP), our operating partnership. We are the sole general partner of Wells OP. Wells Capital is currently the only limited partner based on its initial contribution of $200,000. Our ownership of properties in Wells OP is referred to as an "UPREIT." The UPREIT structure allows us to acquire real estate properties in exchange for limited partnership units in Wells OP. This structure will also allow sellers of properties to transfer their properties to Wells OP in exchange for units of Wells OP and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP. The holders of units in Wells OP may have their units redeemed for cash under certain circumstances. (See "The Operating Partnership Agreement.")

ERISA Considerations

         The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Shares

General
-------

         Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

Shareholder Voting Rights and Limitations
-----------------------------------------

         We hold annual meetings of our shareholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

Restriction on Share Ownership
------------------------------

         Our articles of incorporation contain a restriction on ownership of the shares that prevents one person from owning more than 9.8% of the outstanding shares. (See "Description of Shares -- Restriction on Ownership of Shares.") These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code.

         For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus on page 142.

                                 Risk Factors

         Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

Investment Risks

         Marketability Risk

         There is no public trading market for your shares.

         There is no current public market for the shares and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment. See "Description of Shares - Share Redemption Program" for a description of our share redemption program.

         Management Risks

         You must rely on Wells Capital for selection of properties.

         Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Wells Capital, our advisor, in the acquisition of real estate properties, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Wells Capital and the oversight of the board of directors.

         We depend on key personnel.

         Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, Michael C. Berndt and Allen G. Delenick, each of whom would be difficult to replace. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

         Conflicts of Interest Risks

         Wells Capital will face conflicts of interest relating to time management.

         Wells Capital and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the Wells REIT. Because Wells Capital and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. (See "Conflicts of Interest.")

         Wells Capital will face conflicts of interest relating to the purchase and leasing of properties.

         We may be buying properties at the same time as one or more of the other Wells programs are buying properties. There is a risk that Wells Capital will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See "Conflicts of Interest.")

         Wells Capital will face conflicts of interest relating to joint ventures with affiliates.

         We have entered into joint ventures in the past and are likely to continue in the future to enter into joint ventures with other Wells programs for the acquisition, development or improvement of properties, including Wells Real Estate Fund XII, L.P. (Wells Fund XII) or Wells Real Estate Fund XIII, L.P. (Wells Fund XIII). We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

         . the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

         . that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

         . that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

         Affiliates of Wells Capital are currently sponsoring a public offering on behalf of Wells Fund XII and are currently in the process of registering a public offering on behalf of Wells Fund XIII, both of which are or will be unspecified property real estate programs. (See "Prior Performance Summary.") In the event that we enter into a joint venture with Wells Fund XII, Wells Fund XIII or any other Wells program or joint venture, we may face certain additional risks and potential conflicts of interest. For example, Wells Fund XII, Wells Fund XIII and the other Wells public limited partnerships will never have an active trading market. Therefore, if we become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January 30, 2008, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between the Wells REIT and another Wells program may be required to sell its properties at such time. The Wells program we have entered into a joint venture with may not desire to sell the properties at that time. Although the terms of any joint venture agreement between the Wells REIT and another Wells program would grant the other Wells program a right of first refusal to buy such properties, it is unlikely that they would have sufficient funds to exercise the right of first refusal under these circumstances.

         Under certain joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Wells Capital, certain conflicts of interest will exist. (See "Conflicts of Interest -- Joint Ventures with Affiliates of Wells Capital.")

         General Investment Risks

         Maryland Corporation Law may prevent a business combination involving the Wells REIT.

         Provisions of Maryland Corporation Law applicable to us prohibit business combinations with:

         . any person who beneficially owns 10% or more of the voting power of our outstanding shares;

         . any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (interested shareholder); or

         .     an affiliate of an interested shareholder.

         These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in your best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder. (See "Description of Shares -- Business Combinations.")

         A limit on the number of shares a person may own may discourage a takeover.

         Our articles of incorporation restrict ownership by one person to no more than 9.8% of the outstanding shares. This restriction may discourage a change of control of the Wells REIT and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of the Wells REIT. (See "Description of Shares -- Restriction on Ownership of Shares.")

         You are bound by the majority vote on matters on which you are entitled to vote.

         You may vote on certain matters at any annual or special meeting of shareholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the shareholders even if you do not vote with the majority on any such matter.

         You are limited in your ability to sell your shares pursuant to the share redemption program.

         Even though our share redemption program provides you with the opportunity to redeem your shares for $10 per share (or the price you paid for the shares, if lower than $10) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, or
(2) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase shares of the Wells REIT, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Description of Shares - Share Redemption Program.")

         We established the offering price on an arbitrary basis.

         Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares.

         Your interest in the Wells REIT may be diluted if we issue additional shares.

         Existing shareholders and potential investors in this offering do not have preemptive rights to any shares issued by the Wells REIT in the future. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into shares, (3) issue shares in a private offering of securities to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to our independent directors or employees of Wells Capital and Wells Management or the warrants issued and to be issued to participating broker-dealers or our independent directors, or (5) issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from Wells OP, existing shareholders and investors purchasing shares in this offering may experience dilution of their equity investment in the Wells REIT.

         Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution.

         Wells Capital and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to shareholders. (See "Management Compensation.")

         The availability and timing of cash dividends is uncertain.

         We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to the shareholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

         We are uncertain of our sources for funding of future capital needs.

         Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Real Estate Risks

         General Real Estate RisksReal Estate Risks

         Your investment will be affected by adverse economic and regulatory changes.

         We will be subject to risks generally incident to the ownership of real estate, including:

         .     changes in general economic or local conditions;

         . changes in supply of or demand for similar or competing properties in an area;

         . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

         .     changes in tax, real estate, environmental and zoning laws; and

         .     periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

         A property that incurs a vacancy could be difficult to sell or re-lease.

         A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Most of our properties are specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

         We are dependent on tenants for our revenue.

         Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependant on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet the mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

         We rely on certain tenants.

         Motorola, Inc and Marconi Data Systems, Inc. are two of the major tenants in properties which we currently own. In the aggregate, rental income from these two tenants represents approximately 27.9% of our total gross rental revenues. Rental income from Motorola, Inc. represents approximately

18.0% of our gross rental revenues and rental income from Marconi Data Systems, Inc. represents approximately 9.9% of our gross rental revenues. The revenues generated by the properties these two tenants occupy are substantially reliant upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency or a general downturn in the business of either of these tenants may result in the failure or delay of such tenant's rental payments which may have a substantial adverse effect on our financial performance. (See "Description of Properties" and "Management's Discussion and Analysis of Financial Condition and Results of Operations.")

         We may not have funding for future tenant improvements.

         When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that we will have any sources of funding available to us for such purposes in the future.

         Uninsured losses relating to real property may adversely affect your returns.

         Wells Capital will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

         Development and construction of properties may result in delays and increased costs and risks.

         We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

         If we contract with Wells Development Corporation for newly developed property, we cannot guarantee that our earnest money deposit made to Wells Development Corporation will be fully refunded.

         We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates, to acquire real property from Wells Development Corporation (Wells Development), an affiliate of Wells Capital. Properties acquired from Wells Development may be either existing income-producing properties or properties to be developed or under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Wells Development, we anticipate we will be required to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by us, Wells Development typically will not have acquired title to any real property. Wells Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with a tenant to lease the property upon its completion. We may enter into such a contract with Wells Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Wells Development, and will be entitled to a refund of our earnest money, in the following circumstances:

         .     Wells Development fails to develop the property;

         . the tenant fails to take possession under its lease for any reason; or

         . we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

         The obligation of Wells Development to refund our earnest money is unsecured, and it is unlikely that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Wells Development is an entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to us under these circumstances will be guaranteed by Wells Management Company, Inc., an affiliated entity (Wells Management), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees. Therefore, we cannot assure you that Wells Management would be able to refund all of our earnest money deposit in a lump sum. If we were forced to collect our earnest money deposit by enforcing the guaranty of Wells Management, we will likely be required to accept installment payments over time payable out of the revenues of Wells Management's property management and leasing operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. (See "Investment Objectives and Criteria -- Acquisition of Properties from Wells Development Corporation.")

         Competition for investments may increase costs and reduce returns.

         We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

         Delays in acquisitions of properties may have adverse effects on your investment.

         Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties.

         Uncertain market conditions and the broad discretion of Wells Capital relating to the future disposition of properties could adversely affect the return on your investment.

         We generally will hold the various real properties in which we invest until such time as Wells Capital determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Wells Capital, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of the Wells REIT if we do not list the shares by January 30, 2008. We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

         Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Wells REIT and, consequently, amounts available for distribution to you.

         Financing Risks

         If we fail to make our debt payments, we could lose our investment in a property.

         Loans obtained to fund property acquisitions will generally be secured by first priority mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and the dividends payable to shareholders to be reduced. (See "Description of Properties -- Real Estate Loans.")

         Lenders may require us to enter into restrictive covenants relating to our operations.

         In connection with obtaining certain financing, a lender could impose restrictions on us which affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Wells Capital as our advisor or impose other limitations.

         If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

         Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. We may finance more properties in this manner. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Federal Income Tax Risks

         Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

         If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

         Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

         Legislative or regulatory action could adversely affect investors.

         In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of the Wells REIT. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

Retirement Plan Risks

         There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

         If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Wells REIT, you should satisfy yourself that:

         . your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

         . your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

         . your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

         .     your investment will not impair the liquidity of the plan or IRA;

         . your investment will not produce "unrelated business taxable income" for the plan or IRA;

         . you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

         . your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "ERISA Considerations" section of this prospectus on page 139.

                             Suitability Standards

         The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

         In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

         .     a net worth of at least $150,000; or

         . a gross annual income of at least $45,000 and a net worth, excluding the value of a purchaser's home, furnishings and automobiles of at least $45,000.

         The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of the Wells REIT will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

         The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

         Except in the states of Maine, Minnesota, Nebraska and Washington, if you have satisfied the minimum purchase requirements and have purchased units in other Wells programs or units or shares in other public real estate programs, you may purchase less than the minimum number of shares set forth above, but in no event less than 2.5 shares ($25). After you have purchased the minimum investment, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases made by residents of Maine and Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases of shares pursuant to the dividend reinvestment plan of the Wells REIT or reinvestment plans of other public real estate programs, which may be in lesser amounts.

         Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

         Arizona, Iowa, Massachusetts, Missouri, North Carolina and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

         Maine - Investors must have either (1) a net worth of at least $200,000, or (2) gross annual income of $50,000 and a net worth of at least $50,000.

         Michigan, Ohio, Oregon and Pennsylvania - In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in the Wells REIT.

         Missouri - Investors must have either (1) a net worth of at least $250,000, or (2) gross annual income of $75,000 and a net worth of at least $75,000.

         New Hampshire - Investors must have either (1) a net worth of at least $250,000, or (2) taxable income of $50,000 and a net worth of at least $125,000.

         In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of the Wells REIT are an appropriate investment for those of you who become investors. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

                           Estimated Use of Proceeds

         The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell 62,000,000 shares and 135,000,000 shares, respectively, pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining up to 16.0% will be used for working capital and to pay expenses and fees including the payment of fees to Wells Capital, our advisor, and Wells Investment Securities, our Dealer Manager.

                                                              62,000,000 Shares      135,000,000 Shares
                                                              -----------------      ------------------

                                                             Amount(1)     Percent     Amount(2)     Percent
                                                             ---------     -------     ---------     -------
Gross Offering Proceeds                                      $620,000,000      100%  $1,350,000,000    100.0%
Less Public Offering Expenses:
 Selling Commissions and Dealer Manager Fee (3)                58,900,000      9.5%     128,250,000      9.5%
 Organization and Offering Expenses (4)                        18,600,000      3.0%      18,600,000      1.4%
                                                             ------------    -----   --------------    ------
Amount Available for Investment (5)                          $542,500,000     87.5%  $1,203,150,000     89.1%
Acquisition and Development:
 Acquisition and Advisory Fees (6)                             18,600,000      3.0%      40,500,000      3.0%
 Acquisition Expenses (7)                                       3,100,000      0.5%       6,750,000      0.5%
 Initial Working Capital Reserve (8)                                   (8)      --               (8)      --
                                                             ------------    -----   --------------    -----
Amount Invested in Properties (5)(9)                         $520,800,000     84.0%  $1,155,900,000     85.6%
                                                             ============    =====   ==============    =====

1. Assumes that an aggregate of $620,000,000 will be raised in this offering for purposes of illustrating the percentage of estimated organization and offering expenses at two different sales levels. See Note 4 below.

_________________________
(Footnotes to "Estimated Use of Proceeds")



2. Assumes the maximum offering is sold which includes 125,000,000 shares offered to the public at $10 per share and 10,000,000 shares offered pursuant to our dividend reinvestment plan at $10 per share. Excludes 5,000,000 shares to be issued upon exercise of the soliciting dealer warrants.

3. Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the advisor. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering attributable to the units sold by them and may reallow out of its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors as the volume of units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the "Plan of Distribution" section of this prospectus for a description of such provisions.

4. Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse Wells Capital, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. Wells Capital and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of gross offering proceeds without recourse against or reimbursement by the Wells REIT. We currently estimate that approximately $18,600,000 of organization and offering costs will be incurred if the maximum offering of 135,000,000 shares is sold.

5. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Wells REIT, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

6. Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay Wells Capital, as our advisor, acquisition and advisory fees up to a maximum amount of 3.0% of gross offering proceeds in connection with the acquisition of the real estate properties. Acquisition and advisory fees do not include acquisition expenses.

7. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties.

8. Because the vast majority of leases for the properties acquired by the Wells REIT will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real estate properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the Wells REIT from any sale or exchange of properties.

9. Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least approximately 84.0% of the proceeds received from the sale of shares will be used to acquire properties.

                                  Management

General

         We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. The articles of incorporation of the Wells REIT were reviewed and ratified by the board of directors, including the independent directors, at their initial meeting. This ratification by the board of directors was required by the NASAA Guidelines.

         Our articles of incorporation and bylaws provide that the number of directors of the Wells REIT may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. We currently have a total of nine directors. The articles of incorporation also provide that a majority of the directors must be independent directors. An "independent director" is a person who is not an officer or employee of the Wells REIT, Wells Capital or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of the nine current directors, seven of our directors are considered independent directors.

         Proposed transactions are often discussed before being brought to a final board vote. During these discussions, independent directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration when structuring transactions. Each director will serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

         Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. The term "cause" as used in this context is a term used in the Maryland Corporation Law. Since the Maryland Corporation Law does not define the term "cause," shareholders may not know exactly what actions by a director may be grounds for removal.

         Unless filled by a vote of the shareholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

         . in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, or

         . in the case of an independent director, by a vote of a majority of the remaining independent directors,

unless there are no remaining affiliated directors or independent directors, as the case may be. In such case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

         The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on Wells Capital. The board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

         Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

         The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with Wells Capital or its affiliates. The independent directors will also be responsible for reviewing the performance of Wells Capital and determining that the compensation to be paid to Wells Capital is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

         . the amount of the fee paid to Wells Capital in relation to the size, composition and performance of our investments;

         . the success of Wells Capital in generating appropriate investment opportunities;

         . rates charged to other REITs and other investors by advisors performing similar services;

         . additional revenues realized by Wells Capital and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

         . the quality and extent of service and advice furnished by Wells Capital and the performance of our investment portfolio; and

         . the quality of our portfolio relative to the investments generated by Wells Capital for its other clients.

         Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of Wells Capital, any director or any affiliate, or (2) any transaction between us and Wells Capital, any director or any affiliate.

Committees of the Board of Directors

         Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an Audit Committee and a Compensation Committee so that these important areas can be addressed in more depth than may be possible at a full board meeting.

         Audit Committee

         The Audit Committee meets on a regular basis at least three times a year. The Audit Committee members are Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland. The board of directors adopted our Audit Committee Charter at its quarterly board meeting held September 27, 2000. The Audit Committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process.

         Compensation Committee

         Our board of directors has also established a Compensation Committee to administer the 2000 Employee Stock Option Plan, as described below, which was approved by the shareholders at our annual shareholders meeting held June 28, 2000. The Compensation Committee is comprised of Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital, and to set the terms and conditions of such options in accordance with the 2000 Employee Stock Option Plan.

Executive Officers and Directors

         We have provided below certain information about our executive officers and directors.

Name                                  Position(s)                                                   Age
----                                  -----------                                                   ---
Leo F. Wells, III                     President and Director                                         56
Douglas P. Williams                   Executive Vice President, Secretary, Treasurer                 50
                                      and Director
John L. Bell                          Director                                                       60
Richard W. Carpenter                  Director                                                       63
Bud Carter                            Director                                                       62
William H. Keogler, Jr.               Director                                                       55
Donald S. Moss                        Director                                                       64
Walter W. Sessoms                     Director                                                       66
Neil H. Strickland                    Director                                                       64

         Leo F. Wells, III is the President and a director of the Wells REIT and the President, Treasurer and sole director of Wells Capital, our advisor. He is also the sole shareholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President, Treasurer and sole director of:

         .     Wells Management Company, Inc., our Property Manager;
         .     Wells Investment Securities, Inc., our Dealer Manager;
         .     Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and
         .     Wells Development Corporation, a company he organized in 1997 to develop real properties.

         Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

         Mr. Wells has over 27 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 26 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of September 30, 2000, these 26 real estate limited partnerships represented investments totaling approximately $313,562,916 from approximately 27,322 investors.

         Douglas P. Williams is the Executive Vice President, Secretary, Treasurer and a director of the Wells REIT. He is also a Senior Vice President of Wells Capital, our advisor, and is also a Vice President of:

         .     Wells Investment Securities, Inc., our Dealer Manager;
         .     Wells Real Estate Funds, Inc.; and
         .     Wells Advisors, Inc.

         Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc. ("ECC"), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including Corporate Accounting Manager, U.S. Operations, Division Controller, Americas Region and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

         Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. Williams received a bachelor of arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

         John L. Bell was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast from February 1971 to February 1996. Mr. Bell also served on the Board of Directors of Realty South Investors, a REIT traded on the American Stock Exchange, and was the founder and served as a director of both the Chattahoochee Bank and the Buckhead Bank. In 1997, Mr. Bell initiated and implemented a "Dealer Acquisition Plan" for Shaw Industries, Inc., a floor covering manufacturer and distributor, which plan included the acquisition of Bell-Mann.

         Mr. Bell currently serves on the Board of Directors of Electronic Commerce Systems, Inc. and the Cullasaja Club of Highlands, North Carolina. Mr. Bell is also extensively involved in buying and selling real estate both individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in accounting and marketing.

         Richard W. Carpenter served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. which was established primarily for investment in commercial real estate within the United States.

         Mr. Carpenter is currently President and director of Realmark Holdings Corp., a residential and commercial real estate developer, and has served in that position since October 1983. Mr. Carpenter is also a managing partner of Carpenter Properties, L.P., a real estate limited partnership. He is also President and director of Commonwealth Oil Refining Company, Inc., a position he has held since 1984.

         Mr. Carpenter previously served as Vice Chairman of the Board of Directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of The National Association of Real Estate Investment Trusts and served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

         Bud Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria

Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

         Mr. Carter currently serves as Senior Vice President for The Executive Committee, a 43-year old international organization established to aid presidents and CEOs to share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 7,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 14 noncompeting CEOs and presidents. Mr. Carter is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

         William H. Keogler, Jr. was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody & Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the Board of Directors and Chairman of the MFA Advisory Board for the Financial Service Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board of Directors, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded New York Stock Exchange company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

         Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

         Donald S. Moss was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

         Mr. Moss is currently a director of The Atlanta Athletic Club. He formerly was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

         Walter W. Sessoms was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997.

         Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army's Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration. He is a member of the Governor's Education Reform Commission.

         Neil H. Strickland was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

         Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Compensation of Directors

          We pay each of our independent directors $500 per month plus $125 for each board meeting he attends. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan and 500,000 shares for future issuance upon the exercise of warrants to be granted to the independent directors pursuant to our Independent Director Warrant Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of the Wells REIT, we do not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

         Our Independent Director Stock Option Plan (Director Option Plan) was approved by our shareholders at the annual shareholders meeting held June 16, 1999. We issued non-qualified stock options to purchase 2,500 shares (Initial Options) to each independent director pursuant to our Director

Option Plan. In addition, we issued options to purchase 1,000 shares to each independent director in connection with the 2000 annual meeting of stockholders and will continue to issue options to purchase 1,000 shares (Subsequent Options) to each independent director then in office on the date of each annual stockholder's meeting. The Initial Options and the Subsequent Options are collectively referred to as the "Director Options." Director Options may not be granted at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares. As of September 30, 2000, each independent director had been granted options to purchase a total of 3,500 shares under the Director Option Plan, of which 1,000 of those shares were exercisable. The exercise price for the Initial Options is $12.00 per share. The exercise price for the Subsequent Options is the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

         . the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national exchange;

         . the average of the high bid and low asked prices if the shares are quoted on NASDAQ;

         . the average of the last 10 sales made pursuant to a public offering if there is a current public offering and no market maker for the shares;

         . the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program if there is no current public offering; or

         . the price per share under the dividend reinvestment plan if there are no purchases under the share redemption program.

         One-fifth of the Initial Options were exercisable beginning on the date we granted them, one-fifth of the Initial Options became exercisable beginning in July 2000 and an additional one-fifth of the Initial Options will become exercisable on each anniversary of the date we granted them for a period of three years until 100% of the shares become exercisable. The Subsequent Options granted under the Director Option Plan will become exercisable on the second anniversary of the date we grant them.

         A total of 100,000 shares have been authorized and reserved for issuance under the Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which the Wells REIT is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Director Options. A corresponding adjustment to the exercise price of the Director Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised, but will change only the exercise price for each share.

         Options granted under the Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or
(3) three months following the date the independent director ceases to be a director for any reason other than death or disability, and may be exercised by payment of cash or through the delivery of common stock. Director Options granted under the Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Director Option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

         The independent directors may not sell pledge, assign or transfer their options other than by will or the laws of descent or distribution.

         Upon the dissolution or liquidation of the Wells REIT, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Director Option Plan will terminate, and any outstanding Director Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

         . for the assumption by the successor corporation of the Director Options granted or the replacement of the Director Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

         . for the continuance of the Director Option Plan and the Director Options by such successor corporation under the original terms; or

         . for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Independent Director Warrant Plan

         Our Independent Director Warrant Plan of the Wells REIT (Director Warrant Plan) was approved by our shareholders at the annual shareholders meeting held June 28, 2000. Our Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock (Warrants) to independent directors based on the number of shares of common stock that they purchase in the future. The purpose of the Director Warrant Plan is to encourage our independent directors to purchase shares of our common stock. Beginning on the effective date of the Director Warrant Plan and continuing until the earlier to occur of (1) the termination of the Director Warrant Plan by action of the board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange, each independent director will receive one Warrant for every 25 shares of common stock he purchases. The exercise price of the Warrants will be $12.00 per share.

         A total of 500,000 Warrants have been authorized and reserved for issuance under the Director Warrant Plan, each of which will be redeemable for one share of our common stock. Upon our dissolution or liquidation, or upon a reorganization, merger or consolidation, where we are not the surviving corporation, or upon our sale of all or substantially all of our properties, the Director Warrant Plan shall terminate, and any outstanding Warrants shall terminate and be forfeited; provided, however, that holders of Warrants may exercise any Warrants that are otherwise exercisable immediately prior to the effective date of the dissolution, liquidation, consolidation or merger. Notwithstanding the above, the board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives: (1) for the assumption by the successor corporation of the Warrants theretofore granted or the substitution by such corporation for such Warrants of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (2) for the continuance of the Director Warrant Plan by such successor corporation in which event the Director Warrant Plan and the Warrants shall continue in the manner and under the terms so provided; or (3) for the payment in cash or shares in lieu of and in complete satisfaction of such Warrants.

        No Warrant may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution. All Warrants exercised during the independent director's lifetime shall be exercised only by the independent director or his legal representative. Any transfer contrary to the Director Warrant Plan will nullify and render void the Warrant. Notwithstanding any other provisions of the Director Warrant Plan, Warrants granted under the Director Warrant Plan shall continue to be exercisable in the case of death or disability of the independent director for a period of one year after the death or disabling event, provided that the death or disabling event occurs while the person is an independent director. No Warrant issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

2000 Employee Stock Option Plan

         Our 2000 Employee Stock Option Plan of the Wells REIT (Employee Option
Plan) was approved by our shareholders at the annual shareholders meeting held June 28, 2000. Our Employee Option Plan is designed to enable Wells Capital and Wells Management to obtain or retain the services of employees considered essential to our long range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in the growth of the Wells REIT through ownership of our common stock.

        The Employee Option Plan provides for the formation of a Compensation Committee consisting of two or more of our independent directors. (See "Committees of the Board of Directors.") The Compensation Committee shall conduct the general administration of the Employee Option Plan. The Compensation Committee is authorized to grant "non-qualified" stock options (Employee Options) to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares have been authorized and reserved for issuance under the Employee Option Plan.

         The Compensation Committee shall set the term of the Employee Options in its discretion, although no Employee Option shall have a term greater than five years from the later of (i) the date our shares become listed on a national securities exchange, or (ii) the date the Employee Option is granted. The employee receiving Employee Options shall agree to remain in employment with his employer for a period of one year after the Employee Option is granted. The Compensation Committee shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

         In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

         Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also maintain a directors and officers liability insurance policy. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

         . an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

         . the director or officer actually received an improper personal benefit in money, property or services; or

         . with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

         This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

         In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that the directors, Wells Capital and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

         . the directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

         . the directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

         . in the case of affiliated directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

         . in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

         . the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

         We have agreed to indemnify and hold harmless Wells Capital and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

         The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to the Wells REIT and our shareholders against the officers and directors.

         The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, Wells Capital or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

         . there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         . a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

         Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

         . approves the settlement and finds that indemnification of the settlement and related costs should be made; or

         . dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

         The advisor of the Wells REIT is Wells Capital. Some of our officers and directors are also officers and directors of Wells Capital. Wells Capital has contractual responsibility to the Wells REIT and its stockholders pursuant to the advisory agreement.

         The directors and executive officers of Wells Capital are as follows:

                  Name                       Age              Position
                  ----                       ---              --------
         Leo F. Wells, III                   56               President, Treasurer and sole director
         Douglas P. Williams                 50               Senior Vice President and Assistant Secretary
         Stephen G. Franklin                 53               Senior Vice President
         Kim R. Comer                        45               Vice President
         Linda L. Carson                     57               Vice President
         Allen G. Delenick                   44               Vice President

         The backgrounds of Messrs. Wells and Williams are described in the "Management -- Executive Officers and Directors" section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

         Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in Management and Organizational Behavior, Human Resources Management and Entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

         In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal shareholder of Financial Service Corporation ("FSC"), an independent financial planning broker-dealer. Mr. Franklin and the other shareholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

         Kim R. Comer rejoined Wells Capital as National Vice President of Marketing in April 1997 after working for Wells Capital in similar capacities from January 1992 through September 1995. Mr. Comer currently serves as Vice President and Director of Customer Care Services. In prior positions with Wells Capital, he served as Vice President of Marketing for the southeast and northeast regions. Mr. Comer has over ten years experience in the securities industry and is a registered representative and financial principal with the NASD. Additionally, he has substantial financial experience including experience as controller and chief financial officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

         Linda L. Carson is a Vice President of Wells Capital. She is primarily responsible for fund, property and corporate accounting, SEC reporting and coordination of all audits by the independent public accountants. Ms. Carson also serves as Secretary of Wells Investment Securities, Inc., our Dealer Manager. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991 and assumed her current position in 1996. Prior to joining Wells Capital, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is also a member of the National Society of Accountants.

         Allen G. Delenick is a Vice President of Wells Capital. He is primarily responsible for identifying and analyzing properties for acquisition by conducting due diligence and preparing discounted cash flow analyses on potential acquisitions. Prior to joining Wells Capital in 1998, Mr. Delenick worked for Carter & Associates in Atlanta. In this capacity, he was responsible for project financings, development analysis, acquisitions and dispositions analysis, and occupancy cost analysis. Mr. Delenick previously worked for Portman Properties in Atlanta and Rosewood Properties in Dallas. His primary responsibilities included real estate financial analysis and acquisitions and development due diligence.

He graduated from Lehigh University with a B.S. in business and economics. Mr. Delenick also received an M.B.A. in finance and an M.S. in real estate from Southern Methodist University.

         Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by the Wells REIT.

The Advisory Agreement

         Many of the services to be performed by Wells Capital in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Wells Capital will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory agreement, Wells Capital undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, Wells Capital, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

         . find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

         . structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

         . acquire properties on our behalf in compliance with our investment objectives and policies;

         .     arrange for financing and refinancing of properties; and

         . enter into leases and service contracts for the properties acquired.

         The term of the current advisory agreement ends on January 30, 2001 and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

         . immediately by us for "cause" or upon the bankruptcy of Wells Capital or a material breach of the advisory agreement by Wells Capital;

         . without cause by a majority of the independent directors of the Wells REIT or a majority of the directors of Wells Capital upon 60 days' written notice; or

         .     immediately with "good reason" by Wells Capital.

         "Good reason" is defined in the advisory agreement to mean either:

         . any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the advisory agreement; or

         . any material breach of the advisory agreement of any nature whatsoever by us.

         "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Wells Capital or a breach of the advisory agreement by Wells Capital.

         Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to the administration of the Wells REIT to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

         Wells Capital may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Wells Capital, subject at all times to such board approval.

         We will reimburse Wells Capital for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

         . organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by Wells Capital, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

         . the annual cost of goods and materials used by us and obtained from entities not affiliated with Wells Capital, including brokerage fees paid in connection with the purchase and sale of securities;

         . administrative services including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Wells Capital receives a separate fee; and

         . acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

         Wells Capital must reimburse us at least annually for reimbursements paid to Wells Capital in any year to the extent that such reimbursements to Wells Capital cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation or bad debts, or
(2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which are capitalized for tax and accounting purposes such as the acquisition and advisory fees payable to Wells Capital. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Wells Capital may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

         Wells Capital and its affiliates will be paid fees in connection with services provided to us. (See "Management Compensation.") In the event the advisory agreement is terminated, Wells Capital will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse Wells Capital or its affiliates for services for which Wells Capital or its affiliates are entitled to compensation in the form of a separate fee.

Shareholdings

         Wells Capital currently owns 20,000 limited partnership units of Wells OP, our operating partnership, for which it contributed $200,000 and which constitutes 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Wells Capital, also owns 100 shares of the Wells REIT, which it acquired upon the initial formation of the Wells REIT. (See "The Operating Partnership Agreement.") Any resale of the shares that Wells Capital currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares, Wells Capital has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Wells Capital has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

         Property Manager

         Our properties will be managed and leased initially by Wells Management Company, Inc. (Wells Management), our Property Manager. Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the President, Treasurer and sole director of Wells Management. (See "Conflicts of Interest.") The other principal officers of Wells Management are as follows:

         Name                      Age               Positions
         ----                      ---               ---------
         M. Scott Meadows          36                Senior Vice President and Secretary
         Michael C. Berndt         53                Vice President and Chief Investment Officer
         Michael L. Watson         55                Vice President

         The background of Mr. Wells is described in the "Management -- Executive Officers and Directors" section of this prospectus. Below is a brief description of the other executive officers of Wells Management.

         M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the acquisition, operation, management and disposition of real estate investments. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds the Real Property Administrator (RPA) designation of the Building Owners and Managers Institute International. He is currently completing the final phase to receive the Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

         Michael C. Berndt is a Vice President and Chief Investment Officer of Wells Management. He is primarily responsible for performing due diligence on properties for acquisition, reviewing all major leasing activities and development and being the primary contact for Wells Management's banks, attorneys, and outside accountants. Prior to joining Wells Management in 1996, Mr. Berndt held several positions with financial, investment and real estate organizations, including Ernst & Young (formerly Ernst & Ernst) and Roe, Martin & Neiman, Inc., a registered investment advisory firm. He also primarily served as in-house counsel and Senior Vice President of Acquisitions for Combined Equities, Inc. and President of Phoenix Financial Corporation, an NASD broker-dealer. He graduated from Samford University with a B.S. in Accounting. Mr. Berndt also received a J.D. from Cumberland Law School and an LL.M. in Taxation from New York University School of Law. Mr. Berndt is a licensed attorney in the State of Alabama and a Certified Public Accountant.

         Michael L. Watson is a Vice President of Wells Management. He is primarily responsible for overseeing construction and tenant improvement projects including design, engineering, and progress-monitoring functions. Prior to joining Wells Management in 1995, Mr. Watson was Senior Project Manager with Abrams Construction in Atlanta from 1982 to 1995. His primary responsibilities included supervising a variety of projects consisting of high-rise office buildings, military bases, state projects, and neighborhood shopping centers. He graduated from University of Miami with a B.S. in Civil Engineering.

         Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which Wells Capital and its affiliates operate or in which they own an interest. As of September 30, 2000, Wells Management was managing in excess of 4,293,000 square feet of office buildings and shopping centers. We will pay Wells Management property management and leasing fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

         In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

         Wells Management derives all of its income from its property management and leasing operations. For the fiscal year ended December 31, 1999, Wells Management reported $1,983,066 in gross operating revenues and $400,937 in net income.

         Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

         .     Wells Capital;

         .     Wells Management;

         .     partnerships organized by Wells Management and its affiliates;
               and

         . other persons or entities owning properties managed by Wells Management.

Wells Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

         The management fees to be paid to Wells Management will cover, without additional expense to the Wells REIT, the property manager's general overhead costs such as its expenses for rent and utilities.

         The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

         Dealer Manager

         Wells Investment Securities, Inc. (Wells Investment Securities), our Dealer Manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

         Wells Investment Securities will provide certain wholesaling, sales promotional and marketing assistance services to the Wells REIT in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Plan of Distribution" and "Management Compensation.")

         Wells Real Estate Funds, Inc. is the sole shareholder of Wells Investment Securities, and Mr. Wells is the President, Treasurer and sole director of Wells Investment Securities. (See "Conflicts of Interest.")

         IRA Custodian

         Wells Advisors, Inc. (Wells Advisors) was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of September 30, 2000, Wells Advisors was acting as the IRA custodian for in excess of $85,843,000 in Wells real estate program investments.

Management Decisions

         The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties will reside in Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, Michael C. Berndt and Allen G. Delenick. Wells Capital seeks to invest in commercial properties that satisfy our investment objectives, typically office buildings located in densely populated suburban markets in which the major tenant is a company with a net worth of in excess of $100,000,000. The board of directors must approve all acquisitions of real estate properties.

                            Management Compensation

         The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by the Wells REIT to Wells Capital and its affiliates.

Form of
Compensation                                                                         Estimated
and Entity                              Determination                                Maximum
Receiving                                 of Amount                                  Dollar Amount(1)
---------                                 ---------                                  ----------------
                                  Organizational and Offering Stage

Selling             Up to 7.0% of gross offering proceeds before reallowance         $94,500,000
Commissions -       of commissions earned by participating broker-dealers.
Wells Investment    Wells Investment Securities, our Dealer Manager, intends
Securities          to reallow 100% of commissions earned to participating
                    broker-dealers.

Dealer Manager      Up to 2.5% of gross offering proceeds before reallowance         $33,750,000
Fee - Wells         to participating broker-dealers. Wells Investment
Investment          Securities, in its sole discretion, may reallow a portion
Securities          of its dealer manager fee of up to 1.5% of the gross
                    offering proceeds to be paid to such participating
                    broker-dealers as a marketing fee and due diligence
                    expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers,
                    marketing support and bona fide conference fees incurred.

Reimbursement       Up to 3.0% of gross offering proceeds. All organization          $18,600,000
of Organization     and offering expenses (excluding selling commissions and
and Offering        the dealer manager fee) will be advanced by Wells Capital
Expenses - Wells    or its affiliates and reimbursed by the Wells REIT up to
Capital or its      3.0% of gross offering proceeds. We currently estimate
Affiliates          that approximately $18,600,000 of organization and
                    offering costs will be incurred if the maximum offering of
                    135,000,000 shares is sold.

                                 Acquisition and Development Stage

Acquisition and     Up to 3.0% of gross offering proceeds for the review and         $40,500,000
Advisory            evaluation of potential real property acquisitions.
Fees - Wells
Capital or its
Affiliates (2)

Reimbursement       Up to 0.5% of gross offering proceeds for reimbursement          $6,750,000
of Acquisition      of expenses related to real property acquisitions,
Expenses - Wells    such as legal fees, travel expenses, property appraisals,
Capital or its      title insurance premium expenses and other closing costs.
Affiliates (2)

                                          Operational Stage

Property            For the management and leasing of our properties, we will             Actual amounts
Management and      pay Wells Management, our Property Manager, property                  are dependent
Leasing Fees -      management and leasing fees equal to 4.5% of gross                    upon results of
Wells               revenues; provided, however, that aggregate property                  operations and
                    management and leasing fees payable to Wells                          therefore cannot
                    Management may not exceed the lesser of: (A) 4.5% of                  be determined at
                    gross revenues, or (B) 0.6% of the net asset value of the             the present time.
                    properties (excluding vacant properties) owned by the Wells
                    REIT, calculated on an annual basis.  For purposes of this calculation, net asset value shall be defined as the excess of
                    (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2)
                    the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less).  In addition, we may pay Wells Management a separate fee for the one-time
                    initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering
                    similar services in the same geographic area for similar
                    properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

Real Estate         In connection with the sale of properties, an amount not              Actual amounts
Commissions -       exceeding the lesser of: (A) 50% of the reasonable,                   are dependent
Wells Capital or    customary and competitive real estate brokerage                       upon results of
its Affiliates      commissions customarily paid for the sale of a                        operations and
                    comparable property in light of the size, type and location           therefore cannot
                    of the property, or (B) 3.0% of the contract price of each            be determined at
                    property sold, subordinated to distributions to                       the present time.
                    investors from sale proceeds of an amount which, together
                    with prior distributions to the investors, will equal (1)
                    100% of their capital contributions plus (2) an 8.0%
                    annual cumulative, noncompounded return on their net
                    capital contributions.

Subordinated        After investors have received a return of their net capital           Actual amounts
Participation in    contributions and an 8.0% per year cumulative,                        are dependent
Net Sale            noncompounded return, then Wells Capital is entitled to               upon results of
Proceeds - Wells    receive 10.0% of remaining net sale proceeds.                         operations and
Capital (3)                                                                               therefore cannot
                                                                                          be determined at
                                                                                          the present time.

Subordinated   Upon listing, a fee equal to 10.0% of the amount by which             Actual amounts
Incentive      (1) the market value of the outstanding stock of the Wells            are dependent
Listing Fee -  REIT plus distributions paid by the Wells REIT prior to               upon results of
Wells Capital  listing, exceeds (2) the sum of the total amount of capital           operations and
(4)(5)         raised from investors and the amount of cash flow                     therefore cannot
               necessary to generate an 8.0% per year cumulative,                    be determined at
               noncompounded return to investors.                                    the present time.

               The Wells REIT may not reimburse any entity for operating expenses in excess of the greater of 2% of our average invested assets or 25% of our net income for the year.

___________________________
(Footnotes to "Management Compensation")

1. The estimated maximum dollar amounts are based on the sale of a maximum of 125,000,000 shares to the public at $10 per share and the sale of 10,000,000 shares at $10 per share pursuant to our dividend reinvestment plan.

2. Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase, as required by the NASAA Guidelines.

3. The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Wells Capital are mutually exclusive of each other. In the event that the Wells REIT becomes listed and Wells Capital receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, Wells Capital shall not be entitled to any such participation in net sale proceeds.

4. If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

        . the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

        . the success of Wells Capital in generating opportunities that meet our investment objectives;

        . the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

        . additional revenues realized by Wells Capital through their relationship with us;

        .      the quality and extent of service and advice furnished by Wells
               Capital;

        . the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

        . the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

        The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Wells Capital than the current fee structure.

5. The market value of the outstanding stock of the Wells REIT will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange.

        We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Wells Capital as a result of the listing of the shares, we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

        In addition, Wells Capital and its affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Wells REIT. Wells Capital may be reimbursed for the administrative services necessary to the prudent operation of the Wells REIT provided that the reimbursement shall be at the lower of the advisor's actual cost or the amount the Wells REIT would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse Wells Capital or its affiliates for services for which they are entitled to compensation by way of a separate fee.

        Since Wells Capital and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Wells REIT such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, the advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Wells Capital is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management -- The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Wells Capital or its affiliates by reclassifying them under a different category.

                                Stock Ownership

        The following table shows, as of September 30, 2000, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

----------------------------------------------------------------------- ------------------------------------------
                                                                                Shares Beneficially Owned
----------------------------------------------------------------------- ------------------ -----------------------
                                                                             Shares              Percentage
----------------------------------------------------------------------- ------------------ -----------------------
Name and Address of Beneficial Owner
----------------------------------------------------------------------- ------------------ -----------------------
Leo F. Wells, III (1)                                                                 344                       *
6200 The Corners Parkway, Suite 250
Norcross, GA  30092
----------------------------------------------------------------------- ------------------ -----------------------
Douglas P. Williams (1)                                                               100                       *
6200 The Corners Parkway, Suite 250
Norcross, GA  30092
----------------------------------------------------------------------- ------------------ -----------------------

----------------------------------------------------------------------- ------------------------------------------
                                                                                Shares Beneficially Owned
----------------------------------------------------------------------- ------------------ -----------------------
                                                                             Shares              Percentage
----------------------------------------------------------------------- ------------------ -----------------------
John L. Bell (2)                                                                    1,000                       *
800 Mt. Vernon Highway, Suite 230
Atlanta, GA 30328
----------------------------------------------------------------------- ------------------ -----------------------
Richard W. Carpenter (2)                                                            1,000                       *
Realmark Holdings Corporation
P.O. Box 421669 (30342)
5570 Glenridge Drive
Atlanta, GA 30342
----------------------------------------------------------------------- ------------------ -----------------------
Bud Carter (2)                                                                      1,000                       *
The Executive Committee
100 Mount Shasta Lane
Alpharetta, GA 30022-5440
----------------------------------------------------------------------- ------------------ -----------------------
William H. Keogler, Jr. (2)                                                         1,000                       *
469 Atlanta Country Club Drive
Marietta, GA 30067
----------------------------------------------------------------------- ------------------ -----------------------
Donald S. Moss (2)                                                                 12,378                       *
114 Summerour Vale
Duluth, GA 30097
----------------------------------------------------------------------- ------------------ -----------------------
Walter W. Sessoms (2)                                                               3,761                       *
5995 River Chase Circle NW
Atlanta, GA 30328
----------------------------------------------------------------------- ------------------ -----------------------
Neil H. Strickland (2)                                                              1,000                       *
Strickland General Agency, Inc.
3109 Crossing Park
P.O. Box 129
Norcross, GA 30091
----------------------------------------------------------------------- ------------------ -----------------------
Northern Trust Co., Custodian for                                               2,230,262                   8.52%
Wayne County Employees'
Retirement System
Attn:  Laura Santiago
P.O. Box 92996
Chicago, IL 60675
----------------------------------------------------------------------- ------------------ -----------------------
Police & Fireman Retirement System                                              2,083,333                   7.96%
City of Detroit
Attn:  Ronald J. Stempin
908 Coleman A. Young Municipal Center
Detroit, MI 48226
----------------------------------------------------------------------- ------------------ -----------------------
All directors and executive officers                                               21,139                       *
as a group /(1)(3)/
----------------------------------------------------------------------- ------------------ -----------------------

*    Less than 1% of the outstanding common stock.

(1) Includes 100 shares owned by Wells Capital, which is a wholly-owned subsidiary of Wells Real Estate Funds, Inc. Messrs. Wells and Williams are both control persons of Wells Capital, and Mr. Wells is a control person of Wells Real Estate Funds, Inc. Mr. Williams disclaims beneficial ownership of the shares owned by Wells Capital.

(2) Includes options to purchase up to 1,000 shares of common stock, which are exercisable within 60 days of September 30, 2000.

(3) Includes options to purchase an aggregate of up to 7,000 shares of common stock, which are exercisable within 60 days of September 30, 2000.

                              Conflicts of Interest

          We are subject to various conflicts of interest arising out of our relationship with Wells Capital, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Wells Capital and its affiliates will be compensated by the Wells REIT. (See "Management Compensation.")

          The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

          Wells Capital and its affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of the Wells REIT, and we expect that they will organize other such partnerships in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations to the Wells REIT. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Wells REIT which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

          Wells Capital and its affiliates are currently sponsoring a real estate program known as Wells Real Estate Fund XII, L.P. (Wells Fund XII). The registration statement of Wells Fund XII was declared effective by the Securities and Exchange Commission (SEC) on March 22, 1999 for the offer and sale to the public of up to 7,000,000 units of limited partnership interest at a price of $10.00 per unit. In addition, the initial registration statement of Wells Real Estate Fund XIII, L.P. (Wells Fund XIII) was filed with the SEC on October 31, 2000 for the registration of up to 4,500,000 units of limited partnership interest at a price of $10 per unit. It is intended that the registration of Wells Fund XIII become effective immediately following the termination of the offering of Wells Fund XII, which will occur on or about March 21, 2001.

          As described in the "Prior Performance Summary," Wells Capital and its affiliates have sponsored the following 13 other public real estate programs with substantially identical investment objectives as those of the Wells REIT:

          1.      Wells Real Estate Fund I (Wells Fund I),
          2.      Wells Real Estate Fund II (Wells Fund II),
          3.      Wells Real Estate Fund II-OW (Wells Fund II-OW),
          4.      Wells Real Estate Fund III, L.P. (Wells Fund III),
          5.      Wells Real Estate Fund IV, L.P. (Wells Fund IV),
          6.      Wells Real Estate Fund V, L.P. (Wells Fund V),
          7.      Wells Real Estate Fund VI, L.P. (Wells Fund VI),
          8.      Wells Real Estate Fund VII, L.P. (Wells Fund VII),
          9.      Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),
          10.     Wells Real Estate Fund IX, L.P. (Wells Fund IX),
          11.     Wells Real Estate Fund X, L.P. (Wells Fund X),
          12.     Wells Real Estate Fund XI, L.P. (Wells Fund XI), and
          13.     Wells Real Estate Fund XII, L.P. (Wells Fund XII).

          In the event that the Wells REIT, or any other Wells program or other entity formed or managed by Wells Capital or its affiliates is in the market for similar properties, Wells Capital will review the investment portfolio of each such affiliated entity prior to making a decision as to which Wells program will purchase such properties. (See "Certain Conflict Resolution Procedures.")

         Wells Capital may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by the Wells REIT, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of Wells Capital and its Affiliates

          We rely on Wells Capital for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between the Wells REIT and other Wells programs and activities in which they are involved. (See "Risk Factors -- Investment Risks.") However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

          In addition to the real estate programs sponsored by Wells Capital and its affiliates discussed above, they are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index.

          Wells Capital or any of its affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the Wells REIT prior to closing or may purchase property in their own name and temporarily hold title for the Wells REIT provided that such property is purchased by the Wells REIT at a price no greater than the cost of such property, including acquisition and carrying costs, to Wells Capital or the affiliate. Further, Wells Capital or such affiliate may not have held title to any such property on our behalf for more than 12 months prior to the commencement of this offering; Wells Capital or its affiliates shall not sell property to the Wells REIT if the cost of the property exceeds the funds reasonably anticipated to be available for the Wells REIT to purchase any such property; and all profits and losses during the period any such property is held by the Wells REIT or its affiliates will accrue to the Wells REIT. In no event may the Wells REIT:

          .       loan funds to Wells Capital or any of its affiliates; or

          . enter into agreements with Wells Capital or its affiliates for the provision of insurance covering the Wells REIT or any of our properties.

Competition

          Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Wells programs are located. In such a case, a conflict could arise in the leasing of properties in the event that the Wells REIT and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that the Wells REIT and another Wells program were to attempt to sell similar properties at the same time. (See "Risk Factors -- Investment Risks"). Conflicts of interest may also exist at such time as the Wells REIT or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Wells Capital will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Wells Capital will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that Wells Capital may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

          Since Wells Investment Securities, our Dealer Manager, is an affiliate of Wells Capital, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

Affiliated Property Manager

          Since we anticipate that properties we acquire will be managed and leased by Wells Management, our Property Manager, we will not have the benefit of independent property management. (See "Management -- Affiliated Companies.")

Lack of Separate Representation

          Holland & Knight LLP is counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates in connection with this offering and may in the future act as counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Wells REIT and Wells Capital, Wells Investment Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Wells Capital

          We have entered into joint ventures with other Wells programs to acquire and own properties and are likely to enter into one or more joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria -- Joint Venture Investments.") Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the Wells REIT and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors -- Investment Risks.")

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

          A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Wells Capital and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Wells Capital and its affiliates relating to the sale of properties are subordinated to the return to the shareholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by the board of directors, Wells Capital has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Wells Capital may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Wells Capital and its affiliates regardless of the quality of the properties acquired or the services provided to the Wells REIT. (See "Management Compensation.")

          Every transaction we enter into with Wells Capital or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Wells Capital or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

          In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with Wells Capital and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

          . We will not accept goods or services from Wells Capital or its affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to the Wells REIT and on terms and conditions not less favorable to the Wells REIT than those available from unaffiliated third parties.

          . We will not purchase or lease properties in which Wells Capital or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price to the Wells REIT no greater than the cost of the property to Wells Capital or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Wells Capital or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to the Wells REIT.

          . We will not make any loans to Wells Capital or its affiliates or to our directors. In addition, Wells Capital and its affiliates will not make loans to us or to joint ventures in which we are a joint venture partner for the purpose of acquiring properties. Any loans made to us by Wells Capital or its affiliates or to our directors for other purposes must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to the Wells REIT than comparable loans between unaffiliated parties. Wells Capital and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Wells REIT or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management-- The Advisory Agreement" section of this prospectus.

          . In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by Wells Capital, for the Wells REIT and one or more other public or private entities affiliated with Wells Capital and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Wells Capital, subject to approval by the board of directors, shall examine, among others, the following factors:

                  .        the cash requirements of each program;

                  . the effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

                  . the policy of each program relating to leverage of properties;

                  .        the anticipated cash flow of each program;

                  . the income tax effects of the purchase of each program;

                  .        the size of the investment; and

                  . the amount of funds available to each program and the length of time such funds have been available for investment.

          If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Wells Capital, to be more appropriate for a program other than the program that committed to make the investment, Wells Capital may determine that another program affiliated with Wells Capital or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Wells Capital for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

                      Investment Objectives and Criteria

General

          We invest in commercial real estate properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

          .       to maximize cash dividends paid to you;

          .       to preserve, protect and return your capital contributions;

          . to realize growth in the value of our properties upon our ultimate sale of such properties; and

          . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the net proceeds from such sales to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of the shares.

          Decisions relating to the purchase or sale of properties will be made by Wells Capital, as our advisor, subject to approval by the board of directors. See "Management" for a description of the background and experience of the directors and executive officers.

Acquisition and Investment Policies

          We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high grade commercial office buildings, which are newly constructed, under construction, or which have been previously constructed and have operating histories. We are not limited to such investments, however. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities. We will primarily attempt to acquire commercial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy our standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.") The trend of Wells Capital and its affiliates in the most recently sponsored Wells programs, including the Wells REIT, has been to invest primarily in office buildings located in densely populated suburban markets. (See "Description of Properties" and "Prior Performance Summary.")

          We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to shareholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to shareholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

          We anticipate that a minimum of 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

          We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property.

          Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly in Wells OP (See "The Operating Partnership Agreement") or indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Wells Capital or other persons. (See "Joint Venture Investments" below.) In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See "Federal Income Tax Considerations -- Sale-Leaseback Transactions.")

          Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States.

          We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

          In making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, Wells Capital will have substantial discretion with respect to the selection of specific investments.

          Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

          .       plans and specifications;

          .       environmental reports;

          .       surveys;

          . evidence of marketable title subject to such liens and encumbrances as are acceptable to Wells Capital;

          . audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to shareholders; and

          .       title and liability insurance policies.

          We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

          We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Wells REIT a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

          In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

          In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

          .       changes in general economic or local conditions;

          . changes in supply of or demand for similar or competing properties in an area;

          . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

          .       changes in tax, real estate, environmental and zoning laws;

          . periods of high interest rates and tight money supply which may make the sale of properties more difficult;

          .       tenant turnover; and

          .       general overbuilding or excess supply in the market area.

Development and Construction of Properties

          We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. Wells Capital may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors -- Real Estate Risks.")

          We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly by the Wells REIT.

Acquisition of Properties from Wells Development Corporation

          Although we have rarely done so in the past, we may acquire properties, directly or through joint ventures with affiliated entities, from Wells Development Corporation (Wells Development), a corporation formed by Wells Management as a wholly-owned subsidiary for the purposes of (1) acquiring existing income-producing commercial real estate properties, and (2) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the Wells REIT or other Wells programs. In the case of properties to be developed by Wells Development and sold to the Wells REIT, we anticipate that Wells Development will:

          .       acquire a parcel of land;

          . enter into contracts for the construction and development of a commercial building thereon;

          . enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion; and

          . secure a financing commitment from a commercial bank or other institutional lender to finance the acquisition and development of the property.

          Contracts between Wells Development and the Wells REIT will generally provide for the Wells REIT to acquire the developed property upon its completion and upon the tenant taking possession under its lease.

          We will be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract.

          In the case of properties we acquire from Wells Development that have already been developed, Wells Development will be required to obtain an appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Wells Development which have not yet been constructed at the time of contracting, Wells Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

          We anticipate that Wells Development will use the earnest money deposit received from the Wells REIT upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Wells Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Wells Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Wells Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to the Wells REIT and other affiliates of Wells Capital.

          We may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We anticipate that we will be able to raise sufficient additional proceeds from the offering during the period between execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, the contract may also provide that we may elect to close the purchase of the property before the development has been completed, in which case we would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between the Wells REIT, directly or indirectly through a joint venture with an affiliate, and Wells Development for the purchase of property to be developed by Wells Development will provide that we will be obligated to purchase the property only if:

          . Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to our advisor; and

          . we have sufficient proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

          Wells Capital will not cause the Wells REIT to enter into a contract to acquire property from Wells Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Wells Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Wells Development. Because Wells Development is an entity without substantial assets or operations, however, Wells Development's obligation to refund our earnest money deposit will be guaranteed by Wells Management. See the "Management -- Affiliated Companies" section of this prospectus for a description of Wells Management.

          If Wells Management is required to make good on its guaranty, we may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, in which case we would more than likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "Risk Factors -- Real Estate Risks.")

Terms of Leases and Tenant Creditworthiness

          The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse the Wells REIT for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs, in addition to making its lease payments.

          Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities which have a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. As of September 30, 2000, approximately 75% of the aggregate gross rental income of the Wells REIT was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation having a net worth of at least $100,000,000.

          In an attempt to limit or avoid speculative purchases, to the extent possible, Wells Capital will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

          We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors -- Real Estate Risks.")

Joint Venture Investments

     We have entered into joint ventures in the past, and are likely to enter into joint ventures in the future with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. (See "Description of Properties -- Joint Ventures with Affiliates.") In this connection, we will likely enter into joint ventures with Wells Fund XII, Wells Fund XIII or other Wells programs. Wells Capital also has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. (See "Conflicts of Interest.") In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the Wells REIT. (See generally "Investment Objectives and Criteria.")

     At such time as Wells Capital believes that a reasonable probability exists that we will enter into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon Wells Capital's experience, in connection with the development of a property which is currently owned by a Wells program, this would normally occur upon the signing of legally binding purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

     We intend to enter into joint ventures with other Wells programs for the acquisition of properties, but we may only do so provided that:

     . a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to the Wells REIT;

     . the investment by the Wells REIT and such affiliate are on substantially the same terms and conditions; and

     . we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See "Conflicts of Interest -- Joint Ventures with Affiliates of Wells Capital.")

Borrowing Policies

     While we strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us. See "Description of Properties -- Real Estate Loans" for a description of our existing loans and the outstanding loan balances.

     Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. The NASAA Guidelines only limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to shareholders in our next quarterly report. However, under our articles of incorporation, we have a self-imposed limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of all of our properties. As of December 10, 2000, we had an aggregate debt leverage ratio of 10% of the value of our properties.

     By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors -- Real Estate Risks.") To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Wells Capital will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

     We may not borrow money from any of our directors or from Wells Capital and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to the Wells REIT than comparable loans between unaffiliated parties.

Disposition Policies

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

     .    the tenant has involuntarily liquidated;

     . in the judgment of Wells Capital, the value of a property might decline substantially;

     .    an opportunity has arisen to improve other properties;

     .    we can increase cash flow through the disposition of the property;

     .    the tenant is in default under the lease; or

     .    in our judgment, the sale of the property is in our best interests.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Considerations -- Failure to Qualify as a REIT.") The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

     If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq by January 30, 2008, our articles of incorporation require us to begin the sale of all of our properties and distribution of the net sale proceeds to you in liquidation of the Wells REIT. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

     Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds in accordance with various NASAA Guideline provisions. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of the shareholders. Unless the articles are amended, we will not:

     . invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

     . invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

     . make or invest in mortgage loans except in connection with a sale or other disposition of a property;

    . make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where the board of directors determines, and in all cases in which the transaction is with any of our directors or Wells Capital and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

    . make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Wells Capital or its affiliates;

    . make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

    . invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt exceeds 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Wells REIT would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

    . borrow in excess of 50% of the aggregate value of all properties owned by us, provided that we may borrow in excess of 50% of the value of an individual property;

    . engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause, means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

    . make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

    . issue equity securities on a deferred payment basis or other similar arrangement;

    . issue debt securities in the absence of adequate cash flow to cover debt service;

    .    issue equity securities which are non-voting or assessable;

    . issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

    . grant warrants or options to purchase shares to officers or affiliated directors or to Wells Capital or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

    . engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

     . invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

     . invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT; or

     .    lend money to Wells Capital or its affiliates.

     Wells Capital will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Wells Capital will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

Change in Investment Objectives and Limitations

     Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the independent directors, without the approval of the shareholders.

                           Description of Properties

General

     As of December 10, 2000, we had purchased interests in 26 real estate properties located in 15 states, all of which are leased to tenants on a triple-net basis. The cost of each of the properties will be depreciated for tax purposes over a 40 year period on a straight-line basis. We believe all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides certain additional information about these properties.

--------------------------------------------------------------------------------------------------------------------
                            Property           %       Purchase              Square      Annual          Lease
        Tenant              Location         Owned       Price                Feet        Rent         Expiration
--------------------------------------------------------------------------------------------------------------------
Motorola, Inc.          Plainfield, NJ       100%     $33,648,156           236,710     $3,324,428          10/2010
--------------------------------------------------------------------------------------------------------------------
Quest Software, Inc.    Irvine, CA          13.9%     $ 7,193,000            65,006     $1,287,119          12/2003
--------------------------------------------------------------------------------------------------------------------
Delphi Automotive       Troy, MI             100%     $19,800,000           107,152     $1,848,372          04/2007
Systems, LLC
--------------------------------------------------------------------------------------------------------------------
Avnet, Inc.             Tempe, AZ            100%     $13,250,000           132,070     $1,516,164          04/2010
--------------------------------------------------------------------------------------------------------------------
Siemens Automotive      Troy, MI              50%     $14,265,000            77,054     $1,309,918          08/2010
Corp.
--------------------------------------------------------------------------------------------------------------------
Motorola, Inc.          Tempe, AZ            100%     $16,000,000           133,225     $1,843,834          08/2005
--------------------------------------------------------------------------------------------------------------------
ASM Lithography, Inc.   Tempe, AZ            100%     $17,355,000            95,133     $1,927,788          06/2013
--------------------------------------------------------------------------------------------------------------------
Dial Corporation        Scottsdale, AZ       100%     $14,250,000           129,689     $1,387,672          08/2008
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                          Property           %       Purchase              Square       Annual         Lease
        Tenant                            Location         Owned       Price                Feet         Rent        Expiration
----------------------------------------------------------------------------------------------------------------------------------
Metris Direct, Inc.                   Tulsa, OK            100%     $12,700,000           101,100     $1,187,925          01/2010
----------------------------------------------------------------------------------------------------------------------------------
Cinemark USA, Inc./                   Plano, TX            100%     $21,800,000            66,024/    $1,366,491/         12/2009
The Coca Cola Co.                                                                          52,084     $1,302,100          11/2006
----------------------------------------------------------------------------------------------------------------------------------
The Gartner Group, Inc.               Ft. Myers, FL       56.8%     $ 8,320,000            62,400     $  790,642          12/2008
----------------------------------------------------------------------------------------------------------------------------------
Marconi Data Systems, Inc.            Wood Dale, IL        100%     $32,630,940           250,354     $2,838,952          11/2011
----------------------------------------------------------------------------------------------------------------------------------
Johnson Matthey, Inc.                 Tredyffrin            57%     $ 8,000,000           130,000     $ $789,750          06/2007
                                      Township, PA
----------------------------------------------------------------------------------------------------------------------------------
Alstom Power, Inc.(1)                 Richmond, VA         100%     $11,400,000           102,000     $1,183,731          07/2007
----------------------------------------------------------------------------------------------------------------------------------
Sprint Communications Company, L.P.   Leawood, KA         56.8%     $ 9,500,000            68,900     $  999,048          05/2007
----------------------------------------------------------------------------------------------------------------------------------
EYBL Cartex, Inc.                     Greenville, SC      56.8%     $ 5,085,000           169,510     $  508,530          02/2008
----------------------------------------------------------------------------------------------------------------------------------
Matsushita Avionics                   Lake Forest, CA      100%     $18,400,000           150,000     $1,830,000          01/2007
Systems Corporation(1)
----------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Cellular                 Harrisburg, PA       100%     $12,291,200            81,859     $1,416,221          11/2007
Telephone Corp.
----------------------------------------------------------------------------------------------------------------------------------
Pricewaterhouse-Coopers, LLP          Tampa, FL            100%     $21,127,854           130,091     $1,915,741          12/2008
----------------------------------------------------------------------------------------------------------------------------------
Fairchild Technologies U.S.A., Inc.   Fremont, CA         77.5%     $ 8,900,000            58,424     $  867,324          11/2004
----------------------------------------------------------------------------------------------------------------------------------
Cort Furniture Rental Corporation     Fountain Valley, CA 43.7%     $ 6,400,000            52,000     $  758,964          10/2003
----------------------------------------------------------------------------------------------------------------------------------
Iomega Corporation                    Ogden City, UT       3.7%     $ 5,025,000           108,000     $  659,868          07/2006
----------------------------------------------------------------------------------------------------------------------------------
ODS Technologies,                     Broomfield, CO       3.7%     $ 8,275,000            51,974     $  913,908          10/2001
L.P. and GAIAM, Inc.
----------------------------------------------------------------------------------------------------------------------------------
Ohmeda, Inc.                          Louisville, CO       3.7%     $10,325,000           106,750     $1,004,520          01/2005
----------------------------------------------------------------------------------------------------------------------------------
Alstom Power, Inc.                    Knoxville, TN        3.7%     $ 7,900,000            87,000     $1,106,520          12/2007
----------------------------------------------------------------------------------------------------------------------------------
Avaya, Inc.                           Oklahoma City, OK    3.7%     $ 5,504,276            55,017     $  508,383          01/2008
----------------------------------------------------------------------------------------------------------------------------------

(1) Includes the actual costs incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.

Joint Ventures with Affiliates

     The Wells Fund VIII-Fund IX-REIT Joint Venture

     Wells OP entered into a Joint Venture Agreement with the Fund VIII-IX Joint Venture known as the Wells Fund VIII-Fund IX-REIT Joint Venture (VIII-IX-REIT Joint Venture) for the purpose of the ownership, leasing, operation, sale and management of the Quest Building. The investment objectives of Wells Fund VIII and Wells Fund IX are substantially identical to our investment objectives.

     The Quest Building was originally purchased by the Fund VIII-IX Joint Venture in January 1997. On June 9, 2000, the Fund VIII-IX Joint Venture entered into a lease for the Quest Building with Quest Software, Inc. (Quest) and subsequently contributed the Quest Building to the VIII-IX-REIT Joint Venture as its capital contribution at an agreed upon value of $7,612,733. Wells OP is anticipated to contribute a total of approximately $1,250,000 as its capital contribution to the VIII-IX-REIT Joint Venture to fund the necessary tenant improvements required under the lease with Quest, leasing commissions and costs and expenses associated with the transfer of the Quest Building to the VIII-IX-REIT Joint Venture.

     The VIII-IX-REIT Joint Venture Agreement provides that all income, loss, profit, net cash flow, resale gain and sale proceeds of the VIII-IX-REIT Joint Venture are to be allocated and distributed between Wells OP, Wells Fund VIII and Wells Fund IX based upon their respective capital contributions to the joint venture. As of December 10, 2000, the joint venture partners of the VIII-IX-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

     -------------------------------------------------------------------
      Joint Venture Partner    Capital Contribution     Equity Interest
     -------------------------------------------------------------------
      Wells OP                      $1,230,826               13.9%
     -------------------------------------------------------------------
      Wells Fund VIII               $4,171,778               47.2%
     -------------------------------------------------------------------
      Wells Fund IX                 $3,440,955               38.9%
     -------------------------------------------------------------------

     The Wells Fund XII-REIT Joint Venture

     Wells Fund XII and Wells OP entered into a Joint Venture Partnership Agreement for the purpose of acquiring, owning, leasing, operating and managing real properties. The joint venture partnership is known as the Wells Fund XII-REIT Joint Venture Partnership (XII-REIT Joint Venture). The investment objectives of Wells Fund XII are substantially identical to our investment objectives.

     The XII-REIT Joint Venture Agreement provides that all income, loss, profit, net cash flow, resale gain and sale proceeds of the XII-REIT Joint Venture are to be allocated and distributed between Wells OP and Wells Fund XII based upon their respective capital contributions to the joint venture. As of December 10, 2000, the joint venture partners of the XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

     -------------------------------------------------------------------
      Joint Venture Partner    Capital Contribution     Equity Interest
     -------------------------------------------------------------------
      Wells OP                      $7,096,245               50.00%
     -------------------------------------------------------------------
      Wells Fund XII                $7,096,245               50.00%
     -------------------------------------------------------------------

     The XII-REIT Joint Venture owns the Siemens Building, which is described below.

     The Wells Fund XI-Fund XII-REIT Joint Venture

     Wells OP entered into an Amended and Restated Joint Venture Partnership Agreement with Wells Fund XI and Wells Fund XII for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties known as The Wells Fund XI-Fund XII-REIT Joint Venture (XI-XII-REIT Joint Venture). The XI-XII-REIT Joint Venture was originally formed on May 1, 1999 between Wells OP and Wells Fund XI. On June 21, 1999, Wells Fund XII was admitted to the XI-XII-REIT Joint Venture as a joint venture partner. The investment objectives of Wells Fund XI and Wells Fund XII are substantially identical to our investment objectives.

     The XI-XII-REIT Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the XI-XII-REIT Joint Venture will be allocated and distributed among Wells OP, Wells Fund XI and Wells Fund XII based on their respective capital contributions to the joint venture. As of December 10, 2000, the joint venture partners of the XI-XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

     -------------------------------------------------------------------
      Joint Venture Partner     Capital Contribution    Equity Interest
     -------------------------------------------------------------------
      Wells OP                       $ 17,641,211            56.77%
     -------------------------------------------------------------------
      Wells Fund XI                  $  8,131,351            26.17%
     -------------------------------------------------------------------
      Wells Fund XII                 $  5,300,000            17.06%
     -------------------------------------------------------------------

     The XI-XII-REIT Joint Venture owns the EYBL CarTex Building, the Sprint Building, the Johnson Matthey Building and the Gartner Building, which are described below.

     The Fund IX, Fund X, Fund XI and REIT Joint Venture

     Wells OP entered into an Amended and Restated Joint Venture Agreement with Wells Fund IX, Wells Fund X and Wells Fund XI, known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (IX-X-XI-REIT Joint Venture) for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. The IX-X-XI-REIT Joint Venture, formerly known as Fund IX and X Associates, was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X. On June 11, 1998, Wells OP and Wells Fund XI were admitted as joint venture partners to the IX-X-XI-REIT Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and Wells Fund XI are substantially identical to our investment objectives.

     The IX-X-XI-REIT Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the IX-X-XI-REIT Joint Venture will be allocated and distributed among Wells OP, Wells Fund IX, Wells Fund X and Wells Fund XI based on their respective capital contributions to the IX-X-XI-REIT Joint Venture. As of December 10, 2000, the joint venture partners of the IX-X-XI-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

     -------------------------------------------------------------------
      Joint Venture Partner     Capital Contribution    Equity Interest
     -------------------------------------------------------------------
      Wells OP                      $ 1,421,466               3.74%
     -------------------------------------------------------------------
      Wells Fund IX                 $14,833,708              39.00%
     -------------------------------------------------------------------
      Wells Fund X                  $18,420,162              48.43%
     -------------------------------------------------------------------
      Wells Fund XI                 $ 3,357,436               8.83%
     -------------------------------------------------------------------

     The IX-X-XI-REIT Joint Venture owns the Avaya Building, the Alstom Power Knoxville Building, the Ohmeda Building, the Interlocken Building and the Iomega Building, which are described below.

     The Fremont Joint Venture

     Wells OP entered into a Joint Venture Agreement known as Wells/Fremont Associates (Fremont Joint Venture) with Fund X and Fund XI Associates (X-XI Joint Venture), a joint venture between Wells Fund X and Wells Fund XI. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, the Fairchild Building.

     As of December 10, 2000, Wells OP had made total capital contributions to the Fremont Joint Venture of $6,983,110 and held an equity percentage interest in the Fremont Joint Venture of 77.50%, and the Fund X-XI Joint Venture had made total capital contributions to the Fremont Joint Venture of $2,000,000 and held an equity percentage interest in the Fremont Joint Venture of 22.50%.

     The Cort Joint Venture

     Wells OP entered into a Joint Venture Agreement with the X-XI Joint Venture known as Wells/Orange County Associates (Cort Joint Venture) for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, the Cort Furniture Building.

     As of December 10, 2000, Wells OP had made total capital contributions to the Cort Joint Venture of $2,871,430 and held an equity percentage interest in the Cort Joint Venture of 43.67%, and the Fund X-XI Joint Venture made total capital contributions to the Cort Joint Venture of $3,695,000 and held an equity percentage interest in the Cort Joint Venture of 56.33%.

     General Provisions of Joint Venture Agreements

     Wells OP is acting as the initial Administrative Venturer of the VIII-IX-REIT Joint Venture, the XII-REIT Joint Venture, the XI-XII-REIT Joint Venture, the IX-X-XI-REIT Joint Venture, the Fremont Joint Venture and the Cort Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of the other joint venture partners will be required for any major decision or any action which materially affects these joint ventures or their real property investments.

     The XII-REIT Joint Venture Agreement, the XI-XII-REIT Joint Venture Agreement and the IX-X-XI-REIT Joint Venture Agreement each allow any joint venture partner to make a buy/sell election upon receipt by any other joint venture partner of a bona fide third-party offer to purchase all or substantially all of the properties or the last remaining property of the respective joint venture. Upon receipt of notice of such third-party offer, each joint venture partner must elect within 30 days after receipt of the notice to either (1) purchase the entire interest of each venture partner that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (2) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

The Motorola Plainfield Building

     The Motorola Plainfield Building is a three-story office building containing approximately 236,710 rentable square feet on a 34.5 acre tract of land. Wells OP purchased the Motorola Plainfield Building on November 1, 2000 for a purchase price of $33,648,156. In consideration for a reduction of the purchase price and immediate occupancy of the Motorola Plainfield Building, Wells OP agreed to assume a liability in the amount of $424,760 in the form of a rental guaranty from Motorola, Inc. (Motorola) for the remainder of Motorola's previous lease. Construction of the Motorola Plainfield Building was completed in 1976.

     The Motorola Plainfield Building is located near Rutgers University in Middlesex County, partially in the Borough of South Plainfield and partially in the Township of Edison.

     The Motorola Plainfield Building is leased to Motorola. Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions, including software-enhanced wireless telephones, two-way radios and digital and analog systems and set-top terminals for broadband cable television operators.

     The initial term of the Motorola lease is ten years which commenced on November 1, 2000 and expires on October 31, 2010. Motorola has the right to extend the Motorola lease for two additional five-year periods of time for a base rent equal to the greater of (i) the last year's rent, or (ii) 95% of the then-current "fair market rental rate." The base rent payable for the initial lease term is as follows:

               --------------------------------------------
                Lease Years    Annual Rent    Monthly Rent
               --------------------------------------------
                 Years 1-5     $ 3,324,428     $ 277,036
               --------------------------------------------
                 Years 6-10    $ 3,557,819     $ 296,485
               --------------------------------------------

     The Motorola lease grants Motorola a right of first refusal to purchase the Motorola Plainfield Building if Wells OP attempts to sell the property during the term of the lease.

     Additionally, upon giving written notice to Wells OP, Motorola has an expansion right for an additional 143,000 rentable square feet. Upon completion of the expansion, the term of the Motorola lease shall be extended an additional ten years after Motorola occupies the expansion space. The base rent for the expansion space shall be determined by the construction costs and fees for the expansion. The base rent for the original building for the extended ten-year period shall be the greater of (i) the then-current base rent, or (ii) 95% of the then-current "fair market rental rate."

The Quest Building

     The Quest Building (formerly the Bake Parkway Building) is a two-story office building containing approximately 65,006 rentable square feet on a 4.4 acre tract of land in Irvine, California. Construction of the Quest Building was completed in 1984 and the building was refurbished in 1996. The VIII-IX Joint Venture purchased the Quest Building on January 10, 1997 for a purchase price of $7,193,000. On July 1, 2000, the VIII-IX Joint Venture contributed the Quest Building to the VIII-IX-REIT Joint Venture and was credited with making a capital contribution to the joint venture in the amount of $7,612,733. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.")

     The Quest Building is currently leased to Quest Software, Inc. (Quest). Quest is a publicly traded corporation that provides software database management and disaster recovery services for its clients. Quest was established in April 1987 to develop and market software products to help insure uninterrupted, high performance access to enterprise and custom computing applications and databases. Quest has organized their product offerings to target application development and deployment, performance and availability, and information delivery needs of the Oracle and other open systems markets. Quest has grown to more than 1,000 people worldwide and has more than 5,000 installed customer sites.

     The initial term of the lease is 42 months which commenced on June 9, 2000 and expires on December 31, 2003. The base rent payable for the initial six months of the lease was $326,700. The annual base rent payable for the remaining portion of the initial lease term is $1,287,119. Quest has the right to extend the lease for two additional one-year periods of time at an annual base rent of $1,365,126.

The Delphi Building

     The Delphi Building is a three-story office building containing approximately 107,152 rentable square feet on a 5.52 acre tract of land. Wells OP purchased the Delphi Building on June 29, 2000 for a purchase price of $19,800,000. Construction of the Delphi Building was completed in May 2000.

     The Delphi Building is located in Troy, Oakland County, Michigan, in the heart of what is generally called "Automation Alley."

     The Delphi Building is leased to Delphi Automotive Systems LLC (Delphi
LLC). Delphi LLC is a wholly-owned subsidiary of Delphi Automotive Systems Corporation (Delphi), formally the Automotive Components Group of General Motors, which was spun off from General Motors in May 1999. Delphi is the world's largest automotive components supplier and sells its products to almost every major manufacturer of light vehicles in the world.

     The initial term of the Delphi lease is seven years which commenced on May 1, 2000 and expires on April 30, 2007. Delphi LLC has the right to extend the Delphi lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The base rent payable for the initial lease term is as follows:

   ------------------------------------------------------------------------
     Lease Year                Annual Rent              Monthly Rent
   -------------------------------------------------------------------------
     Year 1                    $ 1,848,372              $ 154,031
   -------------------------------------------------------------------------
     Year 2                    $ 1,901,948              $ 158,496
   -------------------------------------------------------------------------
     Year 3                    $ 1,955,524              $ 162,960
   -------------------------------------------------------------------------
     Year 4                    $ 2,009,100              $ 167,425
   -------------------------------------------------------------------------
     Year 5                    $ 2,062,676              $ 171,890
   -------------------------------------------------------------------------
     Year 6                    $ 2,116,252              $ 176,354
   -------------------------------------------------------------------------
     Year 7                    $ 2,169,828              $ 180,819
   -------------------------------------------------------------------------

The Avnet Building

     The Avnet Building is a two-story office building containing approximately 132,070 rentable square feet on a 9.63 acre tract of land located in Tempe, Arizona. Wells OP purchased the Avnet Building on June 12, 2000 for a purchase price of $13,250,000. Construction of the Avnet Building was completed in April 2000.

     The Avnet Building is located on a 9.63 acre tract of land within the Arizona State University Research Park. The land upon which the Avnet Building is situated is subject to a long-term ground lease with Price-Elliott Research Park, Inc.

     The Avnet Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Avnet Building is leased to Avnet, Inc. (Avnet). Avnet is a Fortune 300 company and one of the world's largest industrial distributors of electronic components and computer products, including microprocessors, semi-conductors and electromechanical devices, serving customers in 60 countries. Additionally, Avnet distributes a variety of computer products to consumers and resellers. Avnet sells products of more than 100 of the world's leading component manufacturers to customers around the world.

     The initial term of the Avnet lease is ten years which commenced on May 1, 2000 and expires on April 30, 2010. Avnet has the right to extend the Avnet lease for two additional five-year periods of time. The yearly rent payable for the first three years of each extension period will be at the current fair market rental rate at the end of the preceding term. The yearly rent payable for the fourth and fifth years of each extension period will be the current fair market rental rate at the end of the preceding term multiplied by a factor of 1.093.

     The base rent payable for the initial lease term is as follows:

        --------------------------------------------------------------------
          Lease Years               Annual Rent              Monthly Rent
        --------------------------------------------------------------------
          Years 1-3                 $ 1,516,164              $ 126,347
        --------------------------------------------------------------------
          Years 4-6                 $ 1,657,479              $ 138,123
        --------------------------------------------------------------------
          Years 7-10                $ 1,812,000              $ 151,000
        --------------------------------------------------------------------

     Avnet has a right of first refusal to purchase the Avnet Building if Wells OP attempts to sell the Avnet Building during the term of the Avnet lease.

     Avnet also has an expansion option which allows Avnet the ability to expand the Avnet Building during the term of the Avnet lease. Wells OP has the option to undertake the expansion or allow Avnet to undertake the expansion at its own expense, subject to certain terms and conditions.

     The Avnet ground lease commenced on April 5, 1999 and expires on September 30, 2083. The ground lease payments required pursuant to the Avnet ground lease are as follows:

        --------------------------------------------------------------------
          Lease Years      Annual Rent
        --------------------------------------------------------------------
          Years  1-10      $ 230,777
        --------------------------------------------------------------------
          Years 11-20      $ 302,108
        --------------------------------------------------------------------
          Years 21-30      $ 390,223
        --------------------------------------------------------------------
          Years 31-40      10% of fair market value of land in year 30
        --------------------------------------------------------------------
          Years 41-50      Rent from year 45 plus 3% per year increase
        --------------------------------------------------------------------
          Years 51-60      Rent from year 55 plus 3% per year increase
        --------------------------------------------------------------------
          Years 61-70      10% of fair market value of land in Year 65
        --------------------------------------------------------------------
          Years 71-85      Rent from year 75 plus 3% per year increase
        --------------------------------------------------------------------

     Wells OP has the right to terminate the Avnet ground lease prior to the expiration of the 30/th/ year.

The Siemens Building

     The Siemens Building is a three-story office building containing approximately 77,054 rentable square feet on a 5.3 acre tract of land located in Troy, Michigan. The XII-REIT Joint Venture purchased the Siemens Building on May 10, 2000 for a purchase price of $14,265,000. The Siemens Building is located at 4685 Investment Drive in Troy Michigan in the heart of "Automation Alley."

     The Siemens Building is leased to Siemens Automotive Corporation (Siemens). Siemens is a subsidiary of Siemens Corporation USA, a domestic corporation which conducts the American operations of Siemens AG, the world's second largest manufacturer of electronic capital goods. Siemens, part of the worldwide Automotive Systems Group of Siemens AG, is a supplier of advanced electronic and electrical products and systems to automobile manufacturers.

     The initial term of the Siemens lease is ten years which commenced on March 3, 2000 and expires on August 31, 2010. Siemens has the right to extend the Siemens lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The base rent payable for the initial lease term is as follows:

      ------------------------------------------------------------------------
         Lease Year                Annual Rent              Monthly Rent
      ------------------------------------------------------------------------
         Year 1                    $ 1,309,918              $ 109,160
      ------------------------------------------------------------------------
         Year 2                    $ 1,342,281              $ 111,857
      ------------------------------------------------------------------------
         Year 3                    $ 1,374,643              $ 114,554
      ------------------------------------------------------------------------
         Year 4                    $ 1,407,006              $ 117,251
      ------------------------------------------------------------------------
         Year 5                    $ 1,439,369              $ 119,947
      ------------------------------------------------------------------------
         Year 6                    $ 1,471,731              $ 122,644
      ------------------------------------------------------------------------
         Year 7                    $ 1,504,094              $ 125,341
      ------------------------------------------------------------------------
         Year 8                    $ 1,536,457              $ 128,038
      ------------------------------------------------------------------------
         Year 9                    $ 1,568,819              $ 130,735
      ------------------------------------------------------------------------
         Year 10 and first 6       $ 1,601,182              $ 133,432
         months of Year 11
      ------------------------------------------------------------------------

     Siemens has a one-time right to cancel the Siemens lease effective after the 90th month of the lease term if Siemens (a) provides written notice of such cancellation on or before the last day of the 78th month, and (b) pays a cancellation fee to the XII-REIT Joint Venture currently calculated to be approximately $1,234,160.

The Motorola Tempe Building

     The Motorola Tempe Building is a two-story office building containing approximately 133,225 rentable square feet in Tempe, Arizona. Wells OP purchased the Motorola Tempe Building on March 29, 2000 for a purchase price of $16,000,000. Construction of the Motorola Tempe Building was completed in July 1998.

     The Motorola Tempe Building is located on a 12.44 acre tract of land at 8075 South River Parkway within the Arizona State University Research Park. The land upon which the Motorola Tempe Building is situated is subject to a long-term ground lease with Price-Elliott Research Park, Inc.

     The Motorola Tempe Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Motorola Tempe Building is leased to Motorola, Inc. (Motorola). The Motorola Tempe Building is occupied by Motorola's Satellite Communications Division (SATCOM). SATCOM is a worldwide developer and manufacturer of space and ground communications equipment and systems. SATCOM is the prime contractor for the Iridium System and is primarily engaged in computer design and development functions.

     The initial term of the Motorola lease is seven years which commenced on August 17, 1998 and expires on August 31, 2005. Motorola has the right to extend the Motorola lease for four additional five-year periods of time at the then-prevailing market rental rate. The rent payable under the Motorola lease, out of which Wells OP will be required to make the ground lease payments described below, is as follows:

         -------------------------------------------------------------------
          Lease Years          Annual Rent         Monthly Rent
         -------------------------------------------------------------------
          Years 1-4            $  1,843,834        $ 153,653
         -------------------------------------------------------------------
          Years 5-7            $  2,054,329        $ 171,194
         -------------------------------------------------------------------

     Motorola has an expansion option which allows Motorola the ability to expand the building between 21,000 and 40,000 rentable square feet with additional parking spaces to be constructed by Wells OP. Motorola must exercise its expansion right before August 17, 2001. In the event that Motorola exercises its expansion option, the rent on the expansion space will be calculated based upon a 10.5% return on costs of the expansion, including construction costs, and Wells OP will be entitled to a development fee in an amount equal to 8% of the cost of the construction of the expansion building shell.

     The Motorola ground lease commenced November 19, 1997 and expires on December 31, 2082. The ground lease payments required pursuant to the Motorola ground lease are as follows:

         -------------------------------------------------------------------
         Lease Years           Annual Rent
         -------------------------------------------------------------------
         Years 1-15            $ 243,825
         -------------------------------------------------------------------
         Years 16-25           $ 357,240
         -------------------------------------------------------------------
         Years 26-35           $ 466,015
         -------------------------------------------------------------------
         Years 36-45           10% of Fair Market Value of Land in year 35
         -------------------------------------------------------------------
         Years 46-55           Rent from year 45 plus 3% per year increase
         -------------------------------------------------------------------
         Years 56-65           Rent from year 55 plus 3% per year increase
         -------------------------------------------------------------------
         Years 66-75           10% of Fair Market Value in year 65
         -------------------------------------------------------------------
         Years 76-85           Rent from year 75 plus 3% per year increase
         -------------------------------------------------------------------

     Wells OP has the right to terminate the Motorola ground lease prior to the expiration of the 30th year and prior to the expiration of each subsequent ten-year period thereafter.

The ASML Building

     The ASML Building is a two-story office and warehouse building containing approximately 95,133 rentable square feet located in Tempe, Arizona. Wells OP purchased the ASML Building on March 29, 2000 for a purchase price of $17,355,000. Construction on the ASML Building was completed in June 1995.

     The ASML Building is located on a 9.51 acre tract of land at 8555 South River Parkway within the Arizona State University Research Park. The land upon which the ASML Building is situated is subject to a long-term ground lease with Price-Elliott Research Park, Inc.

     The ASML Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The ASML Building is leased to ASM Lithography, Inc. (ASML). ASML is a wholly-owned subsidiary of ASM Lithography Holdings NV (ASML Holdings), a Dutch multi-national corporation that supplies lithography systems used for printing integrated circuit designs onto very thin disks of silicon, commonly referred to as wafers. These systems are supplied to integrated circuit manufacturers throughout the United States, Asia and Western Europe. ASML Holdings is 24% owned by Philips Electronics and has strategic partnerships with a number of major companies including Lucent Technologies, Applied Materials, Samsung, Hyundai and Motorola.

     The initial term of the ASML lease is 15 years which commenced on June 4, 1998 and expires on June 30, 2013. The base rent payable for the ASML Building, out of which Wells OP will be required to make the ground lease payments described below, is as follows:

         -------------------------------------------------------------
         Lease Years         Annual Rent        Monthly Rent
         -------------------------------------------------------------
         Years 1-5           $  1,927,788       $  160,649
         -------------------------------------------------------------
         Years 6-10          $  2,130,124       $  177,510
         -------------------------------------------------------------
         Years 11-15         $  2,354,021       $  196,168
         -------------------------------------------------------------

     ASML has an expansion option which allows ASML the ability to expand the building into at least an additional 30,000 rentable square feet, to be constructed by Wells OP. If the expansion option exercised is for less than 30,000 square feet, Wells OP may reject the exercise at its sole discretion. In the event that ASML exercises its expansion option after the first five years of the initial lease term, such lease term will be extended to ten years from the date of such expansion.

     The ASML ground lease commenced on August 22, 1997 and expires on December 31, 2082. The ground lease payments required pursuant to the ASML ground lease are as follows:

         -------------------------------------------------------------
          Lease Years     Annual Rent
         -------------------------------------------------------------
          Years 1-15      $ 186,368
         -------------------------------------------------------------
          Years 16-25     $ 273,340
         -------------------------------------------------------------
          Years 26-35     $ 356,170
         -------------------------------------------------------------
          Years 36-45     10% of Fair Market Value of Land in year 35
         -------------------------------------------------------------
          Years 46-55     Rent from year 45 plus 3% per year increase
         -------------------------------------------------------------
          Years 56-65     Rent from year 55 plus 3% per year increase
         -------------------------------------------------------------
          Years 66-75     10% of Fair Market Value in Year 65
         -------------------------------------------------------------
          Years 76-85     Rent from year 75 plus 3% per year increase
         -------------------------------------------------------------

     Wells OP has the right to terminate the ASML ground lease prior to the expiration of the 30th year, and prior to the expiration of each subsequent ten-year period thereafter.

The Dial Building

     The Dial Building is a two-story office building containing approximately 129,689 rentable square feet located in Scottsdale, Arizona. Wells OP purchased the Dial Building on March 29, 2000 for a purchase price of $14,250,000. Construction of the Dial Building was completed in 1997.

     The Dial Building is located at 15501 N. Dial Boulevard within the Scottsdale Airpark Development in the City of Scottsdale which is eight miles northeast of the center of Phoenix and is an integral part of metropolitan Phoenix.

     The Dial Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Dial Building is leased to Dial Corporation (Dial). Dial currently has its headquarters in the Dial Building and is one of the leading consumer product manufacturers in the United States. Dial's brands include Dial soap, Purex detergents, Renuzit air fresheners, Armour canned meats, and a variety of other leading consumer products.

     The initial term of the Dial lease is 11 years which commenced on August 14, 1997 and expires on August 31, 2008. Dial has the right to extend the Dial lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The annual rent payable for the initial term of the Dial lease is $1,387,672.

The Metris Building

     The Metris Building is a three-story office building containing approximately 101,100 rentable square feet located in Tulsa, Oklahoma. Wells OP purchased the Metris Building on February 11, 2000 for a purchase price of $12,740,000. Construction of the Metris Building was completed on January 14, 2000.

     The Metris Building is located on a 14.6 acre tract of land located at 4848 South 129th East Avenue in the Silos Corporate Center, a prominent 126 acre mixed-use park owned by State Farm Insurance Companies. The site is about 11 miles southeast of the Tulsa Commercial Business District and is bordered by the Broken Arrow Expressway, the primary east-west thoroughfare linking the suburb of Broken Arrow to downtown Tulsa.

     Wells OP borrowed $8,000,000 from an existing revolving credit facility (Metris Loan) at the time it purchased the Metris Building. The Metris Loan, which is more particularly described in the "Real Estate Loans" section of this prospectus, is secured by a first mortgage against the Metris Building.

     The Metris Building is leased to Metris Direct, Inc. (Metris). Metris is a principal subsidiary of Metris Companies Inc. (Metris Companies), a publicly traded company on the New York Stock Exchange and guarantor of the Metris lease. Metris Companies is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate income consumers. Metris Companies' consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. The company's customers and prospects include individuals for whom credit bureau information is available and existing customers of a former affiliate, Fingerhut Corporation.

     The initial term of the Metris lease is ten years which commenced on February 1, 2000 and expires on January 31, 2010. Metris has the right to extend the Metris lease for two additional five-year periods of time. The base rent payable for the Metris lease is as follows:

         -------------------------------------------------------------
          Lease Years        Annual Rent           Monthly Rent
         -------------------------------------------------------------
          Years 1-5          $1,187,925            $ 98,994
         -------------------------------------------------------------
          Years 6-10         $1,306,718            $108,893
         -------------------------------------------------------------

     The monthly base rent payable for the renewal terms of the Metris lease shall be equal to the then-current market rate based on the then existing rates for comparable space of equivalent quality in suburban Tulsa, Oklahoma taking into account location, quality, age of the office building, size of premises and any other relevant term or condition in making such fair market value rental rate determination as of 12 months prior to commencement of the renewal term. If the parties are unable to agree upon the market rate within 11 months prior to commencement of the renewal term, the market rate shall then be determined by arbitration.

The Cinemark Building

     The Cinemark Building is a five-story office building containing approximately 118,108 rentable square feet located in Plano, Texas. Wells OP purchased the Cinemark Building on December 21, 1999 for a purchase price of $21,800,000. Construction of the Cinemark Building was completed in September 1999.

     The Cinemark Building is located on a 3.52-acre tract of land located at 3900 Dallas Parkway in Plano, Texas. The site is in a good location with quick access to and visibility from the toll road. The City of Plano is located approximately 20 miles north of downtown Dallas and is the largest city in Collin County with a population of nearly 200,000 people.

     The Cinemark Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The entire 118,108 rentable square feet of the Cinemark Building is currently leased to two tenants. Cinemark USA, Inc. (Cinemark) occupies 66,024 rentable square feet of the Cinemark Building, and The Coca-Cola Company (Coca-
Cola) occupies the remaining 52,084 rentable square feet of the Cinemark
Building.

     Cinemark, a privately owned company, is one of the largest motion picture exhibitors in North and South America. Cinemark currently operates in excess of 2,575 screens in 32 states within the United States and internationally in countries such as Argentina, Brazil, Canada, Chile, Costa Rica, Ecuador, El Salvador, Honduras, Nicaragua, Mexico and Peru.

     The initial term of the Cinemark lease is ten years which commenced on December 21, 1999 and expires on December 20, 2009. Cinemark has the right to extend the Cinemark lease for two additional five-year periods of time. The base rent payable for the Cinemark lease and first renewal term is as follows:

         -------------------------------------------------------------
          Lease Years           Annual Rent          Monthly Rent
         -------------------------------------------------------------
          Years 1-7             $1,366,491           $113,874
         -------------------------------------------------------------
          Years 8-10            $1,481,738           $123,478
         -------------------------------------------------------------
          Years 11-15           $1,567,349           $130,612
         -------------------------------------------------------------

     The monthly base rent payable for the second renewal term of the Cinemark lease shall be equal to 95% of the then-current market rate based on the then existing rates for comparable space of equivalent quality in Plano, Texas taking into account location, quality, age of the office building, size of premises and any other relevant term or condition in making such fair market value rental rate determination. If the parties are unable to agree upon the market rate within 15 business days after receipt of the renewal notice, each party shall appoint a real estate appraiser to determine the market rate. If the two appraisers cannot agree upon the market rate within 15 days of the commencement of their deliberation, they shall appoint a third appraiser. The market rate shall then be determined by the agreement of any two of the appraisers or the average of the two closest rates if two appraisers cannot agree.

     Cinemark shall have a right of first refusal to lease any of the remaining rentable area of the Cinemark Building which subsequently becomes vacant and in which Wells OP receives or makes an acceptable offer or proposal to lease such vacant space to a bona fide third party. Wells OP shall offer to Cinemark in writing the right to include the vacant space under its lease at the rental rate set forth in the third party offer. Cinemark shall then have 15 days to exercise this right of first refusal.

     Coca-Cola is the global soft-drink industry leader with world headquarters in Atlanta, Georgia. Coca-Cola manufactures and sells syrups, concentrates and beverage bases for Coca-Cola, the company's flagship brand, and over 160 other soft drink brands in nearly 200 countries around the world.

     The initial term of the Coca-Cola lease is seven years which commenced on December 1, 1999 and expires on November 30, 2006. The base rent payable for the remainder of the Coca-Cola lease term is as follows:

         ------------------------------------------------------------
          Lease Year          Annual Rent          Monthly Rent
         ------------------------------------------------------------
          Year 2              $1,302,100           $108,508
         ------------------------------------------------------------
          Year 3              $1,354,184           $112,848
         ------------------------------------------------------------
          Year 4              $1,406,268           $117,189
         ------------------------------------------------------------
          Year 5              $1,458,352           $121,529
         ------------------------------------------------------------
          Year 6              $1,510,436           $125,870
         ------------------------------------------------------------
          Year 7              $1,562,520           $130,210
         ------------------------------------------------------------

     Coca-Cola has the right to extend the lease for two additional five-year periods of time upon 240 days advance notice prior to the end of the term. Within 30 days of the delivery of the renewal notice by Coca-Cola, Wells OP shall deliver a rental notice to Coca-Cola stating the base rent payable during the renewal term, which base rent shall be based upon the prevailing rental rates for space of similar quality, size, utility, location, length of renewal term and credit standing of the tenant. Coca-Cola must then notify Wells OP of its intent to renew the lease on such terms within 30 days of delivery of the rental notice by Wells OP.

The Gartner Building

     The Gartner Building is a two-story office building containing approximately 62,400 rentable square feet located in Fort Myers, Florida. The XI-XII-REIT Joint Venture purchased the Gartner Building on September 20, 1999 for a purchase price of $8,320,000. Construction of the Gartner Building was completed in 1998.

     The site is a 4.9 acre tract of land within the Gateway development at 12600 Gateway Boulevard. Gateway is a mixed-use development with over 3,000 acres planned for residential purposes and over 800 acres planned for commercial purposes. Sony Electronics and Ford Motor Credit Company are two of the commercial tenants in this development.

     The Gartner Building is currently leased to The Gartner Group, Inc. (Gartner). The Gartner Building will be occupied by Gartner's Financial Services Division. Gartner, which was founded in 1979, is one of the world's leading independent providers of research and analysis related to information and technology solutions. Gartner serves as a consultant to business clients for their information technology purchasing decisions. Gartner has over 80 locations worldwide and over 12,000 clients.

     The initial term of the Gartner lease is ten years which commenced on February 1, 1998 and expires on January 31, 2008. Gartner has the right to extend the lease for two additional five-year periods of time. The base rent payable for the remainder of the lease term is as follows:

         -------------------------------------------------------------
          Lease Year          Annual Rent             Monthly Rent
         -------------------------------------------------------------
          Year 3                $790,642                $65,887
         -------------------------------------------------------------
          Year 4                $810,408                $67,534
         -------------------------------------------------------------
          Year 5                $830,668                $69,222
         -------------------------------------------------------------
          Year 6                $851,435                $70,953
         -------------------------------------------------------------
          Year 7                $872,721                $72,727
         -------------------------------------------------------------
          Year 8                $894,539                $74,545
         -------------------------------------------------------------
          Year 9                $916,902                $76,409
         -------------------------------------------------------------
          Year 10               $939,825                $78,319
         -------------------------------------------------------------

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

     The monthly base rent payable for each extended term of the lease will be equal to the lesser of (i) the prior rate increased by 2.5%, or (ii) 95% of the then-current market rate which is calculated as a full-service rental rate less anticipated annual operating expenses on a rentable square foot basis charged for space of comparable location, size and conditions in comparable office buildings in the Fort Myers area.

     Gartner also has two expansion options for additional buildings under the Gartner lease. The two option plans are described in the lease as the "Small Option Building" and the "Large Option Building".

     The "Small Option Building" and the "Large Option Building" expansion options allow Gartner the ability to expand into separate, free standing facilities of 30,000 to 32,000 rentable square feet and 60,000 to 75,000 rentable square feet, respectively. Gartner may exercise its rights for either expansion option by providing notice in writing to the joint venture on or before February 15, 2002. In the event that Gartner exercises either expansion option, the parties shall enter into a separate lease within 30 days of such notice by Gartner with a guaranteed ten year lease term and yearly base rent to be determined by mutual agreement of the parties.

The Marconi Building

     The Marconi Building (formerly known as the Videojet Building) is a two-story office, assembly and manufacturing building containing approximately 250,354 rentable square located in Wood Dale, Illinois. Wells OP purchased the Marconi Building on September 10, 1999 for a purchase price of $32,630,940. Construction of the Marconi Building was completed in 1991.

     The site is a 15.3 acre tract of land located within the Chancellory Business Park which is adjacent to the western entrance to O'Hare International Airport. The site is also situated very convenient to most of Chicago's major interstates, including the Elgin/O'Hare Expressway which, when finished, will extend along Thorndale Road adjacent to the main entrance to the Chancellory Business Park. The Chancellory Business Park consists of good quality office, manufacturing and warehouse buildings mostly occupied by national tenants such as Sony, Mitsubishi, NEC Minolta and United Airlines.

     The Marconi Building is subject to a first priority mortgage in favor of Bank of America, N.A. securing the BOA Loan, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Marconi Building is leased to Marconi Data Systems, Inc. (formerly known as Videojet Systems International, Inc. until a December 1999 name change). Marconi Data Systems, Inc. (Marconi) is the world's leading producer of state-of-the-art industrial ink jet marking and coding products. Marconi manufactures and distributes industrial ink jet printers, digital imaging systems, laser coding systems, inks and fluids to customers worldwide. The Marconi lease is guaranteed by GEC Incorporated, a Delaware corporation which is a wholly-owned subsidiary of Marconi, p.l.c. (formerly known as General Electric Company, p.l.c.), a publicly traded United Kingdom corporation that ranks among the largest electronic system and equipment manufacturers in the world.

     The initial term of the Marconi lease is 20 years which commenced in November 1991 and expires in November 2011. Marconi has the right to extend the Marconi lease for one additional five-year period of time. The base rent payable for the remainder of the lease term is as follows:

         -------------------------------------------------------------
          Lease Years              Annual Rent          Monthly Rent
         -------------------------------------------------------------
          Year 9-10                $2,838,952           $236,579
         -------------------------------------------------------------
          Years 11-20              $3,376,746           $281,396
         -------------------------------------------------------------
          Extension Term           $4,667,439           $388,953
         -------------------------------------------------------------

The Johnson Matthey Building

     The Johnson Matthey Building is a 130,000 square foot research and development, office and warehouse building. The XI-XII-REIT Joint Venture purchased the Johnson Matthey Building on August 17, 1999 for a purchase price of $8,000,000. The Johnson Matthey Building was first constructed in 1973 as a multi-tenant facility and it was subsequently converted into a single-tenant facility in 1998.

     The site consists of a 10.0 acre tract of land located at 434-436 Devon Park Drive in Tredyffrin Township, Chester County, Pennsylvania. The site is located along the Route 202 "high tech" corridor close to King of Prussia and is considered a suburb of Philadelphia. The site is within five minutes of Route 422, the Pennsylvania Turnpike and Interstate 76.

     The Johnson Matthey Building is currently leased to Johnson Matthey, Inc. (Johnson Matthey). Johnson Matthey is a wholly-owned subsidiary of Johnson Matthey, PLC of the United Kingdom, a world leader in advanced materials technology. Johnson Matthey, PLC applies the latest technology to add value to precious metals and other specialized materials. Johnson Matthey, PLC is a publicly traded company that is over 175 years old, has operations in 38 countries and employs 12,000 people.

     Johnson Matthey is one of the parent company's primary operating companies in the U.S. and includes the Catalytic Systems Division (CSD). The CSD is the world's leading supplier of catalytic converters for automotive exhaust emission and air pollution control. In addition, Johnson Matthey is the largest U.S. supplier of diesel catalytic converters, which enable customers to meet constantly tightening regulatory requirements.

     The lease term of the Johnson Matthey lease is ten years which commenced in July 1998 and expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three-year periods of time. The base rent payable under the Johnson Matthey lease for the remainder of the lease term is as follows:

         -------------------------------------------------------------
          Lease Year        Annual Rent        Monthly Rent
         -------------------------------------------------------------
          Year 3            $789,750           $65,813
         -------------------------------------------------------------
          Year 4            $809,250           $67,438
         -------------------------------------------------------------
          Year 5            $828,750           $69,063
         -------------------------------------------------------------
          Year 6            $854,750           $71,229
         -------------------------------------------------------------
          Year 7            $874,250           $72,854
         -------------------------------------------------------------
          Year 8            $897,000           $74,750
         -------------------------------------------------------------
          Year 9            $916,500           $76,375
         -------------------------------------------------------------
          Year 10           $939,250           $78,271
         -------------------------------------------------------------

     The monthly base rent payable for each extension term will be equal to the fair market rent taking into consideration rental rates for comparable industrial and research and development properties in the local market area. If the parties cannot agree upon the fair market rent, the matter shall be submitted to arbitration.

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

     Johnson Matthey has a right of first refusal to purchase the Johnson Matthey Building in the event that the XI-XII-REIT Joint Venture desires to sell the building to an unrelated third-party. The XI-XII-REIT Joint Venture must give Johnson Matthey written notice of its intent to sell the Johnson Matthey Building, and Johnson Matthey will have ten days from the date of such notice to provide written notice of its intent to purchase the building. If Johnson Matthey exercises its right of first refusal, it must purchase the Johnson Matthey Building on the same terms contained in the offer.

The Alstom Power Richmond Building

     The Alstom Power Richmond Building (formerly known as the ABB Richmond Building) is a four-story brick office building containing 102,000 gross square feet located in Midlothian, Virginia. Wells REIT, LLC - VA I (Wells LLC - VA), a limited liability company wholly-owned by Wells OP, purchased a 7.49 acre tract of land on July 22, 1999 for a purchase price of $936,250. Wells LLC - VA completed construction of the Alstom Power Richmond Building in July 2000 at an aggregate cost of approximately $11,400,000, including the cost of the land.

     The Alstom Power Richmond Building is part of a 250-acre office park in the Clover Hill District of Chesterfield County, one of the fastest growing counties in Virginia. Midlothian is located approximately nine miles southwest of the Richmond central business district.

     Wells OP originally obtained a construction loan from SouthTrust Bank, N.A. in the maximum principal amount of $9,280,000 to fund the development and construction of the Alstom Power Richmond Building. This loan, which is more specifically detailed in the "Real Estate Loans" section of this prospectus, was recently converted to a line of credit and is secured by a first priority mortgage against the Alstom Power Richmond Building, an assignment of the landlord's interest in the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank.

     The Alstom Power Richmond Building is leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999, merger between ABB Power Generation, Inc. (ABB Power) and ABB Alstom Power, Inc. As of June 22, 2000, ABB Alstom Power, Inc. changed its name to Alstom Power, Inc. ABB Power was a subsidiary of Asea Brown Boveri, Inc., a large multi-national engineering and construction company headquartered in Switzerland.

     The initial term of the Alstom Power Richmond lease is seven years which commenced on July 24, 2000 and expires on July 23, 2007. Alstom Power has the right to extend the lease for two additional five-year periods of time. Each extension option must be exercised by giving notice to the landlord at least 12 months prior to the expiration of the then-current lease term. The base rent payable under the Alstom Power lease will be as follows:

              -----------------------------------------------------
                Lease Year       Annual Rent       Monthly Rent
              -----------------------------------------------------
                Year 1           $1,183,731          $ 98,644
              -----------------------------------------------------
                Year 2           $1,213,324          $101,110
              -----------------------------------------------------
                Year 3           $1,243,657          $103,638
              -----------------------------------------------------
                Year 4           $1,274,748          $106,229
              -----------------------------------------------------
                Year 5           $1,306,618          $108,885
              -----------------------------------------------------
                Year 6           $1,339,283          $111,607
              -----------------------------------------------------
                Year 7           $1,372,765          $114,397
              -----------------------------------------------------

     The monthly base rent payable for each extended term of the Alstom
Power lease will be equal to the "Market Rate" for new leases of office space in that portion of the Richmond, Virginia market that is located south of the James River and west of I-95 for space similar to the premises. In the event the

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

parties are unable to agree upon the Market Rate, then each party shall appoint a real estate appraiser. If the appraisers are unable to agree upon the Market Rate, they shall appoint a third appraiser and each shall make a determination of the Market Rate. The appraisal that is farthest from the middle appraisal shall be disregarded and the remaining two appraisals shall be averaged to establish the Market Rate.

     Alstom Power has a one-time option to terminate the Alstom Power Richmond lease as to a portion of the premises containing between 12,500 and 13,000 rentable square feet as of the third anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay a termination fee equal to eight times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. Alstom Power must give notice of its intent to exercise such option to terminate at least seven months in advance of the third anniversary; provided, however, that Alstom Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

     In the event that Alstom Power exercises its termination option as of the third anniversary of the rental commencement date, Alstom Power has a one-time option to terminate the Alstom Power Richmond lease as to a portion of the premises containing between 12,500 and 13,000 rentable square feet as of the fifth anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. Alstom Power must give notice of its intent to exercise such option to terminate at least seven months in advance of the fifth anniversary; provided, however, that Alstom Power may pay a penalty, as stipulated in the lease, to provide less than seven months notice.

     In the event that Alstom Power does not exercise its termination option as of the third anniversary of the rental commencement date, Alstom Power has a one-time option to terminate the Alstom Power lease as to a portion of the premises containing between 24,500 and 25,500 rentable square feet as of the fifth anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at a rate of ten percent (10%) per annum. Alstom Power must give notice of its intent to exercise such option to terminate at least nine months in advance of the fifth anniversary; provided, however, that Alstom Power may pay a penalty, as stipulated in the lease, to provide less than nine months notice.

The Sprint Building

     The Sprint Building is a three-story office building with approximately 68,900 rentable square feet. The XI-XII-REIT Joint Venture purchased the Sprint Building on July 2, 1999 for a purchase price of $9,500,000. Construction of the Sprint Building was completed in 1992.

     The Sprint Building is located on a 7.1 acre tract of land located adjacent to the Leawood Country Club in Leawood, Kansas near the affluent Overland Park suburb of Kansas City. The site is within walking distance of Ward Parkway Mall and is convenient to downtown Kansas City and I-435, the interstate loop around Kansas City.

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

     The Sprint Building is leased to Sprint Communications Company L.P. (Sprint). Sprint is the nation's third largest long distance phone company, which operates on an all-digital long distance telecommunications network using state-of-the-art fiber optic and electronic technology. Sprint provides domestic and international voice, video and data communications services as well as integration management and support services for computer networks.

     The initial term of the Sprint lease is ten years which commenced on May 19, 1997 and expires in May 2007, subject to Sprint's right to extend the lease for two additional five year periods of time. The annual base rent payable under the Sprint lease is $999,048 through May 18, 2002, and $1,102,404 for the remainder of the lease term. The monthly base rent payable for each extended term of the Sprint lease will be equal to 95% of the then-current market rate for comparable office buildings in the suburban south Kansas City, Missouri and south Johnson County, Kansas areas. If the parties are unable to agree upon the current market rate within 30 days of the date negotiations begin, the current market rate shall be determined by three licensed real estate brokers, one of which will be selected by Sprint, one of which will be selected by the XI-XII-REIT Joint Venture and the final appraiser will be selected by the two appraisers previously selected.

     The Sprint lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either expansion option, as described below. Sprint must provide notice to the XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the joint venture a termination payment equal to $6.53 per square foot, or $450,199.

     Sprint also has an expansion option for an additional 20,000 square feet of office space which may be exercised in two expansion phases. Sprint's expansion rights involve building on unfinished ground level space that is currently used as covered parking within the existing building footprint and shell. At each exercise of an expansion option, the remaining lease term will be extended to be a minimum of an additional five years from the date of the completion of such expansion space.

     Sprint must give written notice to the XI-XII-REIT Joint Venture of its election to exercise each expansion option at least 270 days prior to the date Sprint will require delivery of the expansion space.

     If Sprint exercises either expansion option, the XI-XII-REIT Joint Venture will be required to construct the expansion improvements in accordance with the specific drawings and plans attached as an exhibit to the Sprint lease. The joint venture will be required to fund the expansion improvements and to fund to Sprint a tenant finish allowance of $10 per square foot for the expansion space.

     The base rental per square foot for the expansion space shall be determined by the XI-XII-REIT Joint Venture taking into consideration the value of the joint venture's work related to such expansion space and the base rental rate increase per square foot applicable at the end of year five of the lease term. The expansion space base rental rate shall be presented to Sprint no later than 45 days after delivery to the XI-XII-REIT Joint Venture of each expansion notice. In no event shall such rental rate be greater than the base rental rate for the Sprint Building as of the date of the expansion space commencement date.

The EYBL CarTex Building

     The EYBL CarTex Building is a manufacturing and office building consisting of a total of 169,510 square feet located in Greenville, South Carolina. The XI-XII-REIT Joint Venture purchased the EYBL CarTex Building on May 18, 1999 for a purchase price of $5,085,000. Construction of the EYBL CarTex Building was originally completed in the early 1980s and an addition was completed in 1989.

     The EYBL CarTex Building is located on an 11.9 acre tract of land at 111 SouthChase Boulevard in the SouthChase Industrial Park, which is located adjacent to I-385 in southwest Greenville, South Carolina.

     The EYBL CarTex Building is leased to EYBL CarTex, Inc. (EYBL CarTex). EYBL CarTex produces automotive textiles for BMW, Mercedes, GM Bali, VW Mexico and Golf A4. EYBL CarTex is a wholly-owned subsidiary of EYBL International, AG, Krems/Austria. EYBL International is the world's largest producer of circular knit textile products and loop pile plushes for the automotive industry. It has plants in Austria, Germany, Hungary, Slovakia, Brazil and the United States.

     The initial term of the EYBL CarTex lease is ten years which commenced on March 1, 1998 and expires in February 2008, subject to EYBL CarTex's right to extend the lease for two additional five-year periods of time. The base rent payable under the EYBL CarTex lease for the remainder of the lease term shall be as follows:

             ---------------------------------------------------------
               Lease Years            Annual Rent       Monthly Rent
             ---------------------------------------------------------
               Years 3-4               $508,530            $42,378
             ---------------------------------------------------------
               Years 5-6               $550,908            $45,909
             ---------------------------------------------------------
               Years 7-8               $593,285            $49,440
             ---------------------------------------------------------
               Years 9-10              $610,236            $50,853
             ---------------------------------------------------------

     The monthly base rent payable for each extended term of the lease will be equal to the fair market rent as submitted by the landlord. If the tenant does not agree to the proposed rent by the landlord for the extension term, tenant may require the fair market rent be determined by three appraisers, one of which will be selected by the tenant, one by the landlord and the final appraiser shall be selected by the first two appraisers.

     Under the lease, EYBL CarTex has an option to purchase the EYBL CarTex Building at the expiration of the initial lease term by giving notice to the landlord by March 1, 2007. Within 30 days after landlord receives notice of tenant's intent to exercise its purchase option, landlord shall submit a proposed purchase price for the EYBL CarTex Building based upon its good faith estimate of the fair market value of the building. If tenant does not agree to the purchase price, tenant may require that the purchase price be established by three appraisers, one of which will be selected by the tenant, one of which will be selected by the landlord and the final appraiser shall be selected by the first two appraisers. In no event, however, will the purchase price under the purchase option be less than $5,500,000.

The Matsushita Building

     The Matsushita Building is a two-story office building containing 150,000 rentable square feet. Wells OP purchased an 8.8 acre tract of land on March 15, 1999, for a purchase price of $4,450,230. Wells OP completed construction of the Matsushita Building on January 4, 2000 at an aggregate cost of approximately $18,400,000, including the cost of the land.

     The site is located in the Pacific Commercentre, which is a 33 acre master-planned business park positioned near the Irvine Spectrum in the heart of Southern California's Technology Coast. Pacific Commercentre is a nine building complex featuring office, technology, and light manufacturing uses, and is located in the city of Lake Forest in southern Orange County.

     The Matsushita Building is leased to Matsushita Avionics Systems Corporation (Matsushita Avionics). Matsushita Avionics is a wholly-owned subsidiary of Matsushita Electric Corporation of America (Matsushita Electric). Matsushita Avionics manufactures and sells audio-visual products to the airline industry for passenger use in airplanes. Matsushita Electric is a wholly-owned subsidiary of

Matsushita Electric Industrial Co., Ltd. (Matsushita Industrial), a Japanese company which is the world's largest consumer electronics manufacturer. Matsushita Electric has guaranteed the obligations of Matsushita Avionics under the Matsushita lease.

     The initial term of the Matsushita lease is seven years which commenced on January 4, 2000 and expires in January 2007. Matsushita Avionics has the option to extend the initial term of the Matsushita lease for two successive five-year periods. Each extension option must be exercised not more than 19 months and not less than 15 months prior to the expiration of the then-current lease term. The base rent payable under the Matsushita lease shall be as follows:

              --------------------------------------------------
                Lease Years    Annual Rent        Monthly Rent
              --------------------------------------------------
                Years 1-2      $1,830,000         $152,500
              --------------------------------------------------
                Years 3-4      $1,947,120         $162,260
              --------------------------------------------------
                Years 5-6      $2,064,240         $172,020
              --------------------------------------------------
                Year 7         $2,181,360         $181,780
              --------------------------------------------------

     The monthly base rent payable during the option term shall be 95% of the stated rental rate at which, as of the commencement of the option term, tenants are leasing non-expansion, non-affiliated, non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Matsushita project for a term of five years in the Lake Forest and Irvine area of Southern California. The monthly base rent during the option term shall be adjusted upward during the option term at the beginning of the 24th and 48th month of each option term by an amount equal to 6% of the monthly base rent payable immediately preceding such period. Within 30 days of tenant providing written notice of its intent to exercise a renewal option, Wells OP shall deliver to Matsushita Avionics notice containing the proposed rent for the option term. If, after reasonable good faith efforts, landlord and tenant are unable to agree upon the option rent before the 13th month prior to the expiration of the appropriate lease term, option rent shall be determined by arbitration.

The AT&T Building

     The AT&T Building (formerly known as the Vanguard Cellular Building) is a four-story office building containing approximately 81,859 rentable square feet located in Harrisburg, Pennsylvania. Wells OP purchased the AT&T Building on February 4, 1999 for a purchase price of $12,291,200. Construction of the AT&T Building was completed in November 1998.

     The AT&T Building is located on 10.5 acres of land in Commerce Park, which is located in the Lower Paxton Township, a planned business park, at the intersection of Progress Avenue and Interstate Drive just off of the Progress Avenue exit of Interstate 81.

     Wells OP obtained a loan from Bank of America, N.A. (BOA Loan) in connection with its original purchase of the AT&T Building. The BOA Loan, which is more particularly described in the "Real Estate Loans" section of this prospectus, is secured in part by a first priority mortgage against the AT&T Building.

     The AT&T Building is leased to Pennsylvania Cellular Telephone Corp. (Pennsylvania Telephone), a subsidiary of Vanguard Cellular Systems, Inc. (Vanguard Cellular), and the obligations of Pennsylvania Telephone under the Vanguard Cellular lease are guaranteed by Vanguard Cellular. Vanguard Cellular is an independent operator of cellular telephone systems in the United States with over 664,000 subscribers located in 26 markets in the Mid-Atlantic, Ohio Valley and New England regions of the United States. Vanguard Cellular markets its wireless products and services under the name CellularOne, a nationally recognized brand name partially owned by Vanguard Cellular. Vanguard

Cellular operates primarily in suburban and rural areas that are close in proximity to major urban areas, which it believes affords several advantages over its traditional urban competitors, including (1) greater network capacity,
(2) greater roaming revenue opportunities, (3) lower distribution costs, and (4) higher barriers to entry by competitors.

     On May 3, 1999, Vanguard Cellular was merged with and became a wholly-owned subsidiary of AT&T Corp.

     The initial term of the Vanguard Cellular lease is ten years which commenced on November 16, 1998 and expires in November 2007. Vanguard has the option to extend the initial term of the Vanguard Cellular lease for three additional five-year periods and one additional four year and 11-month period. Each extension option must be exercised by giving written notice to the landlord at least 12 months prior to the expiration date of the then-current lease term. The following table summarizes the annual base rent payable during the remainder of the initial term of the Vanguard Cellular lease:

            -------------------------------------------------
              Lease Year     Annual Rent       Monthly Rent
            -------------------------------------------------
              Year 3         $1,416,221          $118,018
            -------------------------------------------------
              Year 4         $1,442,116          $120,176
            -------------------------------------------------
              Year 5         $1,468,529          $122,377
            -------------------------------------------------
              Year 6         $1,374,011          $114,501
            -------------------------------------------------
              Year 7         $1,401,491          $116,791
            -------------------------------------------------
              Year 8         $1,429,521          $119,127
            -------------------------------------------------
              Year 9         $1,458,111          $121,509
            -------------------------------------------------
              Year 10        $1,487,274          $123,939
            -------------------------------------------------

     The annual base rent for each extended term under the lease will be equal to 93% of the "fair market rent" determined either (1) as agreed upon by the parties, or (2) as determined by appraisal pursuant to the terms and conditions of the Vanguard Cellular lease. The fair market rent shall be multiplied by the "fair market escalator" (which represents the yearly rate of increases in the fair market rent for the entire renewal term), if any. If the fair market rent is to be determined by appraisal, both the landlord and the tenant shall designate an independent appraiser, and both appraisers shall mutually designate a third appraiser. After their appointment, the appraisers shall determine the fair market rent and the fair market escalator by submitting independent appraisals. The fair market rent and fair market escalator shall be deemed to be the middle appraisal of the three submitted.

     In addition, the Vanguard Cellular lease contains an option to expand the premises to create additional office space of not less than 40,000 gross square feet and not more than 90,000 gross square feet, as well as additional parking to accommodate such office space. If Pennsylvania Telephone exercises its option for the expansion improvements, Wells OP will be obligated to expend the funds necessary to construct the expansion improvements. Pennsylvania Telephone may exercise its expansion option by delivering written notice to Wells OP at any time before the last business day of the 96th month of the initial term of the Vanguard Cellular lease.

     Within 60 days after Wells OP's receipt of the expansion notice, Wells OP shall consult with Pennsylvania Telephone concerning Pennsylvania Telephone's specific requirements with regard to the expansion improvements and, within such 60 day period, Wells OP shall notify Pennsylvania Telephone in writing of the total estimated expansion costs to be incurred in planning and constructing the expansion improvements. Within 60 days after Pennsylvania Telephone receives Wells OP's written notification of the costs for the expansion improvements, Pennsylvania Telephone shall notify Wells OP in writing either (1) that Pennsylvania Telephone authorizes Wells OP to proceed with the construction of the expansion improvements, (2) that Pennsylvania Telephone intends to submit revised specifications within 60 days to reduce the estimated costs of the expansion improvements to an amount satisfactory to Pennsylvania Telephone, or (3) that Pennsylvania Telephone elects not to expand the premises. If Pennsylvania Telephone fails to deliver its notice to proceed within the above mentioned 60 day period, then Pennsylvania Telephone shall be deemed to have elected not to expand.

     If Pennsylvania Telephone delivers its notice to proceed with the expansion improvements, Pennsylvania Telephone shall be deemed to have exercised its option for such full or partial renewal terms such that, as of the date of substantial completion of the expansion improvements, the remaining lease term shall be ten years from such date of substantial completion. Pennsylvania Telephone shall continue to have the right to exercise its option for any of the renewal terms discussed above which remain beyond the ten year additional term; provided that, if the remaining portion of a renewal term after the ten year extension shall be less than one year, then the ten year term shall be further extended to include the remaining portion of the renewal term which is less than one year.

     The annual base rent for the expansion improvements for the first 12 months shall be equal to the product of (a) the expansion costs, multiplied by (b) a factor of 1.07, multiplied by (c) the greater of (X) 10.50%, or (Y) an annual interest rate equal to 375 basis points in excess of the ten-year United States Treasury Note Rate then most recently announced by the United States Treasury as of the commencement date of the expansion improvements. Thereafter, the annual base rent for the expansion improvements shall be increased annually by the lesser of (1) 5%, or (2) 75% of the percentage by which the United States, Bureau of Labor Statistics, Consumer Price Index for All Items - All Urban Wage Earners and Clerical Workers for the Philadelphia Area published nearest to the expiration date of each 12 month period subsequent to the expansion commencement date is greater than the CPI Index most recently published prior to the commencement date.

The PwC Building

     The PwC Building is a four-story office building containing approximately 130,090 rentable square feet located in Tampa, Florida. Wells OP purchased the PwC Building on December 31, 1998 for a purchase price of $21,127,854. Construction of the PwC Building was completed in 1998.

     The PwC Building is located on approximately 9.0 acres of land located in Sunforest Business Park between Eisenhower Boulevard and George Road approximately 1,250 feet south of West Hillsborough Avenue. The Sunforest Business Park is located in the Westshore Business District, which is a suburban business center surrounding Tampa International Airport.

     Wells OP purchased the PwC Building subject to a loan from SouthTrust Bank, N.A. (SouthTrust Loan). The SouthTrust Loan, which is more particularly described in the "Real Estate Loans" section of this prospectus, is secured by a first priority mortgage against the PwC Building.

     The PwC Building is leased to PricewaterhouseCoopers (PwC). PwC provides a full range of business advisory services to leading global, national and local companies and to public institutions. These services include audit, accounting and tax advice; management, information technology and human resource consulting; financial advisory services including mergers and acquisitions, business recovery, project finance and litigation support; business process outsourcing services; and legal advice through a global network of affiliated law firms. PwC employs more than 140,000 people in 152 countries.

     The initial term of the PwC lease is ten years which commenced on December 28, 1998 and expires in December 2008, subject to PwC's right to extend the lease for two additional five-year periods of time. The current annual base rent payable under the PwC lease is $1,973,213 ($15.17 per square foot) payable in equal monthly installments of $164,434 during 2000. The base rent escalates at the rate of 3%

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

per year throughout the ten year lease term. In addition, PwC is required to pay a "reserve" of $13,009 ($.10 per square foot) as additional rent.

     The annual base rent for each renewal term under the lease will be equal to the greater of (a) 90% of the "market rent rate" for such space multiplied by the rentable area of the leased premises, or (b) 100% of the base rent paid during the last lease year of the initial term, or the then-current renewal term, as the case may be. If the base rent for the first lease year under the renewal term is determined pursuant to clause (a) above, then the base rent for each lease year of such renewal term after the first lease year shall be 103% of the base rent for the immediately preceding lease year. If the base rent for the first lease year of a renewal term is determined pursuant to clause (b) above, then there shall be no escalation of the base rent until such time that the total base rent paid during the renewal term is equal to the total base rent that would have been paid during such renewal term if the base rent had been determined pursuant to clause (a) above; and thereafter, the base rent for each subsequent lease year of such renewal term shall be 103% of the base rent for the immediately preceding lease year.

     The "market rent rate" under the PwC lease shall be determined by agreement of the parties within 30 days after the date on which PwC delivers its notice of renewal. If Wells OP and PwC are unable to reach agreement on the market rent rate within said 30 day period, then each party shall simultaneously submit to the other in a sealed envelope its good faith estimate of the market rent rate within seven days of expiration of the 30 day period. If the higher of such estimates is not more than 105% of the lower of such estimates then the market rent rate shall be the average of the two estimates. Otherwise, within five days either party may request in writing to resolve the dispute by arbitration. The "market rate rent" shall be based upon the fair market rent then being charged by landlords under new leases of office space in the Westshore Business District for similar space in a building of comparable quality with comparable amenities.

     In addition, the PwC lease contains an option to expand the premises to include a second three or four-story building with an amount of square feet up to a total of 132,000 square feet which, if exercised by PwC, will require Wells OP to expend funds necessary to construct the expansion building. PwC may exercise its expansion option by delivering written notice to Wells OP at any time between the 60th day after the rental commencement date and the expiration of the initial term of the lease. If PwC for any reason fails to deliver the expansion notice on or prior to the last day of the initial term, the expansion option shall automatically expire. Upon PwC's delivery of the expansion notice and commencement of construction of the improvements by Wells OP, the term of the lease shall automatically be extended for an additional period of ten years from the date of substantial completion of the expansion building, without further action by either PwC or Wells OP. During the first five lease years of the initial term, Wells OP shall be obligated to construct the expansion building if PwC delivers the expansion notice. Wells OP and PwC have agreed that Wells OP shall not be required to construct the expansion building, however, if PwC delivers the expansion notice after the end of the fifth lease year and, following delivery of such expansion notice, Wells OP determines not to construct the expansion building based upon the base rent it would receive for the expansion building. If Wells OP notifies PwC in writing of such determination within 30 days after Wells OP's receipt of the expansion notice, PwC shall have the right to exercise its option to purchase the PwC building.

     If PwC elects to exercise its expansion option, in addition to the construction of a second building which is of a quality equal to or better than the PwC building, Wells OP will be required to expand the parking garage such that a sufficient number of parking spaces, at least equal to four parking spaces per 1,000 square feet of rentable area, is maintained. Wells OP agrees to fund the cost of the design, development and construction of the expansion building up to a maximum of $150.00 per square foot of rentable area, as increased by increases in the Consumer Price Index between the rental commencement date and the date of expansion notice. PwC shall be responsible for the payment of any costs of the expansion building in excess of the maximum expansion cost.

     The base rent per square foot of rentable area payable for the expansion building in the first lease year of such building shall be an amount equal to the product of (a) the expansion building cost per square foot of rentable area multiplied by (b) the sum of 300 basis points plus the weekly average yield on United States Treasury Obligations, amortized on an annual basis over a period of 20 years. The base rent for each subsequent lease year shall be 103% of the base rent for the immediately preceding lease year.

     In the event that PwC elects to exercise its expansion option and Wells OP determines not to proceed with the construction of the expansion building as described above, or if Wells OP is otherwise required to construct the expansion building and fails to do so in a timely basis pursuant to the PwC lease, PwC may exercise its purchase option by giving Wells OP written notice of such exercise within 30 days after either such event. If PwC properly exercises its purchase option, PwC must simultaneously deliver a deposit in the amount of $50,000. The purchase price for the PwC Building pursuant to the purchase option shall be equal to (a) the average of the monthly base rent for each month remaining in the initial term as of the closing date on the Purchase Option multiplied by 12, and (b) such average annual base rent shall be multiplied by 11.

The Fairchild Building

     The Fairchild Building is a two-story manufacturing and office building with 58,424 rentable square feet located in Fremont, Alameda County, California. The Fremont Joint Venture purchased the Fairchild Building on July 21, 1998 for a purchase price of $8,900,000. Construction of the Fairchild Building was completed in 1985.

     The Fairchild Building is located on approximately 3 acres at 47320 Kato Road on the corner of Kato Road and Auburn Road in the City of Fremont, California.

     The Fairchild Building is leased to Fairchild Technologies U.S.A., Inc. (Fairchild). Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. The semiconductor equipment group recently unveiled a new line of semiconductor wafer processing equipment which will provide alternatives to the traditional semiconductor chip production methods.

     Fairchild is a wholly-owned subsidiary of the Fairchild Corporation (Fairchild Corp). Fairchild Corp is the largest aerospace fastener and fastening system manufacturer and is one of the largest independent aerospace parts distributors in the world. Fairchild Corp is a leading supplier to aircraft manufacturers such as Boeing, Airbus, Lockheed Martin, British Aerospace and Bombardier and to airlines such as Delta Airlines and U.S. Airways. The obligations of Fairchild under the Fairchild lease are guaranteed by Fairchild Corp.

     The initial term of the Fairchild lease is seven years which commenced on December 1, 1997 and expires in November 2004, subject to Fairchild's right to extend the Fairchild lease for an additional five year period. The base rent payable under the remainder of the Fairchild lease is as follows:

              ----------------------------------------
                Year      Annual Rent   Monthly Rent
              ----------------------------------------
                Year 4     $867,324      $72,277
              ----------------------------------------
                Year 5     $893,340      $74,445
              ----------------------------------------
                Year 6     $920,136      $76,678
              ----------------------------------------
                Year 7     $947,736      $78,978
              ----------------------------------------

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

     The base rent during the first year of the extended term of the Fairchild lease, if exercised by Fairchild, shall be 95% of the then-fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. If Fairchild and the Fremont Joint Venture are unable to agree upon the fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall establish the rent by agreement.

The Cort Furniture Building

     The Cort Furniture Building is a one-story office, showroom and warehouse building with 52,000 rentable square feet located in Fountain Valley, California. The Cort Joint Venture purchased the Cort Furniture Building on July 31, 1998 for a purchase price of $6,400,000. Construction of the Cort Furniture Building was completed in 1975.

     The Cort Furniture Building is located on two parcels of land totaling approximately 3.6 acres at 10700 Spencer Street on the southeast corner of Spencer Avenue and Mt. Langley Street adjacent on the south side to Interstate 405.

     The Cort Furniture Building is leased to Cort Furniture Rental Corporation
(Cort). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. Cort is a wholly-owned subsidiary of Cort Business Services Corporation, a New York Stock Exchange Company trading under the symbol CBZ (Cort Business Services). Cort Business Services is the largest and only national provider of high-quality office and residential rental furniture and related accessories. Cort Business Services has operations that cover 32 states and the District of Columbia and includes 119 rental showrooms. The obligations of Cort under the Cort Furniture lease are guaranteed by Cort Business Services.

     The initial term of the Cort lease is 15 years which commenced on November 1, 1988 and expires in October 2003. Cort has an option to extend the Cort lease for an additional five-year period of time. The annual base rent payable under the Cort lease is $758,964 through April 30, 2001 at which time the annual base rent will be increased 10% to $834,888 for the remainder of the lease term. The monthly base rent during the first year of the extended term shall be 90% of the then-fair market rental value of the Cort Furniture Building, but will be no less than the rent in the 15th year of the Cort lease. If Cort and the Cort Joint Venture are unable to agree upon a fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall provide appraisals on the Cort Furniture Building. If the appraisal values established are within 10% of each other, the average of such appraised value shall be the fair market rental value. If said appraisals are varied by more than 10%, the two appraisers shall appoint a third appraiser and the middle appraisal of the three shall be the fair rental value.

The Iomega Building

     The Iomega Building is a warehouse and office building with 108,000 rentable square feet located in Ogden City, Utah. Wells Fund X originally purchased the Iomega Building on April 1, 1998 for a purchase price of $5,025,000 and contributed the Iomega Building to the IX-X-XI-REIT Joint Venture on July 1, 1998.

     The Iomega Building is located on an approximately 8.0 acre tract of land at 2976 South Commerce Way in the Ogden Commercial and Industrial Park, which is one mile north of Roy City, one mile northwest of Riverdale City and three miles southwest of the Ogden central business district.

         The Iomega Building is leased to Iomega Corporation (Iomega). Iomega, a New York Stock Exchange company, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges.

         The initial term of the Iomega lease is ten years which commenced on August 1, 1996 and expires in July 2006. In March 1999, the IX-X-XI-REIT Joint Venture acquired an adjacent parcel of land and constructed additional parking at the site at an aggregate cost of $874,625. As a result, Iomega increased its monthly base rent and extended the term of its lease until April 30, 2009. The Iomega lease contains no further extension provisions. Iomega's world headquarters are located within one mile of the Iomega Building. The annual base rent payable under the Iomega lease is $659,868. On March 1, 2003 and July 1, 2006, the monthly base rent payable under the Iomega lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per year, compounded annually, on a cumulative basis from the beginning of the lease term.

The Interlocken Building

         The Interlocken Building is a three-story multi-tenant office building with 51,974 rentable square feet located in Broomfield, Colorado. The IX-X-XI-REIT Joint Venture purchased the Interlocken Building on March 20, 1998 for a purchase price of $8,275,000. Construction of the Interlocken Building was completed in December 1996.

         The Interlocken Building is located on a 5.1 acre tract of land in the Interlocken Business Park on Highway 36, the Boulder-Denver Turnpike, which is the main thoroughfare between Boulder and Denver. The Interlocken Building is located approximately eight miles southeast of Boulder and approximately 15 miles northwest of Denver. The Interlocken Building is currently leased as follows:

              ---------------------------------------------------------
              Floor      Tenant                    Rentable Sq. Ft.
              ---------------------------------------------------------
              1          Multiple                  15,599
              ---------------------------------------------------------
              2          ODS Technologies, L.P.    17,146
              ---------------------------------------------------------
              3          GAIAM, Inc.               19,229
              ---------------------------------------------------------

         The entire third floor of the Interlocken Building containing 19,229 rentable square feet (37% of the total rentable square feet) is currently under lease to GAIAM, Inc. (GAIAM). GAIAM, formerly known as Transecom, Inc., is a consumer distributor of environmental friendly products, including on-site video and audio production of environmental and alternative health videos using state-of-the-art electronics and sound stage. GAIAM was founded in 1988 and currently employs approximately 60 people.

         The GAIAM lease currently expires in October 2001, subject to GAIAM's right to extend for one additional term of five years upon 180 days' notice. The annual base rent payable under the GAIAM lease is approximately $313,800 for the initial term of the lease. In accordance with the GAIAM lease, Golden Rule, Inc., an affiliate of GAIAM, occupies 6,621 rentable square feet of the third floor. GAIAM guarantees the entire payment due under the GAIAM lease. GAIAM also leases 1,510 rentable square feet on the first floor. The base rent payable for this space for the remainder of the lease term is as follows:

              -----------------------------------------------
              Year         Annual Rent       Monthly Rent
              -----------------------------------------------
              Year 2       $25,800           $2,150
              -----------------------------------------------
              Year 3       $26,400           $2,200
              -----------------------------------------------

         GAIAM currently subleases 2,910 rentable square feet on the first floor from TECWorks, Inc./Enterprise Bank. The annual base rent payable for this space is $48,012.

         The entire second floor of the Interlocken Building containing 17,146 rentable square feet (34% of total rentable square feet) is currently under lease to ODS Technologies, L.P. (ODS). ODS provides in-home financial transaction services via telephone and television, and it has developed interactive computer-based applications for such in-home purchasing. Originally based in Tulsa, Oklahoma, ODS relocated its business to the Interlocken Building.

         The ODS lease expires in September 2003, subject to ODS's right to extend for one additional term of three years upon 180 days' notice. The base rent payable for the remainder of the ODS lease is as follows:

              -----------------------------------------------
              Year         Annual Rent       Monthly Rent
              -----------------------------------------------
              Year 3       $282,600          $23,550
              -----------------------------------------------
              Year 4       $288,600          $24,050
              -----------------------------------------------
              Year 5       $294,600          $24,550
              -----------------------------------------------

         The rental payments to be made by the tenant under the ODS lease are also secured by the assignment of a $275,000 letter of credit which may be drawn upon by the landlord in the event of a tenant default under the lease.

         The first floor of the Interlocken Building containing 15,599 rentable square feet is occupied by several tenants, in addition to GAIAM, whose leases expire in 2002. The aggregate annual base rent payable under these leases for 2000 is approximately $243,696.

The Ohmeda Building

         The Ohmeda Building is a two-story office building with approximately 106,750 rentable square feet located in Louisville, Colorado. The IX-X-XI-REIT Joint Venture purchased the Ohmeda Building on February 13, 1998 for a purchase price of $10,325,000. Construction of the Ohmeda Building was completed in January 1988.

         The Ohmeda Building is located on a 15.0 acre tract of land in the Centennial Valley Business Park approximately five miles southeast of Boulder and approximately 17 miles northwest of Denver. The Ohmeda Building is situated near Highway 36, which is the main thoroughfare between Boulder and Denver.

         The Ohmeda Building is leased to Ohmeda, Inc. (Ohmeda). Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring for hospital patients. Ohmeda also has a special products division, which produces neonatal and other oxygen care products. Ohmeda recently extended an agreement with Hewlett-Packard to include co-marketing and promotion of combined Ohmeda/H-P neonatal products.

         On April 13, 1998, Instrumentarium Corporation, a Finnish company, acquired the division of Ohmeda that occupies the Ohmeda Building. Instrumentarium is an international health care company concentrating on selected fields of medical technology manufacturing, marketing and distribution.

         The Ohmeda lease currently expires in January 2005, subject to Ohmeda's right to extend the Ohmeda Lease for two additional five-year periods of time. The base rent payable under the Ohmeda lease is as follows:

            -------------------------------------------------
            Years          Annual Rent       Monthly Rent
            -------------------------------------------------
            Years 1-5      $1,004,520        $83,710
            -------------------------------------------------
            Year 6         $1,054,692        $87,891
            -------------------------------------------------
            Year 7         $1,107,000        $92,250
            -------------------------------------------------

         The Ohmeda Lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the IX-X-XI-REIT Joint Venture to expend funds necessary to acquire additional land, if necessary, and to construct the expansion space. Ohmeda's option to expand the premises is subject to deliverance of at least four months' prior written notice to the IX-X-XI-REIT Joint Venture. During the four months subsequent to the notice of Ohmeda's intention to expand the premises, Ohmeda and the IX-X-XI-REIT Joint Venture shall negotiate in good faith and enter into an amendment to the Ohmeda lease for the construction and rental of the expansion space. If Ohmeda exercises its option to expand the premises, the right to terminate clause described above will automatically be canceled, and the primary lease term shall be extended for a period of ten years from the date on which a certificate of occupancy is issued by the City of Louisville with respect to the expansion space.

         The base rental for the expansion space payable under the Ohmeda lease shall be calculated to generate a rate of return to the IX-X-XI-REIT Joint Venture on its project costs and any retrofit expenses with respect to the existing premises incurred by landlord over the new, ten year extended primary lease term, equal to the prime lending rate published by Norwest Bank, N.A. on the first day of such extended primary lease term, plus 3%, plus full amortization of the tenant finish costs with respect to the expansion space and the existing premises. This base rental shall be payable through January 31, 2005. The base rental payable under the Ohmeda lease from February 1, 2005 through the remaining balance of the new, extended ten year primary lease term, shall be based on a combined rental rate equal to the sum of (1) the base rental payable by Ohmeda during lease year number seven for the existing premises, plus
(2) the base rent payable by Ohmeda during lease year number seven for the expansion space, plus an amount equal to 2% of the combined rental rate. Thereafter, the base rent payable for the entire premises shall be the base rent payable during the previous lease year plus an amount equal to 2% of the base rent payable during such previous lease year.

The Alstom Power Knoxville Building

         The Alstom Power Knoxville Building (formerly known as the ABB Knoxville Building) is a three-story multi-tenant steel-framed office building containing approximately 84,404 square feet located in Knoxville, Tennessee. Wells Fund IX purchased the land and constructed the Alstom Power Knoxville Building. Wells Fund IX contributed the Alstom Power Knoxville Building to the IX-X-XI-REIT Joint Venture on March 26, 1997 and was credited with making a $7,900,000 capital contribution. Construction of the Alstom Power Knoxville Building was completed in December 1997.

         The Alstom Power Knoxville Building is located on approximately 5.6 acres located in an office park known as Center Point Business Park on Pellissippi Parkway just north of the intersection of Interstates 40 and 75, in Knox County, Tennessee approximately 10 miles west of the Knoxville central business district.

         The Alstom Power Knoxville Building is currently leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999, merger between ABB Power Generation, Inc. (ABB Power) and ABB Alstom Power, Inc. As of June 22, 2000, ABB Alstom Power, Inc. changed its name to Alstom Power, Inc. ABB Power was a subsidiary of Asea Brown Boveri, Inc., a large multi-national engineering and construction company headquartered in Switzerland.

         As security for Alstom Power's obligations under its lease, Alstom Power has provided to the IX-X-XI-REIT Joint Venture an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the Alstom Power Knoxville lease. The letter of credit maintained by Alstom Power is required to be in the amount of $4,000,000 until the seventh anniversary of the rental commencement date, at which time it will be reduced by $1,000,000 each year until the end of the lease term.

         The initial term of the Alstom Power Knoxville lease is nine years and 11 months which commenced on January 1, 1998 and expires in December 2007. The annual base rent payable under the Alstom Power Knoxville lease is $1,106,520 payable in equal monthly installments of $92,210 during the first five years of the initial lease term, $1,233,120 payable in equal monthly installments of $102,760 during the next two years of the initial lease term, and $1,220,484 payable in equal monthly installments of $101,707 during the last two years and 11 months of the initial lease term.

         The IX-X-XI-REIT Joint Venture has agreed to provide Alstom Power on the fifth anniversary of the rental commencement date a redecoration allowance of an amount equal to (1) $5.00 per square foot of useable area of the premises leased which has been leased and occupied by Alstom Power for at least three consecutive years ending with such fifth anniversary reduced by (2) $177,000.

         Alstom Power has a one-time option to terminate the Alstom Power Knoxville lease as of the seventh anniversary of the rental commencement date which is exercisable by written notice to the IX-X-XI-REIT Joint Venture at least 12 months in advance of such seventh anniversary. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay to the IX-X-XI-REIT Joint Venture, on or before 90 days prior to the seventh anniversary of the rental commencement date, a termination payment intended to compensate the IX-X-XI-REIT Joint Venture for the present value of certain sums which the joint venture has expended in connection with the Alstom Power Knoxville lease amortized over and attributable to the remaining lease term and a rent payment equal to approximately 15 months of monthly base rental payments. We currently anticipate that the termination payment required to be paid by Alstom Power in the event it exercises its option to terminate the Alstom Power Knoxville lease on the seventh anniversary would be approximately $1,800,000 based upon certain assumptions.

The Avaya Building

         The Avaya Building (formerly known as the Lucent Technologies Building) is a one-story office building containing approximately 57,186 rentable square feet which was developed and constructed on certain real property located in Oklahoma City, Oklahoma by Wells Development. The Avaya Building was purchased by the IX-X-XI-REIT Joint Venture on June 24, 1998 for a purchase price of $5,504,276, which was equal to the aggregate cost to Wells Development of the acquisition, construction and development of the Avaya Building, including interest and other carrying costs, and accordingly, Wells Development made no profit from the sale of the Avaya Building to the IX-X-XI-REIT Joint Venture. Construction of the Avaya Building was completed in January 1998.

         The Avaya Building is located on approximately 5.3 acres located in the Quail Springs Office Park, 1400 Hertz Quail Springs Parkway, in the northwest sector of Oklahoma City.

         The Avaya Building is leased to Avaya, Inc. (Avaya), the former Enterprise Networks Group of Lucent Technologies Inc. (Lucent Technologies). Lucent Technologies, the former tenant, assigned the lease to Avaya on September 30, 2000. Lucent Technologies, who remains liable on the lease, is a telecommunications company which was spun off by AT&T in April 1996. Lucent Technologies, which is traded on the New York Stock Exchange, is in the business of designing, developing and marketing communications systems and technologies ranging from microchips to whole networks and is one of the world's leading designers, developers and manufacturers of telecommunications system software and products.

         The initial term of the Avaya lease is ten years which commenced on January 5, 1998 and expires in January 2008. Avaya has the option to extend the initial term of the Avaya lease for two additional five-year periods. The annual base rent payable under the Avaya lease will be $508,383 payable in equal monthly installments of $42,365 during the first five years of the initial lease term, and $594,152 payable in equal monthly installments of $49,513 during the second five years of the initial lease term. The annual base rent for each extended term under the lease will be based upon the fair market rent then being charged by landlords under new leases of office space in the metropolitan Oklahoma City market for similar space in a building of comparable quality with comparable amenities. The Avaya lease provides that if the parties cannot agree upon the appropriate fair market value rate, the rate will be established by real estate appraisers.

         Under the Avaya lease, Avaya also has a one-time option to terminate the Avaya lease on the seventh anniversary of the rental commencement date, which is exercisable by written notice to the landlord at least 12 months in advance of such seventh anniversary. If Avaya elects to exercise its option to terminate the Avaya lease, Avaya would be required to pay a termination payment intended to compensate the landlord for the present value of funds expended as a construction allowance and leasing commissions relating to the Avaya lease, amortized over and attributable to the remaining lease term, and a rental payment equal to approximately 18 months of monthly rental payments. We currently anticipate that the termination payment required to be paid by Avaya, in the event it exercises its option to terminate the Avaya lease on the seventh anniversary, would be approximately $1,339,000 based upon certain assumptions.

Property Management Fees

         Wells Management, our Property Manager, has been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture and the VIII-IX-REIT Joint Venture. While Wells Fund XI and the Wells REIT are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund VIII, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Accordingly, a portion of the gross revenues of these joint ventures will be subject to a 6% management and leasing fee and a portion of gross revenues will be subject to a 4.5% management and leasing fee based upon the respective ownership percentages in the joint ventures.

         Wells Management has been retained to manage and lease each of the remaining buildings for fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

         Wells Management received a one-time initial lease-up fee equal to the first month's rent for the leasing of the Alstom Power Knoxville Building, the Avaya Building, the Matsushita Building and the Alstom Power Richmond Building.

Real Estate Loans

         The SouthTrust Loans

         Wells OP has established various secured lines of credit with SouthTrust Bank, N.A. (SouthTrust) whereby SouthTrust has agreed to loan in the aggregate an amount of up to $72,140,000 to Wells OP in connection with its purchase of real properties. The interest rate on each of these separate lines of credit is an annual variable rate equal to the London InterBank Offered Rate (LIBOR) for a 30 day period plus 175 basis points. Wells OP will be charged an advance fee of 0.125% of the amount of each advance. As of December 15, 2000, the interest rate was 8.44% per annum.

         The $32,393,000 SouthTrust Line of Credit

         The $32,393,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Cinemark Building, the Dial Building and the ASML Building. As of December 15, 2000, the outstanding principal balance of the $32,393,000 SouthTrust line of credit was $17,028,850.

         The $12,844,000 SouthTrust Line of Credit

         The $12,844,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by a first priority mortgage against the PwC Building. As of December 15, 2000, there was no outstanding principal balance on the $12,844,000 SouthTrust line of credit.

         The $19,003,000 SouthTrust Line of Credit

         The $19,003,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Avnet Building and the Motorola Tempe Building. As of December 15, 2000, there was no outstanding principal balance on the $17,800,000 SouthTrust line of credit.

         The $7,900,000 SouthTrust Line of Credit

         Wells LLC - VA originally obtained a loan from SouthTrust Bank, N.A. in connection with the acquisition, development and construction of the Alstom Power Richmond Building (formerly known as the ABB Richmond Building). After completion of the construction, SouthTrust converted the construction loan into a separate line of credit in the maximum principal amount up to $7,900,000. This SouthTrust line of credit requires payments of interest only and matures on June 10, 2002. The $7,900,000 SouthTrust line of credit is secured by a first priority mortgage against the Alstom Power Richmond Building, the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank. As of December 15, 2000, there was no outstanding principal balance on the $7,900,000 SouthTrust line of credit.

         The BOA Loan

         Wells OP originally obtained a loan in the amount of $6,425,000 from Bank of America, N.A. (BOA Loan), to fund a portion of the purchase price of the AT&T Building (formerly the Vanguard Cellular Building) located in Harrisburg, Pennsylvania. On November 23, 1999, the BOA Loan was converted to a revolving credit loan in the maximum principal amount of $9,825,000 for the acquisition of real properties by Wells OP. On February 24, 2000, the credit limit of the BOA Loan was increased further to $26,725,000. The BOA Loan requires monthly payments of interest only and matures on January 4, 2002. The interest rate on the BOA Loan is a variable rate per annum equal to the LIBOR for a thirty-day period plus 200 basis points. As of December 15, 2000, the interest rate on the BOA Loan was 8.69% per annum. The BOA Loan is secured by first priority mortgages against both the AT&T Building and the Marconi Building. As of December 15, 2000, the outstanding principal balance of the BOA Loan was $14,300,149.

         The Metris Loan

         Wells OP assumed a loan (Metris Loan) with Richter-Schroeder Company, Inc. in connection with its purchase of the Metris Building. The Metris Loan requires monthly payments of interest only and matures on February 11, 2003. The interest rate on the Metris Loan is an annual variable rate equal to the LIBOR for a thirty-day period plus 175 basis points. As of December 15, 2000, the interest rate on the Metris Loan was 8.44% per annum. The Metris Loan is secured by a first mortgage against the Metris Building. As of December 15, 2000, the outstanding principal balance of the Metris Loan was $8,000,000.

  Management's Discussion and Analysis of Financial Condition and Results of
                                  Operations

         The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

         This section and other sections of the prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of cash distributions anticipated to be distributed to shareholders in the future and certain other matters. Readers of this prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statement made in this prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, lack of availability of financing and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

Liquidity and Capital Resources

         We began active operations on June 5, 1998, when we received and accepted subscriptions for 125,000 shares pursuant to our initial public offering, which commenced on January 30, 1998. We terminated our initial public offering on December 19, 1999, and on December 20, 1999, we commenced a follow-on public offering of up to 22,200,000 shares of common stock at $10 per share. As of December 31, 1999, we had raised an aggregate of $134,710,850 in offering proceeds through the sale of 13,471,085 shares. As of December 31, 1999, we had paid $4,714,880 in acquisition and advisory fees and acquisition expenses, $16,838,857 in selling commissions and organizational and offering expenses, and $112,287,969 in capital contributions to Wells OP for investments in joint ventures and acquisitions of real properties. As of December 31, 1999, we were holding net offering proceeds of approximately $869,144 available for investment in additional properties.

         Between December 31, 1999, and September 30, 2000, we raised an additional $127,695,246 in offering proceeds through the sale of an additional 12,769,524 shares. Accordingly, as of September 30, 2000, we had raised a total of $262,406,096 in offering proceeds through the sale of 26,240,610 shares of common stock. As of September 30, 2000, we had paid a total of $9,161,189 in acquisition and advisory fees and acquisition expenses, had paid a total of $32,718,532 in selling commissions and organizational and offering expenses, had made capital contributions of $211,641,497 to Wells OP for investments in joint ventures and acquisitions of real property, had utilized $657,844 for the redemption of stock pursuant to our share redemption program, and were holding net offering proceeds of $8,227,034 available for investment in additional properties.

         Cash and cash equivalents at September 30, 2000 and 1999 were $12,257,161 and $2,850,263, respectively. The increase in cash and cash equivalents resulted primarily from raising additional capital which was offset by increased investments in real property acquisitions.

         Operating cash flows are expected to increase as additional properties are added to our investment portfolio. Dividends to be distributed to the shareholders are determined by the board of directors and are dependent upon a number of factors relating to the Wells REIT, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code.

         As of September 30, 2000, we had acquired interests in 25 real estate properties. These properties are generating sufficient cash flow to cover our operating expenses and pay quarterly dividends. Dividends declared for the third quarter of 2000 and the third quarter of 1999 totaled $0.1875 and $0.1750 per share, respectively, which were declared on a daily record date basis in the amount of $0.002038 and $0.001902, respectively, per share payable to the shareholders of record at the close of business of each day during the quarter.

         On February 18, 1999, Wells OP entered into a Rental Income Guaranty Agreement with the VIII-IX Joint Venture. The Rental Income Guaranty Agreement provided for a guarantee by Wells OP to the VIII-IX Joint Venture that it would receive rental income on the Quest Building (formerly known as the Bake Parkway Building) previously leased to Matsushita Avionics at least equal to the rental and building expenses that the VIII-IX Joint Venture would have received over the remaining term of its original lease with Matsushita Avionics. Matsushita Avionics vacated the Quest Building in December 1999, with the existing lease term ending in September 2003, in order to occupy the Matsushita Building developed and constructed by Wells OP. On June 15, 2000, the VIII-IX-REIT Joint Venture was formed between Wells OP and the VIII-IX Joint Venture for purposes of owning and operating the Quest Building. On July 1, 2000, the VIII-IX Joint Venture transferred the Quest Building to the VIII-IX-REIT Joint Venture as its capital contribution. (See "Description of Properties -- Joint Ventures with Affiliates.") Under the Rental Income Guaranty Agreement, Wells OP also guaranteed that, if a joint venture such as the VIII-IX-REIT Joint Venture was ever formed by the parties for the ownership and operation of the Quest Building, Wells OP would guaranty to the VIII-IX Joint Venture that it would receive monthly cash flow distributions from such joint venture at least equal to the rent and building expenses guaranteed under the Rental Income Guaranty Agreement. Currently the Quest Building is leased by Quest Software, Inc. (Quest) pursuant to a 42 month lease that expires on December 31, 2003. (See "Description of Properties -- The Quest Building.")

         Wells OP had paid approximately $542,645 in rental income guaranty payments to the VIII-IX Joint Venture through September 30, 2000, and will continue making payments in the amount of $6,656 per month through February 2001 to cover initial rental concessions granted to Quest in order to induce Quest to rent the Quest Building. Our maximum liability exposure to the VIII-IX Joint Venture for rental income and building expenses potentially payable under this Rental Income Guaranty Agreement of approximately $3,000,000 was taken into account in the economic analysis performed in making the determination to go forward with the development of the Matsushita Building. Although the lease of the Quest Building by Quest has substantially reduced our financial exposure under the Rental Income Guaranty Agreement, we cannot, at this time, determine the amount of any future liability if Quest defaults or otherwise fails to make the required payments under its lease. Wells OP continues to guaranty payment under the Rental Income Guaranty Agreement and, consequently, continues to bear some risk, even though their risk has been substantially minimized by the lease with Quest. Payments made to the VIII-IX Joint Venture under the Rental Income Guaranty Agreement are made from capital proceeds raised and are being capitalized over the term of the lease with Matsushita Avionics for the Matsushita Building.

Cash Flows From Operating Activities

         Net cash provided by operating activities was $4,737,973 for the nine months ended September 30, 2000 and $2,273,102 for the nine months ended September 30, 1999. The increase in net cash provided by operating activities was due primarily to the purchase of additional properties in late 1999 and 2000.

Cash Flows From Investing Activities

         The increase in net cash used in investing activities from $75,420,671 for the nine months ended September 30, 1999 to $113,424,119 for the nine months ended September 30, 2000 was due primarily to the raising of additional capital and funds that have been invested in real property acquisitions.

Cash Flows From Financing Activities

         The increase in net cash provided by financing activities from $68,018,429 for the nine months ended September 30, 1999 to $118,013,503 for the nine months ended September 30, 2000 was due primarily to the raising of additional capital and the corresponding increase in funds borrowed to purchase additional properties. We raised $127,695,243 in offering proceeds for the nine months ended September 30, 2000, as compared to $76,927,944 for the nine months ended September 30, 1999. In addition, we received loan proceeds from financing secured by properties of $67,883,130 and repaid notes payable in the amount of $52,903,328 for the nine months ended September 30, 2000.

Results of Operations

         As of September 30, 2000, our real estate properties were 100% occupied by tenants. Gross revenues for the nine months ended September 30, 1999 and for the nine months ended September 30, 2000 were $3,996,290 and $15,734,638, respectively. This increase in revenues was due to the purchase of additional properties during late 1999 and 2000. The purchase of interests in additional properties also resulted in an increase in operating expenses, management and leasing fees, and depreciation expense. Our net income increased to $5,737,537 for the first nine months of 2000 as compared to $2,272,432 for the first nine months of 1999.

Subsequent Events

         On November 1, 2000, Wells OP acquired a three-story 236,710 square foot office building (Motorola Plainfield Building) located at Durham Avenue on Interstate 287 in South Plainfield, New Jersey for a purchase price of $33,648,156, plus closing costs of $105,225. The Motorola Plainfield Building is 100% leased to Motorola, Inc. (See "Description of Properties -- The Motorola Plainfield Building.")

Property Operations

         As of September 30, 2000, we have provided the following operational information relating to our real estate properties:

         The Alstom Power Knoxville Building (formerly the ABB Knoxville Building)/ The IX-X-XI-REIT Joint Venture

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    -----------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ---------     ---------
Revenues:
   Rental income                            $ 288,969      $ 261,986    $ 895,551     $ 784,065
   Interest income                             19,871         15,024       53,575        46,765
                                            ---------      ---------    ---------     ---------
                                              308,840        277,010      949,126       830,830
                                            ---------      ---------    ---------     ---------
Expenses:
   Depreciation                                98,454        135,499      295,362       403,699
   Management and leasing expenses             36,277         32,260      112,232        93,666
   Other operating expenses                   (26,544)       (17,097)     (69,178)      (13,390)
                                            ---------      ---------    ---------     ---------
                                              108,187        150,662      338,416       483,975
                                            ---------      ---------    ---------     ---------
Net income                                  $ 200,653      $ 126,348    $ 610,710     $ 346,855
                                            =========      =========    =========     =========
Occupied percentage                               100%         98.28%         100%        98.28%
                                            =========      =========    =========     =========
Our ownership percentage                         3.71%          3.74%        3.71%         3.74%
                                            =========      =========    =========     =========
Cash distributed to the Wells REIT          $  11,074      $   9,855    $  33,513     $  28,263
                                            =========      =========    =========     =========
Net income allocated to the Wells REIT      $   7,451      $   4,721    $  22,700     $  13,043
                                            =========      =========    =========     =========

         Rental income increased in 2000, over 1999, due primarily to the increased occupancy level of the property. Total expenses decreased due to a decrease in depreciation expense. This decrease resulted from an accelerated depreciation on tenant improvements for a short-term lease in 1999 for 23,092 square feet. Other operating expenses are negative due to an offset of tenant reimbursements in operating costs, as well as management and leasing fee reimbursements. Tenants are billed an estimated amount for the current year common area maintenance (CAM) which is then reconciled the following year and the difference billed to the tenant. Net income and cash distributions increased in 2000, over 1999, due to a combination of increased rental income and decreased operating expenses.

         Our ownership percentage interest in the IX-X-XI-REIT Joint Venture decreased slightly due to additional capital contributions made by Wells Fund IX and Wells Fund X, respectively, to the IX-X-XI-REIT Joint Venture in the first and second quarters of 2000 for funding of capital improvements.

         The Ohmeda Building/The IX-X-XI-REIT Joint Venture

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    -----------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ---------     ---------
Revenues:
   Rental income                            $ 256,829      $ 256,829    $ 770,486     $ 770,486
                                            ---------      ---------    ---------     ---------
Expenses:
   Depreciation                                81,576         81,576      244,728       244,728
   Management and leasing expenses             12,826         11,618       41,656        35,293
   Other operating expenses                    (7,585)         3,899       73,410          (188)
                                            ---------      ---------    ---------     ---------
                                               86,817         97,093      359,794       279,833
                                            ---------      ---------    ---------     ---------
Net income                                  $ 170,012      $ 159,736    $ 410,692     $ 490,653
                                            =========      =========    =========     =========

Occupied percentage                               100%           100%         100%          100%
                                            =========      =========    =========     =========
Our ownership percentage                         3.71%          3.74%        3.71%         3.74%
                                            =========      =========    =========     =========
Cash distributed to the Wells REIT          $   9,130      $   8,804    $  23,726     $  26,992
                                            =========      =========    =========     =========
Net income allocated to the Wells REIT      $   6,312      $   5,969    $  15,265     $  18,438
                                            =========      =========    =========     =========

         Net income decreased in 2000, as compared to 1999, due to an overall increase in expenses. Operating expenses increased significantly due, in part, to a significant rise in real estate taxes, which resulted from the revaluation of the property by Boulder County authorities in 1999. A later reduction in taxes resulting from an appeal in 2000 was offset by a CAM credit to the tenant.

         Rental income remained stable for the three months ended September 30, 2000, as compared to the same period in 1999. Total expenses decreased for the three month period ended September 30, 2000, as compared to the same period for 1999, due largely to other operating expenses being negative. This was due to an offset of tenant reimbursements in operating costs, as well as management and leasing fee reimbursements. Cash distributions and net income allocated to the Wells REIT for the three month period ended September 30, 2000 increased slightly as compared to 1999.

         The Interlocken Building/The IX-X-XI-REIT Joint Venture

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    -----------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ---------     ---------
Revenues:
   Rental income                            $ 207,454      $ 207,791    $ 635,898     $ 622,070
                                            ---------      ---------    ---------     ---------
Expenses:
   Depreciation                                71,670         71,670      215,010       215,010
   Management and leasing expenses             27,019         18,899       83,736        54,518
   Other operating costs                       (2,165)        (5,291)     (54,699)        5,342
                                            ---------      ---------    ---------     ---------
                                               96,524         85,278      244,047       274,870
                                            ---------      ---------    ---------     ---------
Net income                                  $ 110,930      $ 122,513    $ 391,851     $ 347,200
                                            =========      =========    =========     =========
Occupied percentage                               100%           100%         100%          100%
                                            =========      =========    =========     =========
Our ownership percentage                         3.71%          3.74%        3.71%         3.74%
                                            =========      =========    =========     =========
Cash distributed to the Wells REIT          $   6,800      $   7,200    $  22,679     $  20,952
                                            =========      =========    =========     =========
Net income allocated to the Wells REIT      $   4,119      $   4,578    $  14,566     $  13,041
                                            =========      =========    =========     =========

         Rental income increased due to a tenant occupying additional space previously leased to another tenant at a lower rate. Other operating expenses are negative due to an offset of tenant reimbursements in operating costs, as well as management and leasing fee reimbursements. Tenants are billed an estimated amount for current year CAM which is then reconciled the following year and the difference billed to the tenants. Due to these CAM reimbursements, management and leasing fees increased since these fees are charged based on actual receipts.

         Cash distributions and net income allocated to the Wells REIT for the quarter ended September 30, 2000 decreased in 2000, as compared to 1999, due to a decrease in net income.

         The Avaya Building (formerly the Lucent Technologies Building)/ The IX-X-XI-REIT Joint Venture

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    -----------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ---------     ---------
Revenues:
   Rental income                            $ 145,752      $ 145,752    $ 437,256     $ 437,256
                                            ---------      ---------    ---------     ---------
Expenses:
   Depreciation                                45,801         45,801      137,403       137,403
   Management and leasing expenses              5,369          5,370       16,109        16,109
   Other operating expenses                     1,669          1,766        9,688        13,964
                                            ---------      ---------    ---------     ---------
                                               52,839         52,937      163,200       167,476
                                            ---------      ---------    ---------     ---------
Net income                                  $  92,913      $  92,815    $ 274,056     $ 269,780
                                            =========      =========    =========     =========
Occupied percentage                               100%           100%         100%          100%
                                            =========      =========    =========     =========
Our ownership percentage                         3.71%          3.74%        3.71%         3.74%
                                            =========      =========    =========     =========
Cash distributed to the Wells REIT          $   4,723      $   4,750    $  14,048     $  14,006
                                            =========      =========    =========     =========
Net income allocated to the Wells REIT      $   3,450      $   3,468    $  10,187     $  10,140
                                            =========      =========    =========     =========

         Rental income, depreciation, and management and leasing expenses remained stable in 2000, as compared to 1999, while other operating expenses were slightly lower, due primarily to a one-time charge for consulting fees in 1999 which did not occur in 2000.

         On September 30, 2000, Lucent Technologies, Inc. assigned its interest in the lease as tenant to Avaya, Inc., the former Enterprise Networks Group of Lucent Technologies.

         The Iomega Building/The IX-X-XI-REIT Joint Venture

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    -----------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ---------     ---------
Revenues:
   Rental income                            $ 168,250      $ 150,009    $ 504,750     $ 397,755
                                            ---------      ---------    ---------     ---------
Expenses:
   Depreciation                                55,062         48,495      165,186       145,485
   Management and leasing expenses              7,319          8,291       21,879        17,629
   Other operating expenses                     2,253          1,290       12,620         3,815
                                            ---------      ---------    ---------     ---------
                                               64,634         58,076      199,685       166,929
                                            ---------      ---------    ---------     ---------
Net income                                  $ 103,616      $  91,933    $ 305,065     $ 230,826
                                            =========      =========    =========     =========
Occupied percentage                               100%           100%         100%          100%
                                            =========      =========    =========     =========
Our ownership percentage                         3.71%          3.74%        3.71%         3.74%
                                            =========      =========    =========     =========
Cash distributed to the Wells REIT          $   5,713      $   5,103    $  16,940     $  13,702
                                            =========      =========    =========     =========
Net income allocated to the Wells REIT      $   3,848      $   3,435    $  11,339     $   8,672
                                            =========      =========    =========     =========

         Rental income increased in 2000, as compared to 1999, due to the completion of the parking lot complex in the second quarter of 1999. Total expenses increased in 2000, over 1999, due to an increase in depreciation and real estate tax expenses relating to the new parking lot. Cash distributions increased in 2000, over 1999, due primarily to the increase in net income.

         The Cort Furniture Building/The Cort Joint Venture

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    -----------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ---------     ---------
Revenues:
   Rental income                            $ 198,885      $ 198,885    $ 596,656     $ 596,656
                                            ---------      ---------    ---------     ---------
Expenses:
   Depreciation                                46,641         46,641      139,923       139,923
   Management and leasing expenses              8,701          7,590       23,881        22,770
   Other operating expenses                     6,445          5,993       10,375        19,446
                                            ---------      ---------    ---------     ---------
                                               61,787         60,224      174,179       182,139
                                            ---------      ---------    ---------     ---------
Net income                                  $ 137,098      $ 138,661    $ 422,477     $ 414,517
                                            =========      =========    =========     =========
Occupied percentage                               100%           100%         100%          100%
                                            =========      =========    =========     =========
Our ownership percentage                         43.7%          43.7%        43.7%         43.7%
                                            =========      =========    =========     =========
Cash distributed to the Wells REIT          $  76,243      $  76,926    $ 233,613     $ 230,137
                                            =========      =========    =========     =========
Net income allocated to the Wells REIT      $  59,867      $  60,550    $ 184,484     $ 181,008
                                            =========      =========    =========     =========

         Rental income, depreciation, and management and leasing expenses remained stable in 2000, as compared to 1999, while other operating expenses are lower due to common area maintenance (CAM) reimbursements billed in 2000 to the tenants. Tenants are billed an estimated amount for CAM which is then reconciled the following year, and the difference is billed to the tenant. No CAM was charged to the tenant in 1999.

         The Fairchild Building/The Fremont Joint Venture

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    -----------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ---------     ---------
Revenues:
   Rental income                            $ 225,195      $ 225,210    $ 675,585     $ 675,631
                                            ---------      ---------    ---------     ---------
Expenses:
   Depreciation                                71,382         71,382      214,146       214,146
   Management and leasing expenses              9,175          9,303       27,525        27,970
   Other operating expenses                     3,244          6,457        9,856        13,772
                                            ---------      ---------    ---------     ---------
                                               83,801         87,142      251,527       255,888
                                            ---------      ---------    ---------     ---------
Net income                                  $ 141,394      $ 138,068    $ 424,058     $ 419,743
                                            ---------      ---------    ---------     ---------
Occupied percentage                               100%           100%         100%          100%
                                            =========      =========    =========     =========
Our ownership percentage                         77.5%          77.5%        77.5%         77.5%
                                            =========      =========    =========     =========
Cash distributed to the Wells REIT          $ 158,817      $ 151,627    $ 476,354     $ 459,174
                                            =========      =========    =========     =========
Net income allocated to the Wells REIT      $ 109,587      $ 107,009    $ 328,663     $ 325,318
                                            =========      =========    =========     =========

         Rental income, net income and cash distributions to the Wells REIT remained stable in 2000, as compared to 1999.

         The PwC Building

                                               Three Months Ended          Nine Months Ended
                                            ------------------------    ------------------------
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ----------    ----------
Revenues:
   Rental income                            $ 552,298      $ 552,297    $1,656,894    $1,656,637
                                            ---------      ---------    ----------    ----------
Expenses:
   Depreciation                               206,037        205,236       618,111       616,257
   Management and leasing expenses             37,760         37,612       116,142       111,147
   Other operating expenses                   (28,672)       (77,618)     (134,352)      103,599
                                            ---------      ---------    ----------    ----------
                                              215,125        165,230       599,901       831,003
                                            ---------      ---------    ----------    ----------
Net income                                  $ 337,173      $ 387,067    $1,056,993    $  825,634
                                            =========      =========    ==========    ==========
Occupied percentage                               100%           100%          100%          100%
                                            =========      =========    ==========    ==========
Our ownership percentage                          100%           100%          100%          100%
                                            =========      =========    ==========    ==========
Cash distributed to the Wells REIT          $ 488,547      $ 526,399    $1,512,625    $1,244,179
                                            =========      =========    ==========    ==========
Net income allocated to the Wells REIT      $ 337,173      $ 387,067    $1,056,993    $  825,634
                                            =========      =========    ==========    ==========

         Rental income has remained stable. Other operating expenses are negative due to increased CMA billings in 2000. Management and leasing fee reimbursements are also included in other operating expenses. Tenants are billed an estimated amount for current year CAM which is then reconciled the following year, and the difference billed to the tenants.

         The AT&T Building (formerly the Vanguard Cellular Building)

                                                                          Nine          Nine
                                               Three Months Ended        Months        Months
                                            ------------------------      Ended         Ended
                                            Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
                                               2000           1999         2000          1999
                                            ---------      ---------    ----------    ---------
Revenues:
   Rental income                            $ 340,832      $ 455,471    $1,022,497    $ 930,145
                                            ---------      ---------    ----------    ---------
Expenses:
   Depreciation                               120,744        120,750       362,232      321,972
   Management and leasing expenses             15,525         20,532        46,201       29,082
   Other operating expenses                       831          3,362         6,941       12,931
   Interest expense                             2,915         27,470         9,331      206,046
                                            ---------      ---------    ----------    ---------
                                              140,015        172,114       424,705      570,031
                                            ---------      ---------    ----------    ---------
Net income                                  $ 200,817      $ 283,357    $  597,792    $ 360,114
                                            =========      =========    ==========    =========
Occupied percentage                               100%           100%          100%         100%
                                            =========      =========    ==========    =========
Our ownership percentage                          100%           100%          100%         100%
                                            =========      =========    ==========    =========
Cash distributed to the Wells REIT          $ 314,681      $ 300,004    $  953,280    $ 579,189
                                            =========      =========    ==========    =========
Net income allocated to the Wells REIT      $ 200,817      $ 283,357    $  597,792    $ 360,114
                                            =========      =========    ==========    =========

         Rental income decreased for the three months ended September 30, 2000, as compared to the three months ended September 30, 1999, due to an understatement of straight line rent in that was adjusted in the third quarter of 1999. Interest expense has decreased in 2000 due to a substantial decrease in the note payable related to this property.

         Since the AT&T Building was purchased in February 1999, comparable income and expenses figures for the prior period ended September 30, 1999 covered only eight months. Accordingly, the prior period is not comparable to the nine months ended September 30, 2000.

         The EYBL CarTex Building/The XI-XII-REIT Joint Venture

                                                Three         Three         Nine         Five
                                               Months        Months        Months       Months
                                                Ended         Ended         Ended        Ended
                                              Sept. 30,     Sept. 30,     Sept. 30,    Sept. 30,
                                                 2000          1999          2000         1999
                                              ---------     ---------     ---------    ---------
Revenues:
   Rental income                              $ 142,207     $ 140,048     $ 422,385    $ 210,173
                                              ---------     ---------     ---------    ---------
Expenses:
   Depreciation                                  49,902        49,902       149,702       83,170
   Management and leasing expenses               16,197         3,814        27,415       14,663
   Other operating expenses                       3,416         5,165        16,163        5,165
                                              ---------     ---------     ---------    ---------
                                                 69,515        58,881       193,280      102,998
                                              ---------     ---------     ---------    ---------
Net income                                    $  72,692     $  81,167     $ 229,105    $ 107,175
                                              =========     =========     =========    =========
Occupied percentage                                 100%          100%          100%         100%
                                              =========     =========     =========    =========
Our ownership percentage                           56.8%         56.8%         56.8%        70.1%
                                              =========     =========     =========    =========
Cash distributed to the Wells REIT            $  67,917     $  68,084     $ 190,825    $ 103,599
                                              =========     =========     =========    =========
Net income allocated to the Wells REIT        $  44,820     $  46,791     $ 130,047    $  65,039
                                              =========     =========     =========    =========

         Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

         Rental income increased slightly for the three month period ended September 30, 2000, as compared to the same period in 1999. Total expenses increased for the three month period ended September 30, 2000, as compared to the same period in 1999, due to an annual leasing commission paid to an outside broker pursuant to the terms of the purchase agreement. Cash distributions and net income allocated to the Wells REIT decreased for the three month period ended September 30, 2000 because of the decrease in net income.

         Since the EYBL CarTex Building was purchased in May 1999, comparable income and expense figures for the prior period ended September 30, 1999 covered only five months. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

         Our ownership interest in the XI-XII-REIT Joint Venture decreased due to the admittance of Wells Fund XII to the XI-REIT Joint Venture on June 21, 1999. Our ownership interest was 70.1% for May and June of 1999 and 56.8% for July through September of 1999.

         The Sprint Building/The XI-XII-REIT Joint Venture

                                                Three         Three         Nine         Three
                                               Months        Months        Months       Months
                                                Ended         Ended         Ended        Ended
                                              Sept. 30,     Sept. 30,     Sept. 30,    Sept. 30,
                                                 2000          1999          2000         1999
                                              ---------     ---------     ---------    ---------
Revenues:
   Rental income                              $ 265,997     $ 264,654     $ 797,991    $ 264,654
                                              ---------     ---------     ---------    ---------
Expenses:
   Depreciation                                  81,779        81,776       245,336       81,776
   Management and leasing expenses               11,239         7,493        33,718        7,493
   Other operating expenses                       3,306         1,283        13,964        1,283
                                              ---------     ---------     ---------    ---------
                                                 96,324        90,552       293,018       90,552
                                              ---------     ---------     ---------    ---------
Net income                                    $ 169,673     $ 174,102     $ 504,973    $ 174,102
                                              =========     =========     =========    =========
Occupied percentage                                 100%          100%          100%         100%
                                              =========     =========     =========    =========
Our ownership percentage                           56.8%         56.8%         56.8%        56.8%
                                              =========     =========     =========    =========
Cash distributed to the Wells REIT            $ 133,516     $ 137,150     $ 398,252    $ 137,150
                                              =========     =========     =========    =========
Net income allocated to the Wells REIT        $  96,311     $ 100,192     $ 286,638    $ 100,192
                                              =========     =========     =========    =========

         Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

         Rental income increased slightly for the three months ended September 30, 2000, as compared to the same period in 1999. Total expenses increased for the three months ended September 30, 2000, as compared to the same period in 1999, due largely to the increase in management and leasing fees as well as other operating expenses. Cash distributions and net income allocated to the Company decreased for the three months ended September 30, 2000 due to a decrease in net income.

         Since the Sprint Building was purchased in July 1999, comparative income and expense figures for the prior period ended September 30, 1999 covered only three months. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

         The Johnson Matthey Building/The XI-XII-REIT Joint Venture

                                             Three Months       Two Months        Nine Months
                                                Ended              Ended             Ended
                                            Sept. 30, 2000    Sept. 30, 1999    Sept. 30, 2000
Revenues:
   Rental income                              $  219,349         $  123,566        $  648,297
                                              ----------         ----------        ----------
Expenses:
   Depreciation                                   63,869             42,567           191,606
   Management and leasing expenses                 9,230                  0            27,089
   Other operating expenses                       (1,535)               470             8,594
                                              ----------         ----------        ----------
                                                  71,564             43,037           227,289
                                              ----------         ----------        ----------
Net income                                    $  147,785         $   80,529        $  421,008
                                              ==========         ==========        ==========
Occupied percentage                                  100%               100%              100%
                                              ==========         ==========        ==========
Our ownership percentage                            56.8%              56.8%             56.8%
                                              ==========         ==========        ==========
Cash distributed to the Wells REIT            $  110,419         $   66,517        $  318,504
                                              ==========         ==========        ==========
Net income allocated to the Wells REIT        $   83,836         $   44,409        $  238,977
                                              ==========         ==========        ==========

         Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

         Since the Johnson Matthey Building was purchased in August 1999, comparative income and expense figures for the prior period covered only two months. Accordingly, the prior period cannot be compared to the nine months ended September 30, 2000.

         The Gartner Building/The XI-XII-REIT Joint Venture

                                             Three Months       One Month         Nine Months
                                                Ended             Ended              Ended
                                            Sept. 30, 2000    Sept. 30, 1999    Sept. 30, 2000
Revenues:
   Rental income                               $  216,567        $  32,502         $  637,375
                                               ----------        ---------         ----------
Expenses:
   Depreciation                                    77,623           25,874            232,868
   Management and leasing expenses                  9,970                0             29,218
   Other operating expenses                        (7,603)               0            (27,396)
                                               ----------        ---------         ----------
                                                   79,990           25,874            234,690
                                               ----------        ---------         ----------
Net income                                     $  136,577        $   6,628         $  402,685
                                               ==========        =========         ==========
Occupied percentage                                   100%             100%               100%
                                               ==========        =========         ==========
Our ownership percentage                             56.8%            56.8%              56.8%
                                               ==========        =========         ==========
Cash distributed to the Wells REIT             $  110,861        $  10,374         $  328,570
                                               ==========        =========         ==========
Net income allocated to the Wells REIT         $   77,525        $   3,763         $  228,574
                                               ==========        =========         ==========

         Other operating expenses are negative due to an offset of tenant reimbursements in operating costs both for the first quarter of 2000 as well as the fourth quarter of 1999. Since the building was purchased in September of 1999, we were not able to estimate the amount to be billed for 1999 until the first quarter of 2000.

         Since the acquisition of the property by the XI-XII-REIT Joint Venture, the property has remained 100% occupied, and no significant changes have occurred to its operations.

         Since the Gartner Building was purchased in September 1999, comparative income and expense figures for the prior period ended September 30, 1999 covered only one month. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

         The Marconi Building (formerly the Videojet Building)

                                             Three Months       One Month         Nine Months
                                                Ended             Ended              Ended
                                            Sept. 30, 2000    Sept. 30, 1999    Sept. 30, 2000
Revenues:
   Rental income                               $ 817,819         $ 219,376        $ 2,453,457
                                               ---------         ---------        -----------
Expenses:
   Depreciation                                  293,352            97,774            880,056
   Management and leasing expenses                35,510            10,679            108,472
   Other operating expenses                        4,433               254             16,928
                                               ---------         ---------        -----------
                                                 333,295           108,707          1,005,456
                                               ---------         ---------        -----------
Net income                                     $ 484,524         $ 110,669        $ 1,448,001
                                               =========         =========        ===========
Occupied percentage                                  100%              100%               100%
                                               =========         =========        ===========
Our ownership percentage                             100%              100%               100%
                                               =========         =========        ===========
Cash distributed to the Wells REIT             $ 673,367         $ 157,899        $ 2,016,472
                                               =========         =========        ===========
Net income allocated to the Wells REIT         $ 484,524         $ 110,669        $ 1,448,001
                                               =========         =========        ===========

         Since the Marconi Building was purchased in September 1999, comparable income and expense figures for the prior period ended September 30, 1999 covered only one month. Accordingly, the prior period is not comparable to the nine month period ended September 30, 2000.

         The Matsushita Building

                                                          Three Months       Nine Months
                                                             Ended              Ended
                                                         Sept. 30, 2000    Sept. 30, 2000
                                                         --------------    --------------
Revenues:
   Rental income                                            $ 492,420        $ 1,509,449
Expenses:
   Depreciation                                               244,909            754,423
   Management and leasing expenses                             48,022            138,940
   Other operating expenses                                    17,211             51,891
                                                         ------------       ------------
                                                              310,142            945,254
                                                         ------------       ------------
Net income                                                  $ 182,278        $   564,195
                                                         ============       ============
Occupied percentage                                               100%               100%
                                                         ============       ============
Our ownership percentage                                          100%               100%
                                                         ============       ============
Cash distributed to the Wells REIT                          $ 441,254        $ 1,156,810
                                                         ============       ============
Net income generated to the Wells REIT                      $ 182,278        $   564,195
                                                         ============       ============

         Construction of the Matsushita Building is complete, and the aggregate of all costs and expenses incurred by Wells OP with respect to the acquisition and construction of the Matsushita Building was $18,576,701. The monthly base rent for the Matsushita Building is $154,602.

         Since the Matsushita Building opened in January 2000, comparable income and expense figures for the prior period are not available.

         The Cinemark Building

                                                          Three Months       Nine Months
                                                             Ended              Ended
                                                         Sept. 30, 2000    Sept. 30, 2000
                                                         --------------    --------------
Revenues:
   Rental income                                            $ 701,262        $ 2,104,128
   Interest income                                              3,084        $     4,332
                                                            ---------        -----------
                                                              704,346          2,108,460
                                                            ---------        -----------
Expenses:
   Depreciation                                               212,310            636,896
   Management and leasing expenses                             38,127            100,167
   Other operating expenses                                   144,809            453,912
                                                            ---------        -----------
                                                              395,246          1,190,975
                                                            ---------        -----------
Net income                                                  $ 309,100        $   917,485
                                                            =========        ===========
Occupied percentage                                               100%               100%
                                                            =========        ===========
Our ownership percentage                                          100%               100%
                                                            =========        ===========
Cash distributed to the Wells REIT                          $ 474,274        $ 1,412,711
                                                            =========        ===========
Net income allocated to the Wells REIT                      $ 309,100        $   917,485
                                                            =========        ===========

         Since the Cinemark Building was purchased in December 1999, comparable income and expense figures for the prior period are not available.

         The Metris Building

                                                          Three Months       Nine Months
                                                             Ended              Ended
                                                         Sept. 30, 2000    Sept. 30, 2000
                                                         --------------    --------------
Revenues:
   Rental income                                            $ 308,459         $ 790,503
                                                            ---------         ---------
Expenses:
   Depreciation                                               120,792           318,298
   Management and leasing expenses                             13,365            34,102
   Other operating expenses                                     3,892            10,970
                                                            ---------         ---------
                                                              138,049           363,370
                                                            ---------         ---------
Net income                                                  $ 170,410         $ 427,133
                                                            =========         =========
Occupied percentage                                               100%              100%
                                                            =========         =========
Our ownership percentage                                          100%              100%
                                                            =========         =========
Cash distributed to the Wells REIT                          $ 281,392         $ 717,190
                                                            =========         =========
Net income allocated to the Wells REIT                      $ 170,410         $ 427,133
                                                            =========         =========

         Since the Metris Building was purchased in February 2000, comparable income and expense figures for the prior period are not available.

         The Dial Building

                                              Three Months         Seven Months
                                                 Ended                 Ended
                                             Sept. 30, 2000       Sept. 30, 2000
                                             --------------       --------------
Revenues:
   Rental income                                $ 346,918            $ 705,027
                                                ---------            ---------
Expenses:
   Depreciation                                   120,591              251,094
   Management and leasing expenses                 15,710               32,122
   Other operating expenses                        19,459               32,400
                                                ---------            ---------
                                                  155,760              315,616
                                                ---------            ---------
Net income                                      $ 191,158            $ 389,411
                                                ---------            ---------
Occupied percentage                                   100%                 100%
                                                =========            =========
Our ownership percentage                              100%                 100%
                                                =========            =========
Cash distributed to the Wells REIT              $ 325,069            $ 667,145
                                                =========            =========
Net income allocated to the Wells REIT          $ 191,158            $ 389,411
                                                =========            =========

         Since the Dial Building was purchased in March 2000, comparable income and expense figures for the prior period are not available.

         The ASML Building

                                              Three Months         Seven Months
                                                 Ended                 Ended
                                             Sept. 30, 2000       Sept. 30, 2000
                                             --------------       --------------
Revenues:
   Rental income                                $ 586,875           $ 1,189,297
                                                ---------           -----------
Expenses:
   Depreciation                                   193,620               391,056
   Management and leasing expenses                 26,366                54,688
   Other operating expenses                        75,823               131,993
                                                ---------           -----------
                                                  295,809               577,737
                                                ---------           -----------
Net income                                      $ 291,066           $   611,560
                                                =========           ===========
Occupied percentage                                   100%                  100%
                                                =========           ===========
Our ownership percentage                              100%                  100%
                                                =========           ===========
Cash distributed to the Wells REIT              $ 401,031           $   835,306
                                                =========           ===========
Net income allocated to the Wells REIT          $ 291,066           $   611,560
                                                =========           ===========

         Since the ASML Building was purchased in March 2000, comparable income and expense figures for the prior period are not available.

     The Motorola Tempe Building

                                                                  Three Months         Seven Months
                                                                     Ended                 Ended
                                                                 Sept. 30, 2000       Sept. 30, 2000
                                                                 --------------       --------------
Revenues:
   Rental income                                                     $485,835              $986,539
                                                                 ------------         -------------
Expenses:
   Depreciation                                                       184,064               366,103
   Management and leasing expenses                                     20,654                42,352
   Other operating expenses                                            84,162               150,817
                                                                 ------------         -------------
                                                                      288,880               559,272
                                                                 ------------         -------------
Net income                                                           $196,955              $427,267
                                                                 ============         =============
Occupied percentage                                                       100%                  100%
                                                                 ============         =============
Our ownership percentage                                                  100%                  100%
                                                                 ============         =============
Cash distributed to the Wells REIT                                   $366,882              $764,851
                                                                 ============         =============
Net income allocated to the Wells REIT                               $196,955              $427,267
                                                                 ============         =============

     Since the Motorola Tempe Building was purchased in March 2000, comparable income and expense figures for the prior period are not available.

     The Siemens Building/The XII-REIT Joint Venture

                                                                  Three Months          Five Months
                                                                     Ended                 Ended
                                                                 Sept. 30, 2000       Sept. 30, 2000
                                                                 --------------       --------------
Revenues:
   Rental income                                                     $376,103              $598,678
                                                                 ------------         -------------
Expenses:
   Depreciation                                                       106,736               176,070
   Management and leasing expenses                                     14,736                18,020
   Other operating expenses                                             1,805                 2,032
                                                                 ------------         -------------
                                                                      123,277               196,122
                                                                 ------------         -------------
Net income                                                           $252,826              $402,556
                                                                 ============         =============
Occupied percentage                                                       100%                  100%
                                                                 ============         =============
Our ownership percentage                                                   50%                   50%
                                                                 ============         =============
Cash distributed to the Wells REIT                                   $155,462              $248,781
                                                                 ============         =============
Net income allocated to the Wells REIT                               $126,413              $201,278
                                                                 ============         =============

     Since the Siemens Building was purchased in May 2000, comparative income and expense figures for the prior period are not available.

     The Avnet Building


                                                                  Three Months          Four Months
                                                                     Ended                 Ended
                                                                 Sept. 30, 2000       Sept. 30, 2000
                                                                 --------------       --------------
Revenues:
   Rental income                                                     $442,449              $533,037
                                                                 ------------         -------------
Expenses:
   Depreciation                                                       132,714               176,952
   Management and leasing expenses                                     21,008                21,008
   Other operating expenses                                            59,576                72,007
                                                                 ------------         -------------
                                                                      213,298               269,967
                                                                 ------------         -------------
Net income                                                           $229,151              $263,070
                                                                 ============         =============
Occupied percentage                                                       100%                  100%
                                                                 ============         =============
Our ownership percentage                                                  100%                  100%
                                                                 ============         =============
Cash distributed to the Wells REIT                                   $298,703              $366,292
                                                                 ============         =============
Net income allocated to the Wells REIT                               $229,151              $263,070
                                                                 ============         =============

     Since the Avnet Building was purchased in June 2000, comparable income and expense figures for the prior period are not available.

     The Delphi Building

                                                                  Three Months          Four Months
                                                                     Ended                 Ended
                                                                 Sept. 30, 2000       Sept. 30, 2000
                                                                 --------------       --------------
Revenues:
   Rental income                                                     $516,205              $532,947
                                                                 ------------         -------------
Expenses:
   Depreciation                                                       216,137               219,372
   Management and leasing expenses                                     22,167                22,167
   Other operating expenses                                             1,650                 8,782
                                                                 ------------         -------------
                                                                      239,954               250,321
                                                                 ------------         -------------
Net income                                                           $276,251              $282,626
                                                                 ============         =============
Occupied percentage                                                       100%                  100%
                                                                 ============         =============
Our ownership percentage                                                  100%                  100%
                                                                 ============         =============
Cash distributed to the Wells REIT                                   $458,077              $461,653
                                                                 ============         =============
Net income allocated to the Wells REIT                               $276,251              $282,626
                                                                 ============         =============

     Since the Delphi Building was purchased in June 2000, comparable income and expense figures for the prior period are not available.

     The Alstom Power Richmond Building (formerly the ABB Richmond Building)

                                                                   Three Months
                                                                      Ended
                                                                  Sept. 30, 2000
                                                                  --------------
Revenues:
   Rental income                                                      $228,597
                                                                  ------------
Expenses:
   Depreciation                                                        110,097
   Management and leasing expenses                                      29,694
   Other operating expenses                                            (34,658)
                                                                  ------------
                                                                       105,133
                                                                  ------------
Net income                                                            $123,634
                                                                  ============
Occupied percentage                                                        100%
                                                                  ============
Our ownership percentage                                                   100%
                                                                  ============
Cash distributed to the Wells REIT                                    $243,186
                                                                  ============
Net income allocated to the Wells REIT                                $123,464
                                                                  ============

     On July 24, 2000, Wells OP completed a build-to-suit four-story office building containing approximately 99,057 rentable square feet on a 7.49 acre tract of land in Richmond, Virginia (Alstom Power Richmond Building). The aggregate of all costs and expenses incurred by Wells OP with respect to the acquisition and construction of the Alstom Power Richmond Building was $11,654,666.

     The building is 100% leased to Alstom Power, Inc. with a lease expiration of July 31, 2007. The monthly base rent for the Alstom Power Richmond Building is $98,644. On December 30, 1999, ABB Power Generation, Inc. merged into ABB Alstom Power, Inc., and on June 22, 2000, ABB Alstom Power, Inc. changed its name to Alstom Power, Inc.

     Since the Alstom Power Richmond Building was completed in July 2000, comparable income and expense figures for the prior period are not available.

     The Quest Building (formerly the Bake Parkway Building)/VIII-IX-REIT Joint Venture

                                                                   Three Months
                                                                      Ended
                                                                  Sept. 30, 2000
                                                                  --------------
Revenues:
   Rental income                                                       $259,148
                                                                  -------------
Expenses:
   Depreciation                                                          46,368
   Management and leasing expenses                                            0
   Other operating expenses                                              16,283
                                                                         62,651
                                                                  -------------
Net income                                                             $196,497
                                                                  =============
Occupied percentage                                                         100%
                                                                  =============
Our ownership percentage                                                      7%
                                                                  =============
Cash distributed to the Wells REIT                                     $  8,842
                                                                  =============
Net income allocated to the Wells REIT                                 $ 11,529
                                                                  =============

     On June 15, 2000, the VIII-IX-REIT Joint Venture was formed between Wells OP and Fund VIII and IX Associates, a Georgia joint venture between Wells Fund VIII and Wells Fund IX. On July 1, 2000, Fund VIII and IX Associates contributed its interest in the two-story office building containing approximately 65,006 rentable square feet on a 4.4 acre tract of land located in Irvine, California (Quest Building), formerly known as the Bake Parkway Building, to the VIII-IX-REIT Joint Venture.

     On August 1, 2000, Quest Software, Inc. commenced a 42 month lease for 100% of the Quest Building.

     Construction of tenant improvements to the Quest Building required under the Quest lease and other costs and expenses related to the Quest Building are being funded by capital contributions from Wells OP and are anticipated to cost approximately $1,250,000 in the aggregate.

Inflation

     The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. There are provisions in a majority of our tenant leases to protect us from the impact of inflation. These leases contain common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. These provisions should reduce our exposure to increases in costs and operating expenses resulting from inflation.

                           Prior Performance Summary

     The information presented in this section represents the historical experience of real estate programs managed by Wells Capital and its affiliates. Investors in the Wells REIT should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

     Of the 13 publicly offered real estate limited partnerships in which Leo F. Wells, III has served as a general partner, 12 of such limited partnerships have completed their respective offerings. These 12 limited partnerships and the year in which each of their offerings was completed are:

    1.    Wells Real Estate Fund I (1986),
    2.    Wells Real Estate Fund II (1988),
    3.    Wells Real Estate Fund II-OW (1988),
    4.    Wells Real Estate Fund III, L.P. (1990),
    5.    Wells Real Estate Fund IV, L.P. (1992),
    6.    Wells Real Estate Fund V, L.P. (1993),
    7.    Wells Real Estate Fund VI, L.P. (1994),
    8.    Wells Real Estate Fund VII, L.P. (1995),
    9.    Wells Real Estate Fund VIII, L.P. (1996),
   10.    Wells Real Estate Fund IX, L.P. (1996),
   11.    Wells Real Estate Fund X, L.P. (1997), and
   12.    Wells Real Estate Fund XI, L.P. (1998).

     In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates sponsored the initial public offering of shares of common stock of the Wells REIT. The initial public offering began on January 30, 1998 and was terminated on December 19, 1999. We received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares from our initial public offering.

     Wells Capital and its affiliates sponsored a second public offering of shares of common stock of the Wells REIT. The second public offering began on December 20, 1999 and was terminated on December 19, 2000. As of December 10, 2000, we had received gross proceeds of approximately $169,671,659 from the sale of approximately 16,967,166 shares from our second public offering.

     Wells Capital and its affiliates are currently also sponsoring a public offering of 7,000,000 units on behalf of Wells Real Estate Fund XII, L.P., a public limited partnership. Wells Fund XII began its offering on March 22, 1999 and, as of September 30, 2000, Wells Fund XII had raised $20,618,517 from 1,082 investors.

     The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); and (3) annual operating results of prior programs (Table III). No information is given as to results of completed programs or sales or disposals of property because, as of December 31, 1999, the date of the Prior Performance Tables, none of the Wells programs had sold any of their properties.

     In addition to the real estate programs sponsored by Wells Capital and its affiliates discussed above, they are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT
Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Fund began its offering on January 12, 1998 and, as of September 30, 2000, the REIT Fund had raised $48,330,317 from 2,080 investors.

Publicly Offered Unspecified Real Estate Programs

     Wells Capital and its affiliates have previously sponsored the above listed 12 publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XII offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of these 13 publicly offered limited partnerships, as of September 30, 2000, was approximately $284,902,809, and the total number of investors in such programs was approximately 25,627.

     The investment objectives of each of the other Wells programs are substantially identical to the investment objectives of the Wells REIT. Substantially all of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI available for investment in real properties have been invested in properties. As of September 30, 2000, approximately 65% of the aggregate gross rental income of the 12 publicly offered programs listed above was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation with a net worth of at least $100,000,000.

     Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. Wells Fund I recently sold one of its buildings and is in the process of marketing the remainder of its properties for sale. However, none of the other Wells programs has liquidated its real estate portfolio or, except for the one building recently sold by Wells Fund I, sold any of its real properties to date. Accordingly, no assurance can be made that the Wells programs will ultimately be successful in meeting their investment objectives. (See "Risk Factors.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the previously sponsored Wells programs, as of December 31, 1999, was $370,247,877 of which $332,000 (or approximately .09%)
had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 82% was or will be spent on acquiring or developing office buildings, and approximately 18% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 9% was or will be spent on new properties, 58% on existing or used properties and 33% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Wells REIT, Wells Fund XII and the 12 Wells programs listed above as of September 30, 2000:

     Type of Property           New              Used              Construction
     ----------------           ---              ----              ------------

      Office Buildings         29.0%             38.2%                  19.1%
      Shopping Centers            0%              4.5%                   9.2%

     Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

     .    a three-story medical office building in Atlanta, Georgia;

     .    a commercial office building in Atlanta, Georgia;

     . a shopping center in DeKalb County, Georgia having Kroger as the anchor tenant;

     .    a shopping center in Knoxville, Tennessee;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant; and

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

     The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time. Wells Fund I recently sold one of two commercial office buildings known as Peachtree Place located in a suburb of Atlanta, Georgia. Wells Fund I is in the process of marketing the remainder of its properties for sale pending the outcome of a proxy solicitation recommending that the Class A Limited Partners vote in favor of an amendment to the Partnership Agreement to change the method of distribution of net sale proceeds.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund

II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

     . a two-story office building in Charlotte, North Carolina leased to First Union Bank;

     . a four-story office building in Houston, Texas leased to The Boeing Company;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.; and

     .    a combined retail and office development in Roswell, Georgia.

     The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time. Wells Fund II and Wells Fund II-OW acquired their properties between 1987 and 1989, and have not yet liquidated or sold any of their properties.

     Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

     . a four-story office building in Houston, Texas leased to The Boeing Company;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.;

     .    a combined retail and office development in Roswell, Georgia;

     . a two-story office building in Greenville, North Carolina leased to International Business Machines Corporation (IBM);

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant; and

     . a two-story office building in Richmond, Virginia leased to General Electric.

     Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant;

     . a four-story office building in Jacksonville, Florida leased to IBM and Customized Transportation Inc. (CTI);

     . a two-story office building in Richmond, Virginia leased to General Electric; and

     .    two two-story office buildings in Stockbridge, Georgia.

     Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1999, $15,664,160 of units of Wells Fund V were treated as Class A Units, and $1,341,860 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

     . a four-story office building in Jacksonville, Florida leased to IBM and CTI;

     .    two two-story office buildings in Stockbridge, Georgia;

     . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Glenn's Open Pit Bar-B-Que; and

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel.

     Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 1999, $21,959,690 of units of Wells Fund VI were treated as Class A Units, and $3,040,310 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

     . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Glenn's Open Pit Bar-B-Que;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     .    a combined retail and office development in Roswell, Georgia;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.; and

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant.

     Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1999, $20,362,672 of units in Wells Fund VII were treated as Class A Units, and $3,817,502 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     . a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

     .    a combined retail and office development in Roswell, Georgia;

     . a two-story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant; and

     .    a retail development in Clayton County, Georgia.

     Certain financial information for Wells Fund VII is summarized below:

   --------------------------------------------------------------------------------------------------------
                              1999             1998            1997             1996              1995
   --------------------------------------------------------------------------------------------------------
   Gross Revenues             $962,630        $846,306         $816,237         $543,291          $925,246
   --------------------------------------------------------------------------------------------------------
   Net Income                 $895,795        $754,334         $733,149         $452,776          $804,043
   --------------------------------------------------------------------------------------------------------

     Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units. Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 1999, $4,748,439 of units in Wells Fund VIII were treated as Class A Units, and $27,284,250 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

     . a two-story office building in Alachua County, Florida near Gainsville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant;

     .    a retail development in Clayton County, Georgia;

     . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     . a two-story office building in Orange County, California leased to Quest Software, Inc.; and

     . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.

     Certain financial information for Wells Fund VIII is summarized below:

   --------------------------------------------------------------------------------------------------------
                              1999             1998            1997             1996               1995
   --------------------------------------------------------------------------------------------------------
   Gross Revenues             $1,360,497      $1,362,513       $1,204,018       $1,057,694         $402,428
   --------------------------------------------------------------------------------------------------------
   Net Income                 $1,266,946      $1,269,171       $1,102,567       $  936,590         $273,914
   --------------------------------------------------------------------------------------------------------

     Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1999, $30,723,220 of units in Wells Fund IX were treated as Class A Units, and $4,276,780 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

     . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     . a two-story office building in Orange County, California leased to Quest Software, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     .    a three-story office building in Boulder County, Colorado; and

     . a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.

     Certain financial information for Wells Fund IX is summarized below:

     ---------------------------------------------------------------------------
                            1999           1998            1997          1996
     ---------------------------------------------------------------------------
       Gross Revenues    $1,593,734     $1,561,456     $1,199,300     $406,891
     ---------------------------------------------------------------------------
       Net Income        $1,490,331     $1,449,955     $1,091,766     $298,756
     ---------------------------------------------------------------------------

     Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1999, $21,669,662 of units in Wells Fund X were treated as Class A Units and $5,454,250 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

     . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     .    a three-story office building in Boulder County, Colorado;

     . a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

     . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation; and

     . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.

     Certain financial information for Wells Fund X is summarized below:

          ----------------------------------------------------------------------
                                 1999            1998              1997
          ----------------------------------------------------------------------
           Gross Revenues     $1,309,281      $1,204,597         $372,507
          ----------------------------------------------------------------------
           Net Income         $1,192,318      $1,050,329         $278,025
          ----------------------------------------------------------------------

     Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 1999, $13,369,062 of units in Wells Fund XI were treated as Class A Units and $3,163,740 of units were treated as Class B Units. Wells Fund XI owns interests in the following properties:

     . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

     . a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     .    a three-story office building in Boulder County, Colorado;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation;

     . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.;

     . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

     . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.

     Certain financial information for Wells Fund XI is summarized below:

               -------------------------------------------------------
                                       1999             1998
               -------------------------------------------------------
                Gross Revenues        $766,586        $262,729
               -------------------------------------------------------
                Net Income            $630,528        $143,295
               -------------------------------------------------------

         Wells Fund XII began its offering on March 22, 1999. As of September 30, 2000, Wells Fund XII had received gross proceeds of $20,618,517 representing subscriptions from 1,082 limited partners. $15,959,857 of the gross proceeds were attributable to sales of cash preferred units and $4,658,660 were attributable to sales of tax preferred units. Wells Fund XII owns interests in the following properties:

     . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three-story office building In Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.;

     . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.; and

     . a three-story office building in Troy, Michigan leased to Siemens Automotive Corporation.

     The information set forth above should not be considered indicative of results to be expected from the Wells REIT.

     The foregoing properties in which the above 13 limited partnerships have invested have all been acquired on an all cash basis.

     Leo F. Wells, III and Wells Partners, L.P. are the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and

Wells Fund XII. Wells Capital, which is the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III.

     Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of the sponsors. In addition, upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our secretary. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs. We will furnish, without charge, copies of such table upon request.

                       Federal Income Tax Considerations

General

     The following is a summary of material federal income tax considerations associated with an investment in the shares. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (Non-US Shareholders). The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

     We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

     Opinion of Counsel

     Holland & Knight LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to shareholders. It is also the opinion of our counsel that it is more likely than not that we qualified to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 1999, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. It must be emphasized that Holland & Knight LLP's opinion is based on various assumptions and is conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Holland & Knight LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. (See "Risk Factors -- Failure to Qualify as a REIT.")

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     The statements made in this section of the prospectus and in the opinion of
Holland & Knight LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion.
Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

     Taxation of the Company

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation.

     Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

     . we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

     . under some circumstances, we will be subject to "alternative minimum tax";

     . if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

     . if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

     . if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

     . if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

     . if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (Built-In-Gain Rules).

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Requirements for Qualification as a REIT

     We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to qualify as a REIT, however, we had to meet and we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

     Organizational Requirements

     In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

     .    be a domestic corporation;

     . elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

     .    be managed by one or more trustees or directors;

     .    have transferable shares;

     .    not be a financial institution or an insurance company;

     .    use a calendar year for federal income tax purposes;

     . have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

     .    not be closely held.

     As a Maryland corporation, we satisfy the first requirement, and we have filed an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes, and we have more than 100 shareholders. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. Five or fewer individuals or tax-exempt entities have never owned more than 50% of our outstanding shares during the last half of any taxable year.

     We are authorized to refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. There can be no assurance that a refusal to transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt shareholders may be required to treat all or a portion of their distributions from us as "unrelated business taxable income" if tax-exempt shareholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. (See "Taxation of Tax-Exempt Shareholders.")

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     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

     Operational Requirements -- Gross Income Tests

     To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

     . At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

     . At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     . The rents we receive or that we are deemed to receive qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are m et:


          . the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person, however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

          . rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

          . if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

          . the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately

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               compensated and from whom the REIT does not derive any income.
               However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, there can be no assurance given in this regard. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

     . our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     . we attach a schedule of our income sources to our federal income tax return; and

     . any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

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     Operational Requirements -- Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests (Asset Tests) relating to the nature and diversification of our assets.

     . First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

     . Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

     . Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities.

     The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the Asset Tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Operational Requirements -- Annual Distribution Requirement

     In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our shareholders each year in the amount of at least 95% of our REIT taxable income (computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments) for all tax years prior to 2001 and at least 90% of our REIT taxable income for all future years beginning with the year 2001.

     While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

     Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.

     In addition, if we fail to distribute during each calendar year at least the sum of:

     .    85% of our ordinary income for that year;

     . 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

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     .    any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

     We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

     In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

     If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

     As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

     .    we would be required to pay the tax on these gains;

     . shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

     . the basis of a shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our

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shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

     Operational Requirements -- Recordkeeping

     In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

     If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. (See "Risk Factors -- Federal Income Tax Risks")

Sale-Leaseback TransactionsSale-Leaseback Transactions

     Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that a specific sale-leaseback transaction which we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the Asset Tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Shareholders

     Definition

     In this section, the phrase "U.S. shareholder" means a holder of shares that for federal income tax purposes:

     .    is a citizen or resident of the United States;

     . is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

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         .     is an estate or trust, the income of which is subject to U.S.
               federal income taxation regardless of its source; or

         . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. shareholders will be taxed as described below.

         Distributions Generally

         Distributions to U.S. shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. shareholder's shares, and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

         We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

         Capital Gain Distributions

         Distributions to U.S. shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock.

         Passive Activity Loss and Investment Interest Limitations

         Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

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         Certain Dispositions of the Shares

         In general, any gain or loss realized upon a taxable disposition of shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. shareholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

         Information Reporting Requirements and Backup Withholding for U.S. Shareholders

         Under some circumstances, U.S. shareholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:

         . fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number);

         .     furnishes an incorrect tax identification number;

         . is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

         . under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's U.S. federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Shareholders

         Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc. generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any "unrelated business taxable income" (UBTI), as defined in the Internal Revenue Code. The payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt shareholder generally will not constitute unrelated business taxable income to such shareholder unless such shareholder has borrowed to acquire or carry its shares.

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         In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as unrelated business taxable income. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the shareholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated. Any such organization which is a prospective shareholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

Special Tax Considerations for Non-U.S. Shareholders

         The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. shareholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

         Income Effectively Connected With a U.S. Trade or Business

         In general, Non-U.S. shareholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the Non-U.S. shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

         The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

         Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

         A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be

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treated first as a return of capital that will reduce each Non-U.S.
shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

         Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest


         Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Under FIRPTA, such distributions are taxed to a Non-U.S. shareholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption.

         Withholding Obligations With Respect to Distributions to Non-U.S. Shareholders

         Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue Service:

         . 35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

         .     30% of ordinary income distributions (i.e., distributions paid
                                                     ----
               out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder's U.S. tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

         Sale of Our Shares by a Non-U.S. Shareholder

         A sale of our shares by a Non-U.S. shareholder will generally not be subject to U.S. federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities

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market and on the size of the selling shareholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

         If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

         Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U.S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

         Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our Non-U.S. shareholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

         Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

         Additional issues may arise for information reporting and backup withholding for Non-U.S. shareholders. Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

         We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

         We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of the Wells REIT, Wells OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

         The following discussion summarizes certain federal income tax considerations applicable to our investment in Wells OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

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         Classification as a Partnership

         We will be entitled to include in our income a distributive share of Wells OP's income and to deduct our distributive share of Wells OP's losses only if Wells OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations (the "Check-the-Box-Regulations"), an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Wells OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

         Even though Wells OP will elect to be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof); provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests").

         Under applicable Treasury Regulations (PTP Regulations), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (such as a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Wells OP qualifies for the Private Placement Exclusion. Even if Wells OP is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, however, Wells OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

         We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Wells OP will be classified as a partnership for federal income tax purposes. Holland & Knight LLP is of the opinion, however, that based on certain factual assumptions and representations, Wells OP will more likely than not be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the status of Wells OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Wells OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Holland & Knight LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

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

         If for any reason Wells OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests" and "Requirements for Qualification as a REIT -- Operational Requirements - Asset Tests.") In addition, any change in Wells OP's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Wells OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, Wells OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Wells OP's taxable income.

         Income Taxation of the Operating Partnership and its Partners

         Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Wells OP, we will be required to take into account our allocable share of Wells OP's income, gains, losses, deductions, and credits for any taxable year of Wells OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Wells OP.

         Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Wells OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties. Pursuant to
Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

         Under the partnership agreement for Wells OP, depreciation or amortization deductions of Wells OP generally will be allocated among the partners in accordance with their respective interests in Wells OP, except to the extent that Wells OP is required under Section 704(c) to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT

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distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

         Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in Wells OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Wells OP by us, (2) increased by (A) our allocable share of Wells OP's income and (B) our allocable share of indebtedness of Wells OP, and (3) reduced, but not below zero, by (A) our allocable share of Wells OP's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Wells OP.

         If the allocation of our distributive share of Wells OP's loss would reduce the adjusted tax basis of our partnership interest in Wells OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Wells OP or a reduction in our share of Wells OP's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Wells OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

         Depreciation Deductions Available to the Operating Partnership. Wells OP will use a portion of contributions made by the Wells REIT from offering proceeds to acquire interests in properties. To the extent that Wells OP acquires properties for cash, Wells OP's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Wells OP. Wells OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (ADS). Under ADS, Wells OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that Wells OP acquires properties in exchange for units of Wells OP, Wells OP's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Wells OP. Although the law is not entirely clear, Wells OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

         Sale of the Operating Partnership's Property

         Generally, any gain realized by Wells OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Wells OP upon the disposition of a property acquired by Wells OP for cash will be allocated among the partners in accordance with their respective percentage interests in Wells OP.

         Our share of any gain realized by Wells OP on the sale of any property held by Wells OP as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the Income Tests for maintaining our REIT status. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Gross Income Tests" above.) We, however, do not presently intend to acquire

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or hold or allow Wells OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP's trade or business.

                             ERISA Considerations

         The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

         Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

         . whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

         . whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

         . whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders"); and

         .     the need to value the assets of the Benefit Plan annually.

         Under ERISA, a plan fiduciary's responsibilities include the following duties:

         . to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

         .     to invest plan assets prudently;

         . to diversify the investments of the plan unless it is clearly prudent not to do so;

         .     to ensure sufficient liquidity for the plan; and

         . to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of

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how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

         In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (the Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be "plan assets" of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined below.

         Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

         . sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

         . part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

         .        "freely transferable."

         Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we have over 100 independent shareholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

         Whether a security is "freely transferable" depends upon the particular facts and circumstances. Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, the restrictions

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

imposed in order to maintain our status as a REIT should not cause the shares to be deemed not freely transferable.

         In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

         If our advisor or affiliates of our advisor were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

         If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under
Section 408(e)(2) of the Internal Revenue Code.

         We have obtained an opinion from Holland & Knight LLP that our shares more likely than not constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

         Regardless of whether the shares qualify for the "publicly-offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if the Wells REIT, Wells Capital, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that

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the advice will serve as the primary basis for investment decisions, and (2)
that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

          A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

          Unless and until our shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Beginning with the year 2003, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of Wells Capital.

          We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

          We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

          . that the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

          . that shareholders could realize this value if they were to attempt to sell their shares; or

          . that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

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                            Description of Shares

         The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to the articles of incorporation.

         Under our articles of incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event we have purchases in excess of the ownership limits described below.

         As of December 10, 2000, approximately 30,185,358 shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

Common Stock

         The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

         We will not issue certificates for our shares. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Wells Capital, our advisor, acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to Wells Capital a transfer and assignment form, which we will provide to you at no charge.

Preferred Stock

         Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Wells REIT. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Rrquirements

         An annual meeting of the shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a

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majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

          Under Maryland Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment of our articles of incorporation, (2) liquidation or dissolution of the Wells REIT, (3) reorganization of the Wells REIT, (4) merger, consolidation or sale or other disposition of substantially all of our assets, and (5) termination of our status as a REIT. Shareholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

          Our advisor is selected and approved annually by our directors. While the shareholders do not have the ability to vote to replace Wells Capital or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board.

          Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder's name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests.

          In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

          In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

          In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by the board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

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          The shares in excess of the ownership limit which are attempted to be transferred will be designated as "shares-in-trust" and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to the Wells REIT in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

          At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limits. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that created such shares-in-trust, or (b) the market price per share on the date of the transfer or redemption.

          Any person who (1) acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to the Wells REIT of such event or (2) transfers or receives shares subject to such limitations is required to give the Wells REIT 15 days written notice prior to such transaction. In both cases, such persons shall provide to the Wells REIT such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

          The foregoing restrictions will continue to apply until (1) the board of directors determines it is no longer in the best interest of the Wells REIT to continue to qualify as a REIT and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Wells REIT.

          The ownership limit does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of shares. In addition, the ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

          Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

         Dividends will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are shareholders as of the record dates selected by the directors. We currently calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. We then make quarterly dividend payments following the end of each calendar quarter.

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

         We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 95% (90% beginning in year 2001) of our taxable income. (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT.")

         Dividends will be declared at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.

         We are not prohibited from distributing our own securities in lieu of making cash dividends to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

         We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional shares of the Wells REIT.

         You may purchase shares under the dividend reinvestment plan for $10 per share, less any discounts authorized in the "Plan of Distribution" section of this prospectus, until all of the shares registered as part of this offering have been sold. After this time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Amended and Restated Dividend Reinvestment Plan as currently in effect is included as Exhibit B to this prospectus.

         You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded.

         If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends held pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

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Share Redemption Program

          Prior to the time that our shares are listed on a national securities exchange, shareholders of the Wells REIT who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

          If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of the Wells REIT. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of Wells OP who exchange their limited partnership units for shares in the Wells REIT shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Wells OP. The board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

          Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors - Investment Risks.")

          We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

          The share redemption program is only intended to provide interim liquidity for shareholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

          The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission (Commission) under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

          If we terminate, reduce the scope of or otherwise change the share redemption program, we will disclose the changes in reports filed with the Commission.

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Restrictions on Roll-Up Transactions

         In connection with any proposed transaction considered a "Roll-up Transaction" involving the Wells REIT and the issuance of securities of an entity (a Roll-up Entity) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed Roll-up Transaction.

         A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Wells REIT and the issuance of securities of a Roll-up Entity. This term does not include:

         . a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq; or

         . a transaction involving the conversion to corporate, trust, or association form of only the Wells REIT if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to Wells Capital; or our investment objectives.

          On connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

          (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (2)      one of the following:

                   (A) remaining as shareholders of the Wells REIT and preserving their interests therein on the same terms and conditions as existed previously, or

                   (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

          We are prohibited from participating in any proposed Roll-up
Transaction:

          . which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of the Wells REIT;

          . which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which

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                  would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          . in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          . in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

Business Combinations

          Under Maryland Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested shareholder" is defined for this purpose as:

          (1) any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

          (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

          After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

          (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and

          (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder voting together as a single voting group.

         These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. None of these provisions of the Maryland Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.

         The business combination statute may discourage others from trying to acquire control of the Wells REIT and increase the difficulty of consummating any offer.

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Control Share Acquisitions

          Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the Acquisitions, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our bylaws that the control share provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT, but the board of directors retains the discretion to change this provision in the future.

          "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

          .        one-fifth or more but less than one-third;

          .        one-third or more but less than a majority; or

          .        a majority or more of all voting power.

          Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.

          Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

          Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

          If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

          If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

          The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

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                      The Operating Partnership Agreement

General


     Wells Operating Partnership, L.P. (Wells OP) was formed in January 1998 to acquire, own and operate properties on our behalf. It is considered to be an Umbrella Partnership Real Estate Investment Trust (UPREIT), which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise to be recognized by them upon the disposition of their property. Such owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Wells OP, will be deemed to be assets and income of the REIT.

     The property owner's goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. Further, Wells OP is structured to make distributions with respect to limited partnership units which are equivalent to the dividend distributions made to shareholders of the Wells REIT. Finally, a limited partner in Wells OP may later exchange his limited partnership units in Wells OP for shares of the Wells REIT (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.

     Substantially all of our assets are held by Wells OP, and we intend to make future acquisitions of real properties using the UPREIT structure. The Wells REIT is the sole general partner of Wells OP and, as of September 30, 2000, owned an approximately 99% equity percentage interest in Wells OP. Wells Capital, our advisor, has contributed $200,000 to Wells OP and is currently the only limited partner owning the other approximately 1% equity percentage interest in Wells OP. As the sole general partner of Wells OP, we have the exclusive power to manage and conduct the business of Wells OP.

     The following is a summary of certain provisions of the partnership agreement of Wells OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

     As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP and the Wells REIT.

Operations

     The partnership agreement requires that Wells OP be operated in a manner that will enable the Wells REIT to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Wells OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could

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result in Wells OP being taxed as a corporation, rather than as a partnership.
(See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership - Classification as a Partnership.")

     The partnership agreement provides that Wells OP will distribute cash flow from operations to the limited partners of Wells OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by the Wells REIT as general partner such that a holder of one unit of limited partnership interest in Wells OP will receive the same amount of annual cash flow distributions from Wells OP as the amount of annual dividends paid to the holder of one of our shares. Remaining cash from operations will be distributed to the Wells REIT as the general partner to enable us to make dividend distributions to our shareholders.

     Similarly, the partnership agreement of Wells OP provides that taxable income is allocated to the limited partners of Wells OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Wells OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP.

     Upon the liquidation of Wells OP, after payment of debts and obligations, any remaining assets of Wells OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the Wells REIT were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to Wells OP equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

     In addition to the administrative and operating costs and expenses incurred by Wells OP in acquiring and operating real properties, Wells OP will pay all administrative costs and expenses of the Wells REIT and such expenses will be treated as expenses of Wells OP. Such expenses will include:

 .    all expenses relating to the formation and continuity of existence of the
     Wells REIT;

 .    all expenses relating to the public offering and registration of securities by the Wells REIT;

 .    all expenses associated with the preparation and filing of any periodic reports by the Wells REIT under federal, state or local laws or regulations;

 .    all expenses associated with compliance by the Wells REIT with applicable laws, rules and regulations; and

 .    all other operating or administrative costs of the Wells REIT incurred in the ordinary course of its business on behalf of Wells OP.

Exchange Rights

     The limited partners of Wells OP, including Wells Capital, have the right to cause Wells OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of the Wells REIT for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in the Wells REIT being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause the Wells REIT to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

     Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

     The Wells REIT may not (1) voluntarily withdraw as the general partner of Wells OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in Wells OP (except to a wholly -owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Wells OP in return for an interest in Wells OP and agrees to assume all obligations of the general partner of Wells OP. The Wells REIT may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Wells OP, other than Wells Capital. With certain exceptions, the limited partners may not transfer their interests in Wells OP, in whole or in part, without the written consent of the Wells REIT as general partner. In addition, Wells Capital may not transfer its interest in Wells OP as long as it is acting as the advisor to the Wells REIT, except pursuant to the exercise of its right to exchange limited partnership units for Wells REIT shares, in which case similar restrictions on transfer will apply to the REIT shares received by Wells Capital.

                             Plan of Distribution

     We are offering a maximum of 125,000,000 shares to the public through Wells Investment Securities, Inc., the Dealer Manager, a registered broker-dealer affiliated with the advisor. (See "Conflicts of Interest.") The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 10,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. An additional 5,000,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 140,000,000 shares are being registered in this offering.

     Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as shareholders purchasing shares other than pursuant to the dividend reinvestment plan.

         We will also award to the Dealer Manager one soliciting dealer warrant for every 25 shares they sell during the offering period. The Dealer Manager may retain or reallow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Wells REIT at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

         The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees and as reimbursement of due diligence expenses, based on such factors as the number of shares sold by such participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide conference fees incurred.

         We anticipate that the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, will not exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants described above.

         We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

         The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

         Our executive officers and directors, as well as officers and employees of Wells Capital or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share and selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Wells Capital and its affiliates shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by Wells Capital or its affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote.

         You should pay for your shares by check payable to "Wells Real Estate Investment Trust, Inc." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole shares and for not less than 100 shares ($1,000). (See "Suitability Standards.") Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units or shares in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 2.5 shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 shares ($25), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs.

         We will place the subscription proceeds in an interest-bearing account with Bank of America, N.A., Atlanta, Georgia. Subscription proceeds held in the account may be invested in securities backed by the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the account. We will withdraw funds from the account periodically for the acquisition of real estate properties or the payment of fees and expenses. We generally admit shareholders to the Wells REIT on a daily basis.

         Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

         The offering of shares will terminate on or before December 19, 2002. However, we reserve the right to terminate this offering at any time prior to such termination date.

         The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. Subscriptions will be accepted or rejected within 30 days of receipt by the Wells REIT, and if rejected, all funds shall be returned to the rejected subscribers within ten business days.

         We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the Wells REIT from such sales will be identical to net proceeds we receive from other sales of shares.

         In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his sole discretion to reduce the amount of his selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                                                                             Dealer
                                                            Purchase         Manager    Net
          Dollar Volume            Sales Commissions        Price            Fee Per    Proceeds
                               ------------------------
          Shares Purchased     Percent          Per Share   Per Share        Share      Per Share
          ----------------     -------          ---------   ---------        -----      ---------
          Under $500,000       7.0%              $0.7000    $10.0000         $0.25      $9.05
          $500,000-$999,999    5.0%              $0.4895    $ 9.7895         $0.25      $9.05
          $1,000,000 and Over  3.0%              $0.2876    $ 9.5876         $0.25      $9.05

          For example, if an investor purchases 100,000 shares, he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer manager fee, we would receive net proceeds of $905,000 ($9.05 per share). The net proceeds to the Wells REIT will not be affected by volume discounts.

          Because all investors will be deemed to have contributed the same amount per share to the Wells REIT for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

          Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the advisor that all of such subscriptions were made by a single "purchaser."

          For the purposes of such volume discounts, the term "purchaser" includes:

          . an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

          . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

          . an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

          .    all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the Wells REIT, the advisor may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by the advisor, or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

         In addition, in order to encourage purchases in amounts of 500,000 or more shares, a potential purchaser who proposes to purchase at least 500,000 shares may agree with Wells Capital and the Dealer Manager to have the acquisition and advisory fees payable to Wells Capital with respect to the sale of such shares reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such shares reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such shares reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $1.10 per share, and the purchaser of such shares would be required to pay a total of $8.90 per share purchased, rather than $10.00 per share. The net proceeds to the Wells REIT would not be affected by such fee reductions. Of the $8.90 paid per share, we anticipate that approximately $8.40 per share or approximately 94.4% will be used to acquire properties and pay required acquisition expenses relating to the acquisition of properties. All such sales must be made through registered broker-dealers.

         California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

         . there can be no variance in the net proceeds to the Wells REIT from the sale of the shares to different purchasers of the same offering;

         . all purchasers of the shares must be informed of the availability of quantity discounts;

         . the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

         . the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

         . the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

         .     no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

         Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to the Wells REIT will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

         Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Wells REIT.

         In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the shareholders and used by the Wells REIT to pay deferred commission obligations. The net proceeds to the Wells REIT will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such shareholder and used by the Wells REIT to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described previously.

         Shareholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such shareholders and will instead be paid to third parties to satisfy commission obligations.

         Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize the Wells REIT to withhold dividends or other cash distributions otherwise payable to such shareholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by the Wells REIT, the Dealer Manager, the advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

         In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Wells REIT. In either such event, we shall provide notice of any such acceleration to shareholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of Wells REIT and our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or net sale proceeds otherwise payable to shareholders who are subject to any such acceleration of their deferred commission obligations. In no event may Wells REIT withhold in excess of $0.60 per share in the aggregate for the payment of deferred commissions.

                          Supplemental Sales Material

         In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

         The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                Legal Opinions

         The legality of the shares being offered hereby has been passed upon for the Wells REIT by Holland & Knight LLP (Counsel). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by such Counsel, and Counsel has opined as to certain income tax matters relating to an investment in shares of the Wells REIT. Counsel has represented Wells Capital, our advisor, as well as affiliates of Wells Capital, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                                   Experts

Audited Financial Statements

         The audited financial statements of the Wells REIT as of December 31, 1999 and 1998, and for each of the years in the two-year period ended December 31, 1999, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

         The Statements of Revenues over Certain Operating Expenses of the Dial Building, the ASML Building, the Motorola Tempe Building and the Motorola Plainfield Building for the year ended December 31, 1999, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports.

Unaudited Financial Statements

         The unaudited interim financial statements of the Wells REIT as of September 30, 2000, and for the three and nine-month periods ended September 30, 2000 and 1999, which are included in this prospectus, have not been audited.

         The Statements of Revenues over Certain Operating Expenses of the Motorola Plainfield Building for the nine months ended September 30, 2000, which are included in this prospectus, have not been audited.

         The unaudited pro forma financial statements of the Wells REIT for the year ended December 31, 1999, and for the nine-month period ended September 30, 2000, which are included in this prospectus, have not been audited.

                            Additional Information

         We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the Wells REIT, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at:

         . the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

         . the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048; and

         . the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

                                   Glossary

         The following are definitions of certain terms used in this prospectus and not otherwise defined in this prospectus:

         "Dealer Manager" means Wells Investment Securities, Inc.

         "IRA" means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

         "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

         "Property Manager" means Wells Management Company, Inc.

         "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

          Index to Financial Statements and Prior Performance Tables

                                                                                Page
                                                                                ----
Wells Real Estate Investment Trust, Inc. and Subsidiary
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                              163
          Consolidated Balance Sheets as of December 31, 1999 and
           December 31, 1998                                                    164
          Consolidated Statements of Income for the years ended
           December 31, 1999 and December 31, 1998                              165
          Consolidated Statements of Shareholders' Equity for the
           years ended December 31, 1999 and December 31,1998                   166
          Consolidated Statements of Cash Flows for the years ended
           December 31, 1999 and December 31, 1998                              167
          Notes to Consolidated Financial Statements                            168

     Interim (Unaudited) Financial Statements
     ----------------------------------------

          Balance Sheets as of September 30, 2000 and December 31, 1999         189
          Statements of Income for the three and nine months ended
           September 30, 2000 and 1999                                          190
          Statements of Shareholders' Equity for the nine months ended
           September 30, 2000 and the year ended December 31,1999               191
          Statements of Cash Flows for the nine months ended
           September 30, 2000 and 1999                                          192
          Condensed Notes to Financial Statements                               193

Dial Building
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                              197
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999                                 198
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999                        199

ASML Building
     Audited Financial Statements
     ----------------------------
          Report of Independent Public Accountants                              200
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999                                 201
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999                        202

Motorola Tempe Building
     Audited Financial Statements
     ----------------------------

          Report of Independent Public Accountants                              203
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999                                 204
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999                        205

Motorola Plainfield Building
     Financial Statements
     --------------------

          Report of Independent Public Accountants                              206
          Statement of Revenues Over Certain Operating Expenses
           for the year ended December 31, 1999 (audited), and the nine-
           month period ended September 30, 2000 (unaudited)                    207
          Notes to Statement of Revenues Over Certain Operating
           Expenses for the year ended December 31, 1999 (audited),
           and the nine-month period ended September 30, 2000 (unaudited)       208

Wells Real Estate Investment Trust, Inc.
     Unaudited Pro Forma Financial Statements
     ----------------------------------------

          Summary of Unaudited Pro Forma Financial Statements                   210
          Pro Forma Balance Sheet as of September 30, 2000                      211
          Pro Forma Statement of Income for the year ended
           December 31, 1999                                                    213
          Pro Forma Statement of Income for the nine-month period
           ended September 30, 2000                                             214

Prior Performance Tables                                                        215

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
January 20, 2000

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1999 AND 1998

                                                    ASSETS

                                                                                                      1999               1998
                                                                                                      ----               ----
REAL ESTATE ASSETS, at cost:
 Land                                                                                             $ 14,500,822        $ 1,520,834
 Building, less accumulated depreciation of $1,726,103 and $0 at December 31, 1999 and
  1998, respectively                                                                                81,507,040         20,076,845
 Construction in progress                                                                           12,561,459                  0
                                                                                                  ------------        -----------
      Total real estate assets                                                                     108,569,321         21,597,679

INVESTMENT IN JOINT VENTURES                                                                        29,431,176         11,568,677

CASH AND CASH EQUIVALENTS                                                                            2,929,804          7,979,403

DEFERRED OFFERING COSTS                                                                                964,941            548,729

DEFERRED PROJECT COSTS                                                                                  28,093            335,421

DUE FROM AFFILIATES                                                                                    648,354            262,345

PREPAID EXPENSES AND OTHER ASSETS                                                                    1,280,601            540,319
                                                                                                  ------------        -----------
      Total assets                                                                                $143,852,290        $42,832,573
                                                                                                  ============        ===========

                                               LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
 Accounts payable and accrued expenses                                                            $    461,300        $   187,827
 Notes payable                                                                                      23,929,228         14,059,930
 Dividends payable                                                                                   2,166,701            408,176
 Due to affiliate                                                                                    1,079,466            554,953
                                                                                                  ------------        -----------
      Total liabilities                                                                             27,636,695         15,210,886
                                                                                                  ------------        -----------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP
SHAREHOLDERS' EQUITY:                                                                                  200,000            200,000
                                                                                                  ------------        -----------

 Common shares, $.01 par value; 40,000,000 shares authorized, 13,471,085 shares issued and outstanding at December 31, 1999 and 3,154,136 shares issued and outstanding at
  December 31, 1998                                                                                    134,710             31,541
 Additional paid-in capital                                                                        115,880,885         27,056,112
 Retained earnings                                                                                           0            334,034
                                                                                                  ------------        -----------
      Total shareholders' equity                                                                   116,015,595         27,421,687
                                                                                                  ------------        -----------
      Total liabilities and shareholders' equity                                                  $143,852,290        $42,832,573
                                                                                                  ============        ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                       CONSOLIDATED STATEMENTS OF INCOME

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                                                    1999              1998
                                                                               --------------     -------------
REVENUES:
   Rental income                                                                  $4,735,184          $ 20,994
   Equity in income of joint ventures                                              1,243,969           263,315
   Interest income                                                                   502,993           110,869
   Other income                                                                       13,249                 0
                                                                               --------------      ------------
                                                                                   6,495,395           395,178
                                                                               --------------      ------------

EXPENSES:
   Depreciation                                                                    1,726,103                 0
   Interest expense                                                                  442,029            11,033
   Operating costs, net of reimbursements                                            (74,666)                0
   Management and leasing fees                                                       257,744                 0
   General and administrative                                                        123,776            29,943
   Legal and accounting                                                              115,471            19,552
   Computer costs                                                                     11,368               616
   Amortization of organizational costs                                                8,921                 0
                                                                                -------------      ------------
                                                                                   2,610,746            61,144
                                                                                -------------      ------------
NET INCOME                                                                        $3,884,649          $334,034
                                                                                =============      ============

EARNINGS PER SHARE:
   Basic and diluted                                                              $     0.50          $   0.40
                                                                                =============      ============

 The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998





                                               Common Stock       Additional                     Total
                                           --------------------    Paid-In      Retained      Shareholders'
                                             Shares     Amount     Capital      Earnings         Equity
                                           ----------  --------  -----------   -----------   ---------------
BALANCE, December 31, 1997                        100  $      1  $        999  $         0   $      1,000

 Issuance of common stock                   3,154,036    31,540    31,508,820            0      31,540,360
 Net income                                         0         0             0      334,034         334,034
 Dividends ($.31 per share)                         0         0      (511,163)           0        (511,163)
 Sales commissions                                  0         0    (2,996,334)           0      (2,996,334)
 Other offering expenses                            0         0      (946,210)           0        (946,210)
                                           ----------  -------- -------------  -----------   -------------
BALANCE, December 31, 1998                  3,154,136    31,541    27,056,112      334,034      27,421,687

 Issuance of common stock                  10,316,949   103,169   103,066,321            0     103,169,490
 Net income                                         0         0             0    3,884,649       3,884,649
 Dividends ($.70 per share)                         0         0    (1,346,240)  (4,218,683)     (5,564,923)
 Sales commissions                                  0         0    (9,801,197)           0      (9,801,197)
 Other offering expenses                            0         0    (3,094,111)           0      (3,094,111)
                                           ----------  --------  ------------  -----------    ------------
BALANCE, December 31, 1999                 13,471,085  $134,710  $115,880,885  $         0    $116,015,595
                                           ==========  ========  ============  ===========    ============

 The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                                                                1999           1998
                                                                                           -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                                $   3,884,649   $    334,034
                                                                                           -------------   ------------
 Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Equity in income of joint ventures                                                        (1,243,969)      (263,315)
    Depreciation                                                                               1,726,103              0
    Amortization of organizational costs                                                           8,921              0
    Changes in assets and liabilities:
      Prepaid expenses and other assets                                                         (749,203)      (540,319)
      Accounts payable and accrued expenses                                                      273,473        187,827
      Due to affiliates                                                                          108,301          6,224
                                                                                           -------------   ------------
        Total adjustments                                                                        123,626       (609,583)
                                                                                           -------------   ------------
        Net cash provided by (used in) operating activities                                    4,008,275       (275,549)
                                                                                           -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Investment in real estate                                                                   (85,514,506)   (21,299,071)
 Investment in joint ventures                                                                (17,641,211)   (11,276,007)
 Deferred project costs paid                                                                  (3,610,967)    (1,103,913)
 Distributions received from joint ventures                                                    1,371,728        178,184
                                                                                           -------------   ------------
        Net cash used in investing activities                                               (105,394,956)   (33,500,807)
                                                                                           -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable                                                                  40,594,463     14,059,930
 Repayments of notes payable                                                                 (30,725,165)             0
 Dividends paid to shareholders                                                               (3,806,398)      (102,987)
 Issuance of common stock                                                                    103,169,490     31,540,360
 Sales commissions paid                                                                       (9,801,197)    (2,996,334)
 Other offering costs paid                                                                    (3,094,111)      (946,210)
                                                                                           -------------   ------------
        Net cash provided by financing activities                                             96,337,082     41,554,759
                                                                                           -------------   ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                          (5,049,599)     7,778,403

CASH AND CASH EQUIVALENTS, beginning of year                                                   7,979,403        201,000
                                                                                           -------------   ------------
CASH AND CASH EQUIVALENTS, end of year                                                     $   2,929,804   $  7,979,403
                                                                                           =============   ============

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
 Deferred project costs applied to real estate assets                                      $   3,183,239   $    298,608
                                                                                           =============   ============

 Deferred project costs contributed to joint ventures                                      $     735,056   $    469,884
                                                                                           =============   ============

 Deferred offering costs due to affiliate                                                  $     416,212   $          0
                                                                                           =============   ============

 The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1999 AND 1998

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation that qualifies as a real estate investment trust ("REIT"). The Company is conducting an offering for the sale of a maximum of 40,000,000 (exclusive of 2,200,000 shares available pursuant to the Company's dividend reinvestment plan) shares of common stock, $.01 par value per share, at a price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection with this, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by Wells Capital, Inc. (the "Advisor") or its affiliates.

Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the amounts of the Operating Partnership.

The Operating Partnership owns the following properties directly: (i) the PriceWaterhouseCoopers property (the "PwC Building"), a four-story office building located in Tampa, Florida; (ii) the AT&T Building, a four-story office building located in Harrisburg, Pennsylvania; (iii) the Marconi Data Systems property (the "Marconi Building"), a two-story office building located in Wood Dale, Illinois; and (iv) the Cinemark Building, a five-story office building located in Plano, Texas.

The Company also owns interests in several properties through a joint venture among the Operating Partnership, Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), Wells Real Estate Fund X, L.P. ("Wells Fund X"), and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"). This joint venture is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("Fund IX, X, XI, and REIT Joint Venture"). In addition, the Company owns an interest in several properties through a joint venture between Wells Fund XI, Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), and the Operating Partnership, which is referred to as Wells Fund XI, XII and REIT Joint Venture. The Company owns two properties through a joint venture between the Operating Partnership and Fund X and XI Associates, a joint venture between Wells Fund X and Wells Fund XI.

Through its investment in the Fund IX, X, XI, and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Knoxville, Tennessee (the "ABB Building"), (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"), (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"), (iv) a one-story warehouse facility in Ogden, Utah (the "Iomega Building"), and (v) a one-story office building in Oklahoma City, Oklahoma (the "Lucent Technologies Building").

The following properties are owned by the Company through its investment in a joint venture with Fund X and XI Associates: (i) a one-story office and warehouse building in Fountain Valley, California (the "Cort Furniture

Building") owned by Wells/Orange County Associates and (ii) a warehouse and office building in Fremont, California (the "Fairchild Building") owned by Wells/Fremont Associates.

Through its investment in the Wells Fund XI, XII, and REIT Joint Venture, the Company owns interests in the following properties: (i) a two-story manufacturing and office building in Greenville County, South Carolina (the "EYBL CarTex Building"), (ii) a three-story office building Leawood, Kansas (the "Sprint Building"), (iii) an office and warehouse building in Chester County, Pennsylvania (the "Johnson Matthey Building"), and (iv) a two-story office building in Ft. Myers, Florida (the "Gartner Building").

Use of Estimates and Factors Affecting the Company

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The carrying values of real estate are based on management's current intent to hold the real estate assets as long-term investments. The success of the Company's future operations and the ability to realize the investment in its assets will be dependent on the Company's ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the taxable year ended December 31, 1998. As a result, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income, as defined in the Code, to its shareholders and satisfies certain other requirements. Additionally, the Operating Partnership is not subject to federal or state income taxes. Accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements for the years ended December 31, 1999 and 1998.

Real Estate Assets

Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance are expensed as incurred.

Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 1999.

Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

Investment in Joint Ventures

Basis of Presentation. The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership's investment in the joint ventures is recorded using the equity method of accounting.

Partners' Distributions and Allocations of Profit and Loss. Cash available for distribution and allocations of profit and loss to the Operating Partnership by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash is paid from the joint ventures to the Operating Partnership on a quarterly basis.

Deferred Lease Acquisition Costs. Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

Revenue Recognition

All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Earnings Per Share

Earnings per share is calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share, as there is no dilutive impact created from the Company's stock option plan (Note 10) using the treasury stock method.

2.   DEFERRED PROJECT COSTS

The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 1999 were $4,714,880 and amounted to 3.5% of shareholders' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 1999 and 1998 represent fees not yet applied to properties.

3.   DEFERRED OFFERING COSTS

Organization and offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Advisor and not by the Company. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of December 31, 1999, the Advisor paid organization and offering expenses on behalf of the Company in the aggregate amount of $5,005,262, of which the Advisor was reimbursed $4,040,321, which did not exceed the 5% limitation. The unpaid portion of deferred offering costs is $964,941 and is included in due to affiliate in the accompanying balance sheet.

 4.  RELATED-PARTY TRANSACTIONS

Due from affiliates at December 31, 1999 represents the Operating Partnership's share of the cash to be distributed from its joint venture investments for the fourth quarter of 1999 and 1998 as follows:

                                                         1999        1998
                                                       --------    --------
     Fund IX, X, XI, and REIT Joint Venture            $ 32,079    $ 38,360
     Wells/Orange County Associates                      75,953      77,123
     Wells/Fremont Associates                           152,681     146,862
     Fund XI, XII, and REIT                             387,641           0
                                                       --------    --------
                                                       $648,354    $262,345
                                                       ========    ========

The Company entered into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership's properties, the Operating Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The Operating Partnership's portion of the management and leasing fees and lease acquisition costs paid to Wells Management by the joint ventures was $336,517 for the year ended December 31, 1999.

The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

 5.  INVESTMENT IN JOINT VENTURES

The Operating Partnership's investment and percentage ownership in joint ventures at December 31, 1999 and 1998 are summarized as follows:

                                                                     1999                       1998
                                                           -----------------------    -----------------------
                                                              Amount      Percent        Amount      Percent
                                                           -----------   ---------    -----------   ---------
Fund IX, X, XI, and REIT Joint Venture                     $ 1,388,884       4%       $ 1,443,378       4%
Wells/Orange County Associates                               2,893,112      44          2,958,617      44
Wells/Fremont Associates                                     6,988,210      78          7,166,682      78
Fund XI, XII, and REIT Joint Venture                        18,160,970      57                  0       0
                                                           -----------                -----------
                                                           $29,431,176                $11,568,677
                                                           ===========                ===========

The following is a rollforward of the Operating Partnership's investment in joint ventures for the years ended December 31, 1999 and 1998:

                                                                   1999           1998
                                                                -----------    -----------
     Investment in joint ventures, beginning of year            $11,568,677    $         0
     Equity in income of joint ventures                           1,243,969        263,315
     Contributions to joint ventures                             18,376,267     11,745,890
     Distributions from joint ventures                           (1,757,737)      (440,528)
                                                                -----------    -----------
     Investment in joint ventures, end of year                  $29,431,176    $11,568,677
                                                                ===========    ===========

Fund IX, X, XI, and REIT Joint Venture

On March 20, 1997, Wells Fund IX and Wells Fund X entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the ABB Building, to the Fund IX and X Associates joint venture. A 83,885-square-foot, three-story building was constructed and commenced operations at the end of 1997.

On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Fund XI and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Lucent Technologies Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 1999 and 1998


                                                 ASSETS

                                                                                       1999            1998
                                                                                    -----------     -----------
Real estate assets, at cost:
    Land                                                                            $ 6,698,020     $ 6,454,213
    Building and improvements, less accumulated depreciation of
       $2,792,068 in 1999 and $1,253,156 in 1998                                     29,878,541      30,686,845
    Construction in progress                                                                  0             990
                                                                                    -----------     -----------
              Total real estate assets                                               36,576,561      37,142,048
Cash and cash equivalents                                                             1,146,874       1,329,457
Accounts receivable                                                                     554,965         133,257
Prepaid expenses and other assets                                                       526,409         441,128
                                                                                    -----------     -----------
              Total assets                                                          $38,804,809     $39,045,890
                                                                                    ===========     ===========

                                 LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Accounts payable                                                                $   704,914     $   409,737
    Due to affiliates                                                                     6,379           4,406
    Partnership distributions payable                                                   804,734       1,000,127
                                                                                    -----------     -----------
              Total liabilities                                                       1,516,027       1,414,270
                                                                                    -----------     -----------
Partners' capital:
    Wells Real Estate Fund IX                                                        14,590,626      14,960,100
    Wells Real Estate Fund X                                                         18,000,869      18,707,139
    Wells Real Estate Fund XI                                                         3,308,403       2,521,003
    Wells Operating Partnership, L.P.                                                 1,388,884       1,443,378
                                                                                    -----------     -----------
              Total partners' capital                                                37,288,782      37,631,620
                                                                                    -----------     -----------
              Total liabilities and partners' capital                               $38,804,809     $39,045,890
                                                                                    ===========     ===========

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                          Statements of Income (Loss)
             for the Years Ended December 31, 1999, 1998, and 1997

                                                                          1999          1998         1997
                                                                       ----------    ----------    --------
Revenues:
    Rental income                                                      $3,932,962    $2,945,980    $ 28,512
    Interest income                                                       120,080        20,438           0
                                                                       ----------    ----------    --------
                                                                        4,053,042     2,966,418      28,512
                                                                       ----------    ----------    --------
Expenses:
    Depreciation                                                        1,538,912     1,216,293      36,863
    Management and leasing fees                                           286,139       226,643       1,711
    Operating costs, net of reimbursements                                (43,501)     (140,506)     10,118
    Property administration expense                                        63,311        34,821           0
    Legal and accounting                                                   35,937        15,351           0
                                                                       ----------    ----------    --------
                                                                        1,880,798     1,352,602      48,692
                                                                       ----------    ----------    --------
Net income (loss)                                                      $2,172,244    $1,613,816    $(20,180)
                                                                       ==========    ==========    ========

Net income (loss) allocated to Wells Real Estate Fund IX               $  850,072    $  692,116    $(10,145)
                                                                       ==========    ==========    ========

Net income (loss) allocated to Wells Real Estate Fund X                $1,056,316    $  787,481    $(10,035)
                                                                       ==========    ==========    ========
Net income (loss) allocated to Wells Real Estate Fund XI               $  184,335    $   85,352    $      0
                                                                       ==========    ==========    ========
Net income allocated to Wells Operating Partnership, L.P.              $   81,501    $   48,867    $      0
                                                                       ==========    ==========    ========


                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
             for the Years Ended December 31, 1999, 1998, and 1997


                                           Wells Real      Wells Real    Wells Real         Wells            Total
                                             Estate          Estate        Estate         Operating        Partners'
                                             Fund IX         Fund X       Fund XI     Partnership, L.P.     Capital
                                           -----------     ----------    ----------   -----------------    ---------
Balance, December 31, 1996                 $         0    $         0    $        0      $        0       $         0
   Net loss                                    (10,145)       (10,035)            0               0           (20,180)
   Partnership contributions                 3,712,938      3,672,838             0               0         7,385,776
                                           -----------    -----------    ----------      ----------       -----------
Balance, December 31, 1997                   3,702,793      3,662,803             0               0         7,365,596
   Net income                                  692,116        787,481        85,352          48,867         1,613,816
   Partnership contributions                11,771,312     15,613,477     2,586,262       1,480,741        31,451,792
   Partnership distributions                (1,206,121)    (1,356,622)     (150,611)        (86,230)       (2,799,584)
                                           -----------    -----------    ----------      ----------       -----------
Balance, December 31, 1998                  14,960,100     18,707,139     2,521,003       1,443,378        37,631,620
   Net income                                  850,072      1,056,316       184,355          81,501         2,172,244
   Partnership contributions                   198,989              0       911,027               0         1,110,016
   Partnership distributions                (1,418,535)    (1,762,586)     (307,982)       (135,995)       (3,625,098)
                                           -----------    -----------    ----------      ----------       -----------
Balance, December 31, 1999                 $14,590,626    $18,000,869    $3,308,403      $1,388,884       $37,288,782
                                           ===========    ===========    ==========      ==========       ===========

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
             for the Years Ended December 31, 1999, 1998, and 1997

                                                                    1999              1998             1997
                                                                ------------      ------------     ------------
Cash flows from operating activities:
    Net income (loss)                                           $  2,172,244      $  1,613,816     $    (20,180)
    Adjustments to reconcile net income to net cash             ------------      ------------     ------------
       provided by operating activities:
           Depreciation                                            1,538,912         1,216,293           36,863
           Changes in assets and liabilities:
              Accounts receivable                                   (421,708)          (92,745)         (40,512)
              Prepaid expenses and other assets                      (85,281)         (111,818)        (329,310)
              Accounts payable                                       295,177            29,967          379,770
              Due to affiliates                                        1,973             1,927            2,479
                                                                ------------      ------------     ------------
                 Total adjustments                                 1,329,073         1,043,624           49,290
                                                                ------------      ------------     ------------
                 Net cash provided by operating
                     activities                                    3,501,317         2,657,440           29,110
                                                                ------------      ------------     ------------
Cash flows from investing activities:
    Investment in real estate                                       (930,401)      (24,788,070)      (5,715,847)
                                                                ------------      ------------     ------------
Cash flows from financing activities:
    Distributions to joint venture partners                       (3,820,491)       (1,799,457)               0
    Contributions received from partners                           1,066,992        24,970,373        5,975,908
                                                                ------------      ------------     ------------
                 Net cash (used in) provided by
                     financing activities                         (2,753,499)       23,170,916        5,975,908
                                                                ------------      ------------     ------------
Net (decrease) increase in cash and cash equivalents                (182,583)        1,040,286          289,171
Cash and cash equivalents, beginning of year                       1,329,457           289,171                0
                                                                ------------      ------------     ------------
Cash and cash equivalents, end of year                          $  1,146,874      $  1,329,457     $    289,171
                                                                ============      ============     ============

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture         $     43,024      $  1,470,780     $    318,981
                                                                ============      ============     ============

    Contribution of real estate assets to joint venture         $          0      $  5,010,639     $  1,090,887
                                                                ============      ============     ============

Wells/Orange County Associates

On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square-foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Orange County Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

Following are the financial statements for Wells/Orange County Associates:

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 1999 and 1998

                                                ASSETS

                                                                                         1999           1998
                                                                                      ----------     ----------
Real estate assets, at cost:
    Land                                                                              $2,187,501     $2,187,501
    Building, less accumulated depreciation of $278,652 in 1999 and
       $92,087 in 1998                                                                 4,385,463      4,572,028
                                                                                      ----------     ----------
              Total real estate assets                                                 6,572,964      6,759,529
Cash and cash equivalents                                                                176,666        180,895
Accounts receivable                                                                       49,679         13,123
                                                                                      ----------     ----------
              Total assets                                                            $6,799,309     $6,953,547
                                                                                      ==========     ==========

                                  LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Accounts payable                                                                  $        0     $    1,550
    Partnership distributions payable                                                    173,935        176,614
                                                                                      ----------     ----------
              Total liabilities                                                          173,935        178,164
                                                                                      ----------     ----------
Partners' capital:
    Wells Operating Partnership, L.P.                                                  2,893,112      2,958,617
    Fund X and XI Associates                                                           3,732,262      3,816,766
                                                                                      ----------     ----------
              Total partners' capital                                                  6,625,374      6,775,383
                                                                                      ----------     ----------
              Total liabilities and partners' capital                                 $6,799,309     $6,953,547
                                                                                      ==========     ==========

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                             Statements of Income
                for the Years Ended December 31, 1999 and 1998

                                                                                         1999           1998
                                                                                      ----------     ----------
Revenues:
    Rental income                                                                       $795,545       $331,477
    Interest income                                                                            0            448
                                                                                      ----------     ----------
                                                                                         795,545        331,925
                                                                                      ----------     ----------
Expenses:
    Depreciation                                                                         186,565         92,087
    Management and leasing fees                                                           30,360         12,734
    Operating costs, net of reimbursements                                                22,229          2,288
    Interest                                                                                   0         29,472
    Legal and accounting                                                                   5,439          3,930
                                                                                         244,593        140,511
                                                                                      ----------     ----------
Net income                                                                              $550,952       $191,414
                                                                                      ==========     ==========

Net income allocated to Wells Operating Partnership, L.P.                               $240,585       $ 91,978
                                                                                      ==========     ==========

Net income allocated to Fund X and XI Associates                                        $310,367       $ 99,436
                                                                                      ==========     ==========

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
                for the Years Ended December 31, 1999 and 1998

                                                                   Wells
                                                                 Operating        Fund X         Total
                                                                Partnership,      and XI        Partners'
                                                                    L.P.        Associates       Capital
                                                                ------------   ------------    -----------
Balance, December 31, 1997                                        $        0     $        0      $        0
    Net income                                                        91,978         99,436         191,414
    Partnership contributions                                      2,991,074      3,863,272       6,854,346
    Partnership distributions                                       (124,435)      (145,942)       (270,377)
                                                                ------------   ------------    ------------
Balance, December 31, 1998                                         2,958,617      3,816,766       6,775,383
    Net income                                                       240,585        310,367         550,952
    Partnership distributions                                       (306,090)      (394,871)       (700,961)
                                                                ------------   ------------    ------------
Balance, December 31, 1999                                        $2,893,112     $3,732,262      $6,625,374
                                                                ============   ============    ============

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
                for the Years Ended December 31, 1999 and 1998


                                                                                           1999           1998
                                                                                         ---------     -----------
Cash flows from operating activities:
    Net income                                                                           $ 550,952     $   191,414
    Adjustments to reconcile net income to net cash provided by operating                ---------     -----------
       activities:
           Depreciation                                                                    186,565          92,087
           Changes in assets and liabilities:
              Accounts receivable                                                          (36,556)        (13,123)
              Accounts payable                                                              (1,550)          1,550
                                                                                         ---------     -----------
                 Total adjustments                                                         148,459          80,514
                                                                                         ---------     -----------
                 Net cash provided by operating activities                                 699,411         271,928
                                                                                         ---------     -----------
Cash flows from investing activities:
    Investment in real estate                                                                    0      (6,563,700)
                                                                                         ---------     -----------
Cash flows from financing activities:
    Issuance of note payable                                                                     0       4,875,000
    Payment of note payable                                                                      0      (4,875,000)
    Distributions to partners                                                             (703,640)        (93,763)
    Contributions received from partners                                                         0       6,566,430
                                                                                         ---------     -----------
                 Net cash (used in) provided by financing activities                      (703,640)      6,472,667
                                                                                         ---------     -----------
Net (decrease) increase in cash and cash equivalents                                        (4,229)        180,895
Cash and cash equivalents, beginning of year                                               180,895               0
                                                                                         ---------     -----------
Cash and cash equivalents, end of year                                                   $ 176,666     $   180,895
                                                                                         =========     ===========
Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture                                  $       0     $   287,916
                                                                                         =========     ===========

Wells/Fremont Associates

On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a
58,424-square-foot warehouse and office building located in Fremont, California, known as the Fairchild Building.

On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Fremont Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

Following are the financial statements for Wells/Fremont Associates:

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 1999 and 1998

                                          ASSETS

                                                                                  1999              1998
                                                                               ----------        ----------
Real estate assets, at cost:
    Land                                                                       $2,219,251        $2,219,251
    Building, less accumulated depreciation of $428,246 in 1999 and
       $142,720 in 1998                                                         6,709,912         6,995,439
                                                                               ----------        ----------
              Total real estate assets                                          8,929,163         9,214,690
Cash and cash equivalents                                                         189,012           192,512
Accounts receivable                                                                92,979            34,742
                                                                               ----------        ----------
              Total assets                                                     $9,211,154        $9,441,944
                                                                               ==========        ==========

                               LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Accounts payable                                                           $    2,015        $    3,565
    Due to affiliate                                                                5,579             2,052
    Partnership distributions payable                                             186,997           189,490
                                                                               ----------        ----------
              Total liabilities                                                   194,591           195,107
                                                                               ----------        ----------
Partners' capital:
    Wells Operating Partnership, L.P.                                           6,988,210         7,166,682
    Fund X and XI Associates                                                    2,028,353         2,080,155
                                                                               ----------        ----------
              Total partners' capital                                           9,016,563         9,246,837
                                                                               ----------        ----------
              Total liabilities and partners' capital                          $9,211,154        $9,441,944
                                                                               ==========        ==========

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                             Statements of Income
                for the Years Ended December 31, 1999 and 1998

                                                                                   1999         1998
                                                                                 --------     --------
Revenues:
    Rental income                                                                $902,946     $401,058
    Interest income                                                                     0        3,896
                                                                                 --------     --------
                                                                                  902,946      404,954
                                                                                 --------     --------
Expenses:
    Depreciation                                                                  285,526      142,720
    Management and leasing fees                                                    37,355       16,726
    Operating costs, net of reimbursements                                         16,006        3,364
    Interest                                                                            0       73,919
    Legal and accounting                                                            4,885        6,306
                                                                                 --------     --------
                                                                                  343,772      243,035
                                                                                 --------     --------
Net income                                                                       $559,174     $161,919
                                                                                 ========     ========

Net income allocated to Wells Operating Partnership, L.P.                        $433,383     $122,470
                                                                                 ========     ========

Net income allocated to Fund X and XI Associates                                 $125,791     $ 39,449
                                                                                 ========     ========

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
                for the Years Ended December 31, 1999 and 1998

                                                               Wells
                                                             Operating       Fund X         Total
                                                            Partnership,      and XI       Partners'
                                                                L.P.        Associates      Capital
                                                            ------------   ------------   ------------
Balance, December 31, 1997                                    $        0     $        0     $        0
   Net income                                                    122,470         39,449        161,919
   Partner contributions                                       7,274,075      2,083,334      9,357,409
   Partnership distributions                                    (229,863)       (42,628)      (272,491)
                                                            ------------   ------------   ------------
Balance, December 31, 1998                                     7,166,682      2,080,155      9,246,837
   Net income                                                    433,383        125,791        559,174
   Partnership distributions                                    (611,855)      (177,593)      (789,448)
                                                            ------------   ------------   ------------
Balance, December 31, 1999                                    $6,988,210     $2,028,353     $9,016,563
                                                            ============   ============   ============

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
                for the Years Ended December 31, 1999 and 1998

                                                                                         1999           1998
                                                                                       ---------    -----------
Cash flows from operating activities:
   Net income                                                                          $ 559,174    $   161,919
                                                                                       ---------    -----------
   Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                    285,526        142,720
         Changes in assets and liabilities:
            Accounts receivable                                                          (58,237)       (34,742)
            Accounts payable                                                              (1,550)         3,565
            Due to affiliate                                                               3,527          2,052
                                                                                       ---------    -----------
               Total adjustments                                                         229,266        113,595
                                                                                       ---------    -----------
               Net cash provided by operating activities                                 788,440        275,514
                                                                                       ---------    -----------
Cash flows from investing activities:
   Investment in real estate                                                                   0     (8,983,111)
                                                                                       ---------    -----------
Cash flows from financing activities:
   Issuance of note payable                                                                    0      5,960,000
   Payment of note payable                                                                     0     (5,960,000)
   Distributions to partners                                                            (791,940)       (83,001)
   Contributions received from partners                                                        0      8,983,110
                                                                                       ---------    -----------
               Net cash (used in) provided by financing activities                      (791,940)     8,900,109
                                                                                       ---------    -----------
Net (decrease) increase in cash and cash equivalents                                      (3,500)       192,512
Cash and cash equivalents, beginning of year                                             192,512              0
                                                                                       ---------    -----------
Cash and cash equivalents, end of year                                                 $ 189,012    $   192,512
                                                                                       =========    ===========
Supplemental disclosure of noncash activities:

   Deferred project costs contributed to joint venture                                 $       0    $   374,299
                                                                                       =========    ===========

Fund XI, XII, and REIT Joint Venture

On May 1, 1999, the Operating Partnership entered into a joint venture with Wells Fund XII and Wells Fund XI. On May 18, 1999, the joint venture purchased a 169,510-square-foot, two-story manufacturing and office building, known as EYBL CarTex, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900 square-foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000 square-foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400 square-foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint
Venture:

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                 Balance Sheet
                               December 31, 1999

                                          ASSETS

Real estate assets, at cost:
    Land                                                                                      $ 5,048,797
    Building and improvements, less accumulated depreciation of $506,582                       26,811,869
                                                                                              -----------
              Total real estate assets                                                         31,860,666
Cash and cash equivalents                                                                         766,278
Accounts receivable                                                                               133,777
Prepaid assets and other expenses                                                                  26,486
                                                                                              -----------
              Total assets                                                                    $32,787,207
                                                                                              ===========

                              LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Accounts payable                                                                          $   112,457
    Partnership distributions payable                                                             680,294
                                                                                              -----------
              Total liabilities                                                                   792,751
                                                                                              -----------
Partners' capital:
    Wells Real Estate Fund XI                                                                   8,365,852
    Wells Real Estate Fund XII                                                                  5,467,634
    Wells Operating Partnership, L.P.                                                          18,160,970
                                                                                              -----------
              Total partners' capital                                                          31,994,456
                                                                                              -----------
              Total liabilities and partners' capital                                         $32,787,207
                                                                                              ===========

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                              Statement of Income
                     for the Year Ended December 31, 1999

Revenues:
    Rental income                                                                               $1,443,446
    Other income                                                                                        57
                                                                                                ----------
                                                                                                 1,443,503
                                                                                                ----------
Expenses:
    Depreciation                                                                                   506,582
    Management and leasing fees                                                                     59,230
    Operating costs, net of reimbursements                                                           6,433
    Property administration                                                                         14,185
    Legal and accounting                                                                             4,000
                                                                                                ----------
                                                                                                   590,430
                                                                                                ----------
Net income                                                                                      $  853,073
                                                                                                ==========

Net income allocated to Wells Real Estate Fund XI                                               $  240,031
                                                                                                ==========

Net income allocated to Wells Real Estate Fund XII                                              $  124,542
                                                                                                ==========

Net income allocated to Wells Operating Partnership, L.P.                                       $  488,500
                                                                                                ==========

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statement of Partners' Capital
                     for the Year Ended December 31, 1999


                                                                                Wells
                                              Wells Real      Wells Real      Operating          Total
                                                Estate          Estate       Partnership,       Partners'
                                                Fund XI        Fund XII          L.P.            Capital
                                              -----------    ------------    -------------    ------------
Balance, December 31, 1998                     $        0      $        0      $         0     $         0
    Net income                                    240,031         124,542          488,500         853,073
    Partnership contributions                   8,470,160       5,520,835       18,376,267      32,367,262
    Partnership distributions                    (344,339)       (177,743)        (703,797)     (1,225,879)
                                              -----------    ------------    -------------    ------------
Balance, December 31, 1999                     $8,365,852      $5,467,634      $18,160,970     $31,994,456
                                              ===========    ============    =============    ============

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                            Statement of Cash Flows
                     for the Year Ended December 31, 1999

Cash flows from operating activities:
    Net income                                                                                         $   853,073
                                                                                                       -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                                    506,582
           Changes in assets and liabilities:
              Accounts receivable                                                                         (133,777)
              Prepaid expenses and other assets                                                            (26,486)
              Accounts payable                                                                             112,457
                                                                                                       -----------
                 Total adjustments                                                                         458,776
                                                                                                       -----------
                 Net cash provided by operating activities                                               1,311,849
                                                                                                       -----------
Cash flows from financing activities:
    Distributions to joint venture partners                                                               (545,571)
                                                                                                       -----------
Net increase in cash and cash equivalents                                                                  766,278
Cash and cash equivalents, beginning of year                                                                     0
                                                                                                       -----------
Cash and cash equivalents, end of year                                                                 $   766,278
                                                                                                       ===========

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture                                                $ 1,294,686
                                                                                                       ===========
    Contribution of real estate assets to joint venture                                                $31,072,562
                                                                                                       ===========

 6.  INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

The Operating Partnership's income tax basis net income for the years ended December 31, 1999 and 1998 are calculated as follows:

                                                                                          1999             1998
                                                                                       ----------        ---------
Financial statement net income                                                         $3,884,649        $ 334,034
Increase (decrease) in net income resulting from:
    Depreciation expense for financial reporting purposes in excess of
       amounts for income tax purposes                                                    949,631           82,618
    Rental income accrued for financial reporting purposes in excess of
       amounts for income tax purposes                                                   (789,599)         (35,427)
    Expenses deductible when paid for income tax purposes, accrued for
       financial reporting purposes                                                        49,906            1,634
                                                                                       ----------        ---------
              Income tax basis net income                                              $4,094,587        $ 382,859
                                                                                       ==========        =========

The Operating Partnership's income tax basis partners' capital at December 31, 1999 and 1998 is computed as follows:


                                                                                      1999                1998
                                                                                  ------------         -----------
Financial statement partners' capital                                             $116,015,595         $27,421,687
Increase (decrease) in partners' capital resulting from:
    Depreciation expense for financial reporting purposes in excess of
       amounts for income tax purposes                                               1,032,249              82,618
    Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting
       purposes                                                                     12,896,312           3,942,545
    Accumulated rental income accrued for financial reporting purposes
       in excess of amounts for income tax purposes                                   (825,026)            (35,427)
    Accumulated expenses deductible when paid for income tax purposes,
       accrued for financial reporting purposes                                         51,540               1,634
    Dividends payable                                                                2,166,701             408,176
                                                                                  ------------         -----------
Income tax basis partners' capital                                                $131,337,371         $31,821,233
                                                                                  ============         ===========

 7.  RENTAL INCOME

The future minimum rental income due from the Operating Partnership's direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 1999 is as follows:

                  Year ended December 31:
                     2000                                $ 11,737,408
                     2001                                  11,976,253
                     2002                                  12,714,291
                     2003                                  12,856,557
                     2004                                  12,581,882
                  Thereafter                               54,304,092
                                                         ------------
                                                         $116,170,483
                                                         ============

Three tenants contributed 32%, 16%, and 15% of rental income for the year ended December 31, 1999. In addition, four tenants will contribute 34%, 20%, 17%, and 11% of future minimum rental income.

The future minimum rental income due the Fund IX, X, XI, and REIT Joint Venture under noncancelable operating leases at December 31, 1999 is as follows:

                  Year ended December 31:
                     2000                                 $ 3,666,570
                     2001                                   3,595,686
                     2002                                   3,179,827
                     2003                                   3,239,080
                     2004                                   3,048,152
                  Thereafter                                5,181,003
                                                          -----------
                                                          $21,910,318
                                                          ===========

Four tenants contributed 25%, 18%, 13%, and 12% of rental income for the year ended December 31, 1999. In addition, four tenants will contribute 28%, 22%, 15%, and 10% of future minimum rental income.

The future minimum rental income due Wells/Orange County Associates under noncancelable operating leases at December 31, 1999 is as follows:

                  Year ended December 31:
                     2000                              $  758,964
                     2001                                 809,580
                     2002                                 834,888
                     2003                                 695,740
                                                       ----------
                                                       $3,099,172
                                                       ==========

One tenant contributed 100% of rental income for the year ended December 31, 1999 and will contribute 100% of future minimum rental income.

The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 1999 is as follows:

                  Year ended December 31:
                     2000                              $  869,492
                     2001                                 895,577
                     2002                                 922,444
                     2003                                 950,118
                     2004                                 894,833
                                                       ----------
                                                       $4,532,464
                                                       ==========

One tenant contributed 100% of rental income for the year ended December 31, 1999 and will contribute 100% of future minimum rental income.

The future minimum rental income due from XI, XII and REIT under noncancelable operating leases at December 31, 1999 is a follows:

                  Year ended December 31:
                     2000                             $ 3,085,362
                     2001                               3,135,490
                     2002                               3,273,814
                     2003                               3,367,231
                     2004                               3,440,259
                  Thereafter                            9,708,895
                                                      -----------
                                                      $26,011,051
                                                      ===========

Four tenants contributed approximately 34%, 22%, 22%, and 12% of rental income for the year ended December 31, 1999. In addition, four tenants will contribute approximately 30%, 27%, 22%, and 18% of future minimum rental income.

 8.  NOTES PAYABLE

At December 31, 1999, the Operating Partnership had outstanding debt of $23,929,228. Of this amount, $11,430,696 was borrowed under a construction loan with Bank of America in order to finance the construction of a new building for Matsushita Avionics (the "Matsushita Project") and improvements for the AT&T Building. This loan is secured by the Matsushita Project and matures on May 10, 2001. The remaining $12,498,532 was borrowed against the revolving line of credit from SouthTrust Bank, which is collateralized by the PwC Building and matures on December 31, 2000. Interest is paid monthly and accrued at a variable rate based on LIBOR plus 200 basis points for both of these debt instruments. During 1999, the Company paid and capitalized interest costs of $847,451 and $463,873, respectively. The estimated fair value of these notes approximates their carrying value.

The Operating Partnership also has a $9,825,000 line of credit from Bank of America, which bears interest at a variable rate based on LIBOR plus 200 basis points. No balance was outstanding at December 31, 1999 under this line of credit.

 9.  COMMITMENTS AND CONTINGENCIES

On February 18, 1999, the Operating Partnership entered into a rental income guaranty agreement with Fund VIII and IX Associates (the "joint venture"), whereby the Operating Partnership guaranteed that the joint venture would receive rental income on the existing Matsushita Building, equal to at least the rent and building expenses that the joint venture would have received from Matsushita Avionics over the remaining term of the existing lease. Matsushita Avionics vacated the building on January 3, 2000, while the existing lease term extends through September 2003. The Company paid approximately $61,000 to the joint venture related to the rental income and building expenses due from Matsushita Avionics for the remainder of January 2000. Such payments are made from the Company's operating cash flow and reduce cash available for dividends.

On July 22, 1999, the Operating Partnership purchased a 7.49 acre tract of land located in Midlothian, Chesterfield County, Virginia for the purpose of constructing a four-story, 100,000 rentable square foot office building (the "ABB Project"). The Operating Partnership entered into an office lease with ABB Power Generation, Inc. ("ABB"), pursuant to which ABB has agreed to lease the ABB Project upon its completion.

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

10.  COMMON STOCK OPTION PLAN

The Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan ("the Plan") provides for grants of stock to be made to independent nonemployee directors of the Company. Options to purchase 2,500 shares of common stock at $12 per share are granted upon initially becoming an independent director of the Company. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options vest at the rate of 500 shares per full year of service thereafter. All options granted under the Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the optionee or if the optionee ceases to serve as a director.

The Company has adopted the disclosure provisions in SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by the provisions of SFAS No. 123, the Company applies Accounting Principles Board ("APB") Opinion No. 25 and the related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost.

A summary of the Company's stock option activity during 1999 is as follows:

                                                                                 Exercise
                                                                    Number         Price
                                                                   --------      --------
     Outstanding at December 31, 1998                                     0           $ 0
         Granted                                                     27,500            12
                                                                   --------      --------
     Outstanding at December 31, 1999                                27,500           $12
                                                                   ========      ========
     Outstanding options exercisable as of December 31, 1999          5,500           $12
                                                                   ========      ========

The weighted average remaining contractual life of options outstanding at December 31, 1999 is approximately 9.5 years. Based on the terms of the options, the fair value of the options granted during 1999 is $0.

11.  QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 1999 and 1998:

                                                                         1999 Quarters Ended
                                                    --------------------------------------------------------------
                                                     March 31         June 30       September 30      December 31
                                                    ----------      ------------   -------------     -------------
Revenues                                             $988,000        $1,204,938      $1,803,352       $2,499,105
Net income                                            393,438           601,975       1,277,019        1,612,217
Basic and diluted earnings per share                 $   0.10        $     0.09      $     0.18       $     0.13
Dividends per share                                      0.17              0.17            0.18             0.18

                                                                            1998 Quarters Ended
                                                    --------------------------------------------------------------
                                                     March 31         June 30       September 30      December 31
                                                    ----------      ------------   -------------     -------------
Revenues                                                $   0           $10,917         $73,292         $310,969
Net income                                                  0            10,899          62,128          261,007
Basic and diluted earnings per share                    $0.00           $  0.16         $  0.06         $   0.18
Dividends per share                                      0.00              0.00            0.15             0.16

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                          ASSETS

                                                                                  September 30,        December 31,
                                                                                      2000                1999
                                                                                  --------------      -------------
REAL ESTATE, at cost:
    Land                                                                            $ 21,695,304       $ 14,500,822
    Building and improvements, less accumulated depreciation of
       $6,810,792 in 2000 and $1,726,103 in 1999                                     188,671,038         81,507,040
    Construction in progress                                                             295,517         12,561,459
                                                                                  --------------      -------------
                 Total real estate                                                   210,661,859        108,569,321
                                                                                  --------------      -------------
INVESTMENT IN JOINT VENTURES (NOTE 2)                                                 36,708,242         29,431,176

DUE FROM AFFILIATES                                                                      859,515            648,354

CASH AND CASH EQUIVALENTS                                                             12,257,161          2,929,804

DEFERRED PROJECT COSTS (Note 1)                                                          471,005             28,093

DEFERRED OFFERING COSTS (Note 1)                                                       1,108,206            964,941

PREPAID EXPENSES AND OTHER ASSETS                                                      6,344,905          1,280,601
                                                                                  --------------      -------------
                 Total assets                                                       $268,410,893       $143,852,290
                                                                                  ==============      =============

                             LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
    Accounts payable and accrued expenses                                           $    975,821       $    461,300
    Notes payable (Note 3)                                                            38,909,030         23,929,228
    Due to affiliates (Note 4)                                                         1,372,508          1,079,466
    Dividends payable                                                                  4,475,982          2,166,701
                                                                                  --------------      -------------
                 Total liabilities                                                    45,733,341         27,636,695
                                                                                  --------------      -------------

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                                200,000            200,000
                                                                                  --------------      -------------
SHAREHOLDERS' EQUITY:
    Common shares, $.01 par value; 40,000,000 shares authorized, 26,174,825 shares issued and outstanding at September 30, 2000 and
       13,471,085 shares issued and outstanding at December 31, 1999                     261,748            134,710
    Additional paid-in capital                                                       222,215,804        115,880,885
    Retained earnings                                                                          0                  0
                                                                                  --------------      -------------
                 Total shareholders' equity                                          222,477,552        116,015,595
                                                                                  --------------      -------------
                 Total liabilities and shareholders' equity                         $268,410,893       $143,852,290
                                                                                  ==============      =============

           See accompanying condensed notes to financial statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                     Three Months Ended                  Nine Months Ended
                                               -------------------------------     ------------------------------
                                               September 30,     September 30,     September 30,    September 30,
                                                   2000              1999              2000              1999
                                               -------------     -------------     -------------    -------------
REVENUES:
    Rental income                                 $5,819,968        $1,227,144       $13,712,371       $2,806,158
    Equity in income of joint ventures               635,065           384,887         1,684,247          783,065
    Interest income                                  131,578           191,321           338,020          407,067
                                               -------------     -------------     -------------    -------------
                                                   6,586,611         1,803,352        15,734,638        3,996,290
                                               -------------     -------------     -------------    -------------
EXPENSES:
    Operating costs, net of
      reimbursements                                 289,140           (75,997)          631,407          (46,381)
    Management and leasing fees                      381,766            68,823           919,630          150,908
    Depreciation                                   2,155,366           423,760         5,084,689        1,036,003
    Administrative costs                              41,626            21,076           273,484           91,016
    Legal and accounting                              32,883            22,187           130,603           78,637
    Computer costs                                     2,353             2,119             8,846            8,182
    Amortization of loan costs                        64,016             2,433           150,143            6,488
    Interest expense                               1,094,233            61,932         2,798,299          399,005
                                               -------------     -------------     -------------    -------------
                                                   4,061,383           526,333         9,997,101        1,723,858
                                               -------------     -------------     -------------    -------------
NET INCOME                                        $2,525,228        $1,277,019        $5,737,537       $2,272,432
                                               =============     =============     =============    =============
BASIC AND DILUTED EARNINGS PER SHARE              $     0.11        $     0.18        $     0.30        $    0.37
                                               =============     =============     =============    =============

           See accompanying condensed notes to financial statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1999

               AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                                     Additional                        Total
                                              Common Stock             Paid-In         Retained     Shareholders'
                                        ------------------------
                                          Shares         Amount        Capital         Earnings        Equity
                                        -----------    ---------    -------------    -----------    -------------
BALANCE, December 31, 1998                3,154,136    $  31,541    $  27,056,112    $   334,034    $  27,421,687

   Issuance of common stock              10,316,949      103,169      103,066,321              0      103,169,490
   Net income                                     0            0                0      3,884,649        3,884,649
   Dividends ($.70 per share)                     0            0       (1,346,240)    (4,218,683)      (5,564,923)
   Sales commission                               0            0       (9,801,197)             0       (9,801,197)
   Other offering expenses                        0            0       (3,094,111)             0       (3,094,111)
                                        -----------    ---------    -------------    -----------    -------------
BALANCE, December 31, 1999               13,471,085      134,710      115,880,885              0      116,015,595

   Issuance of common stock              12,769,524      127,695      127,567,548              0      127,695,243
   Net income                                     0            0                0      5,737,537        5,737,537
   Dividends ($.544 per share)                    0            0       (4,695,767)    (5,737,537)     (10,433,304)
   Sales commission                               0            0      (12,068,553)             0      (12,068,553)
   Other offering expenses                        0            0       (3,811,122)             0       (3,811,122)
   Common stock retired                     (65,784)        (657)        (657,187)             0         (657,844)
                                        -----------    ---------    -------------    -----------    -------------
BALANCE, September 30, 2000              26,174,825    $ 261,748    $ 222,215,804    $         0    $ 222,477,552
                                        ===========    =========    =============    ===========    =============

           See accompanying condensed notes to financial statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Nine Months Ended
                                                                                 ------------------------------------
                                                                                   September 30,      September 30,
                                                                                 ----------------   -----------------
                                                                                       2000              1999
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $    5,737,537      $  2,272,432
   Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                  5,084,689         1,036,003
         Amortization of loan costs                                                      150,143             6,488
         Equity in income of joint ventures                                           (1,684,247)         (783,065)
         Changes in assets and liabilities:
            Accounts payable                                                             514,521           326,166
            Increase in prepaid expenses and other assets                             (5,214,447)         (667,823)
            Increase due to affiliates                                                   149,777            82,901
                                                                                  --------------      ------------
               Net cash provided by operating activities                               4,737,973         2,273,102
                                                                                  --------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investments in real estate                                                       (103,469,511)      (55,913,594)
   Investment in joint ventures                                                       (7,612,005)      (17,641,421)
   Deferred project costs                                                             (4,446,307)       (2,692,478)
   Distributions received from joint ventures                                          2,103,704           826,822
                                                                                  --------------      ------------
               Net cash used in  investing activities                               (113,424,119)      (75,420,671)
                                                                                  --------------      ------------
Cash flows from financing activities:
   Proceeds from note payable                                                         67,883,130        25,598,666
   Repayment of note payable                                                         (52,903,328)      (22,732,539)
   Dividends paid                                                                     (8,124,023)       (2,159,649)
   Issuance of common stock                                                          127,695,243        76,927,944
   Sales commissions paid                                                            (12,068,553)       (7,308,155)
   Offering costs paid                                                                (3,811,122)       (2,307,838)
   Common stock retired                                                                 (657,844)                0
                                                                                  --------------      ------------
               Net cash provided by financing activities                             118,013,503        68,018,429
                                                                                  --------------      ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                              9,327,357        (5,129,140)

CASH AND CASH EQUIVALENTS, beginning of year                                           2,929,804         7,979,403
                                                                                  --------------      ------------
CASH AND CASH EQUIVALENTS, end of period                                           $  12,257,161      $  2,850,263
                                                                                  ==============      ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
      Deferred project costs applied to joint ventures                            $      295,680      $    735,056
                                                                                  ==============      ============

      Deferred project costs applied to real estate                               $    3,707,715      $  2,273,411
                                                                                  ==============      ============

      Decrease in deferred offering cost accrual                                  $     (143,265)     $   (200,640)
                                                                                  ==============      ============

           See accompanying condensed notes to financial statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

             CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 2000


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) General

Wells Real Estate Investment Trust, Inc. (the "Company" or "Registrant") is a Maryland corporation formed on July 3, 1997. The Company is the sole general partner of Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing for investment purposes income-producing commercial properties.

On January 30, 1998, the Company commenced a public offering of up to 16,500,000 shares of common stock at $10 per share pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933. The Company commenced active operations on June 5, 1998, when it received and accepted subscriptions for 125,000 shares. The Company terminated its initial public offering on December 19, 1999, and on December 20, 1999, the Company commenced a second follow-on public offering of up to 22,200,000 shares of common stock at $10 per share. As of September 30, 2000, the Company had sold 26,240,610 shares for total capital contributions of $262,406,096. After payment of $9,161,189 in acquisition and advisory fees and acquisition expenses, payment of $32,718,532 in selling commissions and organization and offering expenses, capital contributions and acquisition expenditures by Wells OP of $211,641,497 in property acquisitions and common stock redemptions of $657,844 pursuant to the Company's share redemption program, the Company was holding net offering proceeds of $8,227,034 available for investment in properties. An additional $38,909,030 was spent for acquisition expenditures and was funded by loans from various lending institutes.

Wells OP owns interest in properties both directly and through equity ownership in the following joint ventures: (i) the Fund IX-X-XI-REIT Joint Venture, a joint venture among Wells OP and Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. (the "Fund IX-X-XI-REIT Joint Venture"), (ii) Wells/Fremont Associates (the "Fremont Joint Venture"), a joint venture between Wells OP and Fund X and Fund XI Associates, which is a joint venture between Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. (the "Fund X-XI Joint Venture"), (iii) Wells/Orange County Associates (the "Cort Joint Venture") a joint venture between Wells OP and the Fund X-XI Joint Venture, (iv) the Fund XI-XII-REIT Joint Venture, a joint venture among Wells OP, Wells Real Estate Fund XI, L.P., and Wells Real Estate Fund XII, L.P. (the "Fund XI-XIII-REIT Joint Venture"), (v) the Fund XII-REIT Joint Venture, a joint venture between Wells OP and Wells Real Estate Fund XII, L.P. (the "Fund XII-REIT Joint Venture"), and (vi) the Fund VIII-IX-REIT Joint Venture, a joint venture between Wells OP and the Fund VIII-IX Joint Venture.

As of September 30, 2000, Wells OP owned interest in the following properties either directly or through its interests in joint ventures: (i) a three-story office building in Knoxville, Tennessee (the "ABB-Knoxville Building"); (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"); (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"); (iv) a one-story office building in Oklahoma City, Oklahoma (the "AVAYA Building"); (v) a one-story warehouse and office building in Ogden, Utah (the "Iomega Building"), all five of which are owned by the Fund IX-X-XI-REIT Joint Venture; (vi) a two-story warehouse office building in Fremont, California (the "Fremont Building"), which is owned by the Fremont Joint Venture; (vii) a one-story warehouse and office building in Fountain Valley, California (the "Cort Building"), which is owned by the Cort Joint Venture; (viii) a four-story office building in Tampa, Florida (the "PWC Building"); (ix) a four-story office building in Harrisburg, Pennsylvania (the "AT&T Building"), which are owned directly by Wells OP; (x) a two-story manufacturing and office building located in Fountain Inn, South Carolina (the "EYBL

CarTex Building"); (xi) a three-story office building located in Leawood, Kansas (the "Sprint Building"); (xii) a one story office building and warehouse in Tredyffrin Township, Pennsylvania (the "Johnson Matthey Building"); (xiii) a two-story office building in Ft. Meyers, Florida (the "Gartner Building"), all four of which are owned by Fund XI-XII-REIT Joint Venture; (xiv) a two-story office building located in Lake Forest, California (the "Matsushita Project");
(xv) a four-story office building in Richmond, Virginia (the "Alstom Power-Richmond Building"); (xvi) a two-story office building and warehouse in Wood Dale, Illinois (the "Marconi Building"); (xvii) a five-story office building in Plano, Texas (the "Cinemark Building"); (xviii) a three-story office building in Tulsa, Oklahoma (the "Metris Building"); (xix) a two-story office building in Scottsdale, Arizona (the "Dial Building"); (xx) a two-story office building in Tempe, Arizona (the "ASML Building"); (xxi) a two-story office building in Tempe, Arizona (the "Motorola Building"); (xxii) a two-story office building in Tempe, Arizona (the "Avnet Building"); (xxiii) a three-story office building in Troy, Michigan (the "Delphi Building"); all ten of which are owned directly by Wells OP; (xxiv) a three-story office building in Troy, Michigan (the "Siemens Building"), which is owned by the Fund XII-REIT Joint Venture; and (xxv) a two-story office building in Orange County, California (the "Quest Building"), formerly the Bake Parkway Building, previously owned by Fund VIII-IX Joint Venture, which is now owned by the Fund VIII-IX-REIT Joint Venture.

(b) Deferred Project Costs

The Company pays Acquisition and Advisory Fees and Acquisition Expenses to Wells Capital, Inc., the Advisor, for acquisition and advisory services and as reimbursement for acquisition expenses. These payments may not exceed 3 1/2% of shareholders' capital contributions. Acquisition and Advisory Fees and Acquisition Expenses paid as of September 30, 2000, amounted to $9,161,189 and represented approximately 3 1/2% of shareholders' capital contributions received. These fees are allocated to specific properties as they are purchased.

(c) Deferred Offering Costs

The Advisor pays all the offering expenses for the Company. The Advisor may be reimbursed by the Company to the extent that such offering expenses do not exceed 3% of shareholders' capital contributions.

(d) Employees

The Company has no direct employees. The employees of Wells Capital, Inc., the Company's Advisor, perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company.

(e) Insurance

Wells Management Company, Inc., an affiliate of the Company and the Advisor, carries comprehensive liability and extended coverage with respect to all the properties owned directly and indirectly by the Company. In the opinion of management of the registrant, the properties are adequately insured.

(f) Competition

The Company will experience competition for tenants from owners and managers of competing projects which may include its affiliates. As a result, the Company may be required to provide free rent; reduced charges for tenant improvements and other inducements, all of which may have an adverse impact on results of operations. At the time the Company elects to dispose of its properties, the Company will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

(g) Basis of Presentation

Substantially all of the Company's business is conducted through Wells OP. At December 31, 1997, the Wells OP had issued 20,000 limited partner units to Wells Capital, Inc., the Advisor, in exchange for a capital contribution of $200,000. The Company is the sole general partner in Wells OP; consequently, the accompanying consolidated financial statements of the Company include the amounts of both the Company and Wells OP.

The consolidated financial statements of the Company have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of the Board of Directors, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the Company's Form 10-K for the year ended December 31, 1999.

(h) Distribution Policy

The Company will make distributions (not including a return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trusts taxable income through the taxable year 2000. It is the Company's policy to make regular quarterly distributions to holders of the shares. Distributions will be made to those shareholders who are shareholders as of the record date selected by the Directors. Distributions will be declared on a daily basis and paid on a quarterly basis during the Offering period and declared and paid quarterly thereafter.

(i) Income Taxes

The Company has made an election under Section 856 (C) of the Internal Revenue Code 1986, as amended (the "Code"), to be taxed as a Real Estate Investment Trust ("REIT") under the Code beginning with its taxable year ended December 31, 1998. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially adversely affect the Company's net income and net cash available to distribute to shareholders. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

(j) Statement of Cash Flows

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments.

2.   INVESTMENTS IN JOINT VENTURES

The Company owned interests in 25 office buildings through its ownership in Wells OP, which owns interest in six joint ventures. The Company does not have control over the operations of these joint ventures; however, it does exercise significant influence. Accordingly, investment in joint venture is recorded using the equity method.

The following describes additional information about certain of the properties in which the Company owns an interest as of September 30, 2000.

Fund VIII-IX-REIT Joint Venture

On June 15, 2000, the Fund VIII-IX-REIT Joint Venture was formed between Wells OP and Fund VIII and Fund IX Associates, a Georgia joint venture partnership between Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. (the "Fund VIII-IX Joint Venture"). On July 1, 2000, the Fund VIII-IX Joint Venture contributed its interest in the Bake Parkway Building to the Fund VIII-IX-REIT Joint Venture. The Bake Parkway Building is a two-story office building containing approximately 65,006 rentable square feet on a 4.4-acre tract of land in Irvine, California.

A 42-month lease for the entire Bake Parkway Building has been signed by Quest Software, Inc. Occupancy occurred on August 1, 2000. Quest is a publicly traded corporation that provides software database management and disaster recovery services for its clients.

Construction of tenant improvements required under the Quest lease is anticipated to cost approximately $1,250,000 and will be funded by Wells OP.

The Alstom Power-Richmond Building

On July 24, 2000, the Company completed a build-to-suit project of a 99,057 square-foot, four-story, office building. The Class "A" property is located at 5309 Commonwealth Centre Drive in Richmond, Virginia.

The $11.4 million acquisition is 100% owned by the Company and is leased to Alstom Power, Inc. The tenant has signed a seven-year lease, which commenced on July 24, 2000. Alstom Power is the world's largest power generation group. Formerly ABB Power Generation and Alstom, the two companies merged in December 1999 to form ABB Alstom Power, Inc. and in June 2000 changed its name to Alstom Power, Inc. The group employs 58,000 people in more than 100 countries.

The building is located on 7.49 acres within the Waterford Business Park. The Waterford Park is a 20-acre office park in Chesterfield County.

3.   NOTES PAYABLE

Notes payable, as of September 30, 2000, consists of loans of (i) $9,181,877 due to Bank of America secured by a first priority mortgage against the Matsushita Property; (ii) $21,627,153 due to Bank of America secured by first mortgages on the AT&T and Marconi buildings; (iii) $8,000,000 due to Richter-Schroeder Company, Inc. secured by a first mortgage against the Metris Building; and (iv) $100,000 due to Ryan Companies US, Inc. secured by a first mortgage on the Avnet Building.

4.   DUE TO AFFILIATES

Due to affiliates consists of Acquisitions and Advisory Fees and Acquisition Expenses, deferred offering costs, and other operating expenses paid by the Advisor on behalf of the Company. Also included in Due to Affiliates is the Matsushita lease guarantee which is explained in detail in the Company's Form 10-K for the year ended December 31, 1999. Payments of $542,645 have been made as of September 30, 2000 toward fulfilling the Matsushita agreement.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the DIAL BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Dial Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Dial Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Dial Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
April 10, 2000

                                 DIAL BUILDING

                             STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999



RENTAL REVENUES                                               $ 1,388,868

OPERATING EXPENSES, net of reimbursements                               0
                                                              -----------
REVENUES OVER CERTAIN OPERATING EXPENSES                      $ 1,388,868
                                                              -----------

        The accompanying notes are an integral part of this statement.

                                 DIAL BUILDING

                        NOTES TO STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On March 29, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the Dial Building from Ryan Companies US, Inc. ("Ryan"). Ryan is not an affiliate of Wells OP. The purchase price of the Dial Building was $14,250,000. Wells OP incurred additional acquisition expenses in connection with the purchase of the Dial Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $35,712. The funds used to purchase the Dial Building consisted of cash and proceeds from Wells OP's lines of credit with SouthTrust Bank, N.A. and Bank of America, N.A.

The entire 129,689 rentable square feet of the Dial Building is currently under a net lease agreement (the "Lease") with Dial Corporation ("Dial"). The Lease was assigned to Wells OP at closing. The Lease commenced on August 14, 1997 and expires on August 31, 2008. Dial has the right to extend the Lease for two additional five-year periods at 95% of the then-current fair market rental rate. Under the Lease, Dial is required to pay as additional rent all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Dial Building during the term of the Lease. In addition, Dial is responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Rental Revenues

Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.   BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Dial Building after acquisition by Wells OP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the ASML BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the ASML Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the ASML Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the ASML Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
April 10, 2000

                                 ASML BUILDING

                             STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999



REVENUES:

    Rental income                                           $1,849,908
    Tenant reimbursements                                      242,143
                                                          ------------
              Total revenues                                 2,092,051
                                                          ------------

OPERATING EXPENSES:
    Ground lease                                               206,625
    Insurance                                                    9,628
                                                          ------------
              Total operating expenses                         216,253
                                                          ------------

REVENUES OVER CERTAIN OPERATING EXPENSES                    $1,875,798
                                                          ============


        The accompanying notes are an integral part of this statement.

                                 ASML BUILDING

                        NOTES TO STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999


  1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On March 29, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate, and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the ASML Building from Ryan Companies U.S., Inc. ("Ryan"). Ryan is not an affiliate of Wells OP. The purchase price of the ASML Building was $17,355,000. Wells OP incurred additional acquisition expenses in connection with the purchase of the ASML Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $48,875. The funds used to purchase the ASML Building consisted of cash and proceeds obtained from Wells OP's lines of credit with SouthTrust Bank, N.A. and Bank of America, N.A. Wells OP also assumed a ground lease with Research Park on 9.51 acres. The ground lease commenced August 22, 1997 and expires on December 31, 2082.

The entire 95,133 rentable square feet of the ASML Building is currently under a net lease agreement (the "Lease") with ASML Lithography, Inc. ("ASML"). The Lease was assigned to Wells OP at closing. The Lease commenced on June 4, 1998 and expires on June 30, 2013. ASML has the right to extend the Lease for two additional five-year periods at the prevailing market rental rate, but in no event less than the rate in force at the end of the preceding lease term. Under the Lease, ASML is required to pay as additional rent the rent associated with the ground lease described above and all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the ASML Building during the term of the Lease. In addition, ASML is responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and the heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Rental Revenues

Rental income from the lease is recognized on a straight-line basis over the life of the lease.

  2.   BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the ASML Building after acquisition by Wells OP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the MOTOROLA BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Motorola Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Motorola Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Motorola Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
April 10, 2000

                               MOTOROLA BUILDING


                             STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999




REVENUES:
    Rental income                                                    $1,817,366
    Tenant reimbursements                                               290,287
                                                                     ----------
              Total revenues                                          2,107,653
                                                                     ----------

OPERATING EXPENSES:
    Ground lease                                                        243,826
    Insurance                                                            11,951
                                                                     ----------
              Total operating expenses                                  255,777
                                                                     ----------

REVENUES OVER CERTAIN OPERATING EXPENSES                             $1,851,876
                                                                     ==========

        The accompanying notes are an integral part of this statement.

                               MOTOROLA BUILDING


                        NOTES TO STATEMENT OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On March 29, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the Motorola Building from Ryan Companies US, Inc. ("Ryan"). Ryan is not an affiliate of Wells OP. The purchase price of the Motorola Building was $16,000,000. Wells OP incurred additional acquisition expenses in connection with the purchase of the Motorola Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $36,622. The funds used to purchase the Motorola Building consisted of cash and proceeds obtained from Wells OP's lines of credit with SouthTrust Bank, N.A. and Bank of America, N.A. In addition, $5,000,000 in loan proceeds were provided by Ryan as seller financing. Wells OP also assumed a ground lease with Research Park on 12.44 gross acres. The ground lease commenced November 19, 1997 and expires on December 31, 2082.

The entire 133,225 rentable square feet of the Motorola Building is currently under a net lease agreement (the "Lease") with Motorola, Inc. ("Motorola"). The Lease was assigned to Wells OP at closing. The initial term of the Lease is seven years, which commenced on August 17, 1998 and expires on August 31, 2005. Motorola has the right to extend the Lease for four additional five-year periods at the prevailing market rental rate. Under the lease, Motorola is required to pay as additional rent the rent associated with the ground lease described above and all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Motorola Building during the term of the Lease. In addition, Motorola's responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and the heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Rental Revenues

Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.   BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Motorola Building after acquisition by Wells OP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying statement of revenues over certain operating expenses for the MOTOROLA PLAINFIELD BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Motorola Plainfield Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Motorola Plainfield Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Motorola Plainfield Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP


Atlanta, Georgia
November 30, 2000

                         MOTOROLA PLAINFIELD BUILDING

                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31,1999

           AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)





                                                  September 30,    December 31,
                                                      2000            1999
                                                  ------------     ------------
                                                   (unaudited)

RENTAL REVENUES                                     $770,000        $2,310,000

OPERATING EXPENSES, net of reimbursements             73,739            10,916
                                                    --------        ----------
REVENUES OVER CERTAIN OPERATING EXPENSES            $696,261        $2,299,084
                                                    ========        ==========

       The accompanying notes are an integral part of these statements.

                         MOTOROLA PLAINFIELD BUILDING

                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999

           AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On November 1, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the Motorola Plainfield Building from WHMAB Real Estate Limited Partnership ("WHMAB"). WHMAB is not an affiliate of Wells OP. The total purchase price of the Motorola Plainfield Building was $34,072,916, which includes an obligation of WHMAB assumed by Wells OP at closing to reimburse the tenant, Motorola, Inc. ("Motorola"), a maximum of $424,760 for certain rent payments required of it under its prior lease. Wells OP incurred additional acquisition expenses in connection with the purchase of the Motorola Plainfield Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $105,225. The funds used to purchase the Motorola Plainfield Building consisted of cash and proceeds from Wells OP's line of credit with SouthTrust Bank, N.A.

The entire 236,710 rentable square feet of the Motorola Plainfield Building is currently under a net lease agreement (the "Lease") with Motorola. The Lease was assigned to Wells OP at closing. The Lease commenced on November 1, 2000 and expires on October 31, 2010. Motorola has the right to extend the Lease for two additional five-year periods of time for a base rent equal to the greater of (i) the last year's rent, or (ii) 95% of the then-current fair market rental rate. Under the Lease, Motorola is required to pay as additional rent all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Motorola Plainfield Building during the term of the Lease. In addition, Motorola is responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

Prior to commencement of the Lease with Motorola, 220,000 rentable square feet of the Motorola Plainfield Building was under a net lease agreement (the "Previous Lease") with a tenant. The Previous Lease commenced on May 14, 1997 and expired on April 30, 2000. Under the Previous Lease, the tenant was required to pay as additional rent all real estate taxes, special assessments, utilities, insurance, and other operating costs associated with the Motorola Plainfield Building during the term of the Previous Lease. In addition, the tenant was responsible for repair and maintenance of the roof, walls, structure, and foundation, landscaping, and heating, ventilating, air conditioning, mechanical, electrical, plumbing, and other systems.

The Motorola Plainfield Building did not have any tenants for the period from May 1, 2000 to October 31, 2000.

Rental Revenues

Rental income from leases is recognized on a straight-line basis over the life of the lease.

2.   BASIS OF ACCOUNTING

The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Motorola Plainfield Building after acquisition by Wells OP.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma balance sheet as of September 30, 2000 has been prepared to give effect to the acquisition of the Motorola Plainfield Building by the Wells Operating Partnership, L.P. ("Wells OP"), as if the acquisition occurred as of September 30, 2000. The following unaudited pro forma statements of income for the year ended December 31, 1999 and the nine months ended September 30, 2000 have been prepared to give effect to the acquisition of the Dial Building, the ASML Building, and the Motorola Tempe Building (together, the "Prior Acquisitions") and the Motorola Plainfield Building by the Wells OP as if each acquisition occurred on January 1, 1999.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells OP.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions been consummated at the beginning of the period presented.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                            PRO FORMA BALANCE SHEET

                              SEPTEMBER 30, 2000

                                  (Unaudited)

                                    ASSETS

                                                               Wells Real
                                                                 Estate
                                                               Investment        Pro Forma          Pro Forma
                                                               Trust, Inc.      Adjustments           Total
                                                              -------------   --------------      -------------
REAL ESTATE ASSETS, AT COST:
   Land                                                       $  21,695,304   $ 9,652,500(a)      $  31,750,313
                                                                                  402,509(b)
   Buildings less accumulated depreciation of $6,810,792        188,671,038    24,525,641(a)        214,219,398
                                                                                1,022,719(b)
   Construction in progress                                         295,517             0               295,517
                                                              -------------   -----------         -------------
            Total real estate assets                            210,661,859    35,603,369           246,265,228

INVESTMENT IN JOINT VENTURES                                     36,708,242             0            36,708,242

CASH AND CASH EQUIVALENTS                                        12,257,161   (10,753,381)(a)           466,584
                                                                                 (954,223)(b)
                                                                                  (82,973)(c)

DEFERRED OFFERING COSTS                                           1,108,206             0             1,108,206

DEFERRED PROJECT COSTS                                              471,005      (471,005)(b)                 0

DUE FROM AFFILIATES                                                 859,515             0               859,515

PREPAID EXPENSES AND OTHER ASSETS                                 6,344,905        82,973(c)          6,427,878
                                                              -------------   -----------         -------------
            Total assets                                      $ 268,410,893   $23,424,760         $ 291,835,653
                                                              =============   ===========         =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                               Wells Real
                                                                 Estate
                                                               Investment        Pro Forma             Pro Forma
                                                               Trust, Inc.      Adjustments              Total
                                                             --------------   --------------        --------------
LIABILITIES:
   Accounts payable and accrued expenses                     $      975,821   $   424,760(a), (d)   $    1,400,581
   Notes payable                                                 38,909,030    23,000,000(a)            61,909,030
   Dividends payable                                              4,475,982             0                4,475,982
   Due to affiliate                                               1,372,508             0                1,372,508
                                                             --------------  ------------           --------------
            Total liabilities                                    45,733,341    23,424,760               69,158,101
                                                             --------------  ------------           --------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP           200,000             0                  200,000
                                                             --------------  ------------           --------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value; 40,000,000 shares
      authorized, 13,471,085 shares issued and outstanding          261,748             0                  261,748
   Additional paid-in capital                                   222,215,804             0              222,215,804
   Retained earnings                                                      0             0                        0
                                                             --------------  ------------           --------------
            Total shareholders' equity                          222,477,552             0              222,477,552
                                                             --------------  ------------           --------------
            Total liabilities and shareholders' equity       $  268,410,893  $ 23,424,760           $  291,835,653
                                                             ==============  ============           ==============

     (a) Reflects Wells Real Estate Investment Trust Inc.'s purchase price for the building.

     (b) Reflects deferred project costs allocated to the land and building at approximately 4.17% of the purchase price.

     (c) Reflects loan fees incurred in connection with the receipt of loan proceeds from the SouthTrust Bank, N.A., line of credit.

     (d) Reflects assumption of obligation of Wells OP to reimburse the tenant of certain rent payments required of it under its prior lease.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                         PRO FORMA STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                  (Unaudited)

                                                          Wells Real
                                                            Estate         Pro Forma Adjustments
                                                                           ---------------------
                                                          Investment       Prior         Motorola       Pro Forma
                                                          Trust, Inc.   Acquisitions    Plainfield        Total
                                                          -----------   ------------    ----------        -----
REVENUES:
   Rental income                                           $4,735,184   $5,056,142(a)  $2,310,000(a)  $12,101,326
   Equity in income of joint ventures                       1,243,969            0              0       1,243,969
   Interest income                                            502,993            0              0         502,993
   Other income                                                13,249            0              0          13,249
                                                           ----------   ----------     ----------     -----------
                                                            6,495,395    5,056,142      2,310,000      13,861,537
                                                           ----------   ----------     ----------     -----------
EXPENSES:
   Depreciation and amortization                            1,726,103    1,842,818(b)   1,021,934(b)    4,614,561
                                                                                           23,706(c)

   Interest                                                   442,029    2,758,350(d)   1,787,100(f)    5,437,479
                                                                           450,000(e)

   Operating costs, net of reimbursements                     (74,666)     (60,400)(g)     10,916(h)     (124,150)
   Management and leasing fees                                257,744      282,116(i)     138,600(i)      678,460
   General and administrative                                 123,776            0              0         123,776
   Legal and accounting                                       115,471            0              0         115,471
   Computer costs                                              11,368            0              0          11,368
   Amortization of organizational costs                         8,921            0              0           8,921
                                                           ----------   ----------     ----------     -----------
                                                            2,610,746    5,272,884      2,982,256      10,865,886
                                                           ----------   ----------     ----------     -----------
NET INCOME                                                 $3,884,649   $ (216,742)    $ (672,256)    $ 2,995,651
                                                           ==========   ==========     ==========     ===========

HISTORICAL EARNINGS PER SHARE (BASIC AND DILUTED)          $     0.50
                                                           ==========

PRO FORMA EARNINGS PER SHARE (BASIC AND DILUTED)                                                      $      0.11(j)
                                                                                                      ===========

          (a)  Rental income recognized on a straight-line basis.

          (b) Depreciation expense on the building using the straight-line method and a 25-year life.

          (c) Amortization of loan costs over term of SouthTrust Bank, N.A. line of credit.

          (d) Interest expense on the $9,000,000 line of credit with SouthTrust Bank, N.A. and the $26,500,000 line of credit with Bank of America, N.A., which bear interest at 7.77% for the year ended December 31, 1999.

          (e) Interest expense on the $5,000,000 note payable with Ryan Companies U.S., Inc., the seller, which bears interest at 9%.

          (f) Interest expense on the $23,000,000 line-of-credit with SouthTrust Bank, N.A., which bears interest at 7.77% for the year ended December 31, 1999.

          (g) Consists of ground lease and insurance expense for the ASML Building and the Motorola Tempe Building, net of tenant reimbursements.

          (h)  Consists of non-reimbursable operating expenses.

          (i) Management and leasing fees equal approximately 6% of rental income.

          (j) As of the property acquisition date of November 1, 2000, Wells Real Estate Investment Trust, Inc. had 27,970,106 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire year ended December 31, 1999.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                         PRO FORMA STATEMENT OF INCOME

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                  (Unaudited)


                                                         Wells Real
                                                           Estate         Pro Forma Adjustments
                                                                          ---------------------
                                                         Investment       Prior         Motorola       Pro Forma
                                                         Trust, Inc.   Acquisitions    Plainfield        Total
                                                         -----------   ------------    ----------        -----
REVENUES:
   Rental income                                         $13,712,371   $1,440,432(a)   $   770,000(a)  $15,922,803
   Equity in income of joint ventures                      1,684,247            0                0       1,684,247
   Interest income                                           338,020            0                0         338,020
                                                        ------------   ----------      -----------     -----------
                                                          15,734,638    1,440,432          770,000      17,945,070
                                                        ------------   ----------      -----------     -----------
EXPENSES:
   Depreciation and amortization                           5,084,689      460,704(b)       766,451(b)    6,329,624
                                                                                            17,780(c)

   Interest                                                2,798,299      777,450(d)     1,546,620(f)    5,234,869
                                                                          112,500(e)

   Operating costs, net of reimbursements                    631,407      (15,099)(g)       73,739(h)      690,047
   Management and leasing fees                               919,630       86,426(i)        46,200(i)    1,052,256
   General and administrative                                273,484            0                0         273,484
   Legal and accounting                                      130,603            0                0         130,603
   Computer costs                                              8,846            0                0           8,846
   Amortization of organizational costs                      150,143            0                0         150,143
                                                        ------------   ----------      -----------     -----------
                                                           9,997,101    1,421,981        2,450,790      13,869,872
                                                        ------------   ----------      -----------     -----------
NET INCOME                                              $  5,737,537   $   18,451      $(1,680,790)    $ 4,075,198
                                                        ============   ==========      ===========     ===========

HISTORICAL EARNINGS PER SHARE (BASIC AND DILUTED)       $       0.30
                                                        ============

PRO FORMA EARNINGS PER SHARE (BASIC AND DILUTED)                                                       $      0.15(j)
                                                                                                       ===========
REVENUES:

          (a)  Rental income recognized on a straight-line basis.

          (b) Depreciation expense on the building using the straight-line method and a 25-year life.

          (c) Amortization of loan costs over term of SouthTrust Bank, N.A. line of credit.

          (d) Interest expense on the $9,000,000 line of credit with SouthTrust Bank, N.A. and the $26,500,000 line of credit with Bank of America, N.A., which bear interest at 8.76% for the nine months ended September 30, 2000.

          (e) Interest expense on the $5,000,000 note payable with Ryan Companies U.S., Inc., the seller, which bears interest at 9%.

          (f) Interest expense on the $23,000,000 line-of-credit with SouthTrust Bank, N.A., which bears interest at 8.97% for the nine months ended September 30, 2000.

          (g) Consists of ground lease and insurance expense for the ASML Building and the Motorola Tempe Building, net of tenant reimbursements.

          (h)  Consists of non-reimbursable operating expenses.

          (i) Management and leasing fees equal approximately 6% of rental income.

          (j) As of the property acquisition date of November 1, 2000, Wells Real Estate Investment Trust, Inc. had 27,970,106 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire nine months ended September 30, 2000.

                           PRIOR PERFORMANCE TABLES

         The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the advisor and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See "Investment Objectives and Criteria.") All of the Wells Public Programs, except for the Wells REIT, have used substantial amounts of capital, and no acquisition indebtedness, to acquire their properties.

         Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in "Prior Performance Summary" section of this prospectus.

         Investors in the Wells REIT will not own any interest in other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Wells Public Programs.

         The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs thus provide an indication of the advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

         The following tables are included herein:

         Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

         Table II - Compensation to Sponsor (in Dollars)

         Table III - Annual Operating Results of Wells Public Programs

         Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Wells Public Programs have sold any of their properties to date.

         Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. As described above, no Wells Public Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

         The following are definitions of certain terms used in the Tables:

         "Acquisition Fees" shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

         "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

         "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

         This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1996. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 1999.

                                                     Wells Real         Wells Real         Wells Real      Wells Real Estate
                                                     Estate Fund        Estate Fund        Estate Fund        Investment
                                                      IX, L.P.            X, L.P.           XI, L.P.          Trust, Inc.
                                                      --------            -------           --------          -----------
Dollar Amount Raised                              $35,000,000/(3)/  $ 27,128,912/(4)/   $ 16,532,802/(5)/  $ 132,181,919/(6)/
                                                  ===========         ==========          ==========         ===========

Percentage Amount Raised                                100.0%/(3)/          100%/(4)/           100%/(5)/           100%/(6)/

Less Offering Expenses
  Underwriting Fees                                      10.0%              10.0%                9.5%                9.5%
  Organizational Expenses                                 5.0%               5.0%                3.0%                3.0%
Reserves/(1)/                                             0.0%               0.0%                0.0%                0.0%
                                                         ----               ----                ----                ----
  Percent Available for Investment                       85.0%              85.0%               87.5%               87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to

     Purchase of Property                                 2.0%               5.4%                0.0%                1.1%
  Cash Down Payment                                      67.1%              60.5%               84.0%               82.0%
  Acquisition Fees/(2)/                                   4.0%               4.0%                3.5%                3.5%
  Development and Construction Costs                     11.9%              14.1%                0.0%                0.3%

Reserve for Payment of Indebtedness                       0.0%               0.0%                0.0%                0.0%
                                                         ----               ----                ----                ----

Total Acquisition and Development Cost                   85.0%              84.0%               87.5%               86.9%

Percent Leveraged                                         0.0%               0.0%                0.0%               17.6%
                                                         ====               ====                ====                ====

Date Offering Began                                  01/05/96           12/31/96             2/31/97            01/30/98

Length of Offering                                     12 mo.             12 mo.              12 mo.              23 mo.

Months to Invest 90% of Amount Available
for Investment (Measured from Beginning of             14 mo.             19 mo.              20 mo.              21 mo.
Offering)

Number of Investors as of 12/31/99                      2,120              1,812               1,345               3,839

(1)  Does not include general partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.

(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.
(6) Total dollar amount registered and available to be offered was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 20, 1999, and the total dollar amount raised in its initial offering was $132,181,919.

                                   TABLE II
                                  (UNAUDITED)
                            COMPENSATION TO SPONSOR

         The following sets forth the compensation received by Wells Capital and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1996. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1999.

                                                                                                 Wells Real
                                                     Wells Real     Wells Real     Wells Real      Estate           Other
                                                     Estate Fund    Estate Fund    Estate Fund   Investment        Public
                                                      IX, L.P.        X, L.P.       XI, L.P.     Trust, Inc.    Programs/(1)/
                                                      --------        -------       --------     ----------     -------------
Date Offering Commenced                               01/05/96       12/31/96       12/31/97        01/30/98             --

Dollar Amount Raised                                $35,000,000    $ 27,128,912   $ 16,532,802  $132,181,919   $206,241,095
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                            $   309,556    $    260,748   $    151,911  $  1,530,882   $    924,156
  Acquisition Fees
   Real Estate Commissions                                   --              --            --             --             --
   Acquisition and Advisory Fees/(3)/               $ 1,400,000    $  1,085,157   $    578,648  $  4,626,367   $ 10,159,399

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/          $  7,064,631   $  4,262,319   $  2,133,705  $  8,002,132   $ 38,076,886

Amount Paid to Sponsor from Operations:             $    169,661   $    105,410   $     22,200  $    129,208   $  1,434,957
 Property Management Fee/(1)/                                 --             --             --            --             --
 Partnership Management Fee                         $    133,784   $    105,132   $     61,058  $    101,605   $  1,613,725
 Reimbursements                                     $    260,082   $    176,108   $     33,492  $    129,208   $  1,580,482
 Leasing Commissions                                          --             --             --            --             --
 General Partner Distributions                                --             --             --            --             --
 Other

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:                                        --             --             --            --             --
  Cash                                                        --             --             --            --             --
  Notes

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                     --             --             --            --             --
  Incentive Fees                                              --             --             --            --             --
  Other                                                       --             --             --            --             --

(1) Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., and Wells Real Estate Fund VIII, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1999, the amount of such deferred fees due the general partners totaled $2,397,266.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.
(3) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(4) Includes $487,134 in net cash provided by operating activities, $6,013,970 in distributions to limited partners and $563,527 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $400,825 in net cash provided by operating activities, $3,474,844 in distributions to limited partners and $386,650 in payments to sponsor for Wells Real Estate Fund X, L.P.; $(150,720) in net cash used by operating activities, $2,167,675 in distributions to limited partners and $116,750 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $3,732,726 in net cash provided by operating activities, $3,909,385 in dividends and $360,021 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $2,167,163 in net cash provided by operating activities, $31,280,559 in distributions to limited partners and $4,629,164 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

         The following six tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1994. The information relates only to public programs with investment objectives similar to those of the Wells REIT. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VII, L.P.

                                                         1999          1998           1997          1996         1995
                                                         ----          ----           ----          ----         ----
Gross Revenues/(1)/                                  $    982,630  $   846,306    $   816,237   $  543,291   $    925,246
Profit on Sale of Properties                                   --           --             --          --              --
Less: Operating Expenses/(2)/                              85,273       85,722         76,838       84,265        114,953
      Depreciation and Amortization/(3)/                    1,562        6,250          6,250        6,250          6,250
                                                     ------------  ------------   -----------   ----------   ------------
Net Income GAAP Basis/(4)/                           $    895,795  $   754,334    $   733,149   $  452,776   $    804,043
                                                     ============  ===========    ===========   ==========   ============
Taxable Income: Operations                           $  1,255,666  $ 1,109,096    $ 1,008,368   $  657,443   $    812,402
                                                     ============  ===========    ===========   ==========   ============
Cash Generated (Used By):
  Operations                                              (82,763)     (72,194)       (43,250)      20,883        431,728
  Joint Ventures                                        1,777,010    1,770,742      1,420,126      760,628        424,304
                                                     ------------  ------------   -----------   ----------   ------------
                                                     $  1,694,247  $ 1,698,548    $ 1,376,876   $  781,511   $    856,032
Less Cash Distributions to Investors:
  Operating Cash Flow                                   1,688,290    1,636,158      1,376,876      781,511        856,032
  Return of Capital                                            --           --          2,709       10,805         22,064
  Undistributed Cash Flow from Prior Year
    Operations                                                 --           --             --           --          9,643
                                                     ------------  ------------   -----------   ----------   ------------
Cash Generated (Deficiency) after Cash
Distributions                                        $      5,957  $     62,390   $    (2,709)  $  (10,805)  $    (31,707)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                               --            --            --           --             --
   Increase in Limited Partner Contributions         $         --  $         --   $        --   $       --   $    805,212
                                                     ------------  ------------   -----------   ----------   ------------
                                                     $      5,957  $     62,390   $    (2,709)  $  (10,805)  $    773,505
Use of Funds:
  Sales Commissions and Offering Expenses                      --            --            --           --   $    244,207
  Return of Original Limited Partner's Investment              --            --            --           --            100
  Property Acquisitions and Deferred Project Costs              0       181,070       169,172      736,960     14,971,002
                                                     ------------  ------------   -----------   ----------   ------------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items                    $      5,957  $   (118,680)  $  (171,881)  $ (747,765)  $(14,441,804)
                                                     ============  ============   ===========   ==========   ============

Net Income and Distributions Data per $1,000
Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)                                      93            85            86           62             57
   - Operations Class A Units                                (248)         (224)         (168)         (98)           (20)
   - Operations Class B Units                                  --            --            --           --             --
   Capital Gain (Loss)
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                  89            82            78           55             55
   - Operations Class B Units                                (144)         (134)         (111)         (58)           (16)
   Capital Gain (Loss)                                         --            --            --           --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                            83            81            70           43             52
  - Return of Capital Class A Units                            --            --            --           --             --
  - Return of Capital Class B Units                            --            --            --           --             --
 Source (on Cash Basis)
  - Operations Class A Units                                   83            81            70           42             51
  - Return of Capital Class A Units                            --            --            --            1              1
  - Operations Class B Units                                   --            --            --           --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                             67            65            54           29             30
 - Return of Capital Class A Units                             16            16            16           14             22
 - Return of Capital Class B Units                             --            --            --           --             --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year                100%
Reported in the Table

(1) Includes $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997, $839,037 in equity in earnings of joint ventures and $7,269 from investment of reserve funds in 1998, and $981,104 in equity in earnings of joint ventures and $1,526 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 97% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996,
     $877,869 for 1997, $955,245 for 1998, and $982,052 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997; $1,704,213 to Class A Limited Partners, $(949,879) to Class B Limited Partners and $0 to the General Partners for 1998; and $1,879,410 to Class A Limited Partners, $(983,615) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,680,730.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                    1999          1998          1997         1996          1995
                                                                    ----          ----          ----         ----          ----
Gross Revenues/(1)/                                            $   1,360,497 $   1,362,513 $   1,204,018 $   1,057,694 $    402,428
Profit on Sale of Properties                                              --            --            --            --           --
Less: Operating Expenses/(2)/                                         87,301        87,092        95,201       114,854      122,264
      Depreciation and Amortization/(3)/                               6,250         6,250         6,250         6,250        6,250
                                                               ------------- ------------- ------------- ------------- ------------
Net Income GAAP Basis/(4)/                                     $   1,266,946 $   1,269,171 $   1,102,567 $     936,590      273,914
                                                               ============= ============= ============= ============= ============
Taxable Income: Operations                                     $   1,672,844 $   1,683,192 $   1,213,524 $   1,001,974      404,348
                                                               ============= ============= ============= ============= ============
Cash Generated (Used By):
  Operations                                                         (87,298)      (63,946)        7,909       623,268      204,790
  Joint Ventures                                                   2,558,623     2,293,504     1,229,282       279,984       20,287
                                                               ------------- ------------- ------------- ------------- ------------
                                                               $   2,471,325 $   2,229,558 $   1,237,191 $     903,252 $    225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                              2,379,215     2,218,400     1,237,191       903,252           --
  Return of Capital                                                       --            --       183,315         2,443           --
  Undistributed Cash Flow from Prior Year Operations                      --            --            --       225,077           --
                                                               ------------- ------------- ------------- ------------- ------------
Cash Generated (Deficiency) after Cash Distributions           $      92,110 $      11,158 $    (183,315)$    (227,520)$    225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --            --            --            --           --
   Increase in Limited Partner Contributions/(5)/                         --            --            --     1,898,147   30,144,542
                                                               ------------- ------------- ------------- ------------- ------------
                                                               $      92,110 $      11,158 $    (183,315)$   1,670,627 $ 30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                                 --            --            --       464,760    4,310,028
  Return of Limited Partner's Investment                                  --            --         8,600            --           --
  Property Acquisitions and Deferred Project Costs                         0     1,850,859    10,675,811     7,931,566    6,618,273
                                                               ------------- ------------- ------------- ------------- ------------
Cash Generated (Deficiency) after Cash
Distributions and Special Items                                $      92,110 $  (1,839,701)$ (10,867,726)$  (6,725,699)$ 19,441,318
                                                               ============= ============= ============= ============= ============

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                            91            91            73            46           28
    - Operations Class B Units                                          (247)         (212)         (150)          (47)          (3)
   Capital Gain (Loss)                                                    --            --            --            --           --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                            88            89            65            46           17
    - Operations Class B Units                                           154          (131)          (95)          (33)          (3)
   Capital Gain (Loss)                                                    --            --            --            --           --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       87            83            54            43           --
  - Return of Capital Class A Units                                       --            --            --            --           --
  - Return of Capital Class B Units                                       --            --            --            --           --
 Source (on Cash Basis)
  - Operations Class A Units                                              87            83            47            43           --
  - Return of Capital Class A Units                                       --            --             7             0           --
  - Operations Class B Units                                              --            --            --            --           --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                        70            69            42            33           --
 - Return of Capital Class A Units                                        17            16            12            10           --
 - Return of Capital Class B Units                                        --            --            --            --           --

Amount (in Percentage Terms) Remaining Invested
in Program Properties at the end of the Last Year Reported in
the Table                                                                100%

(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997, $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998, and $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 98% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, $841,666 for 1997,
     $1,157,355 for 1998, and $1,209,171 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; and $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,464,810.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                          1999          1998           1997         1996       1995
                                                                          ----          ----           ----         ----       ----
Gross Revenues/(1)/                                                    $ 1,593,734  $  1,561,456   $  1,199,300  $   406,891    N/A
Profit on Sale of Properties                                                    --            --             --           --
Less: Operating Expenses/(2)/                                               90,903       105,251        101,284      101,885
      Depreciation and Amortization/(3)/                                    12,500         6,250          6,250        6,250
                                                                       -----------  ------------   ------------  -----------
Net Income GAAP Basis/(4)/                                             $ 1,490,331  $  1,449,955   $  1,091,766  $   298,756
                                                                       ===========  ============   ============  ===========
Taxable Income: Operations                                             $ 1,924,542  $  1,906,011   $  1,083,824  $   304,552
                                                                       ===========  ============   ============  ===========
Cash Generated (Used By):
  Operations                                                           $   (94,403) $     80,147   $    501,390  $   151,150
  Joint Ventures                                                         2,814,870     2,125,489        527,390           --
                                                                       -----------  ------------   ------------  -----------
                                                                       $ 2,720,467  $  2,205,636   $  1,028,780  $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                                    2,720,467     2,188,189      1,028,780      149,425
  Return of Capital                                                         15,528            --         41,834           --
  Undistributed Cash Flow From Prior Year Operations                        17,447            --          1,725           --
                                                                       -----------  ------------   ------------  -----------
Cash Generated (Deficiency) after Cash Distributions                   $   (32,975) $     17,447   $    (43,559) $     1,725

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                --            --             --           --
   Increase in Limited Partner Contributions                                    --            --             --   35,000,000
                                                                       -----------  ------------   ------------  -----------
                                                                       $   (32,975) $     17,447   $    (43,559) $35,001,725

Use of Funds:
  Sales Commissions and Offering Expenses                                       --       323,039      4,900,321
  Return of Original Limited Partner's Investment                               --            --            100           --
  Property Acquisitions and Deferred Project Costs                         190,853     9,455,554     13,427,158    6,544,019
                                                                       -----------  ------------   ------------  -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                        $  (223,828) $ (9,438,107)  $(13,793,856) $23,557,385
                                                                       ===========  ============   ============  ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)                                                       89            88             53           28
    - Operations Class A Units                                                (272)         (218)           (77)         (11)
    - Operations Class B Units                                                  --            --             --           --
   Capital Gain (Loss)

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                                  86            85             46           26
    - Operations Class B Units                                                (164)         (123)           (47)         (48)
   Capital Gain (Loss)                                                          --            --             --           --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                             88            73             36           13
  - Return of Capital Class A Units                                              2            --             --           --
  - Return of Capital Class B Units                                             --            --             --           --
 Source (on Cash Basis)
  - Operations Class A Units                                                    89            73             35           13
  - Return of Capital Class A Units                                              1            --              1           --
  - Operations Class B Units                                                    --            --             --           --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                              77            61             29           10
 - Return of Capital Class A Units                                              13            12              7            3
 - Return of Capital Class B Units                                              --            --             --           --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported in the Table           100%

(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997, $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998, and $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, $469,126 for 1997, $1,143,407 for 1998,
     and $1,210,939 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; and $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $993,010.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND X, L.P.


                                                                           1999         1998         1997        1996    1995
                                                                           ----         ----         ----        ----    ----
Gross Revenues/(1)/                                                   $ 1,309,281  $  1,204,597   $   372,507     N/A     N/A
Profit on Sale of Properties                                                   --            --            --
Less: Operating Expenses/(2)/                                              98,213        99,034        88,232
      Depreciation and Amortization/(3)/                                   18,750        55,234         6,250
                                                                      -----------  ------------   -----------
Net Income GAAP Basis/(4)/                                            $ 1,192,318  $  1,050,329   $   278,025
                                                                      ===========  ============   ===========
Taxable Income: Operations                                            $ 1,449,771  $  1,277,016   $   382,543
                                                                      ===========  ============   ===========
Cash Generated (Used By):
  Operations                                                             (99,862)       300,019       200,668
  Joint Ventures                                                        2,175,915       886,846            --
                                                                      -----------  ------------   -----------
                                                                      $ 2,076,053  $  1,186,865   $   200,668
Less Cash Distributions to Investors:
  Operating Cash Flow                                                   2,067,801     1,186,865            --
  Return of Capital                                                            --        19,510            --
  Undistributed Cash Flow From Prior Year Operations                           --       200,668            --
                                                                      -----------  ------------   -----------
Cash Generated (Deficiency) after Cash Distributions                  $     8,252  $   (220,178)  $   200,668

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                               --            --            --
   Increase in Limited Partner Contributions                                   --            --    27,128,912
                                                                      -----------  ------------   -----------
                                                                      $     8,252  $   (220,178)  $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                                      --       300,725     3,737,363
  Return of Original Limited Partner's Investment                              --            --           100
  Property Acquisitions and Deferred Project Costs                              0    17,613,067     5,188,485
                                                                      -----------  ------------   -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                       $     8,252  $(18,133,970)  $18,403,632
                                                                      ===========  ============   ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)                                                      97            85            28
    - Operations Class A Units                                               (160)         (123)           (9)
    - Operations Class B Units                                                 --            --            --
   Capital Gain (Loss)

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                                 92            78            35
    - Operations Class B Units                                               (100)          (64)            0
   Capital Gain (Loss)                                                         --            --            --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                            95            66            --
  - Return of Capital Class A Units                                            --            --            --
  - Return of Capital Class B Units                                            --            --            --
 Source (on Cash Basis)
  - Operations Class A Units                                                   95            56            --
  - Return of Capital Class A Units                                            --            10            --
  - Operations Class B Units                                                   --            --            --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                             71            48            --
 - Return of Capital Class A Units                                             24            18            --
 - Return of Capital Class B Units                                             --            --            --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table                  100%

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997, and $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998, and $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997, $674,986 for 1998, and $891,911 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; and $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $909,527.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND XI, L.P.

                                                                           1999            1998        1997    1996    1995
                                                                           ----            ----        ----    ----    ----
Gross Revenues/(1)/                                                         766,586         262,729     N/A     N/A     N/A
Profit on Sale of Properties                                                     --              --
Less:  Operating Expenses/(2)/                                              111,058         113,184
       Depreciation and Amortization/(3)/                                    25,000           6,250
                                                                        -----------     -----------
Net Income GAAP Basis/(4)/                                              $   630,528     $   143,295
                                                                        ===========     ===========
Taxable Income: Operations                                              $   704,108     $   177,692
                                                                        ===========     ===========
Cash Generated (Used By):
  Operations                                                                 40,906         (50,858)
  Joint Ventures                                                            705,394         102,662
                                                                        -----------     -----------
                                                                        $   746,300     $    51,804
Less Cash Distributions to Investors:
  Operating Cash Flow                                                       746,300          51,804
  Return of Capital                                                          49,761          48,070
  Undistributed Cash Flow From Prior Year Operations                             --              --
                                                                        -----------     -----------
Cash Generated (Deficiency) after Cash Distributions                    $   (49,761)    $   (48,070)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                 --              --
   Increase in Limited Partner Contributions                                     --      16,532,801
                                                                        -----------     -----------
                                                                        $   (49,761)    $16,484,731
Use of Funds:
  Sales Commissions and Offering Expenses                                   214,609       1,779,661
  Return of Original Limited Partner's Investment                               100              --
  Property Acquisitions and Deferred Project Costs                        9,005,979       5,412,870
                                                                        -----------     -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                         $(9,270,449)    $ 9,292,200
                                                                        ===========     ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                                   77              20
    - Operations Class B Units                                                 (112)            (32)
   Capital Gain (Loss)                                                           --              --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                                   71              18
    - Operations Class B Units                                                  (73)            (17)
   Capital Gain (Loss)                                                           --              --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                              60               8
  - Return of Capital Class A Units                                              --              --
  - Return of Capital Class B Units                                              --              --
 Source (on Cash Basis)
  - Operations Class A Units                                                     56               4
  - Return of Capital Class A Units                                               4               4
  - Operations Class B Units                                                     --              --
Source (on a Priority Distribution Basis)(5)
 - Investment Income Class A Units                                               46               6
 - Return of Capital Class A Units                                               14               2
 - Return of Capital Class B Units                                               --              --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported in the Table            100%

(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998, and $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999. At December 31, 1999, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998, and $353,840 for 1999.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; and $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1999, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $213,006.

                                   EXHIBIT A

                            SUBSCRIPTION AGREEMENT



To:  Wells Real Estate Investment Trust, Inc.
     Suite 250
     6200 The Corners Parkway
     Norcross, Georgia 30092


Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Wells Real Estate Investment Trust, Inc."

     I hereby acknowledge receipt of the Prospectus of the Company dated December 20, 2000 (the "Prospectus").

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                   CONDITIONS RESTRICTING TRANSFER OF SHARES


     260.141.11 Restrictions on Transfer.
                ------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

         SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
                          AND NEBRASKA RESIDENTS ONLY

     In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

                      STANDARD REGISTRATION REQUIREMENTS

     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.   INDIVIDUAL: One signature required.

2.   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3.   TENANTS IN COMMON: All parties must sign.

4.   COMMUNITY PROPERTY: Only one investor signature required.

5.   PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. Company: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.  KEOGH (HR 10): Same rules as those applicable to IRAs.

11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
      TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
INVESTOR            Please follow these instructions carefully. Failure to do so
INSTRUCTIONS        may result in the rejection of your subscription. All
                    information on the Subscription Agreement Signature Page
                    should be completed as follows:
------- ------------------------------------------------------------------------
1. INVESTMENT       a.   GENERAL: A minimum investment of $1,000 (100 Shares) is
                         required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL
                         PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE
                         MADE PAYABLE TO THE ORDER OF "WELLS REAL ESTATE
                         INVESTMENT TRUST, INC." Investors who have satisfied the minimum purchase requirements in Wells Real Estate
                         Fund I, Wells Real Estate Fund II, Wells Real Estate
                         Fund II-OW, Wells Real Estate Fund III, L.P., Wells
                         Real Estate Fund IV, L.P., Wells Real Estate Fund V,
                         L.P., Wells Real Estate Fund VI, L.P., Wells Real
                         Estate Fund VII, L.P., Wells Real Estate Fund VIII,
                         L.P., Wells Real Estate Fund IX, L.P., Wells Real
                         Estate Fund X, L.P., Wells Real Estate Fund XI, L.P. or
                         Wells Real Estate Fund XII, L.P. or in any other public real estate program may invest as little as $25 (2.5
                         Shares) except for residents of Maine, Minnesota, Nebraska or Washington. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Investor
                         Suitability Standards." Please indicate the state in which the sale was made.

                    b. DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, or lower if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. ADDITIONAL      Please check if you plan to make one or more additional
   INVESTMENTS     investments in the Company. All additional investments must be in increments of at least $25. Additional investments by residents of Maine must be for the minimum amounts stated
                   under "Suitability Standards" in the Prospectus, and
                   residents of Maine must execute a new Subscription Agreement
                   Signature Page to make additional investments in the Company.
                   If additional investments in the Company are made, the
                   investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription
                   Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may
                   receive commissions on such additional investments as
                   described in the Prospectus.
--------------------------------------------------------------------------------
3. TYPE OF         Please check the appropriate box to indicate the type of
   OWNERSHIP       entity or type of individuals subscribing.
--------------------------------------------------------------------------------
4. REGISTRATION    Please enter the exact name in which the Shares are to be
   NAME AND        held. For joint tenants with right of survivorship or tenants
   ADDRESS         in common, include the names of both investors. In the case of partnerships or corporations, include the name of an
                   individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification
                   number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
--------------------------------------------------------------------------------
5. INVESTOR NAME   Complete this Section only if the investor's name and address
   AND ADDRESS     is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social
                   security number, birthdate and occupation of the beneficial owner of the trust.
--------------------------------------------------------------------------------
6. SUBSCRIBER      Please separately initial each representation made by the
   SIGNATURES      investor where indicated. Except in the case of fiduciary
                   accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf.
                   Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered
                   owner is a partnership, corporation or trust, a general
                   partner, officer or trustee of the entity must sign. PLEASE
                   NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
7. DIVIDENDS       a. DIVIDEND REINVESTMENT PLAN: By electing the Dividend
                      Reinvestment Plan, the investor elects to reinvest the stated percentage of dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive commissions not to exceed 7% of reinvested dividends, less any discounts authorized by the Prospectus.

                   b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address Oher than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
--------------------------------------------------------------------------------
8. BROKER-DEALER   This Section is to be completed by the Registered
                   Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification.
                   SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED
                   REPRESENTATIVE.
--------------------------------------------------------------------------------

     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-800-448-1010

                                                       -------------------------
SEE PRECEDING PAGE                                     Special Instructions:
FOR INSTRUCTIONS
                                                       -------------------------

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1. ===== INVESTMENT ============================================================

    -------------------------------------
                                                                                      Make Investment Check Payable to:
                                                                                  Wells Real Estate Investment Trust, Inc.
    _____________        ________________
     # of Shares         Total $ Invested
                                                                            -------------------------------------------------------
        (# Shares x $10 = $ Invested)                                       [_]  Initial Investment (Minimum $1,000)
                                                                            [_]  Additional Investments (Minimum $25)
    Minimum purchase $1,000 or 100 Shares                                        State in which sale was made _____________________
    ---------------------------------------                                 -------------------------------------------------------

       Check the following box to elect the Deferred Commission Option:     [_]
                                             (This election must be agreed to by the Broker-Dealer listed below)


2. ===== ADDITIONAL INVESTMENTS  ===============================================
     Please check if you plan to make additional investments in the Company: [_] [If additional investments are made, please include social security number or other taxpayer identification number on your check.]
     [All additional investments must be made in increments of at least $25.]

3. ===== TYPE OF OWNERSHIP =====================================================

     [_]   IRA (06)                                      [_]   Individual (01)
     [_]   Keogh (10)                                    [_]   Joint Tenants With Right of Survivorship (02)
     [_]   Qualified Pension Plan (11)                   [_]   Community Property (03)
     [_]   Qualified Profit Sharing Plan (12)            [_]   Tenants in Common (04)
     [_]   Other Trust _____________________________     [_]   Custodian:  A Custodian for ________________ under the Uniform
           For the Benefit of ______________________           Gift to Minors Act or the Uniform Transfers to Minors Act of the
     [_]   Company (15)                                        State of ______________ (08)
                                                         [_]   Other __________________________________________________________

4. ===== REGISTRATION NAME AND ADDRESS =========================================
     Please print name(s) in which Shares are to be registered. Include trust name if applicable.
     [_] Mr  [_] Mrs  [_] Ms  [_] MD  [_] PhD  [_] DDS  [_] Other ______________

     ______________________________________
                                                Taxpayer Identification Number
                                                [_][_]-[_][_][_][_][_][_][_]
     ______________________________________
                                                Social Security Number
                                                [_][_][_]-[_][_]-[_][_][_][_]
     ______________________________________


                      __________________________________________________________
     Street Address
     or P.O. Box
                      __________________________________________________________

     City             ------------ State  -------------   Zip Code -------------
                      ------------               -------------------------------
     Home                          Business
     Telephone No.      (   )      Telephone No.   (   )
                      ------------               ------------------------------


                      ------------               ------------------------------
     Birthdate                     Occupation
                      ------------               ------------------------------


5. ===== INVESTOR NAME AND ADDRESS =============================================
        (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
     [_] Mr  [_] Mrs  [_] Ms  [_] MD  [_] PhD  [_] DDS  [_] Other
                                                                  ______________


     Name                                       Social Security Number
     ---------------------------------------
                                                [_][_][_]-[_][_]-[_][_][_][_]
     ---------------------------------------


                      ---------------------------------------------------------
     Street Address
     or P.O. Box
                      ---------------------------------------------------------
     City                          State                   Zip Code
                      ------------               ---------          -----------

                      ------------               ------------------------------
     Home                          Business
     Telephone No.      (   )      Telephone No.   (   )
                      ------------               ------------------------------


                      ------------               ------------------------------
     Birthdate                     Occupation
                      ------------               ------------------------------

===============================================================================
                       (REVERSE SIDE MUST BE COMPLETED)

6. ===== SUBSCRIBER SIGNATURES ================================================


     Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

       (a)  I have received the Prospectus.                                        ------------     ------------
                                                                                     Initials         Initials

       (b)  I accept and agree to be bound by the terms and conditions
            of the Articles of Incorporation.                                      ------------     ------------
                                                                                     Initials         Initials

       (c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of
            $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth
            in the Prospectus under "Suitability Standards."                       ------------     ------------
                                                                                     Initials         Initials

       (d)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a
            California resident, I may not consummate a sale or transfer of my
            Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my
            Shares, or any document evidencing my Shares, will bear a legend
            reflecting the substance of the foregoing understanding.               ------------     ------------
                                                                                     Initials         Initials

       (e)  ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the
            Shares for my own account and acknowledge that the investment is not
            liquid.                                                                ------------     ------------
                                                                                     Initials         Initials

     I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

     ----------------------------------    -----------------------------------------      -----------------

     ----------------------------------    -----------------------------------------      -----------------
      Signature of Investor or Trustee      Signature of Joint Owner, if applicable             Date
                            (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7. ===== DISTRIBUTIONS ========================================================
     7a.  Check the applicable box to participate in the Dividend Reinvestment
          Plan: Percentage of participation:  100% [_]       Other [_] ___%

     7b. Complete the following section only to direct dividends to a party other than registered owner:

                                   --------------------------------------------
      Name
                                   --------------------------------------------
      Account Number
                                   --------------------------------------------
      Street Address or P.O. Box
                                   ---------------------------------- ---------
      City                                     State           Zip Code
                                   -----------       ---------          -------

8. ===== BROKER-DEALER ========================================================
                (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

     The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in
     Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

                            -------------------------               -----------
       Broker-Dealer Name                             Telephone No.   (  )
                            ---------------------------------------------------
       Broker-Dealer Street
       Address or P.O. Box
                            ---------------------------------------------------
       City                              State             Zip Code
                            -----------        ------               -----------

                            -------------------------               -----------
       Registered
       Representative Name                            Telephone No.   (  )
                            ---------------------------------------------------
       Reg. Rep. Street
       Address or P.O. Box
                            ---------------------------------------------------
       City                              State             Zip Code
     ----------------------------------        --------------------------------

     ------------------------------------       -------------------------------
          Broker-Dealer Signature, if              Registered Representative
                   required                                Signature

    Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to:
                   Wells Real Estate Investment Trust, Inc.
                      6200 The Corners Parkway, Suite 250
                            Norcross, Georgia 30092
                         800-448-1010 or 770-449-7800

     Overnight address:                                                                       Mailing address:
     6200 The Corners Parkway, Suite 250                                                       P.O. Box 926040
     Norcross, Georgia 30092                                                      Norcross, Georgia 30092-9209
     FOR COMPANY USE ONLY:
     ---------------------------------------------------------------------------------------------------------
      ACCEPTANCE BY COMPANY  Amount   ___________________________  Date ______________________________________

      Received and Subscription Accepted:    Check No. _________________  Certificate No. ____________________
      By: _______________________________    Wells Real Estate Investment Trust, Inc.

      _______________________________    ___________________________________________    ______________________
             Broker-Dealer #                      Registered Representative #                 Account #
      --------------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                             AMENDED AND RESTATED
                          DIVIDEND REINVESTMENT PLAN
                            As of December 20, 1999


     Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Amended and Restated Articles of Incorporation, adopted a Dividend Reinvestment Plan (the "DRP"), which is hereby amended and restated in its entirety as set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

     1.  Dividend Reinvestment.  As agent for the shareholders ("Shareholders")
         ---------------------
of the Company who (a) purchased shares of the Company's common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering"), which commenced on January 30, 1998 and will terminate on or before January 30, 2000, (b) purchase Shares pursuant to the Company's second public offering (the "Second Offering"), which will commence immediately upon the termination of the Initial Offering, or (c) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the DRP (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

     2.  Effective Date.  The effective date of this Amended and Restated
         --------------
Dividend Reinvestment Plan (the "DRP") shall be the date that the Second Offering becomes effective with the Securities and Exchange Commission (the "Commission").

     3.  Procedure for Participation.  Any Shareholder who purchased Shares
         ---------------------------
pursuant to the Initial Offering, the Second Offering or any Future Offering and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Dividends of the Company are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     4.  Purchase of Shares.  Participants will acquire DRP Shares from the
         ------------------
Company at a fixed price of $10 per Share until (i) all 2,200,000 of the DRP Shares registered in the Second Offering are issued or (ii) the Second Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles.

     Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Company's Second Offering,
(b) Shares to be registered with the Commission in a Future Offering for use in the DRP (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

     Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the $10 per Share price which will be paid for the DRP Shares pursuant to the Initial Offering and the Second Offering.

     If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

     It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

     5.  Share Certificates.  The ownership of the Shares purchased through the
         ------------------
DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

     6.  Reports.  Within 90 days after the end of the Company's fiscal year,
         -------
the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

     7.  Commissions and Other Charges.  In connection with Shares sold pursuant
         -----------------------------
to the DRP, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of DRP Shares are used to acquire properties, acquisition and advisory fees and expenses of 3.5%, of the purchase price of the DRP Shares.

     8.  Termination by Participant.  A Participant may terminate participation
         --------------------------
in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Shareholder in cash.

     9.  Amendment or Termination of DRP by the Company.  The Board of Directors
         ----------------------------------------------
of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days' written notice to the Participants.

     10. Liability of the Company.  The Company shall not be liable for any act
         ------------------------
done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability; (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a sate, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

                      ALPHABETICAL INDEX                              Page
                                                                      ----


Additional Information..............................................   160
Conflicts of Interest...............................................    51
Description of Properties...........................................    65
Description of Shares...............................................   142
ERISA Considerations................................................   139
Estimated Use of Proceeds...........................................    26
Experts.............................................................   159
Federal Income Tax Considerations...................................   123
Financial Statements................................................   161
Glossary............................................................   160
Investment Objectives and Criteria..................................    56
Legal Opinions......................................................   159
Management..........................................................    28
Management Compensation.............................................    46
Management's Discussion and Analysis of Financial Condition
  And Results of Operations.........................................    97
Plan of Distribution................................................   153
Prior Performance Summary...........................................   114
Prior Performance Tables............................................   215
Summary.............................................................     9
Questions and Answers About This Offering...........................     1
Risk Factors........................................................    16
Suitability Standards...............................................    25
Supplemental Sales Material.........................................   158
The Operating Partnership Agreement.................................   150

     Until March 20, 2001 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

     We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

                           ________________

                           WELLS REAL ESTATE
                          INVESTMENT TRUST, INC.

                         Up to 125,000,000 Shares
                            of Common Stock
                          Offered to the Public

                           ________________

                             PROSPECTUS

                           ________________

                           WELLS INVESTMENT
                           SECURITIES, INC.

                           December 20, 2000

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
           SUPPLEMENT NO. 1 DATED FEBRUARY 5, 2001 TO THE PROSPECTUS
                            DATED DECEMBER 20, 2000

     This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated December 20, 2000. When we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

     The purpose of this supplement is to describe the following:

     (1) The status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

     (2) The acquisition by Wells Operating Partnership, L.P. (Wells OP) of a six-story office building in Houston, Texas leased to Stone & Webster, Inc. and SYSCO Corporation (Stone & Webster Building);

     (3) The acquisition by Wells OP of an eight-story office building in Minnetonka, Minnesota leased to Metris Direct, Inc. (Metris Minnetonka Building);

     (4) The acquisition by the Fund XII-REIT Joint Venture Partnership of a one-story office building and a connecting two-story office building in Oklahoma City, Oklahoma leased to AT&T Corp. and Jordan Associates, Inc. (AT&T Call Center Buildings);

     (5) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus;

     (6) Statements of revenue over operating expenses for the Stone & Webster Building and the AT&T Call Center Buildings; and

     (7)  Unaudited Pro Forma Financial Statements for the Wells REIT.

Status of the Offering

     We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced a second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering.

     Pursuant to the prospectus, we commenced our third offering of common stock on December 20, 2000. As of January 31, 2001, we had received an additional $25,133,848 in gross offering proceeds from the sale of 2,513,385 shares in the third offering. Accordingly, as of January 31, 2001, we had received in the aggregate approximately $332,544,960 in gross offering proceeds from the sale of 33,254,496 shares of our common stock.

Stone & Webster Building

Purchase of the Stone & Webster Building.  On December 21, 2000, Wells OP, the
----------------------------------------
operating partnership for the Wells REIT, purchased a six-story office building with approximately 312,564 rentable square feet located at 1430 Enclave Parkway, Houston, Harris County, Texas. Wells OP purchased this building from Cardinal Paragon, Inc. (Cardinal) pursuant to that certain Agreement of Purchase and Sale of Property between Cardinal and Wells OP. Cardinal purchased the Stone & Webster Building in a sale-leaseback transaction from Enclave Parkway Realty, Inc., an affiliate of Stone & Webster, Inc. (Stone & Webster), on December 21, 2000. Cardinal is not in any way affiliated with the Wells REIT or our Advisor, Wells Capital, Inc.

     The purchase price for the Stone & Webster Building was $44,970,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Stone & Webster Building, including attorneys' fees, recording fees, structural report and environmental report fees, and other closing costs, of approximately $45,000. In order to finance part of the acquisition of the Stone & Webster Building, Wells OP obtained an acquisition loan of $35,900,000 from Guaranty Federal Bank, F.S.B. (Guaranty Federal Loan) and $3,000,000 in seller financing from Cardinal (Seller Financing).

     An independent appraisal of the Stone & Webster Building was prepared by Abbot & Associates, Inc., real estate appraisers, as of November 20, 2000, pursuant to which the market value of the 9.96 acre parcel of land containing the leased fee interest subject to the leases described below was estimated to be $46,500,000 and the additional 4.34 acre parcel of land (described below) was estimated to be $1,890,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Stone & Webster Building will continue operating at a stabilized level with the tenants described below occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. Wells OP also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the Stone & Webster Building were satisfactory.

Description of the Loans.  The Guaranty Federal Loan in the amount of
------------------------
$35,900,000 requires monthly payments of interest only and matures on December 20, 2001. In the event that the principal balance of the loan is not repaid in full by March 31, 2001, Wells OP is required to make a principal payment of $6,000,000 on such date. The interest rate on the Guaranty Federal Loan is a variable rate equal to the London InterBank Offered Rate (LIBOR) for a 30-day period plus 250 basis points if the principal balance of the loan is in excess of $25,900,000; 200 basis points if the principal balance of the loan is between $24,195,001 and $25,900,000; and 180 basis points if the principal balance of the loan is less or equal to $24,195,000. As of January 31, 2001, the principal balance of the Guaranty Federal Loan was $24,100,000. Wells OP has secured separate interest rates for two portions of the Guaranty Federal Loan, each having an interest rate of LIBOR plus 180 basis points on the date the rate for such portion was secured. As of January 31, 2001, the interest rate on the Guaranty Federal Loan was 7.61% per annum on the first $21,900,000 of the principal loan balance and 7.66% per annum on the remaining $2,200,000 of the principal balance. The Guaranty Federal Loan is secured by a first priority mortgage against the Stone & Webster Building.

     The Seller Financing consists of a $3,000,000 loan to Wells OP from Cardinal. The Seller Financing requires the payment of the full principal balance plus accrued interest on the earlier of: (i) December 20, 2001, or (ii) the date that the Guaranty Federal Loan is repaid in full. The interest rate on the Seller Financing is 6% per annum. The Seller Financing is secured by a second priority mortgage against the Stone & Webster Building.

Description of the Stone & Webster Building and Site.  The Stone & Webster
----------------------------------------------------
Building, which was completed in 1994, is a six-story office building containing approximately 312,564 rentable square feet located on a 9.96 acre tract of land. In addition, this site includes 4.34 acres of unencumbered land available for expansion. The first four floors of the Stone & Webster Building are occupied by Stone & Webster, and the fifth and sixth floors are occupied by SYSCO Corporation (SYSCO).

Location of the Stone & Webster Building.  The Stone & Webster Building is
----------------------------------------
located in a growing area with nearby access to the Houston freeway system, employment centers and shopping centers. The site is within two miles of Interstate 10 near the intersection of Briar Forest Drive and Dairy Ashford Road. There is a planned development to the southeast of the site known as Westchase which comprises 1,347 acres of land developed for a variety of uses such as high-rise office buildings, office/warehouse buildings, apartment complexes, condominium projects, retail shopping centers and hotels.

The Stone & Webster Lease.  Stone & Webster occupies 206,048 rentable square
-------------------------
feet (floors 1 through 4) of the Stone & Webster Building under an Office Building Lease between Wells OP and Stone & Webster entered into at closing. The current term of the Stone & Webster lease is ten years, which commenced on December 21, 2000, and expires on December 20, 2010. Stone & Webster has the right to extend the Stone & Webster lease for two additional five-year periods of time for a base rent equal to the greater of (i) the last year's rent, or
(ii) the then-current fair market rental value. In the event that the parties cannot agree upon the fair market rental value, such value shall be determined in accordance with the appraisal procedure contained in the Stone & Webster lease.

     Stone & Webster is a full-service engineering and construction company offering managerial and technical resources for solving complex energy, environmental, infrastructure and industrial challenges. Stone & Webster, which was founded in 1889 as an electrical testing laboratory and consulting firm, has evolved into a global organization employing more than 5,000 people worldwide.

     The Stone & Webster lease is guaranteed by The Shaw Group, Inc., the parent company of Stone & Webster. Shaw Group is the largest supplier of fabricated piping systems and services in the world. Shaw Group distinguishes itself by offering comprehensive solutions consisting of integrated engineering and design, pipe fabrication, construction and maintenance services and the manufacture of specialty pipe fittings and supports to the power generation, crude oil refining, chemical and petrochemical processing and oil and gas exploration and production industries. Shaw Group has approximately 13,000 employees with offices in the United States, Australia, Canada, the United Kingdom, Venezuela and Bahrain. Shaw Group reported net income of approximately $18.1 million on revenues of approximately $494 million for the fiscal year 1999, and reported a net worth, as of December 31, 1999, of over $174 million.

     The annual base rent payable under the Stone & Webster lease is $4,533,056 ($22 per square foot) payable in monthly installments of $377,754.67 for the first five years of the lease term and $5,213,014 ($25.30 per square foot) payable in monthly installments of $434,417.83 for the remainder of the lease term.

     Pursuant to the Stone & Webster lease, Stone & Webster is required to pay its proportionate share of taxes relating to the Stone & Webster Building and all operating costs incurred by the landlord in maintaining and operating the Stone & Webster Building, including garbage and waste disposal, janitorial service and window cleaning, security, insurance, water and sewer charges, wages, salaries and employee benefits of all employees engaged in the operation, maintenance and management of the building, indoor and outdoor landscaping, utilities and repairs, replacements and general maintenance. Wells OP, as the landlord, will be responsible for maintaining the common areas of the building, the roof, foundation, exterior walls and windows, load bearing items and the central heating, ventilation and air conditioning, electrical, mechanical and plumbing systems of the building.

The SYSCO Lease.  SYSCO currently occupies 106,516 rentable square feet (floors
---------------
5 and 6) of the Stone & Webster Building under a Lease Agreement. The landlord's interest in the SYSCO lease was assigned to Wells OP at the closing. The initial term of the SYSCO lease is ten years, which commenced on October 1, 1998, and expires on September 30, 2008.

     SYSCO is the largest marketer and distributor of foodservice products in North America. SYSCO operates from 101 distribution facilities and provides its products and services to about 356,000 restaurants and other users across the United States and portions of Canada. SYSCO distributes a wide variety of fresh and frozen meats, seafood, poultry, fruits and vegetables, plus bakery products, canned and dry foods, paper and disposable products, sanitation items, dairy foods, beverages, kitchen and tabletop equipment, as well as medical and surgical supplies. SYSCO reported net income of approximately $362 million on revenues of approximately $17 billion for the fiscal year ending July 2000, and reported a net worth, as of June 30, 2000, of over $1.4 billion.

     The annual base rent payable under the SYSCO lease is $2,130,320 ($20 per square foot) payable in monthly installments of $177,526.67 for the first five years of the lease term and $2,236,836 ($21 per square foot) payable in monthly installments of $186,403 for the remainder of the lease term.

     Pursuant to the SYSCO lease, SYSCO is required to pay its proportionate share of taxes and operating costs incurred by the landlord in maintaining and operating the Stone & Webster Building, including supplies and materials, utilities, insurance and repairs, replacements, general maintenance and wages and salaries (including management fees not to exceed 3% of gross revenues attributable to the building) of all employees engaged in maintaining and operating the Stone & Webster Building. Wells OP, as the landlord, will be responsible for maintaining the common areas of the building, the roof, foundation, exterior walls and windows, load bearing items and the central heating, ventilation and air conditioning, electrical, mechanical and plumbing systems of the building.

Metris Minnetonka Building

Purchase of the Metris Minnetonka Building. On December 21, 2000, Wells OP
------------------------------------------
purchased a nine-story office building with approximately 300,633 rentable square feet located at 10900 Wayzata Boulevard, Minnetonka, Minnesota. Wells OP purchased the Metris Minnetonka Building from Opus Northwest, L.L.C. (Opus), pursuant to that certain Purchase Agreement dated October 31, 2000 (Metris Agreement) between Opus and the Advisor. Opus is not in any way affiliated with the Wells REIT or the Advisor.

     The rights under the Metris Agreement were assigned by the Advisor, the original purchaser under the Metris Agreement, to Wells OP at closing. The purchase price for the Metris Minnetonka Building was $52,800,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Metris Minnetonka Building, including attorneys' fees, recording fees, loan fees, and other closing costs, of approximately $100,000. In order to finance the acquisition of the Metris Minnetonka Building, Wells OP obtained $52,800,000 in loan proceeds by drawing down on an existing line of credit with SouthTrust Bank, N.A.

     An independent appraisal of the Metris Minnetonka Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of October 26, 2000, pursuant to which the market value of the land and the leased fee interest subject to the lease described below was estimated to be $52,800,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Metris Minnetonka Building will continue operating at a stabilized level with Metris Direct, Inc. (Metris) occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. Wells OP also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the Metris Minnetonka Building were satisfactory.

Description of the Metris Minnetonka Building and Site.  As set forth above, the
------------------------------------------------------
Metris Minnetonka Building is a nine-story office building containing approximately 300,633 rentable square feet. The Metris Minnetonka Building was completed in August 2000. The Metris Minnetonka Building is leased to Metris as its corporate headquarters. The Metris Minnetonka Building is Phase II of a two phase office complex known as Crescent Ridge Corporate Center. Phase I of Crescent Ridge Corporate Center is an eight-story multi-tenant building which is connected to the Metris Minnetonka Building by a single-story restaurant link building. Neither Phase I of Crescent Ridge Corporate Center nor the connecting restaurant are owned by Wells OP.

     The Metris Minnetonka Building is constructed of steel frames with reinforced concrete masonry floors and roofs. The exterior is earth tone cast stone and reflective glass with marble medallion accents. The building features state of the art technology capabilities, including fiber optic cabling, individual heating and cooling controls for every 1,200 square feet of tenant space, a combination of fluorescent and parabolic lighting, a wet sprinkler system, and four computer-controlled traction passenger elevators with 2,500 pound maximum capacity. Each floor contains approximately 34,000 square feet. The office areas and hallways are carpeted, the flooring in the restrooms is ceramic tile and the flooring in the lobby is natural stone. Drop acoustical ceilings are installed in the office areas at the nine foot level. Other amenities at the Metris Minnetonka Building include a conference center, a full service cafeteria, two-story vaulted lobbies, a fitness area and locker facilities and a card access system. The Metris Minnetonka Building is located on an irregularly shaped 13.58 acre site which overlooks a large adjoining wetland area.

Location of the Metris Minnetonka Building. The Metris Minnetonka Building is
-------------------------------------------
located in Minnetonka, Minnesota, which is a western suburb of Minneapolis. The site is located within the Interstate 394 corridor at the northeast corner of Interstate 394 and County Road 73 (Hopkins Crossroads). The Interstate 394 corridor contains approximately 6,500,000 square feet in office space and is an attractive location for, among other reasons, its proximity to Minneapolis/St. Paul, its proximity to executive housing around Lake Minnetonka and the Minneapolis lakes area and its proximity and accessibility to labor markets. Among other corporate headquarter locations located within the Interstate 394 corridor are Cargill, Carlson Companies, General Mills, Life USA and Travelers Express. There are significant limitations on new developments within the Interstate 394 corridor which is anticipated to result in a supply constrained situation and projected low vacancy rates.

Description of Metris Lease.    Metris occupies all 300,633 rentable square feet
---------------------------
of the Metris Minnetonka Building pursuant to that certain Multitenant Office Lease Agreement dated March 29, 1999. The Metris lease commenced on September 1, 2000 and has an expiration date of December 31, 2011. Metris has the right to renew the Metris lease for an additional five-year term with not less than 18 months notice prior to the expiration of the initial term at fair market rent, but in no event less than the basic rent payable in the immediate preceding period. In the event that the parties cannot agree upon the fair market rent for the renewal term, the fair market rent will be determined in accordance with the appraisal provisions of the Metris lease.

     Metris is a principal subsidiary of Metris Companies, Inc. (Metris Companies), a publicly traded company listed on the New York Stock Exchange (symbol MXT) which has guaranteed the Metris lease. Metris Companies is an information-based direct marketer of consumer credit products and fee based services primarily to moderate income consumers. Metris Companies consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. Metris Companies customers and prospects include individuals for whom credit bureau information is available and existing customers of a former affiliate, Fingerhut Corporation. Metris Companies markets its fee based services, including debt waiver programs (credit insurance for death or disability), membership clubs, extended service plans and third party insurance, to its credit card customers. For calendar year 1999, Metris Companies had net income of approximately $115 million on revenues of approximately $1.369 billion, and reported a net worth, as of December 31, 1999, of approximately $623 million. Metris Companies employs approximately 3,400 people. Metris Companies carries a B+ rating by S & P for its senior debt, with a stable outlook.

     Rental income for the initial 136-month term is summarized as follows:

             Dates              Annual Net Rent         PSF
     ----------------------------------------------------------
     Sept. '00 - Dec. '06         $4,960,445           $16.50
     ----------------------------------------------------------
     Jan. '07 - Dec. '09          $5,576,742           $18.55
     ----------------------------------------------------------
     Jan. '10 - Dec. '10          $6,178,008           $20.55
     ----------------------------------------------------------
     Jan. '11 - Dec. '11          $6,478.641           $21.55
     ----------------------------------------------------------

     While Metris was granted certain rental concessions under the Metris lease, Opus, the seller, has agreed to cover the free rent, so as to yield the above net effective rates to Wells OP. In addition, Metris is required to pay annual parking and storage fees of $132,384 through December 2006 and $164,052 payable on a monthly basis for the remainder of the lease term.

     Pursuant to the Metris lease, Metris is required to pay 100% of operating costs incurred by the landlord in maintaining and operating the Metris Minnetonka Building, including all property taxes, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing, janitorial services and reasonable management fees (not to exceed 1.75% of gross revenues from the Metris Minnetonka Building). Wells OP, as the landlord, will be responsible for repair and maintenance of the foundations, exterior walls and roof of the Metris Minnetonka Building and the electrical, mechanical, plumbing, heating and air conditioning systems.

     The Metris lease also contains a construction warranty pursuant to which the landlord has warranted to Metris that the tenant improvements and related materials, equipment and installation shall be free from defects in workmanship and shall conform to the plans and specifications. The landlord is obligated to repair, correct or replace, as necessary, any defective item occasioned by a breach of such warranty if notified by Metris within one year from the commencement date of the Metris lease. Pursuant to the Metris Agreement, however, Opus has assumed the obligation for any such repairs so long as Wells OP notifies Opus of any claims by Metris under the construction warranty no later than January 20, 2002.

AT&T Call Center Buildings

Purchase of the AT&T Call Center Buildings.  On December 28, 2000, the Wells
------------------------------------------
Fund XII - REIT Joint Venture Partnership (Fund XII-REIT Joint Venture), a joint venture between Wells OP and Wells Real Estate Fund XII, L.P. (Wells Fund XII), acquired a one-story office building and a two-story office building containing an aggregate of approximately 128,500 rentable square feet located at 3201 Quail Springs Parkway, Oklahoma City, Oklahoma. The Fund XII-REIT Joint Venture purchased the AT&T Call Center Buildings from OKC Real Estate Investments, Inc.
(OKC) pursuant to that certain Agreement for the Purchase and Sale of Property between OKC, as seller, and the Advisor, as purchaser. OKC is not in any way affiliated with the Registrant or the Advisor.

     The Advisor, the original purchaser under the agreement, assigned its rights under the agreement to the Fund XII-REIT Joint Venture at closing. The Fund XII-REIT Joint Venture paid a purchase price of $15,300,000 for the AT&T Call Center Buildings and incurred additional acquisition expenses in connection with the purchase of the AT&T Call Center Buildings, including attorneys' fees, recording fees and other closing costs, of approximately $27,554.

     Wells OP made a capital contribution of $6,736,554 and Wells Fund XII made a capital contribution of $8,591,000 to the Fund XII-REIT Joint Venture to fund their respective shares of the acquisition costs for the AT&T Call Center Buildings.

Description of the AT&T Call Center Buildings and the Site.  As set forth above,
----------------------------------------------------------
the AT&T Call Center Buildings consist of a one-story office building and a two-story office building containing approximately 50,000 and 78,500 rentable square feet, respectively, on a 11.34 acre tract of land. Construction on the buildings was completed in April 1998 and December 2000, respectively. The two adjacent buildings are connected by a mutual hallway. Both buildings are constructed using a steel frame with steel beams on a concrete slab with concrete footings. The exterior walls are made of tilt-up concrete panels with punched openings around the perimeter. The windows consist of tempered glass in aluminum frames. The interior walls consist of gypsum board covered with semi-gloss enamel paint. In addition, the two-story office building contains a fully equipped cafeteria and an elevator. There are approximately 775 paved surface parking spaces at the site.

     The AT&T Call Center Buildings are located in the Quail Springs Office Park North in Oklahoma City, Oklahoma. Quail Springs Office Park North is located in the northwest sector of Oklahoma City, approximately eight to 11 miles northwest of the central business district. Oklahoma City is known for its competitive real estate prices, available space for business, supportive governmental services, good labor quality and diversified economic base. The city's largest employers include the State of Oklahoma, Avaya, Inc., Southwestern Bell Telephone and General Motors Corporation.

     An independent appraisal of the AT&T Call Center Buildings was prepared by Isaacs & Associates, real estate appraisers and consultants, as of July 14, 2000, pursuant to which the market value of the land and the leased fee interest subject to the AT&T lease and the Jordan lease (described below) was estimated to be $15,400,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the AT&T Call Center Buildings will continue operating at a stabilized level with tenants occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. The Fund XII-REIT Joint Venture also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the AT&T Call Center Buildings were satisfactory.

The AT&T Lease.  The entire 78,500 rentable square feet of the two-story office
--------------
building and 25,000 rentable square feet of the one-story office building are currently under a net lease agreement with AT&T Corp. (AT&T). The landlord's interest in the AT&T lease was assigned to the Fund XII-REIT Joint Venture at the closing. The AT&T lease commenced on April 1, 2000, and the initial term expires on November 30, 2010. AT&T has the right to extend the AT&T lease for two additional five-year periods of time at the then-current fair market rental rate upon delivering written notice within 240 days prior to lease expiration.

     AT&T is among the world's leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and internet services for businesses. In addition, AT&T offers outsourcing, consulting and networking-integration to large businesses and is one of the largest direct internet access service providers for consumers in the United States. During fiscal year 1999, AT&T had net income of approximately $3.43 billion on revenues of over $62.39 billion.

     The base rent payable for the initial lease term of the AT&T lease is as follows:


          -----------------------------------------------------------------------
          Lease Months            Annual Rent        Rentable Square Feet/Year
          -----------------------------------------------------------------------
          Months 1 to 8*          $  300,000         $12.00
          -----------------------------------------------------------------------
          Months 9 to 35          $1,242,000         $12.00
          -----------------------------------------------------------------------
          Months 36 to 65         $1,293,750         $12.50
          -----------------------------------------------------------------------
          Months 66 to 95         $1,345,500         $13.00
          -----------------------------------------------------------------------
          Months 96 to 125        $1,397,250         $13.50
          -----------------------------------------------------------------------

___________________
*For occupancy of 25,000 square feet of the one-story office building only.

     Under the AT&T lease, AT&T is required to pay, as additional monthly rent, its gas, water and electricity costs and all operating expenses, including but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to its portion of the AT&T Call Center Buildings. In addition, AT&T is responsible for all routine maintenance and repairs to its portion of the AT&T Call Center Buildings. The Fund XII-REIT Joint Venture, as landlord, will be responsible for the repair and replacement of the roof, foundation, load bearing items, exterior surface walls, plumbing, pipes, conduits and electrical, mechanical and plumbing systems of the AT&T Call Center Buildings. AT&T must obtain written consent from the Fund XII-REIT Joint Venture before making any alterations to the premises in excess of $10,000.

     AT&T has a right of first offer to lease the remainder of the space in the one-story office building currently occupied by Jordan Associates, Inc. (Jordan), as described below, if Jordan vacates the premises.

The Jordan Lease.  Jordan currently occupies the remaining 25,000 rentable
----------------
square feet contained in the one-story office building under a net lease agreement. The landlord's interest in the Jordan lease was also assigned to the Fund XII-REIT Joint Venture at the closing. The Jordan lease commenced on April 1, 1998, and the initial term expires on March 31, 2008. Jordan has the right to extend the Jordan lease for one additional five-year period of time at the then-current fair market rental rate upon delivering written notice within 240 days prior to expiration of the initial lease term.

     Jordan provides businesses with advertising and related services including public relations, research, direct marketing and sales promotion. Through this corporate office and other offices in Tulsa, St. Louis, Indianapolis and Wausau, Wisconsin, Jordan provides services to major clients such as Bank One, Oklahoma, N.A., BlueCross & BlueShield of Oklahoma, Kraft Food Services, Inc., Logix Communications and the American Dental Association. Jordan employs approximately 100 employees and has been in business for over 35 years.

     The base rent payable for the initial lease term of the Jordan lease is as follows:


          -------------------------------------------------------------------------
           Lease Months            Annual Rent         Rentable Square Feet/Year
          -------------------------------------------------------------------------
           Months 1 to 60          $294,500             $11.78
          -------------------------------------------------------------------------
           Months 61 to 120        $332,000             $13.28
          -------------------------------------------------------------------------

     Under the Jordan lease, Jordan is required to pay as additional monthly rent its gas, water and electricity costs and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies and such other operating expenses with respect to its portion of the one-story building. In addition, Jordan is responsible for all routine maintenance and repairs to its portion of the one-story building. The Fund XII-REIT Joint Venture, as landlord, will be responsible for the repair and replacement of the roof, foundation, load bearing items, exterior surface walls, plumbing, pipes, conduits and electrical, mechanical and plumbing systems of the AT&T Call Center Buildings.

Property Fees

     Wells Management Company, Inc. (Wells Management), an affiliate of the Advisor to Wells REIT, has been retained to manage and lease both the Stone & Webster Building and the Metris Minnetonka Building. The Wells REIT shall pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Stone & Webster Building and the Metris Minnetonka Building, subject to certain limitations.

     Wells Management has also been retained to manage and lease the AT&T Call Center Buildings. The Fund XII-REIT Joint Venture will pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the AT&T Call Center Buildings, subject to certain limitations.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     The information contained on page 98 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" section of the prospectus is revised as of the date of this supplement by the deletion of the first two paragraphs of that section and the insertion of the following paragraphs in lieu thereof:

          We began active operations on June 5, 1998, when we received and accepted subscriptions for 125,000 shares pursuant to our initial public offering, which commenced on January 30, 1998. We terminated our initial public offering on December 19, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in properties. On December 20, 1999, we commenced a follow-on public offering of up to 22,200,000 shares of common stock at $10 per share. We terminated our follow-on public offering on December 19, 2000. Of the $175,229,193 raised in the follow-on offering, we invested a total of $147,192,522 in properties.

          Pursuant to the prospectus, we commenced this third offering of shares of our common stock on December 20, 2000. As of January 31, 2001, we had received an additional $25,133,848 in gross offering proceeds from the sale of 2,513,385 shares in the third offering. As of January 31, 2001, we had raised in the aggregate a total of $332,544,960 in offering proceeds through the sale of 33,254,496 shares of common stock. As of January 31, 2001, we had paid a total of $11,586,654 in acquisition and advisory fees and acquisition expenses, had paid a total of $41,380,909 in selling commissions and organizational and offering expenses, had made capital contributions of $272,237,045 to Wells OP for investments in joint ventures and acquisitions of real property, had utilized $1,497,691 for the redemption of stock pursuant to our share redemption program, and were holding net offering proceeds of $5,842,661 available for investment in additional properties.

Financial Statements

     The statements of revenues over certain operating expenses of the Stone & Webster Building and the AT&T Call Center Buildings for the year ended December 31, 1999, included in this supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this supplement in reliance upon the authority of said firm as experts in giving said reports.

     The statements of revenues over certain operating expenses of the Stone & Webster Building and the AT&T Call Center Buildings for the nine months ended September 30, 2000, included in this supplement and elsewhere in the registration statement have not been audited.

     The Pro Forma Statements of Income and Pro Forma Balance Sheet of the Wells REIT as of December 31, 1999 and September 30, 2000, which are included in this supplement, have not been audited.

                         INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----
Stone & Webster Building

     Financial Statements
     --------------------

          Report of Independent Public Accountants                         12

          Statements of Revenues Over Certain Operating Expenses
          for the year ended December 31, 1999 (audited) and for the
          nine months ended September 30, 2000 (unaudited)                 13

          Notes to Statements of Revenues Over Certain Operating
          Expenses for the year ended December 31, 1999 (audited) and
          for the nine months ended September 30, 2000 (unaudited)         14

AT&T Call Center Buildings

     Financial Statements
     --------------------

          Report of Independent Public Accountants                         16

          Statements of Revenues Over Certain Operating Expenses
          for the year ended December 31, 1999 (audited) and for the
          nine months ended September 30, 2000 (unaudited)                 17

          Notes to Statements of Revenues Over Certain Operating
          Expenses for the year ended December 31, 1999 (audited) and
          for the nine months ended September 30, 2000 (unaudited)         18

Wells Real Estate Investment Trust, Inc.

     Unaudited Pro Forma Financial Statements
     ----------------------------------------

          Summary of Unaudited Pro Forma Financial Statements              20

          Pro Forma Balance Sheet as of September 30, 2000                 21

          Pro Forma Statements of Income for the year ended
          December 31, 1999 and for the nine months ended
          September 30, 2000                                               23

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the STONE & WEBSTER BUILDING for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Stone & Webster Building after acquisition by the Wells Operating Partnership, L.P. (on behalf of Wells Real Estate Investment Trust, Inc.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Stone & Webster Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Stone & Webster Building for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.




/s/ Arthur Andersen LLP


Atlanta, Georgia
January 19, 2001

                           STONE & WEBSTER BUILDING


                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                           2000              1999
                                                        ----------        ----------
                                                        Unaudited)
RENTAL REVENUES                                         $1,637,685        $2,183,580

OPERATING EXPENSES, net of reimbursements                1,250,097         1,666,796
                                                        ----------        ----------
REVENUES OVER CERTAIN OPERATING EXPENSES                $  387,588        $  516,784
                                                        ==========        ==========



       The accompanying notes are an integral part of these statements.

                           STONE & WEBSTER BUILDING



                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999

           AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Real Estate Property Acquired

     On December 21, 2000, the Wells Operating Partnership L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate, and manage real properties on behalf of the Wells Real Estate Investment Trust, Inc., acquired the Stone & Webster Building from Cardinal Paragon, Inc. ("Cardinal"). Cardinal is not an affiliate of Wells OP. The total purchase price of the Stone & Webster Building was $44,970,000. Wells OP incurred additional acquisition expenses in connection with the purchase of the Stone & Webster Building, including attorney's fees, recording fees, loan fees, and other closing costs, of approximately $45,000. The funds used to purchase the Stone & Webster Building consisted of cash and proceeds from notes payable to Guarantee Federal Bank, F.S.B. and Cardinal.

     Stone & Webster, Inc. ("Stone & Webster") occupies 206,048 of the entire 312,564 rentable square feet of the Stone & Webster Building under an office building lease between Wells OP and Stone & Webster (the "Stone & Webster Lease") entered into at closing. The current term of the Stone & Webster Lease is ten years, which commenced on December 28, 2000 and expires on December 31, 2010. Stone & Webster has the right to extend the Stone & Webster Lease for two additional five-year periods for a base rent equal to the greater of (i) the last year's rent, or (ii) the then-current "fair market rental value." In the event that the parties cannot agree upon the fair market rental value, such value shall be determined in accordance with the appraisal procedure contained in the Stone & Webster Lease. The Stone & Webster Lease is guaranteed by The Shaw Group, Inc., the parent company of Stone & Webster. Pursuant to the Stone & Webster Lease, Stone & Webster is required to pay its proportionate share of property taxes relating to the Stone & Webster Building and all operating costs incurred by the landlord in maintaining and operating the Stone & Webster Building, including garbage and waste disposal, janitorial service and window cleaning, security, insurance, water and sewer charges, wages, salaries, and employee benefits of all employees engaged in the operation, maintenance and management of the building, indoor and outdoor landscaping, utilities and repairs, replacements and general maintenance.

     SYSCO occupies the remaining 106,516 rentable square feet of the Stone & Webster Building under a Lease Agreement (the "SYSCO Lease"). The landlord's interest in the SYSCO Lease was assigned to Wells OP at the closing. The initial term of the SYSCO Lease is ten years, which commenced on October 1, 1998, and expires on September 20, 2008. Pursuant to the SYSCO Lease, SYSCO is required to pay its proportionate share of property taxes and operating costs incurred by the landlord in maintaining and operating the Stone & Webster Building, including supplies and materials, utilities, insurance and repairs, replacements, general maintenance and wages and salaries (including management fees not to exceed 3% of gross revenues attributable to the building) of all employees engaged in such operation.

     Rental Revenues

     Rental income from leases is recognized on a straight-line basis over the life of the lease.

2.   BASIS OF ACCOUNTING

     The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Stone & Webster Building after acquisition by Wells OP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XII, L.P. and
Wells Real Estate Investment Trust, Inc.:



We have audited the accompanying statement of revenues over certain operating expenses for the AT&T CALL CENTER BUILDINGS for the year ended December 31, 1999. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the AT&T Call Center Buildings after acquisition by the Wells Fund XII--REIT Joint Venture. The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the AT&T Call Center Buildings' revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the AT&T Call Center Buildings for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen LLP


Atlanta, Georgia
January 19, 2001

                          AT&T CALL CENTER BUILDINGS


                            STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31,1999

                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000





                                                                                               2000             1999
                                                                                             --------         ---------
                                                                                           (Unaudited)
RENTAL REVENUES                                                                              $867,914         $313,250

OPERATING EXPENSES, net of reimbursements                                                       6,273           20,155
                                                                                             --------         --------
REVENUES OVER CERTAIN OPERATING EXPENSES                                                     $861,641         $293,095
                                                                                             ========         ========



       The accompanying notes are an integral part of these statements.

                          AT&T CALL CENTER BUILDINGs


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1999

           AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Real Estate Property Acquired

     On December 28, 2000, the Wells Fund XII-REIT Joint Venture (the "Joint Venture") acquired the AT&T Call Center Buildings from OKC Real Estate Investments, Inc. ("OKC"). The Joint Venture is a joint venture partnership between Wells Real Estate Fund XII, L.P. ("Wells Fund XII") and Wells Operating Partnership, L.P. ("Wells OP"), a Delaware Limited Partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc. OKC is not an affiliate of Wells Fund XII or Wells OP. The total purchase price of the AT&T Call Center Buildings was $15,300,000. Additional acquisition expenses incurred in connection with the purchase of the AT&T Call Center Buildings, included attorney's fees, recording fees, loan fees, and other closing costs, of approximately $28,000. Wells Fund XII contributed $8,591,000, and Wells OP contributed $6,737,000 to the Joint Venture for their respective shares of the purchase of the AT&T Call Center Buildings.

     AT&T Corp. ("AT&T") occupies the entire 78,500 rentable square feet of the two-story office building and 25,000 rentable square feet of the one-story office building under a net lease agreement (the "AT&T Lease"). The landlord's interest in the AT&T Lease was assigned to the Joint Venture at the closing. The initial term of the AT&T Lease commenced on April 1, 2000 and expires on November 30, 2010. AT&T has the right to extend the AT&T Lease for two additional five-year periods at the then-current fair market rental rate upon delivering written notice within 240 days prior to expiration of the lease. Under the AT&T lease, AT&T is required to pay, as additional monthly rent, its gas, water, and electricity costs and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies, and such other operating expenses with respect to its portion of the AT&T Call Center Buildings. In addition, AT&T is responsible for all routine maintenance and repairs to its portion of the AT&T Call Center Buildings.

     Jordan Associates, Inc. ("Jordan") currently occupies the remaining 25,000 rentable square feet contained in the one-story building under a net lease agreement (the "Jordan Lease"). The landlord's interest in the Jordan lease was also assigned to the Fund XII-REIT Joint Venture at the closing. The initial term of the Jordan Lease commenced on April 1, 1998 and expires on March 31, 2008. Jordan has the right to extend the Jordan lease for one additional five-year period at the then-current fair market rental rate upon delivering written notice within 240 days prior to expiration of the initial lease term. Under the Jordan Lease, Jordan is required to pay as additional monthly rent, its gas, water, and electricity costs, and all operating expenses, including, but not limited to, garbage and waste disposal, telephone, sprinkler service, janitorial service, security, insurance premiums, all taxes, assessments and other governmental levies, and such other operating expenses with respect to its portion of the AT&T Call Center Buildings. In addition, Jordan is responsible for all routine maintenance and repairs to its portion of the AT&T Call Center Buildings.

     Rental Revenues

     Rental income from leases is recognized on a straight-line basis over the life of the lease.

2.   BASIS OF ACCOUNTING

     The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the AT&T Call Center Buildings after acquisition by the Joint Venture.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS


     The following unaudited pro forma balance sheet as of September 30, 2000 has been prepared to give effect to the acquisition of the Motorola Plainfield Building ("Prior Acquisition"), the Stone & Webster Building, and the Metris Minnetonka Building by the Wells Operating Partnership, L.P. ("Wells OP"), and the AT&T Call Center Buildings by the Wells XII-REIT Joint Venture (a joint venture between the Wells OP and Wells Real Estate Fund XII, L.P.), as if the acquisitions occurred on September 30, 2000. The following unaudited pro forma statements of income (loss) for the year ended December 31, 1999 for and the nine months ended September 30, 2000 have been prepared to give effect to the acquisition of the Dial Building, the ASML Building, the Motorola Tempe Building, the Motorola Plainfield Building (together, the "Prior Acquisitions"), the Stone & Webster Building, the Metris Minnetonka Building and the AT&T Call Center Buildings as if each acquisition occurred on January 1, 1999.

     Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells OP.

     These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions been consummated at the beginning of the period presented.

     As of September 30, 2000, the date of the accompanying pro forma balance sheet, Wells OP held cash of $12,257,161. The additional cash used to purchase the Stone & Webster Building, the Metris Minnetonka Building, and the AT&T Call Center Buildings including deferred project costs paid to Wells Capital, Inc. (an affiliate of Wells OP), was raised through the issuance of additional shares subsequent to September 30, 2000, but prior to the acquisition dates of December 21, 2000, December 21, 2000, and December 28, 2000, respectively. This balance is reflected in due to affiliates in the accompanying pro forma balance sheet.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                             PRO FORMA BALANCE SHEET

                               SEPTEMBER 30, 2000

                                   (Unaudited)


                                     ASSETS


                                                                    Pro Forma Adjustments
                                Wells Real       ------------------------------------------------------------
                                  Estate                                                             AT&T
                                Investment          Prior           Stone &         Metris        Call Center      Pro Forma
                                Trust, Inc.      Acquisition        Webster       Minnetonka       Buildings         Total
                               ------------      -----------      -----------     -----------     -----------     ------------
REAL ESTATE ASSETS,
  at cost:
   Land                       $  21,695,304       $9,652,500(a)    $7,100,000(a) $  7,700,000(a)            0    $  47,167,473
                                                     402,509(b)       296,070(b)      321,090(b)
   Buildings less
      accumulated
      depreciation of
      $6,810,792                188,671,038       24,525,641(a)    37,914,954(a)   45,151,969(a)            0      300,750,212
                                                   1,022,719(b)     1,581,054(b)    1,882,837(b)
   Construction in
      progress                      295,517                0                0               0               0          295,517
                               ------------      -----------      -----------     -----------      ----------     ------------
       Total real estate
         assets                 210,661,859       35,603,369       46,892,078      55,055,896               0      348,213,202


INVESTMENT IN JOINT
   VENTURES                      36,708,242                0                0               0       7,017,244(e)    43,725,486

CASH AND CASH EQUIVALENTS        12,257,161      (10,753,381)(a)     (466,584)(a)           0               0                0
                                                    (954,223)(b)
                                                     (82,973)(c)

DEFERRED OFFERING COSTS           1,108,206                0                0               0               0        1,108,206

DEFERRED PROJECT COSTS              471,005         (471,005)(b)            0               0               0                0

DUE FROM AFFILIATES                 859,515                0                0               0               0          859,515

PREPAID EXPENSES AND
   OTHER ASSETS                   6,344,905           82,973(c)             0               0               0        6,427,878
                               ------------      -----------      -----------     -----------      ----------     ------------
            Total assets       $268,410,893      $23,424,760      $46,425,494     $55,055,896      $7,017,244     $400,334,287
                               ============      ===========      ===========     ===========      ==========     ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                Pro Forma Adjustments
                                             Wells Real      -------------------------------------------------------
                                               Estate                                                       AT&T
                                             Investment      Prior           Stone &        Metris       Call Center     Pro Forma
                                            Trust, Inc.  Acquisitions        Webster      Minnetonka      Buildings        Total
                                           ------------  ------------      -----------    -----------     ----------    ------------
LIABILITIES:
   Accounts payable and accrued expenses   $    975,821  $   424,760(a)(d) $         0    $         0     $        0    $  1,400,581
   Notes payable                             38,909,030   23,000,000(a)     38,900,000(a)  52,850,000(a)           0     153,659,030
   Dividends payable                          4,475,982            0                 0              0              0       4,475,982
   Due to affiliate                           1,372,508            0         5,648,370(a)       1,969(a)   6,736,554(a)   18,121,142
                                                                             1,877,124(b)   2,203,927(b)     280,690(b)
                                           ------------  -----------       -----------    -----------     ----------    ------------
     Total liabilities                       45,733,341   23,424,760        46,425,494     55,055,896      7,017,244     177,656,735
                                           ------------  -----------       -----------    -----------     ----------    ------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT
  HOLDER IN OPERATING
  PARTNERSHIP                                   200,000            0                 0              0              0         200,000
                                           ------------  -----------       -----------    -----------     ----------    ------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value;
   40,000,000 shares authorized,
   13,471,085 shares issued and
   outstanding                                  261,748            0                 0              0              0         261,748
   Additional paid-in capital               222,215,804            0                 0              0              0     222,215,804
   Retained earnings                                  0            0                 0              0              0               0
                                           ------------  -----------       -----------    -----------     ----------    ------------
     Total shareholders' equity             222,477,552            0                 0              0              0     222,477,552
                                           ------------  -----------       -----------    -----------     ----------    ------------
     Total liabilities and
      shareholders' equity                 $268,410,893  $23,424,760       $46,425,494    $55,055,896     $7,017,244    $400,334,287
                                           ============  ===========       ===========    ===========     ==========    ============

     (a) Reflects Wells Real Estate Investment Trust, Inc.'s purchase price for the building.

     (b) Reflects deferred project costs allocated to the land and building at approximately 4.17% of the purchase price.

     (c) Reflects loan fees incurred in connection with the receipt of loan proceeds from the SouthTrust Bank, N.A., line of credit.

     (d) Reflects assumption of obligation of Wells OP to reimburse the tenant of certain rent payments required of it under its prior lease.

     (e) Reflects Wells Real Estate Investment Trust, Inc.'s contribution to the Wells Fund XII-REIT Joint Venture

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                     PRO FORMA STATEMENT OF INCOME (LOSS)

                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                  (Unaudited)


                                                                  Pro Forma Adjustments
                               Wells Real    -----------------------------------------------------------------
                                 Estate                                                              AT&T
                               Investment       Prior           Stone &           Metris          Call Center        Pro Forma
                               Trust, Inc.   Acquisitions       Webster         Minnetonka         Buildings           Total
                               -----------   ------------     -----------       -----------       ----------        ------------
REVENUES:
    Rental income               $4,735,184    $7,366,142(a)   $ 2,183,580(a)    $         0       $        0         $14,284,906
    Equity in income (loss) of
       joint ventures            1,243,969             0                0                 0         (121,813)(l)       1,122,156
    Interest income                502,993             0                0                 0                0             502,993
    Other income                    13,249             0                0                 0                0              13,249
                                ----------    ----------      -----------       -----------       ----------         -----------
                                 6,495,395     7,366,142        2,183,580                 0         (121,813)         15,923,304
                                ----------    ----------      -----------       -----------       ----------         -----------
EXPENSES:
    Depreciation and
       amortization              1,726,103     2,864,752(b)     1,579,840(b)      1,881,392(b)             0           8,075,793
                                                  23,706(c)
    Interest                       442,029     2,758,350(d)     3,279,080(j)      3,762,920(k)             0          12,479,479
                                                 450,000(e)
                                               1,787,100(f)
    Operating costs, net of
       reimbursements              (74,666)      (60,400)(g)    1,666,796(h)         34,092(h)             0           1,576,738
                                                  10,916 (h)
    Management and leasing fees    257,744       315,537 (i)       98,261(i)              0                0             671,542
    General and administrative     123,776             0                0                 0                0             123,776
    Legal and accounting           115,471             0                0                 0                0             115,471
    Computer costs                  11,368             0                0                 0                0              11,368
    Amortization of
       organizational costs          8,921             0                0                 0                0               8,921
                                ----------    ----------      -----------       -----------       ----------         -----------
                                 2,610,746     8,149,961        6,623,977         5,678,404                0          23,063,088
                                ----------    ----------      -----------       -----------       ----------         -----------
NET INCOME (LOSS)               $3,884,649    $ (783,819)     $(4,440,397)      $(5,678,404)      $ (121,813)        $(7,139,784)
                                ==========    ==========      ===========       ===========       ==========         ===========

HISTORICAL EARNINGS
    PER SHARE (BASIC
    AND DILUTED)                $     0.50
                                ==========

PRO FORMA LOSS PER SHARE
    (BASIC AND DILUTED)(m)                                                                                           $     (0.24)(m)
                                                                                                                     ===========
PRO FORMA LOSS PER SHARE
    (BASIC AND DILUTED)(n)                                                                                           $     (0.23)(n)
                                                                                                                     ===========

     (a) Rental income is recognized on a straight-line basis.

     (b) Depreciation expense on the building is recognized using the straight-line method and a 25 year life.

     (c) Amortization of loan costs over term of SouthTrust Bank, N.A. line of credit.

     (d) Interest expense on the $9,000,000 line of credit with SouthTrust Bank, N.A. and the $26,500,000 line of credit with Bank of America, N.A., which bear interest at 7.77% for the year ended December 31, 1999.

     (e) Interest expense on the $5,000,000 note payable with Ryan Companies U.S., Inc., the seller, which bears interest at 9% for the year ended December 31, 1999.

     (f) Interest expense on the $23,000,000 line-of-credit with SouthTrust Bank, N.A., which bears interest at 7.77% for the year ended December 31, 1999.

     (g) Consists of ground lease and insurance expense for the ASML Building and the Motorola Tempe Building, net of tenant reimbursements.

     (h) Consists of non-reimbursable operating expenses.

     (i) Management and leasing fees equal approximately 4.5% of rental income.

     (j) Interest expense on the $3,000,000 note payable to Cardinal Paragon, Inc. and $35,900,000 note payable to Guaranteed Federal Bank, F.S.B., which bear interest at 6% and 8.63%, respectively, for the year ended December 31, 1999.

     (k) Interest expense on the $52,850,000 line of credit with SouthTrust Bank, N.A., which bears interest at 7.12% for the year ended December 31, 1999.

     (l) Reflects Wells Real Estate Investment Trust, Inc.'s equity in loss of the Wells XII-REIT Joint Venture.

     (m) As of the acquisition date of December 21, 2000, for the Stone & Webster Building and the Metris Minnetonka Building, Wells Real Estate Investment Trust, Inc. had 30,665,147 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire year ended December 31, 1999.

     (n) As of the acquisition date of December 28, 2000 for the AT&T Call Center Buildings, Wells Real Estate Investment Trust, Inc. had 31,244,246 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire year ended December 31, 1999.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                     PRO FORMA STATEMENT OF INCOME (LOSS)

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                  (Unaudited)

                                                                     Pro Forma Adjustments
                               Wells Real     ---------------------------------------------------------------
                                 Estate                                                               AT&T
                               Investment        Prior           Stone &           Metris         Call Center        Pro Forma
                               Trust, Inc.    Acquisitions       Webster         Minnetonka        Buildings           Total
                              ------------    ------------     -----------       -----------      -----------       ------------
REVENUES:
    Rental income             $13,712,371     $ 2,210,432(a)   $ 1,637,685(a)    $    586,435(a)  $         0        $18,146,923
    Equity in income of
       joint ventures           1,684,247               0                0                  0         193,604(n)       1,877,851
    Interest income               338,020               0                0                  0               0            338,020
                              -----------     -----------      -----------       ------------        --------       ------------
                               15,734,638       2,210,432        1,637,685            586,435         193,604         20,362,794
                              -----------     -----------      -----------       ------------        --------       ------------
EXPENSES:
    Depreciation and
       amortization             5,084,689       1,227,155(b)     1,184,880(b)       1,411,044(b)            0          8,925,548
                                                   17,780(c)
    Interest                    2,798,299         777,450(d)     2,555,910(j)       3,186,855(k)            0         10,977,634
                                                  112,500(e)
                                                1,546,620(f)
    Operating costs, net
       of reimbursements          631,407         (15,099)(g)    1,250,097(h)          22,728(h)            0          1,962,872
                                                   73,739(h)
    Management and
       leasing fees               919,630          99,470(i)        73,696(i)          26,390(i)            0          1,119,186
    General and
       administrative             273,484               0                0                  0               0            273,484
    Legal and accounting          130,603               0                0                  0               0            130,603
    Computer costs                  8,846               0                0                  0               0              8,846
    Amortization of
       organizational
       costs                      150,143               0                0                  0               0            150,143
                              -----------     -----------      -----------       ------------        --------       ------------
                                9,997,101       3,839,615        5,064,583          4,647,017               0         23,548,316
                              -----------     -----------      -----------       ------------        --------       ------------
NET INCOME (LOSS)             $ 5,737,537     $(1,629,183)     $(3,426,898)      $ (4,060,582)       $193,604       $ (3,185,522)
                              ===========     ===========      ===========       ============        ========       ============

HISTORICAL EARNINGS
    PER SHARE (BASIC)
    AND DILUTED)              $      0.30
                              ===========

PRO FORMA LOSS PER SHARE
    (BASIC AND
    DILUTED)(l)                                                                                                     $      (0.11)(l)
                                                                                                                    ============

PRO FORMA LOSS PER SHARE
    (BASIC AND
    DILUTED)(m)                                                                                                     $      (0.10)(m)
                                                                                                                    ============

     (a) Rental income is recognized on a straight-line basis.

     (b) Depreciation expense on the building is recognized using the straight-line method and a 25 year life.

     (c) Amortization of loan costs over term of SouthTrust Bank, N.A. line of credit.

     (d) Interest expense on the $9,000,000 line of credit with SouthTrust Bank, N.A. and the $26,500,000 line of credit with Bank of America, N.A., which bear interest at 8.76% for the nine months ended September 30, 2000.

     (e) Interest expense on the $5,000,000 note payable with Ryan Companies U.S., Inc., the seller, which bears interest at 9% for the nine months ended September 30, 2000.

     (f) Interest expense on the $23,000,000 line-of-credit with SouthTrust Bank, N.A., which bears interest at 8.97% for the nine months ended September 30, 2000.

     (g) Consists of ground lease and insurance expense for the ASML Building and the Motorola Tempe Building, net of tenant reimbursements.

     (h) Consists of non-reimbursable operating expenses.

     (i) Management and leasing fees equal approximately 4.5% of rental income.

     (j) Interest expense on the $3,000,000 note payable to Cardinal Paragon, Inc. and the $35,900,000 note payable to Guaranteed Federal Bank, F.S.B, which bear interest at 6% and 8.99%, respectively, for the nine months ended September 30, 2000.

     (k) Interest expense on the $52,850,000 line of credit with South Trust Bank, N.A., which bears interest at 8.04% for the nine months ended September 30, 2000.

     (l) As of the acquisition date of December 21, 2000 for the Stone & Webster Building and the Metris Minnetonka Building, Wells Real Estate Investment Trust, Inc. had 30,665,147 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire nine months ended September 30, 2000.

     (m) As of the acquisition date of December 28, 2000 for the AT&T Call Center Buildings, Wells Real Estate Investment Trust, Inc. had 31,244,246 shares of common stock outstanding; pro forma earnings per share is calculated as if these shares were outstanding for the entire nine months ended September 30, 2000.

     (n) Reflect Wells Real Estate Investment Trust, Inc.'s equity in income of the Wells XII--REIT Joint Venture.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
            SUPPLEMENT NO. 2 DATED APRIL 25, 2001 TO THE PROSPECTUS
                            DATED DECEMBER 20, 2000

        This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated December 20, 2000, as supplemented and amended by Supplement No. 1 dated February 5, 2001. When we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

        The purpose of this supplement is to describe the following:

        (1) The status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

        (2) Revisions to the "Investment Objectives and Criteria," "Risk Factors" and "Federal Income Tax Risks" sections of the prospectus to include a description of the Wells REIT's participation in the Section 1031 Exchange Program sponsored by affiliates of Wells Capital, Inc., our Advisor, and risks associated therewith;

        (3) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus;

        (4) Revisions to the "Description of Shares - Share Redemption Program" section of the prospectus;

        (5)     Updated audited financial statements of the Wells REIT; and

        (6)     Updated prior performance tables.

Status of the Offering

        We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced a second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering.

        Pursuant to the prospectus, we commenced our third offering of common stock on December 20, 2000. As of April 15, 2001, we had received an additional $83,074,813 in gross offering proceeds from the sale of 8,307,482 shares in the third offering. Accordingly, as of April 15, 2001, we had received in the aggregate approximately $390,485,925 in gross offering proceeds from the sale of 39,048,593 shares of our common stock.

Investment Objectives and Criteria - Section 1031 Exchange Program

         The following paragraphs are hereby inserted into the "Investment Objectives and Criteria" section of the prospectus at the top of page 64:

         Section 1031 Exchange Program

                  Wells Development Corporation (Wells Development), an affiliate of Wells Capital, our Advisor, is forming a series of single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. It is anticipated that Wells Development will sponsor a series of private placement offerings of co-tenancy interests in various properties to 1031 Participants.

                  Wells Development anticipates that properties acquired in connection with the Section 1031 Exchange Program will be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired by Wells Exchange, it is anticipated that Wells Exchange will obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the short-term loan. At the closing of each property to be acquired by Wells Exchange, Wells OP will enter into a Take Out Purchase and Escrow Agreement or similar contract, providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold. (See "Risk Factors - Section 1031 Exchange Program.") In consideration for such obligation, Wells Exchange will pay Wells OP a fee (Take Out Fee) in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan being obtained by Wells Exchange. (See "Risk Factors - Federal Income Tax Risks.")

                  Our board of directors, including a majority of our independent directors, will approve each Take Out Purchase and Escrow Agreement we enter into with Wells Exchange. Accordingly, Wells Exchange intends to purchase only real estate properties which otherwise meet the investment objectives of the Wells REIT. Wells OP may execute a Take Out Purchase and Escrow Agreement providing for the potential purchase of the unsold co-tenancy interests from Wells Exchange only after a majority of the directors of the Wells REIT, including a majority of our independent directors, not otherwise interested in the transaction approve of the transaction as being fair, competitive and commercially reasonable to Wells OP and at a price to Wells OP no greater than the cost of the co-tenancy interests to Wells Exchange. If the price to Wells OP is in excess of such cost, the directors of the Wells REIT must find substantial justification for such excess and that such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event may Wells OP purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

                  As set forth above, pursuant to the terms of Take Out Purchase and Escrow Agreements, Wells OP will be obligated to purchase co-tenancy interests in certain properties offered to 1031 Participants to the extent co-tenancy interests remain unsold at the end of the offering. All purchasers of co-tenancy interests, including Wells OP in the event that it is required to purchase co-tenancy interests pursuant to a Take Out Purchase and Escrow Agreement, will be required to execute a Tenants in Common Agreement with the other purchasers of co-tenancy interests in that particular property and a Property Management Agreement providing for the property management and leasing of the property by Wells Management and the payment of property management and leasing fees to Wells Management equal to 4.5% of gross revenues. Accordingly, in the event that Wells OP is required to purchase co-tenancy interests pursuant to one or more of the Take Out Purchase and Escrow Agreements, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments such as the risk that the interests of the 1031 Participants will become adverse to our interests. (See "Risk Factors - Section 1031 Exchange Program.")

Risk Factors - Section 1031 Exchange Program

         The following paragraphs are hereby inserted into the "Risk Factors" section of the prospectus as the first full paragraph at the top of page 20:

         Section 1031 Exchange Program Risks

                  We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program.

                  There will be significant tax and securities disclosure risks associated with the private placement offerings of co-tenancy interests by Wells Exchange to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and is able to successfully challenge the qualification of the transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code, even though it is anticipated that this tax risk will be fully disclosed to investors, purchasers of co-tenancy interests may file a lawsuit against Wells Exchange and its sponsors. In such event, even though Wells OP is not acting as a sponsor of the offering and is not recommending that 1031 Participants buy co-tenancy interests from Wells Exchange, as a result of our participation in the Section 1031 Exchange Program, and since Wells OP will be receiving Take Out Fees in connection with the Section 1031 Exchange Program, we may be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to shareholders of the Wells REIT. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

                  We will be subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment.

                  At the closing of each property to be acquired by Wells Exchange pursuant to the Section 1031 Exchange Program, Wells OP will enter into a Take Out Purchase and Escrow Agreement providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, Wells OP will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold. Accordingly, in the event that Wells Exchange is unable to sell all co-tenancy interests in one or more of its properties, Wells OP will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

               Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

               . the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

               . the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

               . the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the Tenants in Common Agreement or Management Agreement entered into by the co-tenants owning interests in the property.

         Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

               In the event that our interests become adverse to those of the other co-tenants, we will not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

               We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

               Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.

               Institutional lenders may view our obligations under Take Out Purchase and Escrow Agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a matter as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

Federal Income Tax Risks

         The information contained on page 24 in the "Federal Income Tax Risks" section of the prospectus is revised as of the date of this supplement by the deletion of the first two paragraphs of that section and the insertion of the following paragraphs in lieu thereof:

               Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

               If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates with no offsetting deductions for distributions for shareholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Accordingly, the loss of our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the substantial tax liabilities which would be imposed on us. We might also be required to borrow funds or liquidate some investments in order to pay the applicable tax.

               Qualification as a REIT is subject to the satisfaction of requirements set forth in the Code and Treasury Regulations and various factual matters and circumstances which are not entirely within our control. We have and will continue to structure our activities in a manner designed to satisfy all of these requirements, however, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could change the tax laws relating to our qualification as a REIT or the federal income tax consequences of our being a REIT.

               In this regard, Wells Development, an affiliate of our advisor, is sponsoring a program involving the offering and sale of co-tenancy interests by Wells Exchange in real properties to investors seeking to complete Section 1031 like-kind exchanges. In connection with this program, we have agreed to enter into a series of transactions whereby Wells OP will enter into a number of Take Out Purchase and Escrow Agreements with Wells Exchange which will, in effect, guarantee the sale of the co-tenancy interests being offered by Wells Exchange. In consideration for entering into these Take Out Purchase and Escrow Agreements, Wells OP will be paid fees which could be characterized as gross revenue not constituting income "qualifying" for purposes of satisfying the "income tests" required for REIT qualification. (See "Federal Income Tax Consequences - Operational Requirements - Gross Income Tests.") If this fee income were, in fact, treated as non-qualifying, and if the aggregate of all such income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. As set forth above, we will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. (See "Investment Objectives and Criteria -Section 1031 Exchange Program.")

               Recharacterization of the Section 1031 Exchange Program may result in taxation of income from a prohibited transaction.

               In the event that the Internal Revenue Service were to recharacterize the Section 1031 Exchange Program such that Wells OP, rather than Wells Exchange, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by Wells Exchange in connection with the Section 1031 Exchange Program, such characterization could result in the Take Out Fees paid to Wells OP as being deemed income from a prohibited transaction, in which event all such fee income paid to us in connection with the Section 1031 Exchange Program would be subject to a 100% tax. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

Management's Discussion and Analysis of Financial Condition and Results of Operation

         The information contained on page 98 in the "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" section of the prospectus is revised as of the date of this supplement by the deletion of the first two paragraphs of that section and the insertion of the following paragraphs in lieu thereof:

               We began active operations on June 5, 1998, when we received and accepted subscriptions for 125,000 shares pursuant to our initial public offering, which commenced on January 30, 1998. We terminated our initial public offering on December 19, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in properties. On December 20, 1999, we commenced a follow-on public offering of up to 22,200,000 shares of common stock at $10 per share. We terminated our follow-on public offering on December 19, 2000. Of the $175,229,193 raised in the follow-on offering, we invested a total of $147,192,522 in properties.

               Pursuant to the prospectus, we commenced this third offering of shares of our common stock on December 20, 2000. As of April 15, 2001, we had received an additional $83,074,813 in gross offering proceeds from the sale of 8,307,482 shares in the third offering. As of April 15, 2001, we had raised in the aggregate a total of $390,485,925 in offering proceeds through the sale of 39,048,593 shares of common stock. As of April 15, 2001, we had paid a total of $13,584,221 in acquisition and advisory fees and acquisition expenses, had paid a total of $48,515,076 in selling commissions and organizational and offering expenses, had made capital contributions of $323,477,000 to Wells OP for investments in joint ventures and acquisitions of real property, had utilized $2,365,315 for the redemption of stock pursuant to our share redemption program, and were holding net offering proceeds of $2,544,313 available for investment in additional properties.

Description of Shares - Share Redemption Program

         The information contained on page 147 in the "Description of Shares - Share Redemption Program" section of the prospectus is revised as of the date of this supplement by the deletion of the first full paragraph on page 147 and the insertion of the following paragraph in lieu thereof:

               If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of
         (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of the Wells REIT. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of Wells OP who exchange their limited partnership units for shares in the Wells REIT shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Wells OP. The board of directors reserves the right in its sole discretion at any time and from time to time to (1) change the purchase price for redemptions, or (2) otherwise amend the terms of our share redemption program. In addition, our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, or (2) reject any request for redemption at any time and for any reason.

Financial Statements

         The consolidated balance sheets of the Wells REIT as of December 31, 2000 and 1999, and the financial statements of the Wells REIT for each of the years in the three year period ended December 31, 2000, included in this supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this supplement in reliance upon the authority of said firm as experts in giving said report.

Prior Performance Tables

         The prior performance tables dated as of December 31, 2000, which are included in this supplement, have not been audited.

          INDEX TO FINANCIAL STATEMENTS AND PRIOR PERFORMANCE TABLES

                                                                                      Page
                                                                                      ----
Wells Real Estate Investment Trust, Inc. and Subsidiary
     Audited Financial Statements
     ----------------------------
        Report of Independent Public Accountants                                        8

        Consolidated Balance Sheets as of December 31, 2000 and

        December 31, 1999                                                               9

        Consolidated Statements of Income for the years ended
        December 31, 2000, December 31, 1999, and December 31, 1998                    10

        Consolidated Statements of Shareholders' Equity for the years ended
        December 31, 2000, December 31, 1999, and December 31, 1998                    11

        Consolidated Statements of Cash Flows for the years ended
        December 31, 2000, December 31, 1999, and December 31, 1998                    12

        Notes to Consolidated Financial Statements
        December 31, 2000, December 31, 1999, and December 31, 1998                    13

Prior Performance Tables (Unaudited)                                                   39

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 2000 and 1999 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
January 30, 2001

                   Wells Real Estate Investment Trust, Inc.

                                and subsidiary

                          consolidated Balance Sheets

                          December 31, 2000 and 1999

ASSETS
------

                                                                                         2000            1999
                                                                                         ----            ----
REAL ESTATE ASSETs, at cost:
   Land                                                                              $  46,237,812   $  14,500,822
   Building, less accumulated depreciation of $9,469,653 and $1,726,102 at
      December 31, 2000 and 1999, respectively                                         287,862,655      81,507,040
   Construction in progress                                                              3,357,720      12,561,459
                                                                                     -------------   -------------
            Total real estate assets                                                   337,458,187     108,569,321

INVESTMENT IN JOINT VENTURES                                                            44,236,597      29,431,176

CASH AND CASH EQUIVALENTS                                                                4,298,301       2,929,804

ACCOUNTS RECEIVABLE                                                                      3,356,428         898,704

DEFERRED LEASE ACQUISITION COSTS                                                         1,890,332               0

DEFERRED OFFERING COSTS                                                                  1,291,376         964,941

DEFERRED PROJECT COSTS                                                                     550,256          28,093

DUE FROM AFFILIATES                                                                        734,286         648,354

PREPAID EXPENSES AND OTHER ASSETS, net                                                   4,734,583         381,897
                                                                                     -------------   -------------
            Total assets                                                             $ 398,550,346   $ 143,852,290
                                                                                     =============   =============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:

   Notes payable                                                                     $ 127,663,187   $  23,929,228
   Accounts payable and accrued expenses                                                 2,166,387         224,721
   Deferred rental income                                                                  381,194         236,579
   Dividends payable                                                                     1,025,010       2,166,701
   Due to affiliate                                                                      1,772,956       1,079,466
                                                                                     -------------   -------------
            Total liabilities                                                          133,008,734      27,636,695
                                                                                     -------------   -------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                                  200,000         200,000
                                                                                     -------------   -------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value; 125,000,000 shares authorized, 31,509,807 shares issued and 31,368,510 shares outstanding at December 31, 2000,
      and 13,471,085 shares issued and outstanding at December 31, 1999                    315,097         134,710
   Additional paid-in capital                                                          266,439,484     115,880,885
   Treasury stock, at cost, 141,297 shares at December 31, 2000 and 0 shares
      at December 31, 1999                                                              (1,412,969)              0
                                                                                     -------------   -------------
            Total shareholders' equity                                                 265,341,612     116,015,595
                                                                                     -------------   -------------
Total liabilities and shareholders' equity                                           $ 398,550,346   $ 143,852,290
                                                                                     =============   =============


   The accompanying notes are an integral part of these consolidated balance sheets.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

             FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                              2000             1999            1998
                                                                              ----             ----            ----
REVENUES:
    Rental income                                                        $ 20,505,000      $ 4,735,184     $  20,994
    Equity in income of joint ventures                                      2,293,873        1,243,969       263,315
    Interest income                                                           520,924          502,993       110,869
    Other income                                                               53,409           13,249             0
                                                                         ------------      -----------     ---------
                                                                           23,373,206        6,495,395       395,178
                                                                         ------------      -----------     ---------
EXPENSES:
    Depreciation                                                            7,743,551        1,726,103             0
    Interest expense                                                        3,966,902          442,029        11,033
    Amortization of deferred financing costs                                  232,559            8,921             0
    Operating costs, net of reimbursements                                    888,091          (74,666)            0
    Management and leasing fees                                             1,309,974          257,744             0
    General and administrative                                                426,680          123,776        29,943
    Legal and accounting                                                      240,209          115,471        19,552
    Computer costs                                                             12,273           11,368           616
                                                                         ------------      -----------     ---------
                                                                           14,820,239        2,610,746        61,144
                                                                         ------------      -----------     ---------
NET INCOME                                                               $  8,552,967      $ 3,884,649     $ 334,034
                                                                         ============      ===========     =========
EARNINGS PER SHARE:
    Basic and diluted                                                    $       0.40      $      0.50     $    0.40
                                                                         ============      ===========     =========



 The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998


                                                            Additional                                                  Total
                                      Common Stock            Paid-In          Retained        Treasury Stock        Shareholders'
                                  ---------------------                                   ------------------------
                                    Shares     Amount         Capital          Earnings     Shares       Amount         Equity
                                  ----------  ---------    -------------    ------------  ---------   ------------   -------------
BALANCE,
  December 31, 1997                      100  $       1    $         999    $          0          0    $         0   $       1,000

    Issuance of common
       stock                       3,154,036     31,540       31,508,820               0          0              0      31,540,360
    Net income                             0          0                0         334,034          0              0         334,034
    Dividends ($.31 per
       share)                              0          0         (511,163)              0          0              0        (511,163)
    Sales commissions                      0          0       (2,996,334)              0          0              0      (2,996,334)
    Other offering
       expenses                            0          0         (946,210)              0          0              0        (946,210)
                                  ----------  ---------    -------------    ------------  ---------   ------------   -------------
BALANCE,
  December 31, 1998                3,154,136     31,541       27,056,112         334,034          0              0      27,421,687

    Issuance of common
       stock                      10,316,949    103,169      103,066,321               0          0              0     103,169,490
    Net income                             0          0                0       3,884,649          0              0       3,884,649
    Dividends ($.70 per
       share)                              0          0       (1,346,240)     (4,218,683)         0              0      (5,564,923)
    Sales commissions                      0          0       (9,801,197)              0          0              0      (9,801,197)
    Other offering
       expenses                            0          0       (3,094,111)              0          0              0      (3,094,111)
                                  ----------  ---------    -------------    ------------  ---------   ------------   -------------
BALANCE,
  December 31, 1999               13,471,085    134,710      115,880,885               0          0              0     116,015,595

    Issuance of common
       stock                      18,038,722    180,387      180,206,833               0          0              0     180,387,220
    Treasury stock
       purchased                           0          0                0               0   (141,297)    (1,412,969)     (1,412,969)
    Net income                             0          0                0       8,552,967          0              0       8,552,967
    Dividends ($.73 per
       share)                              0          0       (7,276,452)     (8,552,967)         0              0     (15,829,419)
    Sales commissions                      0          0      (17,002,554)              0          0              0     (17,002,554)
    Other offering
       expenses                            0          0       (5,369,228)              0          0              0      (5,369,228)
BALANCE,
                                  ----------  ---------    -------------    ------------  ---------   ------------   -------------
  December 31, 2000               31,509,807  $ 315,097    $ 266,439,484    $          0   (141,297)  $ (1,412,969)  $ 265,341,612
                                  ==========  =========    =============    ============  =========   ============   =============



 The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                     2000              1999              1998
                                                                --------------    --------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                   $    8,552,967    $    3,884,649     $    334,034
                                                                --------------    --------------     ------------
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
         Equity in income of joint ventures                         (2,293,873)       (1,243,969)        (263,315)
         Depreciation                                                7,743,551         1,735,024                0
         Amortization of deferred financing costs                      232,559                 0                0
         Changes in assets and liabilities:
            Accounts receivable                                     (2,457,724)         (898,704)               0
            Due from affiliates                                       (435,600)                0                0
            Prepaid expenses and other assets, net                  (6,475,577)          149,501         (540,319)
            Accounts payable and accrued expenses                    1,941,666            36,894          187,827
            Deferred rental income                                     144,615           236,579                0
            Due to affiliates                                          367,055           108,301            6,224
                                                                --------------    --------------     ------------
               Total adjustments                                    (1,233,328)          123,626         (609,583)
                                                                --------------    --------------     ------------
               Net cash provided by (used in) operating
                 activities                                          7,319,639         4,008,275         (275,549)
                                                                --------------    --------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in real estate                                      (231,518,138)      (85,514,506)     (21,299,071)
   Investment in joint ventures                                    (15,063,625)      (17,641,211)     (11,276,007)
   Deferred project costs paid                                      (6,264,098)       (3,610,967)      (1,103,913)
   Distributions received from joint ventures                        3,529,401         1,371,728          178,184
                                                                --------------    --------------     ------------
               Net cash used in investing activities              (249,316,460)     (105,394,956)     (33,500,807)
                                                                --------------    --------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                     187,633,130        40,594,463       14,059,930
   Repayments of notes payable                                     (83,899,171)      (30,725,165)               0
   Dividends paid to shareholders                                  (16,971,110)       (3,806,398)        (102,987)
   Issuance of common stock                                        180,387,220       103,169,490       31,540,360
   Treasury stock purchased                                         (1,412,969)                0                0
   Sales commissions paid                                          (17,002,554)       (9,801,197)      (2,996,334)
   Other offering costs paid                                        (5,369,228)       (3,094,111)        (946,210)
                                                                --------------    --------------     ------------
               Net cash provided by financing activities           243,365,318        96,337,082       41,554,759
                                                                --------------    --------------     ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 1,368,497        (5,049,599)       7,778,403

CASH AND CASH EQUIVALENTS, beginning of year                         2,929,804         7,979,403          201,000
                                                                --------------    --------------     ------------
CASH AND CASH EQUIVALENTS, end of year                          $    4,298,301    $    2,929,804     $  7,979,403
                                                                ==============    ==============     ============
SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
      Deferred project costs applied to real estate assets      $    5,114,279    $    3,183,239     $    298,608
                                                                ==============    ==============     ============

      Deferred project costs contributed to joint ventures      $      627,656    $      735,056     $    469,884
                                                                ==============    ==============     ============

      Deferred offering costs due to affiliate                  $      326,435    $      416,212     $          0
                                                                ==============    ==============     ============

 The accompanying notes are an integral part of these consolidated statements.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 2000, 1999, AND 1998

  1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation that qualifies as a real estate investment trust ("REIT"). The Company is conducting an offering for the sale of a maximum of 125,000,000 (exclusive of 10,000,000 shares available pursuant to the Company's dividend reinvestment plan) shares of common stock, $.01 par value per share, at a price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection with this, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by Wells Capital, Inc. (the "Advisor") or its affiliates.

Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the amounts of the Operating Partnership.

The Operating Partnership owns the following properties directly: (i) the PricewaterhouseCoopers property (the "PwC Building"), a four-story office building located in Tampa, Florida; (ii) the AT&T Building, a four-story office building located in Harrisburg, Pennsylvania; (iii) the Marconi Data Systems property (the "Marconi Building"), a two-story office building located in Wood Dale, Illinois; (iv) the Cinemark Building, a five-story office building located in Plano, Texas; (v) the Matsushita Building, a two-story office building located in Lake Forest, California; (vi) the ASML Building, a two-story office building located in Tempe, Arizona; (vii) the Motorola Tempe Building, a two-story office building located in Tempe, Arizona; (viii) the Dial Building, a two-story office building located in Scottsdale, Arizona; (ix) the Delphi Building, a three-story office building located in Troy, Michigan; (x) the Avnet Building, a two-story office building located in Tempe, Arizona; (xi) the Metris Oklahoma Building, a three-story office building located in Tulsa, Oklahoma;
(xii) the Alstom Power-Richmond Building, a four-story office building located in Richmond, Virginia; (xiii) the Motorola Plainfield Building, a three-story office building located in South Plainfield, New Jersey; (xiv) the Stone & Webster Building, a six-story office building located in Houston, Texas; and
(xv) the Metris Minnetonka Building, a nine-story office building located in Minnetonka, Minnesota.

The Company owns an interest in one property through a joint venture between the Operating Partnership, Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), and Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), which is referred to as the Fund VIII, IX, and REIT Joint Venture. The Company also owns interests in several properties through a joint venture between the Operating Partnership, Wells Fund IX, Wells Real Estate Fund X, L.P. ("Wells Fund X"), and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"). This joint venture is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("Fund IX, X, XI, and REIT Joint Venture"). The Company owns two properties through joint venture between the Operating Partnership and Fund X and XI Associates, a joint venture between Wells Fund X and Wells Fund XI. In addition, the Company owns an interest in several properties through a joint venture between Wells Fund XI, Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), and the Operating Partnership, which is referred to as the Fund XI, XII, and REIT Joint Venture. The Company also owns two properties through a joint venture between Wells Fund XII and the Operating Partnership, which is referred to as the Fund XII and REIT Joint Venture.

Through its investment in the Fund VIII, IX, and REIT Joint Venture, the Company owns an interest in a two-story office building in Orange County, California (the "Quest Building").

The following properties are owned by the Company through its investment in the Fund IX, X, XI, and REIT Joint Venture: (i) a three-story office building in Knoxville, Tennessee (the "Alstom Power Building," formerly the ABB Building),
(ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"), (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"), (iv) a one-story warehouse facility in Ogden, Utah (the "Iomega Building"), and (v) a one-story office building in Oklahoma City, Oklahoma (the "Avaya Building," formerly the Lucent Technologies Building).

Through its investment in joint ventures with Fund X and XI Associates, the Company owns interests in the following properties: (i) a one-story office and warehouse building in Fountain Valley, California (the "Cort Furniture Building") owned by Wells/Orange County Associates and (ii) a warehouse and office building in Fremont, California (the "Fairchild Building") owned by Wells/Fremont Associates.

The following properties are owned by the Company through its investment in the Fund XI, XII, and REIT Joint Venture: (i) a two-story manufacturing and office building in Greenville County, South Carolina (the "EYBL CarTex Building"), (ii) a three-story office building Leawood, Kansas (the "Sprint Building"), (iii) an office and warehouse building in Chester County, Pennsylvania (the "Johnson Matthey Building"), and (iv) a two-story office building in Ft. Myers, Florida (the "Gartner Building").

Through its investment in the Fund XII and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Troy, Michigan (the "Siemens Building"), and (ii) a one-story office building and a two-story office building in Oklahoma City, Oklahoma (collectively referred to as the "AT&T Call Center Buildings").

Use of Estimates and Factors Affecting the Company

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The carrying values of real estate are based on management's current intent to hold the real estate assets as long-term investments. The success of the Company's future operations and the ability to realize the investment in its assets will be dependent on the Company's ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the taxable year ended December 31, 1998. As a result, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% (90% beginning in 2001) of its REIT taxable income, as defined in the Code, to its shareholders and satisfies certain other requirements. Additionally, the Operating Partnership is not subject to federal or state income taxes. Accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements for the years ended December 31, 2000 and 1999.

Real Estate Assets

Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance are expensed as incurred.

Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 2000.

Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

Revenue Recognition

All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Deferred Lease Acquisition Costs

Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

Earnings Per Share

Earnings per share is calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share, as there is no dilutive impact created from the Company's stock option plan (Note 10) using the treasury stock method.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

Investment in Joint Ventures

         Basis of Presentation

         The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership's investment in the joint ventures is recorded using the equity method of accounting.

         Partners' Distributions and Allocations of Profit and Loss

         Cash available for distribution and allocations of profit and loss to the Operating Partnership by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash is paid from the joint ventures to the Operating Partnership on a quarterly basis.

         Deferred Lease Acquisition Costs

         Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

2.      DEFERRED PROJECT COSTS

The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 2000 were $10,978,981 and amounted to 3.5% of shareholders' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 2000 and 1999 represent fees not yet applied to properties.

3.      DEFERRED OFFERING COSTS

Offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Advisor and not by the Company. Offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of December 31, 2000, the Advisor paid offering expenses on behalf of the Company in the aggregate amount of $10,700,925, of which the Advisor was reimbursed $9,409,549, which did not exceed the 3% limitation. The unpaid portion of deferred offering costs is $1,291,376 and is included in due to affiliate in the accompanying balance sheet.

4.      RELATED-PARTY TRANSACTIONS

Due from affiliates at December 31, 2000 represents the Operating Partnership's share of the cash to be distributed from its joint venture investments for the fourth quarter of 2000 and 1999 as follows:

                                                           2000          1999
                                                         ---------     ---------

        Fund VIII, IX, and REIT Joint Venture            $  21,605     $       0
        Fund IX, X, XI, and REIT Joint Venture              12,781        32,079
        Wells/Orange County Associates                      24,583        75,953
        Wells/Fremont Associates                            53,974       152,681
        Fund XI, XII, and REIT Joint Venture               136,648       387,641
        Fund XII and REIT Joint Venture                     49,094             0
        The Advisor                                         10,995             0
        Cinemark Building                                  424,606             0
                                                         ---------     ---------
                                                         $ 734,286     $ 648,354
                                                         =========     =========

The Company entered into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership's properties, the Operating Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) 4.5% of the gross revenues generally paid over the life of the lease, or (b) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Company, calculated on an annual basis plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent.

The Operating Partnership's portion of the management and leasing fees and lease acquisition costs paid to Wells Management, both directly and at the joint venture level, were $1,111,748, $336,517, and $0 for the years ended December 31, 2000, 1999, and 1998, respectively.

The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

5.       INVESTMENT IN JOINT VENTURES

The Operating Partnership's investment and percentage ownership in joint ventures at December 31, 2000 and 1999 are summarized as follows:

                                                            2000                       1999
                                                 -------------------------  -------------------------
                                                    Amount        Percent     Amount        Percent
                                                 ------------   ----------  ------------   ----------
Fund VIII, IX, and REIT Joint Venture            $  1,276,551   16%         $          0   0%
Fund IX, X, XI, and REIT Joint Venture              1,339,636   4              1,388,884   4
Wells/Orange County Associates                      2,827,607   44             2,893,112   44
Wells/Fremont Associates                            6,791,287   78             6,988,210   78
Fund XI, XII, and REIT Joint Venture               17,688,615   57            18,160,970   57
Fund XII and REIT Joint Venture                    14,312,901   47                     0   0
                                                 ------------               ------------
                                                 $ 44,236,597               $ 29,431,176
                                                 ============               ============

The following is a rollforward of the Operating Partnership's investment in joint ventures for the years ended December 31, 2000 and 1999:

                                                               2000            1999
                                                           ------------    ------------
        Investment in joint ventures, beginning of year    $ 29,431,176    $ 11,568,677
            Equity in income of joint ventures                2,293,873       1,243,969
            Contributions to joint ventures                  15,691,281      18,376,267
            Distributions from joint ventures                (3,179,733)     (1,757,737)
                                                           ------------    ------------
        Investment in joint ventures, end of year          $ 44,236,597    $ 29,431,176
                                                           ============    ============

Fund VIII, IX, and REIT Joint Venture

On June 15, 2000, Fund VIII and IX Associated entered into a joint venture with Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership having Wells Real Estate Investment Trust, Inc. ("Wells REIT"), a Maryland corporation, as its general partner. The joint venture, Fund VIII, IX, and REIT Joint Venture, was formed to acquire, develop, operate, and sell real properties.

On July 1, 2000, Fund VIII and IX contributed the Quest Building to the joint venture. The Quest Building is a two-story office building containing approximately 65,006 rentable square feet on a 4.4 acre trace of land in Irvine, California.

Following are the financial statements for Fund VIII, IX, and REIT Joint
Venture:

                     Fund VIII, IX, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                 Balance Sheet
                               December 31, 2000

                                    Assets

Real estate assets, at cost:
    Land                                                                                               $ 2,220,993
    Building and improvements, less accumulated depreciation of $187,891                                 5,408,892
                                                                                                       -----------
              Total real estate assets                                                                   7,629,885
Cash and cash equivalents                                                                                  170,664
Accounts receivable                                                                                        197,802
Prepaid expenses and other assets                                                                          283,864
                                                                                                       -----------
              Total assets                                                                             $ 8,282,215
                                                                                                       ===========

                        Liabilities and Partners' Capital

Liabilities:
    Partnership distributions payable                                                                  $   170,664
                                                                                                       -----------
Partners' capital:
    Fund VIII and IX Associates                                                                          6,835,000
    Wells Operating Partnership, L.P.                                                                    1,276,551
                                                                                                       -----------
              Total partners' capital                                                                    8,111,551
                                                                                                       -----------
              Total liabilities and partners' capital                                                  $ 8,282,215
                                                                                                       ===========

                     Fund VIII, IX, and REIT Joint Venture
                           (A Georgia Joint Venture)
                              Statement of Income
                  for the Six Months Ended December 31, 2000

Revenues:
    Rental income                                                                   $ 563,049
                                                                                    ---------
Expenses:
    Depreciation                                                                      187,891
    Management and leasing fees                                                        54,395
    Property administration expenses                                                    5,692
    Operating costs, net of reimbursements                                              5,178
                                                                                    ---------
                                                                                      253,156
                                                                                    ---------
Net income                                                                          $ 309,893
                                                                                    =========

Net income allocated to Fund VIII and IX Associates                                 $ 285,006
                                                                                    =========

Net income allocated to Wells Operating Partnership, L.P.                           $  24,887
                                                                                    =========

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statement of Partners' Capital
                   for the Six Months Ended December 31, 2000

                                                   Fund VIII          Wells             Total
                                                    and IX          Operating         Partners'
                                                  Associates    Partnership, L.P.      Capital
                                                 ------------   -----------------   -----------
Balance, July 1, 2000                            $         0       $         0      $         0
    Net income                                       285,006            24,887          309,893
    Partnership contributions                      6,857,889         1,282,111        8,140,000
    Partnership distributions                       (307,895)          (30,447)        (338,342)
                                                 -----------       -----------      -----------
Balance, December 31, 2000                       $ 6,835,000       $ 1,276,551      $ 8,111,551
                                                 ===========       ===========      ===========

                     Fund VIII, IX, and REIT Joint Venture
                           (A Georgia Joint Venture)
                            Statement of Cash Flows
                  for the Six Months Ended December 31, 2000

Cash flows from operating activities:
    Net income                                                                                          $   309,893
                                                                                                        -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                                       187,891
         Changes in assets and liabilities:
              Accounts receivable                                                                          (197,802)
              Prepaid expenses and other assets                                                            (283,864)
                                                                                                        -----------
                 Total adjustments                                                                         (293,775)
                                                                                                        -----------
                 Net cash provided by operating activities                                                   16,118
                                                                                                        -----------
Cash flows from investing activities:
    Investment in real estate                                                                              (959,887)
                                                                                                        -----------
Cash flows from financing activities:
    Contributions from joint venture partners                                                             1,282,111
    Distributions to joint venture partners                                                                (167,678)
                                                                                                        -----------
                 Net cash provided by financing activities                                                1,114,433
                                                                                                        -----------
Net increase in cash and cash equivalents                                                                   170,664
Cash and cash equivalents, beginning of period                                                                    0
                                                                                                        -----------
Cash and cash equivalents, end of year                                                                  $   170,664
                                                                                                        ===========
Supplemental disclosure of noncash activities:
    Real estate contribution received from joint venture partner                                        $ 6,857,889
                                                                                                        ===========

Fund IX, X, XI, and REIT Joint Venture

On March 20, 1997, Wells Fund IX and Wells Fund X entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the Alstom Power Building, to the Fund IX and X Associates joint venture. A 84,404-square-foot, three-story building was constructed and commenced operations at the end of 1997.

On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Fund XI and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Avaya Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 2000 and 1999

                                                 Assets

                                                                                        2000              1999
                                                                                    ------------      ------------
Real estate assets, at cost:
    Land                                                                             $ 6,698,020      $  6,698,020
    Building and improvements, less accumulated depreciation of $4,203,502
       in 2000 and $2,792,068 in 1999                                                 28,594,768        29,878,541
                                                                                    -----------      -----------
              Total real estate assets                                               35,292,788       36,576,561
Cash and cash equivalents                                                             1,500,044        1,146,874
Accounts receivable                                                                     422,243          554,965
Prepaid expenses and other assets                                                       487,276          526,409
                                                                                    -----------      -----------
              Total assets                                                          $37,702,351      $38,804,809
                                                                                    ===========      ===========

                                       Liabilities and Partners' Capital

Liabilities:
    Accounts payable and accrued liabilities                                        $   568,517      $   613,574
    Refundable security deposits                                                         99,279           91,340
    Due to affiliates                                                                     9,595            6,379
    Partnership distributions payable                                                   931,151          804,734
                                                                                    -----------      -----------
              Total liabilities                                                       1,608,542        1,516,027
                                                                                    -----------      -----------
Partners' capital:
    Wells Real Estate Fund IX                                                        14,117,803       14,590,626
    Wells Real Estate Fund X                                                         17,445,277       18,000,869
    Wells Real Estate Fund XI                                                         3,191,093        3,308,403
    Wells Operating Partnership, L.P.                                                 1,339,636        1,388,884
                                                                                    -----------      -----------
              Total partners' capital                                                36,093,809       37,288,782
                                                                                    -----------      -----------
              Total liabilities and partners' capital                               $37,702,351      $38,804,809
                                                                                    ===========      ===========

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                             Statements of Income
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                            2000             1999            1998
                                                                         ----------       ----------      ----------
Revenues:
    Rental income                                                        $4,198,388       $3,932,962      $2,945,980
    Other income                                                            116,129           61,312               0
    Interest income                                                          73,676           58,768          20,438
                                                                         ----------       ----------      ----------
                                                                          4,388,193        4,053,042       2,966,418
                                                                         ----------       ----------      ----------
Expenses:
    Depreciation                                                          1,411,434        1,538,912       1,216,293
    Management and leasing fees                                             362,774          286,139         226,643
    Operating costs, net of reimbursements                                 (154,001)         (43,501)       (140,506)
    Property administration expense                                          78,420           63,311          34,821
    Legal and accounting                                                     20,423           35,937          15,351
                                                                         ----------       ----------      ----------
                                                                          1,719,050        1,880,798       1,352,602
                                                                         ----------       ----------      ----------
Net income                                                               $2,669,143       $2,172,244      $1,613,816
                                                                         ==========       ==========      ==========

Net income allocated to Wells Real Estate Fund IX                        $1,045,094       $  850,072      $  692,116
                                                                         ==========       ==========      ==========

Net income allocated to Wells Real Estate Fund X                         $1,288,629       $1,056,316      $  787,481
                                                                         ==========       ==========      ==========

Net income allocated to Wells Real Estate Fund XI                        $  236,243       $  184,355      $   85,352
                                                                         ==========       ==========      ==========

Net income allocated to Wells Operating Partnership, L.P.                $   99,177       $   81,501      $   48,867
                                                                         ==========       ==========      ==========

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                            Wells
                                            Wells Real     Wells Real     Wells Real    Operating         Total
                                              Estate         Estate         Estate     Partnership,     Partners'
                                             Fund IX         Fund X         Fund XI        L.P.          Capital
                                           ------------   ------------   -----------   -----------    ------------
Balance, December 31, 1997                 $  3,702,793   $  3,662,803   $         0   $         0    $  7,365,596
   Net income                                   692,116        787,481        85,352        48,867       1,613,816
   Partnership contributions                 11,771,312     15,613,477     2,586,262     1,480,741      31,451,792
   Partnership distributions                 (1,206,121)    (1,356,622)     (150,611)      (86,230)     (2,799,584)
                                           ------------   ------------   -----------   -----------    ------------
Balance, December 31, 1998                   14,960,100     18,707,139     2,521,003     1,443,378      37,631,620
   Net income                                   850,072      1,056,316       184,355        81,501       2,172,244
   Partnership contributions                    198,989              0       911,027             0       1,110,016
   Partnership distributions                 (1,418,535)    (1,762,586)     (307,982)     (135,995)     (3,625,098)
                                           ------------   ------------   -----------   -----------    ------------
Balance, December 31, 1999                   14,590,626     18,000,869     3,308,403     1,388,884      37,288,782
   Net income                                 1,045,094      1,288,629       236,243        99,177       2,669,143
   Partnership contributions                     46,122         84,317             0             0         130,439
   Partnership distributions                 (1,564,039)    (1,928,538)     (353,553)     (148,425)     (3,994,555)
                                           ------------   ------------   -----------   -----------    ------------
Balance, December 31, 2000                 $ 14,117,803   $ 17,445,277   $ 3,191,093   $ 1,339,636    $ 36,093,809
                                           ============   ============   ===========   ===========    ============

                  The Fund IX, X, XI, and REIT Joint Venture
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
           for the Years Ended December 31, 2000, and 1999, and 1998

                                                                          2000           1999             1998
                                                                      ----------      ----------      ------------
Cash flows from operating activities:

    Net income                                                        $2,669,143      $2,172,244      $  1,613,816
                                                                      ----------      ----------      ------------
    Adjustments to reconcile net income to net cash provided
       by operating activities:
           Depreciation                                                1,411,434       1,538,912         1,216,293
           Changes in assets and liabilities:
              Accounts receivable                                        132,722        (421,708)          (92,745)
              Prepaid expenses and other assets                           39,133         (85,281)         (111,818)
              Accounts payable, accrued liabilities and
                 refundable security deposits                            (37,118)        295,177            29,967
              Due to affiliates                                            3,216           1,973             1,927
                                                                      ----------      ----------      ------------
                 Total adjustments                                     1,549,387       1,329,073         1,043,624
                                                                      ----------      ----------      ------------
                 Net cash provided by operating activities             4,218,530       3,501,317         2,657,440
                                                                      ----------      ----------      ------------
Cash flows from investing activities:

    Investment in real estate                                           (127,661)       (930,401)      (24,788,070)
                                                                      ----------      ----------      ------------
Cash flows from financing activities:
    Distributions to joint venture partners                           (3,868,138)     (3,820,491)       (1,799,457)
    Contributions received from partners                                 130,439       1,066,992        24,970,373
                                                                      ----------      ----------      ------------
                 Net cash (used in) provided by financing
                     activities                                       (3,737,699)     (2,753,499)       23,170,916
                                                                      ----------      ----------      ------------
Net increase (decrease) in cash and cash equivalents                     353,170        (182,583)        1,040,286
Cash and cash equivalents, beginning of year                           1,146,874       1,329,457           289,171
                                                                      ----------      ----------      ------------
Cash and cash equivalents, end of year                                $1,500,044      $1,146,874      $  1,329,457
                                                                      ==========      ==========      ============
Supplemental disclosure of noncash activities:

    Deferred project costs contributed to joint venture               $        0      $   43,024      $  1,470,780
                                                                      ==========      ==========      ============

    Contribution of real estate assets to joint venture               $        0      $        0      $  5,010,639
                                                                      ==========      ==========      ============

Wells/Orange County Associates

On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square-foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Orange County Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

Following are the financial statements for Wells/Orange County Associates:

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2000 and 1999

                                                   Assets
                                                                                           2000            1999
                                                                                        ----------      ----------
Real estate assets, at cost:
    Land                                                                                $2,187,501      $2,187,501
    Building, less accumulated depreciation of $465,216 in 2000 and $278,652
       in 1999                                                                           4,198,899       4,385,463
                                                                                        ----------      ----------
              Total real estate assets                                                   6,386,400       6,572,964
Cash and cash equivalents                                                                  119,038         176,666
Accounts receivable                                                                         99,154          49,679
                                                                                        ----------      ----------
              Total assets                                                              $6,604,592      $6,799,309
                                                                                        ==========      ==========

                                       Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                    $    1,000      $        0
    Partnership distributions payable                                                      128,227         173,935
                                                                                        ----------      ----------
              Total liabilities                                                            129,227         173,935
                                                                                        ----------      ----------
Partners' capital:
    Wells Operating Partnership, L.P.                                                    2,827,607       2,893,112
    Fund X and XI Associates                                                             3,647,758       3,732,262
                                                                                        ----------      ----------
              Total partners' capital                                                    6,475,365       6,625,374
                                                                                        ----------      ----------
              Total liabilities and partners' capital                                   $6,604,592      $6,799,309
                                                                                        ==========      ==========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                              Statements of Income
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                               2000          1999           1998
                                                                             --------      --------      --------
Revenues:
    Rental income                                                            $795,545      $795,545      $331,477
    Interest income                                                                 0             0           448
                                                                             --------      --------      --------
                                                                              795,545       795,545       331,925
                                                                             --------      --------      --------
Expenses:
    Depreciation                                                              186,564       186,565        92,087
    Management and leasing fees                                                30,915        30,360        12,734
    Operating costs, net of reimbursements                                      5,005        22,229         2,288
    Interest                                                                        0             0        29,472
    Legal and accounting                                                        4,100         5,439         3,930
                                                                             --------      --------      --------
                                                                              226,584       244,593       140,511
                                                                             --------      --------      --------
Net income                                                                   $568,961      $550,952      $191,414
                                                                             ========      ========      ========

Net income allocated to Wells Operating Partnership, L.P.                    $248,449      $240,585      $ 91,978
                                                                             ========      ========      ========

Net income allocated to Fund X and XI Associates                             $320,512      $310,367      $ 99,436
                                                                             ========      ========      ========

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                       Wells
                                                                     Operating          Fund X          Total
                                                                    Partnership,        and XI        Partners'
                                                                        L.P.          Associates       Capital
                                                                   --------------   -------------   ------------
Balance, December 31, 1997                                         $            0   $           0   $          0
    Net income                                                             91,978          99,436        191,414
    Partnership contributions                                           2,991,074       3,863,272      6,854,346
    Partnership distributions                                            (124,435)       (145,942)      (270,377)
                                                                   --------------   -------------   ------------
Balance, December 31, 1998                                              2,958,617       3,816,766      6,775,383
    Net income                                                            240,585         310,367        550,952
    Partnership distributions                                            (306,090)       (394,871)      (700,961)
                                                                   --------------   -------------   ------------
Balance, December 31, 1999                                              2,893,112       3,732,262      6,625,374
    Net income                                                            248,449         320,512        568,961
    Partnership distributions                                            (313,954)       (405,016)      (718,970)
                                                                   --------------   -------------   ------------
Balance, December 31, 2000                                         $    2,827,607   $   3,647,758   $  6,475,365
                                                                   ==============   =============   ============

                        Wells/Orange County Associates
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                            2000          1999          1998
                                                                         ----------    ----------    -----------
Cash flows from operating activities:
    Net income                                                           $  568,961    $  550,952    $   191,414
                                                                         ----------    ----------    -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                     186,564       186,565         92,087
           Changes in assets and liabilities:
              Accounts receivable                                           (49,475)      (36,556)       (13,123)
              Accounts payable                                                1,000        (1,550)         1,550
                                                                         ----------    ----------    -----------
                 Total adjustments                                          138,089       148,459         80,514
                                                                         ----------    ----------    -----------
                 Net cash provided by operating activities                  707,050       699,411        271,928
                                                                         ----------    ----------    -----------
Cash flows from investing activities:

    Investment in real estate                                                     0             0     (6,563,700)
                                                                         ----------    ----------    -----------
Cash flows from financing activities:
    Issuance of note payable                                                      0             0      4,875,000
    Payment of note payable                                                       0             0     (4,875,000)
    Distributions to partners                                              (764,678)     (703,640)       (93,763)
    Contributions received from partners                                          0             0      6,566,430
                                                                         ----------    ----------    -----------
                 Net cash (used in) provided by financing
                     activities                                            (764,678)     (703,640)     6,472,667
                                                                         ----------    ----------    -----------
Net (decrease) increase in cash and cash equivalents                        (57,628)       (4,229)       180,895
Cash and cash equivalents, beginning of year                                176,666       180,895              0
                                                                         ----------    ----------    -----------
Cash and cash equivalents, end of year                                   $  119,038    $  176,666    $   180,895
                                                                         ==========    ==========    ===========

Supplemental disclosure of noncash activities:

    Deferred project costs contributed to joint venture                  $        0    $        0    $   287,916
                                                                         ==========    ==========    ===========

Wells/Fremont Associates

On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a 58,424-square-foot warehouse and office building located in Fremont, California, known as the Fairchild Building.

On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Fremont Associates which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

Following are the financial statements for Wells/Fremont Associates:

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 2000 and 1999

                                            Assets
                                                                                           2000            1999
                                                                                       -----------      ----------
Real estate assets, at cost:
    Land                                                                                $2,219,251      $2,219,251
    Building, less accumulated depreciation of $713,773 in 2000 and $428,246
       in 1999                                                                           6,424,385       6,709,912
                                                                                       -----------      ----------
              Total real estate assets                                                   8,643,636       8,929,163
Cash and cash equivalents                                                                   92,564         189,012
Accounts receivable                                                                        126,433          92,979
                                                                                       -----------      ----------
              Total assets                                                              $8,862,633      $9,211,154
                                                                                       ===========      ==========
                                Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                    $    3,016      $    2,015
    Due to affiliate                                                                         7,586           5,579
    Partnership distributions payable                                                       89,549         186,997
                                                                                       -----------      ----------
              Total liabilities                                                            100,151         194,591
                                                                                       -----------      ----------
Partners' capital:
    Wells Operating Partnership, L.P.                                                    6,791,287       6,988,210
    Fund X and XI Associates                                                             1,971,195       2,028,353
                                                                                       -----------      ----------
              Total partners' capital                                                    8,762,482       9,016,563
                                                                                       -----------      ----------
              Total liabilities and partners' capital                                   $8,862,633      $9,211,154
                                                                                       ===========      ==========

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                             Statements of Income
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                               2000           1999          1998
                                                                             --------       --------      --------
Revenues:
    Rental income                                                            $902,946       $902,946      $401,058
    Interest income                                                                 0              0         3,896
                                                                             --------       --------      --------
                                                                              902,946        902,946       404,954
                                                                             --------       --------      --------
Expenses:
    Depreciation                                                              285,527        285,526       142,720
    Management and leasing fees                                                36,787         37,355        16,726
    Operating costs, net of reimbursements                                     13,199         16,006         3,364
    Interest                                                                        0              0        73,919
    Legal and accounting                                                        4,300          4,885         6,306
                                                                             --------       --------      --------
                                                                              339,813        343,772       243,035
                                                                             --------       --------      --------
Net income                                                                   $563,133       $559,174      $161,919
                                                                             ========       ========      ========
Net income allocated to Wells Operating Partnership, L.P.                    $436,452       $433,383      $122,470
                                                                             ========       ========      ========
Net income allocated to Fund X and XI Associates                             $126,681       $125,791      $ 39,449
                                                                             ========       ========      ========

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                       Wells
                                                                     Operating           Fund X           Total
                                                                    Partnership,         and XI         Partners'
                                                                        L.P.           Associates        Capital
                                                                   -------------     -------------    -------------
Balance, December 31, 1997                                         $           0     $           0    $           0
    Net income                                                           122,470            39,449          161,919
    Partner contributions                                              7,274,075         2,083,334        9,357,409
    Partnership distributions                                           (229,863)          (42,628)        (272,491)
                                                                  --------------     -------------    -------------
Balance, December 31, 1998                                             7,166,682         2,080,155        9,246,837
    Net income                                                           433,383           125,791          559,174
    Partnership distributions                                           (611,855)         (177,593)        (789,448)
                                                                  --------------     -------------    -------------
Balance, December 31, 1999                                             6,988,210         2,028,353        9,016,563
    Net income                                                           436,452           126,681          563,133
    Partnership distributions                                           (633,375)         (183,839)        (817,214)
                                                                  --------------     -------------    -------------
Balance, December 31, 2000                                        $    6,791,287     $   1,971,195    $   8,762,482
                                                                  ==============     =============    =============

                           Wells/Fremont Associates
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
             for the Years Ended December 31, 2000, 1999, and 1998

                                                                              2000          1999            1998
                                                                           ---------     ---------      -----------
Cash flows from operating activities:
    Net income                                                             $ 563,133     $ 559,174      $   161,919
                                                                           ---------     ---------      -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                      285,527       285,526          142,720
           Changes in assets and liabilities:
              Accounts receivable                                            (33,454)      (58,237)         (34,742)
              Accounts payable                                                 1,001        (1,550)           3,565
              Due to affiliate                                                 2,007         3,527            2,052
                 Total adjustments                                           255,081       229,266          113,595
                                                                           ---------     ---------      -----------
                 Net cash provided by operating activities                   818,214       788,440          275,514
                                                                           ---------     ---------      -----------
Cash flows from investing activities:
    Investment in real estate                                                      0             0       (8,983,111)
                                                                           ---------     ---------      -----------
Cash flows from financing activities:
    Issuance of note payable                                                       0             0        5,960,000
    Payment of note payable                                                        0             0       (5,960,000)
    Distributions to partners                                               (914,662)     (791,940)         (83,001)
    Contributions received from partners                                           0             0        8,983,110
                                                                           ---------     ---------      -----------
                 Net cash (used in) provided by financing
                     activities                                             (914,662)     (791,940)       8,900,109
                                                                           ---------     ---------      -----------
Net (decrease) increase in cash and cash equivalents                         (96,448)       (3,500)         192,512
Cash and cash equivalents, beginning of year                                 189,012       192,512                0
                                                                           ---------     ---------      -----------
Cash and cash equivalents, end of year                                     $  92,564     $ 189,012      $   192,512
                                                                           =========     =========      ===========
Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture                    $       0     $       0      $   374,299
                                                                           =========     =========      ===========

Fund XI, XII, and REIT Joint Venture

On May 1, 1999, the Operating Partnership entered into a joint venture with Wells Fund XII and Wells Fund XI. On May 18, 1999, the joint venture purchased a 169,510-square-foot, two-story manufacturing and office building, known as EYBL CarTex, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900 square-foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000 square-foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400 square-foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint
Venture:

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                                Balance Sheets
                          December 31, 2000 and 1999


                                          Assets

                                                                                         2000            1999
                                                                                     -----------      -----------
Real estate assets, at cost:
    Land                                                                             $ 5,048,797      $ 5,048,797
    Building and improvements, less accumulated depreciation of
       $1,599,262 in 2000 and $506,582 in 1999                                        25,719,189       26,811,869
                                                                                     -----------      -----------
              Total real estate assets                                                30,767,986       31,860,666
Cash and cash equivalents                                                                541,089          766,278
Accounts receivable                                                                      394,314          133,777
Prepaid assets and other expenses                                                         26,486           26,486
                                                                                     -----------      -----------
              Total assets                                                           $31,729,875      $32,787,207
                                                                                     ===========      ===========

                              Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                 $   114,180      $   112,457
    Partnership distributions payable                                                    453,395          680,294
                                                                                     -----------      -----------
              Total liabilities                                                          567,575          792,751
                                                                                     -----------      -----------
Partners' capital:
    Wells Real Estate Fund XI                                                          8,148,261        8,365,852
    Wells Real Estate Fund XII                                                         5,325,424        5,467,634
    Wells Operating Partnership, L.P.                                                 17,688,615       18,160,970
                                                                                     -----------      -----------
              Total partners' capital                                                 31,162,300       31,994,456
                                                                                     -----------      -----------
              Total liabilities and partners' capital                                $31,729,875      $32,787,207
                                                                                     ===========      ===========

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                             Statements of Income
                for the Years Ended December 31, 2000 and 1999

                                                                                           2000            1999
                                                                                        ----------      ----------
Revenues:
    Rental income                                                                       $3,345,932      $1,443,446
    Interest income                                                                          2,814               0
    Other income                                                                               440              57
                                                                                        ----------      ----------
                                                                                         3,349,186       1,443,503
                                                                                        ----------      ----------
Expenses:
    Depreciation                                                                         1,092,680         506,582
    Management and leasing fees                                                            157,236          59,230
    Operating costs, net of reimbursements                                                 (24,798)          6,433
    Property administration                                                                 30,787          14,185
    Legal and accounting                                                                    14,725           4,000
                                                                                        ----------      ----------
                                                                                         1,270,630         590,430
                                                                                        ----------      ----------
Net income                                                                              $2,078,556      $  853,073
                                                                                        ==========      ==========

Net income allocated to Wells Real Estate Fund XI                                       $  543,497      $  240,031
                                                                                        ==========      ==========

Net income allocated to Wells Real Estate Fund XII                                      $  355,211      $  124,542
                                                                                        ==========      ==========

Net income allocated to Wells Operating Partnership, L.P.                               $1,179,848      $  488,500
                                                                                        ==========      ==========

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statements of Partners' Capital
                for the Years Ended December 31, 2000 and 1999

                                                                                       Wells
                                                   Wells Real      Wells Real        Operating           Total
                                                     Estate          Estate        Partnership,        Partners'
                                                    Fund XI         Fund XII           L.P.             Capital
                                                   ----------      ----------      ------------       -----------
Balance, December 31, 1998                         $        0      $        0       $         0       $         0
    Net income                                        240,031         124,542           488,500           853,073
    Partnership contributions                       8,470,160       5,520,835        18,376,267        32,367,262
    Partnership distributions                        (344,339)       (177,743)         (703,797)       (1,225,879)
                                                   ----------      ----------      ------------       -----------
Balance, December 31, 1999                          8,365,852       5,467,634        18,160,970        31,994,456
    Net income                                        543,497         355,211         1,179,848         2,078,556
    Partnership distributions                        (761,088)       (497,421)       (1,652,203)       (2,910,712)
                                                   ----------      ----------      ------------       -----------
Balance, December 31, 2000                         $8,148,261      $5,325,424       $17,688,615       $31,162,300
                                                   ==========      ==========      ============       ===========

                   The Fund XI, XII, and REIT Joint Venture
                           (A Georgia Joint Venture)
                           Statements of Cash Flows
                for the Years Ended December 31, 2000 and 1999

                                                                                         2000             1999
                                                                                     -----------       -----------
Cash flows from operating activities:
    Net income                                                                       $ 2,078,556       $   853,073
                                                                                     -----------       -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                1,092,680           506,582
           Changes in assets and liabilities:
              Accounts receivable                                                       (260,537)         (133,777)
              Prepaid expenses and other assets                                                0           (26,486)
              Accounts payable                                                             1,723           112,457
                                                                                     -----------       -----------
                 Total adjustments                                                       833,866           458,776
                                                                                     -----------       -----------
                 Net cash provided by operating activities                             2,912,422         1,311,849
                                                                                     -----------       -----------
Cash flows from financing activities:
    Distributions to joint venture partners                                           (3,137,611)         (545,571)
                                                                                     -----------       -----------
Net (decrease) increase in cash and cash equivalents                                    (225,189)          766,278
Cash and cash equivalents, beginning of year                                             766,278                 0
                                                                                     -----------       -----------
Cash and cash equivalents, end of year                                               $   541,089       $   766,278
                                                                                     ===========       ===========
Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture                              $         0       $ 1,294,686
                                                                                     ===========       ===========

    Contribution of real estate assets to joint venture                              $         0       $31,072,562
                                                                                     ===========       ===========

Fund XII and REIT Joint Venture

On May 10, 2000, the Operating Partnership entered into a joint venture with Wells Fund XII. The joint venture, Fund XII and REIT Joint Venture, was formed to acquire, develop, operate, and sell real property. On May 20, 2000, the joint venture purchased a 77,054 square-foot, three-story office building, known as the Siemens Building in Troy, Oakland County, Michigan. On December 28, 2000, the joint venture purchased a 50,000 square-foot one-story office building and a 78,500 square-foot two-story office building, collectively known as the AT&T Call Center Buildings in Oklahoma City, Oklahoma County, Oklahoma.

Following are the financial statements for Fund XII and REIT Joint Venture:

                        Fund XII and REIT Joint Venture
                           (A Georgia Joint Venture)
                                 Balance Sheet
                               December 31, 2000

                                     Assets

Real estate assets, at cost:
    Land                                                                                   $ 4,420,405
    Building and improvements, less accumulated depreciation of $324,732                    26,004,918
                                                                                           -----------
              Total real estate assets                                                      30,425,323
Cash and cash equivalents                                                                      207,475
Accounts receivable                                                                            130,490
                                                                                           -----------
              Total assets                                                                 $30,763,288
                                                                                           ===========

                                    Liabilities and Partners' Capital

Liabilities:
    Partnership distributions payable                                                      $   208,261
                                                                                           -----------
Partners' capital:
    Wells Real Estate Fund XII                                                              16,242,127
    Wells Operating Partnership, L.P.                                                       14,312,900
                                                                                           -----------
              Total partners' capital                                                       30,555,027
                                                                                           -----------
              Total liabilities and partners' capital                                      $30,763,288
                                                                                           ===========

                        Fund XII and REIT Joint Venture
                           (A Georgia Joint Venture)
                              Statement of Income
                  for the Period From Inception (May 10, 2000)
                            Through December 31, 2000

Revenues:
    Rental income                                                                             $974,796
    Interest income                                                                              2,069
                                                                                              --------
                                                                                               976,865
                                                                                              --------
Expenses:
    Depreciation                                                                               324,732
    Management and leasing fees                                                                 32,756
    Partnership administration                                                                   3,917
    Operating costs, net of reimbursements                                                       1,210
                                                                                              --------
                                                                                               362,615
                                                                                              --------
Net income                                                                                    $614,250
                                                                                              ========

Net income allocated to Wells Real Estate Fund XII                                            $309,190
                                                                                              ========

Net income allocated to Wells Operating Partnership, L.P.                                     $305,060
                                                                                              ========

                        Fund XII and REIT Joint Venture
                           (A Georgia Joint Venture)
                        Statement of Partners' Capital
                 for the Period From Inception (May 10, 2000)
                           Through December 31, 2000

                                                               Wells Real           Wells                Total
                                                                 Estate           Operating            Partners'
                                                                Fund XII      Partnership, L.P.         Capital
                                                              ------------    -----------------       ------------
Balance, May 10, 2000                                          $         0         $         0        $          0
    Net income                                                     309,190             305,060             614,250
    Partnership contributions                                   16,340,885          14,409,170          30,750,055
    Partnership distributions                                     (407,948)           (401,330)           (809,278)
                                                              ------------    ----------------        ------------
Balance, December 31, 2000                                     $16,242,127         $14,312,900        $ 30,555,027
                                                              ============    ================        ============

                        Fund XII and REIT Joint Venture
                           (A Georgia Joint Venture)
                            Statement of Cash Flows
                 for the Period From Inception (May 10, 2000)
                           Through December 31, 2000

Cash flows from operating activities:
    Net income                                                                                        $    614,250
                                                                                                      ------------
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                                        324,732
       Changes in assets and liabilities:
           Accounts receivable                                                                            (130,490)
                                                                                                      ------------
              Total adjustments                                                                            194,242
                                                                                                      ------------
              Net cash provided by operating activities                                                    808,492
                                                                                                      ------------
Cash flows from investing activities:

    Investment in real estate                                                                          (29,520,043)
                                                                                                      ------------
Cash flows from financing activities:
    Distributions to joint venture partners                                                               (601,017)
    Contributions received from partners                                                                29,520,043
                                                                                                      ------------
              Net cash provided by financing activities                                                 28,919,026
                                                                                                      ------------
Net increase in cash and cash equivalents                                                                  207,475
Cash and cash equivalents, beginning of year                                                                     0
                                                                                                      ------------
Cash and cash equivalents, end of year                                                                $    207,475
                                                                                                      ============
Supplemental disclosure of non cash activities:
    Deferred project costs contributed to joint venture                                               $  1,230,012
                                                                                                      ============

6.     INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

The Operating Partnership's income tax basis net income for the years ended December 31, 2000 and 1999 are calculated as follows:

                                                                                          2000             1999
                                                                                      -----------       ----------
Financial statement net income                                                        $ 8,552,967       $3,884,649
Increase (decrease) in net income resulting from:
    Depreciation expense for financial reporting purposes in excess of
       amounts for income tax purposes                                                  3,511,353          739,963
    Rental income accrued for financial reporting purposes in excess of
       amounts for income tax purposes                                                 (1,822,220)        (802,309)
    Expenses deductible when paid for income tax purposes, accrued for
       financial reporting purposes                                                        37,675           49,906
                                                                                      -----------       ----------
Income tax basis net income                                                           $10,279,775       $3,872,209
                                                                                      ===========       ==========

The Operating Partnership's income tax basis partners' capital at December 31, 2000 and 1999 is computed as follows:

                                                                                     2000               1999
                                                                                 ------------       ------------
Financial statement partners' capital                                            $265,341,612       $116,015,595
Increase (decrease) in partners' capital resulting from:
    Depreciation expense for financial reporting purposes in excess of
       amounts for income tax purposes                                              4,543,602            822,581
    Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting
       purposes                                                                    12,896,312         12,896,312
    Accumulated rental income accrued for financial reporting purposes
       in excess of amounts for income tax purposes                                (2,647,246)          (837,736)
    Accumulated expenses deductible when paid for income tax purposes,
       accrued for financial reporting purposes                                        89,215             51,540
    Dividends payable                                                               1,025,010          2,166,701
    1999 True-up adjustment                                                          (222,378)                 0
                                                                                 ------------       ------------
Income tax basis partners' capital                                               $281,026,127       $131,114,993
                                                                                 ============       ============

7.     RENTAL INCOME

The future minimum rental income due from the Operating Partnership's direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 2000 is as follows:

                 Year ended December 31:
                     2001                                 $ 42,753,778
                     2002                                   43,073,142
                     2003                                   43,776,297
                     2004                                   44,836,991
                     2005                                   42,926,909
                 Thereafter                                176,795,438
                                                          ------------
                                                          $394,162,555
                                                          ============

One tenant contributed 13% of rental income for the year ended December 31, 2000. In addition, two tenants will contribute 13%, 16%, and 12% of future minimum rental income.

Future minimum rental income due from Fund VIII, IX, and REIT Joint Venture under noncancelable operating leases at December 31, 2000 is as follows:

                 Year ended December 31:
                     2001                                      $1,234,309
                     2002                                       1,287,119
                     2003                                       1,287,119
                     2004                                         107,260
                                                               ----------
                                                               $3,915,807
                                                               ==========

Two tenants contributed 52% and 48% of rental income for the year ended December 31, 2000. In addition, one tenant will contribute 100% of future minimum rental income.



The future minimum rental income due from Fund IX, X, XI, and REIT Joint Venture under noncancelable operating leases at December 31, 2000 is as follows:

                 Year ended December 31:
                     2001                                    $  4,413,780
                     2002                                       3,724,218
                     2003                                       3,617,437
                     2004                                       3,498,478
                     2005                                       2,482,821
                 Thereafter                                     5,436,524
                                                             ------------
                                                             $ 23,173,258
                                                             ============

Four tenants contributed 25%, 24%, 13%, and 13% of rental income for the year ended December 31, 2000. In addition, four tenants will contribute 38%, 21%, 20%, and 19% of future minimum rental income.


The future minimum rental income due Wells/Orange County Associates under noncancelable operating leases at December 31, 2000 is as follows:

                 Year ended December 31:
                     2001                                     $   809,580
                     2002                                         834,888
                     2003                                         695,740
                                                              -----------
                                                              $ 2,340,208
                                                              ===========

One tenant contributed 100% of rental income for the year ended December 31, 2000 and will contribute 100% of future minimum rental income.


The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 2000 is as follows:

                 Year ended December 31:
                     2001                                     $   869,492
                     2002                                         922,444
                     2003                                         950,118
                     2004                                         894,832
                                                              -----------
                                                              $ 3,636,886
                                                              ===========

One tenant contributed 100% of rental income for the year ended December 31, 2000 and will contribute 100% of future minimum rental income.


The future minimum rental income due from Fund XI, XII, and REIT under noncancelable operating leases at December 31, 2000 is as follows:

                 Year ended December 31:
                     2001                                    $  3,135,340
                     2002                                       2,598,606
                     2003                                       2,946,701
                     2004                                       3,445,193
                     2005                                       3,495,155
                 Thereafter                                     6,169,579
                                                             ------------
                                                             $ 21,790,574
                                                             ============

Four tenants contributed approximately 30%, 24%, 23%, and 15% of rental income for the year ended December 31, 2000. In addition, four tenants will contribute approximately 28%, 27%, 26%, and 19% of future minimum rental income.

The future minimum rental income due Fund XII and REIT under noncancelable operating leases at December 31, 2000 is as follows:

                 Year ended December 31:
                     2001                                    $  2,888,084
                     2002                                       2,920,446
                     2003                                       2,952,809
                     2004                                       2,985,172
                     2005                                       3,017,534
                 Thereafter                                    13,650,288
                                                             ------------
                                                             $ 28,414,333
                                                             ============

One tenant contributed approximately 86% of rental income for the year ended December 31, 2000. In addition, two tenants will contribute approximately 49% and 45% of future minimum rental income.

8.      NOTES PAYABLE

As of December 31, 2000, the Operating Partnership's notes payable included the following:

        Note payable to Bank of America; interest at LIBOR plus 200 basis points, principal and interest payable monthly; due March 31, 2001;
        collateralized by the Operating Partnership's interests in the AT&T
        Building, the AT&T Call Center Buildings, the Matsushita Building, the
        Motorola South Plainfield Building, and the Marconi Building                     $   14,300,150

        Note payable to Bank of America; interest at LIBOR plus 200 basis points;
        principal and interest payable monthly; due January 4, 2002                             112,937

        Note payable to Guaranty Federal Bank; interest at LIBOR plus 180 basis points; principal and interest payable monthly; due December 20, 2001;
        collateralized by the Operating Partnership's interest in the Stone &

        Webster Building                                                                     32,400,000

        Note payable to Cardinal Capital, Inc.; interest at 6%; principal and interest payable monthly; due March 31, 2001; collateralized by the
        Operating Partnership's interest in the Stone & Webster Building                 $    3,000,000

        Note payable to Richter-Schroeder Company, Inc.; interest at LIBOR plus
        175 basis points; principal and interest payable monthly; due January 31,
        3003; collateralized by the Operating Partnership's interest in the
        Metris Oklahoma Building                                                              8,000,000

        Note payable to SouthTrust Bank; interest at LIBOR plus 175 basis points;
        principal and interest payable monthly; due June 10, 2002; collateralized by the Operating Partnership's interests in the Cinemark Building, the
        Dial Building, the ASML Building, the Alstom Power Richmond Building, the
        Avaya Building, the Motorola Tempe Building, and the
        PricewaterhouseCoopers Building                                                      69,850,100
                                                                                           ------------
                      Total                                                                $127,663,187
                                                                                           ============

The contractual maturities of the Operating Partnerhip's notes payable are as follows as of December 31, 2000:

                 2001                                               $101,472,657
                 2002                                                 25,856,779
                 2003                                                    333,751
                                                                    ------------
                               Total                                $127,663,187
                                                                    ============

9.       COMMITMENTS AND CONTINGENCIES

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

10.      SHAREHOLDERS' EQUITY

Common Stock Option Plan

The Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan ("the Plan") provides for grants of stock to be made to independent nonemployee directors of the Company. Options to purchase 2,500 shares of common stock at $12 per share are granted upon initially becoming an independent director of the Company. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options vest at the rate of 500 shares per full year of service thereafter. All options granted under the Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the optionee or if the optionee ceases to serve as a director.

The Company has adopted the disclosure provisions in SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by the provisions of SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and the related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost.

A summary of the Company's stock option activity during 2000 and 1999 is as follows:

                                                                                               Exercise
                                                                                  Number         Price
                                                                                  ------       ---------
        Outstanding at December 31, 1998                                                0         $  0
            Granted                                                                17,500           12
                                                                                   ------         ----
        Outstanding at December 31, 1999                                           17,500           12
            Granted                                                                 7,000           12
                                                                                   ------         ----
        Outstanding at December 31, 2000                                           24,000         $ 12
                                                                                   ======         ====

        Outstanding options exercisable as of December 31, 2000                     7,000         $ 12
                                                                                   ======         ====

For SFAS No. 123 purposes, the fair value of each stock option for 2000 and 1999 has been estimated as of the date of the grant using the minimum value method. The weighted average risk-free interest rates assumed for 2000 and 1999 were 6.45% and 5.97%, respectively. Dividend yields of 7.3% were assumed for both years. The expected life of an option was assumed to be 4 years and 5 years for 2000 and 1999, respectively. Based on these assumptions, the fair value of the options granted during 2000 and 1999 is $0.

Treasury Stock

During 1999, the Company's Board of Directors authorized a dividend reinvestment program (the "DRP"), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company's common stock in lieu of receiving cash dividends. During 2000, the Company's Board of Directors authorized a common stock repurchase plan subject to the amount reinvested in the Company's common shares through the DRP and 3% of the average common shares outstanding during the preceding year (the "limitations"). During 2000, the Company's Board of Directors authorized $2,436,495 in common stock repurchases. Accordingly, the Company repurchased 142,297 of its own common shares at an aggregate cost of $1,412,969. These transactions were funded with cash on hand and did not exceed either of the limitations.

11.      QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2000 and 1999:

                                                                        2000 Quarters Ended
                                                  ----------------------------------------------------------------
                                                  March 31         June 30         September 30        December 31
                                                  --------         -------         ------------        -----------
Revenues                                          $3,710,409       $5,537,618        $6,586,611         $7,638,568
Net income                                         1,691,288        1,521,021         2,525,228          2,815,430
Basic and diluted earnings per share              $     0.11       $     0.08        $     0.11         $     0.10
Dividends per share                                     0.18             0.18              0.18               0.19


                                                                        1999 Quarters Ended
                                                  ----------------------------------------------------------------
                                                  March 31         June 30         September 30        December 31
                                                  --------         -------         ------------        -----------
Revenues                                         $   988,000      $1,204,938         $1,803,352         $2,499,105
Net income                                           393,438         601,975          1,277,019          1,612,217
Basic and diluted earnings per share             $      0.10      $     0.09         $     0.18         $     0.13
Dividends per share                                     0.17            0.17               0.18               0.18

                           PRIOR PERFORMANCE TABLES

         The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our Advisor, and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See "Investment Objectives and Criteria.") All of the Wells Public Programs, except for the Wells REIT, have used substantial amounts of capital, and no acquisition indebtedness, to acquire their properties.

         Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in "Prior Performance Summary" section of this prospectus.

         Investors in the Wells REIT will not own any interest in other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

         The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs, thus, may provide some indication of the advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

         The following tables are included herein:

         Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

         Table II - Compensation to Sponsor (in Dollars)

         Table III - Annual Operating Results of Wells Public Programs

         Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

         Table V - Sales or Disposals of Property

         Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. As described above, no Wells Public Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

         The following are definitions of certain terms used in the Tables:

         "Acquisition Fees" shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

         "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

         "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

         This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1997. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2000.

                                                Wells Real          Wells Real      Wells Real Estate
                                                Estate Fund         Estate Fund        Investment
                                                  X, L.P.            XI, L.P.          Trust, Inc.
                                                  -------            --------          -----------
Dollar Amount Raised                           $  27,128,912/(4)/  $ 16,532,802/(5)/ $ 307,411,112/(5)/
                                               =============       ============      =============

Percentage Amount Raised                               100%/(4)/          100%/(5)/          100%/(5)/

Less Offering Expenses
  Underwriting Fees                                   10.0%               9.5%               9.5%
  Organizational Expenses                              5.0%               3.0%               3.0%
Reserves/(1)/                                          0.0%               0.0%               0.0%
                                                      ----               ----               ----
  Percent Available for Investment                    85.0%              87.5%              87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to
     Purchase of Property                              5.4%               0.0%               0.5%
  Cash Down Payment                                   60.5%              84.0%              73.8%
  Acquisition Fees/(2)/                                4.0%               3.5%               3.5%
  Development and Construction Costs                  14.1%               0.0%               9.7%

Reserve for Payment of Indebtedness                    0.0%               0.0%               0.0%
                                                      ----               ----               ----
Total Acquisition and Development Cost                84.0%              87.5%              87.5%

Percent Leveraged                                      0.0%               0.0%              30.9%
                                                      ====               ====               ====

Date Offering Began                                12/31/96             12/31/97           01/30/98

Length of Offering                                    12 mo.              12 mo.               35mo.

Months to Invest 90% of Amount Available
for Investment (Measured from Beginning of            19 mo.              20 mo.               21mo.
Offering)

Number of Investors as of 12/31/00                    1,812                1,341              7,422

(1)    Does not include general partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.
(5) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

                                   TABLE II
                                  (UNAUDITED)
                            COMPENSATION TO SPONSOR

         The following sets forth the compensation received by Wells Capital and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1997. All figures are as of December 31, 2000.

                                                                             Wells Real
                                                Wells Real     Wells Real     Estate         Other
                                                Estate Fund    Estate Fund  Investment       Public
                                                  X, L.P.       XI, L.P.    Trust, Inc./(1)/ Programs/(2)/
                                                  -------       --------    ---------------- -------------
Date Offering Commenced                           12/31/96      12/31/97          01/30/98               --

Dollar Amount Raised                           $  27,128,912  $  16,532,802    $ 307,411,112  $ 241,241,095
 To Sponsor from Proceeds of Offering:
  Underwriting Fees/(3)/                       $     260,748  $     151,911    $   3,076,844  $   1,233,722
  Acquisition Fees
   Real Estate Commissions                                --             --               --             --
   Acquisition and Advisory Fees/(4)/          $   1,085,157  $     578,648    $  10,759,389  $  11,559,399

Dollar Amount of Cash Generated from
 Operations
 Before Deducting Payments to Sponsor/(5)/     $   6,317,750  $   2,258,811    $  20,419,727  $  50,226,112

Amount Paid to Sponsor from Operations:
 Property Management Fee/(2)/                  $     186,223  $      59,759    $     664,993  $   1,869,215
 Partnership Management Fee                               --             --               --             --
 Reimbursements                                $     155,940  $     109,640    $     321,593  $   1,871,038
 Leasing Commissions                           $     256,922  $      71,051    $     664,993  $   2,099,939
 General Partner Distributions                            --             --               --             --
 Other                                                    --             --               --             --

Dollar Amount of Property Sales and
 Refinancing
Payments to Sponsors:
  Cash                                                    --             --               --             --
  Notes                                                   --             --               --             --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                 --             --               --             --
  Incentive Fees                                          --             --               --             --
  Other                                                   --             --               --             --

(1) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.
(2) Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2000, the amount of such deferred fees due the general partners totaled $2,520,040.
(3) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.
(4) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(5) Includes $140,562 in net cash provided by operating activities, $5,578,104 in distributions to limited partners and $599,084 in payments to sponsor for Wells Real Estate Fund X, L.P.; $(82,877) in net cash used by operating activities, $2,11,238 in distributions to limited partners and $240,450 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $11,052,365 in net cash provided by operating activities, $20,880,495 in dividends and $1,651,579 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $1,903,465 in net cash provided by operating activities, $42,482,455 in distributions to limited partners and $5,840,192 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

     The following six tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1995. The information relates only to public programs with investment objectives similar to those of Wells Fund XIII. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VII, L.P.

                                                                  2000          1999           1998          1997          1996
                                                                  ----          ----           ----          ----          ----
Gross Revenues/(1)/                                             $  961,858  $    982,630   $   846,306   $   816,237   $  543,291
Profit on Sale of Properties                                            --            --            --            --           --
Less: Operating Expenses/(2)/                                       78,876        85,273        85,722        76,838       84,265
      Depreciation and Amortization/(3)/                                --         1,562         6,250         6,250        6,250
                                                                ----------     ---------     ----------    ---------    ---------
Net Income GAAP Basis/(4)/                                      $  882,982  $    895,795   $   754,334   $   733,149   $  452,776
                                                                               =========     =========     =========    =========
Taxable Income: Operations                                      $1,173,394  $  1,255,666   $ 1,109,096   $ 1,008,368   $  657,443
                                                                               =========     =========     =========    =========
Cash Generated (Used By):
 Operations                                                        (60,735)      (82,763)      (72,194)      (43,250)      20,883
 Joint Ventures                                                  1,921,437     1,777,010     1,770,742     1,420,126      760,628
                                                                 ---------     ---------     ---------     ---------    ---------
                                                                 1,860,702  $  1,694,247   $ 1,698,548   $ 1,376,876   $  781,511
Less Cash Distributions to Investors:
 Operating Cash Flow                                             1,860,702     1,688,290     1,636,158     1,376,876      781,511
 Return of Capital                                                      --            --            --         2,709       10,805
 Undistributed Cash Flow from Prior Year Operations                 26,481            --            --           --            --
                                                                ----------     ---------     ---------     ---------    ---------
Cash Generated (Deficiency) after Cash Distributions               (26,481) $      5,957        62,390   $    (2,709)  $  (10,805)

Special Items (not including sales and financing):
 Source of Funds:
  General Partner Contributions                                         --            --            --            --           --
  Increase in Limited Partner Contributions                             --  $         --   $        --   $        --   $       --
                                                                ----------     ---------     ---------     ---------    ---------
                                                                   (26,481) $      5,957   $    62,390   $    (2,709)  $  (10,805)
Use of Funds:
 Sales Commissions and Offering Expenses                                --            --            --            --           --
 Return of Original Limited Partner's Investment                        --            --            --            --           --
 Property Acquisitions and Deferred Project Costs                        0             0       181,070       169,172      736,960
                                                                ----------     ---------   -----------     ---------    ---------
Cash Generated (Deficiency) after Cash
 Distributions and Special Items                                $  (26,481) $      5,957   $  (118,680)  $  (171,881)  $ (747,765)
                                                                ==========     =========   ===========     =========    =========

Net Income and Distributions Data per $1,000 Invested:
 Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                             63            93             85           86           62
 - Operations Class B Units                                           (107)         (248)          (224)        (168)         (98)
 Capital Gain (Loss)                                                    --            --             --           --           --
Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
  Ordinary Income (Loss)
  - Operations Class A Units                                            90            89             82           78           55
  - Operations Class B Units                                          (178)         (144)          (134)        (111)         (58)
  Capital Gain (Loss)                                                   --            --             --           --           --
Cash Distributions to Investors:                                                    (144)
Source (on GAAP Basis)                                                                --
- Investment Income Class A Units                                       63                           81           70           43
- Return of Capital Class A Units                                       29                           --           --           --
- Return of Capital Class B Units                                       --            83             --           --           --
Source (on Cash Basis)                                                                --
- Operations Class A Units                                              91            --             81           70           42
- Return of Capital Class A Units                                        1                           --           --            1
- Operations Class B Units                                              --                           --           --           --
Source (on a Priority Distribution Basis)/(5)/                                        83
- Investment income Class A Units                                       74            --             65           54           29
- Return of Capital Class A Units                                       18            --             16           16           14
- Return of Capital Class B Units                                       --                           --           --           --

                                                               __________

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported
in the Table                                                    100%

  (1) Includes $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997, $839,037 in equity in earnings of joint ventures and $7,269 from investment of reserve funds in 1998, $981,104 in equity in earnings of joint ventures and $1,526 from investment of reserve funds in 1999 and $944,165 in equity in earnings of joint ventures and $17,693 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 98.7% including developed property in initial lease up.
  (2)  Includes partnership administrative expenses.
  (3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $140,533 for 1995, $605,247 for 1996, $877,869 for 1997,
       $955,245 for 1998, $982,052 for 1999, and $957,862 for 2000.
  (4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997; $1,704,213 to Class A Limited Partners, $(949,879) to Class B Limited Partners and $0 to the General Partners for 1998; $1,879,410 to Class A Limited Partners, $(983,615) to Class B Limited Partners and $0 to the General Partners for 1999, and $1,286,161 to Class A Limited Partners, $(403,179) to Class B Limited Partners and $0 to the General Partners for 2000.
  (5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $2,053,320.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.


                                                      2000            1999            1998          1997            1996
                                                      ----            ----            ----          ----            ----
Gross Revenues/(1)/                                 $ 1,373,795    $  1,360,497    $  1,362,513   $  1,204,018   $  1,057,694
Profit on Sale of Properties                                 --              --              --             --             --
Less: Operating Expenses/(2)/                            85,732          87,301          87,092         95,201        114,854
      Depreciation and Amortization/(3)/                      0           6,250           6,250          6,250          6,250
                                                    -----------    ------------    ------------   ------------   ------------
Net Income GAAP Basis/(4)/                            1,288,063    $  1,266,946    $  1,269,171   $  1,102,567    $   936,590
                                                    ===========    ============    ============   ============   ============
Taxable Income: Operations                            1,707,431    $  1,672,844    $  1,683,192   $  1,213,524    $ 1,001,974
                                                    ===========    ============    ============   ============   ============
Cash Generated (Used By):
 Operations                                             (68,968)        (87,298)        (63,946)         7,909        623,268
 Joint Ventures                                       2,474,151       2,558,623       2,293,504      1,229,282        279,984
                                                    -----------    ------------    ------------   ------------   ------------
                                                    $ 2,405,183    $  2,471,325    $  2,229,558   $  1,237,191    $   903,252
Less Cash Distributions to Investors:
 Operating Cash Flow                                  2,405,183       2,379,215       2,218,400      1,237,191        903,252
 Return of Capital                                           --              --              --        183,315          2,443
 Undistributed Cash Flow from Prior Year
  Operations                                             82,180              --              --             --        225,077
                                                    -----------    ------------    ------------   ------------   ------------
Cash Generated (Deficiency) after Cash
 Distributions                                      $   (82,180)   $     92,110    $     11,158   $   (183,315)   $  (227,520)

Special Items (not including sales and financing):
 Source of Funds:
  General Partner Contributions                              --              --              --             --             --
  Increase in Limited Partner Contributions/(5)/             --              --              --             --      1,898,147
                                                    -----------    ------------    ------------   ------------   ------------
                                                    $   (82,180)   $     92,110    $     11,158   $   (183,315)  $  1,670,627

Use of Funds:
 Sales Commissions and Offering Expenses                     --              --              --             --        464,760
 Return of Limited Partner's Investment                      --              --              --          8,600             --
 Property Acquisitions and Deferred Project Costs             0               0       1,850,859     10,675,811      7,931,566
                                                    -----------    ------------    ------------   ------------   ------------
Cash Generated (Deficiency) after Cash
 Distributions and Special Items                    $   (82,180)   $     92,110    $ (1,839,701)  $(10,867,726)  $ (6,725,699)
                                                    ===========    ============    ============   ============   ============
Net Income and Distributions Data per $1,000
 Invested:
 Net Income on GAAP Basis:
  Ordinary Income (Loss)
  - Operations Class A Units                                 84              91              91             73             46
  - Operations Class B Units                               (219)           (247)           (212)          (150)           (47)
  Capital Gain (Loss)                                        --              --              --             --             --

Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
  Ordinary Income (Loss)
  - Operations Class A Units                                 89              88              89             65             46
  - Operations Class B Units                               (169)            154            (131)           (95)           (33)
  Capital Gain (Loss)                                        --              --              --             --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                          83              87              83             54             43
  - Return of Capital Class A Units                           7              --              --             --             --
  - Return of Capital Class B Units                          --              --              --             --             --
 Source (on Cash Basis)
  - Operations Class A Units                                 87              87              83             47             43
  - Return of Capital Class A Units                           3              --              --              7              0
  - Operations Class B Units                                 --              --              --             --             --
Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                          73              70              69             42             33
  - Return of Capital Class A Units                          17              17              16             12             10
  - Return of Capital Class B Units                          --              --              --             --             --

Amount (in Percentage Terms) Remaining Invested
in Program Properties at the end of the Last Year
Reported in the Table                                       100%

(1) Includes $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997, $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998, $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999 and $1,363,174 in equity in earnings of joint ventures and $10,621 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $265,259 for 1996, $841,666 for 1997, $1,157,355 for 1998,
     $1,209,171 for 1999 and $1,173,630 for 2000.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999, and $2,294,288 to Class A Limited Partners, $(1,006,225) to Class B Limited Partners and $0 to the General Partners for 2000.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,940,951.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                        WELLS REAL ESTATE FUND IX, L.P.


                                                          2000            1999           1998          1997           1996
                                                          ----            ----           ----          ----           ----
Gross Revenues/(1)/                                    $1,836.768    $1,593,734     $ 1,561,456   $  1,199,300  $   406,891
Profit on Sale of Properties                                   --            --              --             --           --
Less:    Operating Expenses/(2)/                           78,092        90,903         105,251        101,284      101,885
     Depreciation and Amortization/(3)/                         0        12,500           6,250          6,250        6,250
                                                       ----------    ----------     -----------   ------------  -----------
Net Income GAAP Basis/(4)/                             $1,758,676    $1,490,331     $ 1,449,955   $  1,091,766  $   298,756
                                                       ==========    ==========     ===========   ============  ===========
Taxable Income: Operations                             $2,147,094    $1,924,542     $ 1,906,011   $  1,083,824  $   304,552
                                                       ==========    ==========     ===========   ============  ===========
Cash Generated (Used By):
  Operations                                           $  (66,145)   $  (94,403)    $    80,147   $    501,390  $   151,150
  Joint Ventures                                        2,831,329     2,814,870       2,125,489        527,390           --
                                                       ----------    ----------     -----------   ------------  -----------
                                                       $2,765,184    $2,720,467     $ 2,205,636   $  1,028,780  $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                   2,707,684     2,720,467       2,188,189      1,028,780      149,425
  Return of Capital                                            --        15,528              --         41,834           --
  Undistributed Cash Flow From Prior Year Operations           --        17,447              --          1,725           --
                                                       ----------    ----------     -----------   ------------  -----------
Cash Generated (Deficiency) after Cash Distributions   $   57,500    $  (32,975)    $    17,447   $    (43,559) $     1,725


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                               --            --              --             --           --
   Increase in Limited Partner Contributions                   --            --              --             --   35,000,000
                                                       ----------    ----------     -----------   ------------  -----------
                                                       $   57,500    $  (32,975)    $    17,447   $    (43,559) $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                      --            --              --        323,039    4,900,321
  Return of Original Limited Partner's Investment              --            --              --            100           --
  Property Acquisitions and Deferred Project Costs         44,357       190,853       9,455,554     13,427,158    6,544,019
                                                       ----------    ----------      ----------   ------------  -----------
Cash Generated (Deficiency) after Cash Distributions
and Special Items                                      $   13,143    $ (223,828)    $(9,438,107)  $(13,793,856) $23,557,385
                                                       ==========    ==========     ===========   ============  ===========


Net Income and Distributions Data per $1,000
Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                  93            89              88             53           28
   - Operations Class B Units                                (267)         (272)           (218)           (77)         (11)
   Capital Gain (Loss)                                         --            --              --             --           --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                  91            86              85             46           26
   - Operations Class B Units                                (175)         (164)           (123)           (47)         (48)
   Capital Gain (Loss)                                         --            --              --             --           --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                             87            88              73             36           13
 - Return of Capital Class A Units                             --             2              --             --           --
 - Return of Capital Class B Units                             --            --              --             --           --
 Source (on Cash Basis)
 - Operations Class A Units                                    87            89              73             35           13
 - Return of Capital Class A Units                             --             1              --              1           --
 - Operations Class B Units                                    --            --              --             --           --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                             76            77              61             29           10
 - Return of Capital Class A Units                             11            13              12              7            3
 - Return of Capital Class B Units                             --            --              --             --           --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year                100%
Reported in the Table

(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997, $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998, $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999, and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, $469,126 for 1997, $1,143,407 for 1998,
     $1,210,939 for 1999, and $1,100,915 for 2000.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998, $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999, and $2,858,806 to the Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000.
         (5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,332,403.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS

                        WELLS REAL ESTATE FUND X, L.P.

                                                          2000               1999             1998          1997             1996
                                                          ----               ----             ----          ----             ----
Gross Revenues/(1)/                                    $1,557,518       $ 1,309,281      $  1,204,597    $   372,507          N/A
Profit on Sale of Properties                                   --                --                --             --
Less:    Operating Expenses/(2)/                           81,338            98,213            99,034         88,232
     Depreciation and Amortization/(3)/                         0            18,750            55,234          6,250
                                                       ----------       -----------      ------------    -----------
Net Income GAAP Basis/(4)/                             $1,476,180       $ 1,192,318      $  1,050,329    $   278,025
                                                       ==========       ===========      ============    ===========
Taxable Income: Operations                             $1,692,792       $ 1,449,771      $  1,277,016    $   382,543
                                                       ==========       ===========      ============    ===========
Cash Generated (Used By):
  Operations                                              (59,595)          (99,862           300,019        200,668
  Joint Ventures                                        2,192,397         2,175,915           886,846             --
                                                       ----------       -----------      ------------    -----------
                                                       $2,132,802       $ 2,076,053      $  1,186,865    $   200,668
Less Cash Distributions to Investors:

  Operating Cash Flow                                   2,103,260         2,067,801         1,186,865             --
  Return of Capital                                            --                --            19,510             --
  Undistributed Cash Flow From Prior Year Operations           --                --           200,668             --
                                                       ----------       -----------      ------------    -----------
Cash Generated (Deficiency) after Cash Distributions   $   29,542       $     8,252      $   (220,178)   $   200,668


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                               --               --                 --             --
   Increase in Limited Partner Contributions                                    --                 --     27,128,912
                                                       ----------       ----------       ------------    -----------
                                                       $   29,542       $    8,252       $   (220,178)   $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                      --               --            300,725      3,737,363
  Return of Original Limited Partner's Investment              --               --                 --            100
  Property Acquisitions and Deferred Project Costs         81,022                0         17,613,067      5,188,485
                                                       ----------       ----------       ------------    -----------
Cash Generated (Deficiency) after Cash Distributions
and Special Items                                      $  (51,480)      $    8,252       $(18,133,970)   $18,403,632
                                                       ==========       ==========       ============    ===========

Net Income and Distributions Data per $1,000
Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)                                     104               97                 85             28
   - Operations Class A Units                                (159)            (160)              (123)            (9)
   - Operations Class B Units                                  --               --                 --             --
   Capital Gain (Loss)

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                  98               92                 78             35
   - Operations Class B Units                                (107)            (100)               (64)             0
   Capital Gain (Loss)                                         --               --                 --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                             94               95                 66             --
 - Return of Capital Class A Units                             --               --                 --             --
 - Return of Capital Class B Units                             --               --                 --             --
 Source (on Cash Basis)
 - Operations Class A Units                                    94               95                 56             --
 - Return of Capital Class A Units                             --               --                 10             --
 - Operations Class B Units                                    --               --                 --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                             74               71                 48             --
 - Return of Capital Class A Units                             20               24                 18             --
 - Return of Capital Class B Units                             --               --                 --             --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year                100%
Reported in the Table

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997, and $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998, $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999, and 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997, $674,986 for 1998, $891,911 for 1999, and
     $816,544 for 2000.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999, and $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,354,118.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND XI, L.P.

                                                                          2000            1999           1998          1997    1996
                                                                          ----            ----           ----          ----    ----
Gross Revenues/(1)/                                                 $   975,850    $    766,586   $    262,729          N/A     N/A
Profit on Sale of Properties                                                 --              --             --
Less: Operating Expenses/(2)/                                            79,861         111,058        113,184
      Depreciation and Amortization/(3)/                                     --          25,000          6,250
                                                                                      ----------    ----------
Net Income GAAP Basis/(4)/                                          $   895,989    $    630,528   $    143,295
                                                                    -----------    ============   ============
Taxable Income: Operations                                          $   944,775    $    704,108   $    177,692
                                                                    ===========    ============   ============
Cash Generated (Used By):
  Operations                                                            (72,925)         40,906        (50,858)
  Joint Ventures                                                      1,333,337         705,394        102,662
                                                                                   ------------   ------------
                                                                    $ 1,260,412    $    746,300   $     51,804
Less Cash Distributions to Investors:
 Operating Cash Flow                                                  1,205,303         746,300         51,804
 Return of Capital                                                           --          49,761         48,070
 Undistributed Cash Flow From Prior Year Operations                          --              --             --
                                                                    -----------    ------------   -------------
Cash Generated (Deficiency) after Cash Distributions                $    55,109    $    (49,761)  $    (48,070)

Special Items (not including sales and financing):
 Source of Funds:
 General Partner Contributions                                               --              --             --
 Increase in Limited Partner Contributions                                   --              --     16,532,801
                                                                    -----------    ------------   ------------
                                                                    $    55,109    $    (49,761)  $ 16,484,731
Use of Funds:
 Sales Commissions and Offering Expenses                                     --         214,609      1,779,661
 Return of Original Limited Partner's Investment                             --             100             --
 Property Acquisitions and Deferred Project Costs                                     9,005,979      5,412,870
                                                                    -----------    ------------   ------------
Cash Generated (Deficiency) after Cash Distributions and
 Special Items                                                      $    55,109    $ (9,270,449)  $  9,292,200
                                                                    ===========    =============  ============

Net Income and Distributions Data per $1,000 Invested:
 Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                                 103              77             50
 - Operations Class B Units                                                (155)           (112)           (77)
 Capital Gain (Loss)                                                         --              --             --

Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                                  97              71             18
 - Operations Class B Units                                                (112)            (73)           (17)
 Capital Gain (Loss)                                                         --              --             --

Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units                                            90              60              8
- Return of Capital Class A Units                                            --              --             --
- Return of Capital Class B Units                                            --              --             --
Source (on Cash Basis)
- Operations Class A Units                                                   90              56              4
- Return of Capital Class A Units                                            --               4              4
- Operations Class B Units                                                   --              --             --
Source (on a Priority Distribution Basis)/(5)/
- Investment Income Class A Units                                            69              46              6
- Return of Capital Class A Units                                            21              14              2
- Return of Capital Class B Units                                            --              --             --

Amount (in Percentage Terms) Remaining Invested in

Program Properties at the end of the Last Year Reported                     100%
in the Table

 (1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998, $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999 and $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.
 (2)   Includes partnership administrative expenses.
 (3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998, $353,840 for 1999, and $485,558 for
       2000.
 (4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999, and $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000.
 (5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $493,292.

                              TABLE V (UNAUDITED)
                        SALES OR DISPOSAL OF PROPERTIES

     The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust, Inc. All figures are as of December 31, 2000.

                                                                                                                           Excess
                                                                                                                        (Deficiency)
                                                                                                                        Of Property
                                                                                                                         Operating
                                                                                                            Cost Of         Cash
                                                                                                           Properties     Receipts
                 Date      Date                                                                            Including        Over
               Acquired     Of               Selling Price, Net Of                                        Closing And       Cash
Property                   Sale        Closing Costs And GAAP Adjustments                                  Soft Costs   Expenditures
====================================================================================================================================

                                                                                                             Total
                                     Cash                           Adjustments                           Acquisition
                                   Received   Mortgage   Purchase    Resulting                               Cost,
                                    Net Of     Balance     Money       From                    Original     Capital
                                   Closing     At Time   Mortgage   Application                Mortgage  Improvement,
                                    Costs      Of Sale     Taken      Of GAAP     Total/1/    Financing   Closing And    Total
                                                          Back By                                         Soft Costs/2/
                                                          Program
====================================================================================================================================
3875           12/1/85    08/31/00  $704,496     -0-        -0-         -0-         $704,496     -0-         $647,648   $647,648
Peachtree
Place,
Atlanta,
Georgia


_____________________________________
/1/ Includes Wells Real Estate Fund I's share of taxable gain from this sale in the amount of $184,161, of which $184,161 is allocated to capital gain and $0 is allocated to ordinary gain.
/2/  Amount shown does not include pro rata share of original offering costs.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 33-44900

Item 36           Financial Statements and Exhibits
                  ---------------------------------

                  (a)      Financial Statements:
                           --------------------

                           The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

                                    Audited Financial Statements
                                    ----------------------------

                                    (1)     Report of Independent Public
                                            Accountants,
                                    (2)     Consolidated Balance Sheets as of
                                            December 31, 1999 and December 31,
                                            1998,
                                    (3)     Consolidated Statements of Income
                                            for the years ended December 31,
                                            1999 and 1998,
                                    (4)     Consolidated Statements of
                                            Stockholders' Equity for the years
                                            ended December 31, 1999 and 1998,
                                    (5)     Consolidated Statements of Cash
                                            Flows for the years ended December
                                            31, 1999 and 1998, and
                                    (6)     Notes to Consolidated Financial
                                            Statements.

                                    Unaudited Financial Statements
                                    ------------------------------

                                    (1)     Balance Sheets as of September 30,
                                            2000 and December 31, 1999,
                                    (2)     Statements of Income for the three
                                            months and nine months ended
                                            September 30, 2000 and 1999,
                                    (3)     Statements of Shareholders' Equity
                                            for the year ended December 31, 1999
                                            and the nine months ended September
                                            30, 2000,
                                    (4)     Statements of Cash Flows for the
                                            nine months ended September 30, 2000
                                            and 1999, and
                                    (5)     Condensed Notes to Financial
                                            Statements.

                           The following financial statements relating to the acquisition of the Dial Building are filed as part of this Registration Statement and are included in the
                           Prospectus:

                                    (1)     Report of Independent Public
                                            Accountants,
                                    (2)     Statement of Revenues Over Certain
                                            Operating Expenses for the year
                                            ended December 31, 1999, and
                                    (3)     Notes to Statement of Revenues Over
                                            Certain Operating Expenses for the
                                            year ended December 31, 1999.

                     The following financial statements relating to the acquisition of the ASML Building are filed as part of this Registration Statement and are included in the Prospectus:

                              (1)     Report of Independent Public Accountants,
                              (2)     Statement of Revenues Over Certain
                                      Operating Expenses for the year ended
                                      December 31, 1999, and
                              (3)     Notes to Statement of Revenues Over
                                      Certain Operating Expenses for the year
                                      ended December 31, 1999.

                     The following financial statements relating to the acquisition of the Motorola Tempe Building are filed as part of this Registration Statement and are included in the
                     Prospectus:

                              (1)     Report of Independent Public Accountants,
                              (2)     Statement of Revenues Over Certain
                                      Operating Expenses for the year ended
                                      December 31, 1999, and
                              (3)     Notes to Statement of Revenues Over
                                      Certain Operating Expenses for the year
                                      ended December 31, 1999.

                     The following financial statements relating to the acquisition of the Motorola Plainfield Building are filed as part of this Registration Statement and are included in the Prospectus:

                              (1)     Report of Independent Public Accountants,
                              (2)     Statement of Revenues Over Certain
                                      Operating Expenses for the year ended
                                      December 31, 1999 (audited) and the nine months ended September 30, 2000 (unaudited), and
                              (3)     Notes to Statement of Revenues Over
                                      Certain Operating Expenses for the year
                                      ended December 31, 1999 (audited), and the nine months ended September 30, 2000 (unaudited).

                     The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and are included in the Prospectus:

                              (1) Summary of Unaudited Pro Forma Financial Statements,
                              (2) Pro Forma Balance Sheet as of September 30, 2000,
                              (3) Pro Forma Statement of Income for the year ended December 31, 1999, and (4) Pro Forma Statement of Income for the nine months ended September 30, 2000.

                     The following financial statements relating to the acquisition of the Stone & Webster Building are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

                              (1)     Report of Independent Public Accountants,
                              (2)     Statements of Revenues Over Certain
                                      Operating Expenses for the year ended
                                      December 31, 1999 (audited) and the nine months ended September 30, 2000 (unaudited), and
                              (3)     Notes to Statements of Revenues Over
                                      Certain Operating Expenses for the year
                                      ended December 31, 1999 (audited)
                                      and the nine months ended September 30,
                                      2000 (unaudited).

                     The following financial statements relating to the acquisition of the AT&T Call Center Buildings are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

                              (1)     Report of Independent Public Accountants,
                              (2)     Statements of Revenues Over Certain
                                      Operating Expenses for the year ended
                                      December 31, 1999 (audited) and the nine months ended September 30, 2000 (unaudited), and
                              (3)     Notes to Statements of Revenues Over
                                      Certain Operating Expenses for the year
                                      ended December 31, 1999 (audited) and the nine months ended September 30, 2000 (unaudited).

                     The following unaudited pro forma financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 1 to the
                     Prospectus:

                              (1) Summary of Unaudited Pro Forma Financial Statements,
                              (2) Pro Forma Balance Sheet as of September 30, 2000,
                              (3) Pro Forma Statements of Income (Loss) for the year ended December 31, 1999, and
                              (4) Pro Forma Statements of Income for the nine months ended September 30, 2000.

                     The following financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 2 to the Prospectus:

                              Audited Financial Statements
                              ----------------------------

                              (1)     Report of Independent Public Accountants,
                              (2) Consolidated Balance Sheets as of December 31, 2000 and December 31, 1999,
                              (3) Consolidated Statements of Income for the years ended December 31, 2000, 1999 and 1998,
                              (4) Consolidated Statements of Stockholders' Equity for the years ended December, 31, 2000, 1999 and 1998,
                              (5) Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998, and
                              (6)     Notes to Consolidated Financial
                                      Statements.

                  (b)      Exhibits (See Exhibit Index):
                           ----------------------------

Exhibit No.       Description
----------        -----------
1.1               Form of Dealer Manager Agreement (previously filed in and
                  incorporated by reference to Amendment No. 1 to Registrant's
                  Registration Statement on Form S-11, Commission File No. 333-
                  44900, filed on December 1, 2000)

1.2 Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.1 Amended and Restated Articles of Incorporation (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

3.3 Amendment No. 1 to Bylaws (previOusly filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1 Opinion of Holland & Knight LLP as to legality of securities (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1,
                  2000)

8.1 Opinion of Holland & Knight LLP as to tax matters (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

8.2 Opinion of Holland & Knight LLP as to ERISA matters (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1,
                  2000)

10.1 Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

10.2 Advisory Agreement dated January 30, 2001 (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.3 Amended and Restated Property Management and Leasing Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.4 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.5 Lease Agreement for the Alstom Power Knoxville Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.6 Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.7 First Amendment to Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.8 Lease Agreement for the Iomega Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.9 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.10 Lease Agreement for the Fairchild Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.11 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.12 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.13 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.14 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.15 Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.16 Amendment No. 1 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999).

10.17 Amendment No. 2 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.18 Build-To-Suit Office Lease Agreement Guaranty Payment and Performance for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.19 Rental Income Guaranty Agreement relating to the Quest Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.20 Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.21 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.22 Fifth Amendment to Lease for the Johnson Matthey Building (previously filed as Exhibit 10.7 and incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on September 1,
                  1999)

10.23 Lease Agreement for the Gartner Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.24 Lease Agreement for the Alstom Power Richmond Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.25 Second Amendment to Lease Agreement for the Alstom Power Richmond Building (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.26 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI-Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.27 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.28 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement for the Metris Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30 Promissory Note for $26,725,000 for the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.31 Mortgage, Assignment and Security Agreement for the Marconi Building and the AT&T Building securing the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.32 Assumption and Modification Agreement for the Metris Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.33 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective

                  Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.34 Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.35 First Amendment to Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.36 Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.37 First Amendment to Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.38 Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.39 First Amendment to Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.40 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.41 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.42 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.43             Office Lease for the Siemens Building (previously filed as
                  Exhibit 10.13 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on July 25, 2000)

10.44 Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.45 Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.46 Ground Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.47 Lease Agreement for the Delphi Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.48 Lease Agreement for the Quest Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.49 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.50             Promissory Note for $35,000,000 to SouthTrust Bank, N.A.
                  (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.51             Deed of Trust and Security Agreement with SouthTrust, N.A.
                  relating to the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.52             Deed of Trust and Security Agreement with SouthTrust, N.A.
                  relating to the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.53 Leasehold Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8,
                  2000)

10.54 Lease Agreement for the Motorola Plainfield Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1,
                  2000)

10.55             Allonge to Revolving Note relating to the SouthTrust Bank N.A.
                  $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.56 First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.57 Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.58 Second Amendment to Amended and Restated Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.59             Revolving Note relating to the SouthTrust Bank N.A.
                  $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.60             Revolving Loan Agreement relating to the SouthTrust Bank N.A.
                  $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.61 Leasehold Deed of Trust and Security Agreement with SouthTrust Bank N.A. relating to the Motorola Tempe Building and the Avnet Building (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.62 Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.63 Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.64 Credit Line Deed of Trust and Security Agreement to SouthTrust N.A. relating to the Alstom Power Richmond Building (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.65 First Amendment to Credit Line Deed of Trust and Security Agreement to SouthTrust N.A. relating to the Alstom Power Richmond Building (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.66 Agreement for Purchase and Sale of Property for the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.67 First Amendment to Agreement for Purchase and Sale of Property for the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.68 Promissory Note for $35,900,000 for the Guaranty Federal Bank Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.69 Deed of Trust, Mortgage and Security Agreement with Guaranty Federal Bank, F.S.B., relating to the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.70             Promissory Note for $3,000,000 for the Cardinal Paragon, Inc.
                  Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.71 Deed of Trust with Cardinal Paragon, Inc. relating to the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.72 Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.73 Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.74 Purchase Agreement for Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9,
                  2001)

10.75 Lease Agreement for the Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9,
                  2001)

10.76 Fourth Amendment to Lease Agreement for the Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.77 Guaranty of Lease for the Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.78 Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings dated June 22, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and OKC Real Estate Investments, Inc. (previously filed as Exhibit 10.14 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9, 2001)

10.79 First Amendment to Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings (previously filed as Exhibit 10.15 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9, 2001)

10.80 Lease Agreement with AT&T Corp. for a portion of the AT&T Call Center Buildings (previously filed as Exhibit 10.16 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9,
                  2001)

10.81 Lease Agreement with Jordan Associates, Inc. for a portion of the AT&T Call Center Buildings (previously filed as Exhibit
                  10.17 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9, 2001)

23.1              Consent of Holland & Knight LLP (included in exhibits 5.1 and
                  8.1)

23.2              Consent of Arthur Andersen LLP

24.1              Power of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 24th day of April, 2001.

                                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                   A Maryland corporation
                                   (Registrant)

                                   By:/s/ Douglas P. Williams
                                      ----------------------------------------
                                          Douglas P. Williams, Executive Vice
                                          President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below on April 24, 2001 by the following persons in the capacities indicated.

Name                                                                   Title
----                                                                   -----
/s/ Leo F. Wells, III                               *                  President and Director
-----------------------------------------------------                  (Principal Executive Officer)
Leo F. Wells, III (By Douglas P. Williams, as Attorney-in-fact)

/s/ Douglas P. Williams                                                Executive Vice President and Director
-----------------------------------------------------                  (Principal Financial and Accounting
Douglas P. Williams                                                    Officer)


/s/ John L. Bell                                    *                  Director
-----------------------------------------------------
John L. Bell (By Douglas P. Williams, as Attorney-in-fact)

/s/ Richard W. Carpenter                            *                  Director
-----------------------------------------------------
Richard W. Carpenter (By Douglas P. Williams, as Attorney-in-fact)

/s/ Bud Carter                                      *                  Director
-----------------------------------------------------
Bud Carter (By Douglas P. Williams, as Attorney-in-fact)

/s/ William H. Keogler, Jr.                         *                  Director
-----------------------------------------------------
William H. Keogler, Jr. (By Douglas P. Williams, as Attorney-in-fact)

/s/ Donald S. Moss                                  *                  Director
-----------------------------------------------------
Donald S. Moss (By Douglas P. Williams, as Attorney-in-fact)

/s/ Walter W. Sessoms                               *                  Director
-----------------------------------------------------
Walter W. Sessoms (By Douglas P. Williams, as Attorney-in-fact)

/s/ Neil H. Strickland                              *                  Director
-----------------------------------------------------
Neil H. Strickland (By Douglas P. Williams, as Attorney-in-fact)

* By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated August 18, 2000 and included as Exhibit 24.1 herein.

                                 EXHIBIT INDEX

Exhibit No.    Description
----------     -----------

1.1 Form of Dealer Manager Agreement (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

1.2 Form of Warrant Purchase Agreement (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31,
               2000)

3.1 Amended and Restated Articles of Incorporation (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1 Opinion of Holland & Knight LLP as to legality of securities (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

8.1 Opinion of Holland & Knight LLP as to tax matters (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

8.2 Opinion of Holland & Knight LLP as to ERISA matters (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.1 Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

10.2 Advisory Agreement dated January 30, 2001 (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.3 Amended and Restated Property Management and Leasing Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.4 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.5 Lease Agreement for the Alstom Power Knoxville Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.6 Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.7 First Amendment to Net Lease Agreement for the Avaya Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.8 Lease Agreement for the Iomega Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.9 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14,
               1998)

10.10 Lease Agreement for the Fairchild Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.11 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.12 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.13 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.14 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.15 Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.16 Amendment No. 1 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999).

10.17 Amendment No. 2 to Build-To-Suit Office Lease Agreement for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.18 Build-To-Suit Office Lease Agreement Guaranty Payment and Performance for the AT&T Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.19 Rental Income Guaranty Agreement relating to the Quest Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.20 Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.21 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.22 Fifth Amendment to Lease for the Johnson Matthey Building (previously filed as Exhibit 10.7 and incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on September 1, 1999)

10.23 Lease Agreement for the Gartner Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14, 1999)

10.24 Lease Agreement for the Alstom Power Richmond Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on October 14,
               1999)

10.25 Second Amendment to Lease Agreement for the Alstom Power Richmond Building (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17,
               1999)

10.26 Amended and Restated Joint Venture Partnership Agreement of the Wells Fund XI-Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.27 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.28 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement for the Metris Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30 Promissory Note for $26,725,000 for the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15,
               2000)

10.31 Mortgage, Assignment and Security Agreement for the Marconi Building and the AT&T Building securing the Bank of America Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15,
               2000)

10.32 Assumption and Modification Agreement for the Metris Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15,
               2000)

10.33 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.34 Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.35 First Amendment to Lease Agreement for the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9,
               2000)

10.36 Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.37 First Amendment to Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9,
               2000)

10.38 Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.39 First Amendment to Ground Lease Agreement for the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9,
               2000)

10.40 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.41 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.42 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9,
               2000)

10.43          Office Lease for the Siemens Building (previously filed as
               Exhibit 10.13 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on July 25, 2000)

10.44 Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.45 Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31,
               2000)

10.46 Ground Lease Agreement for the Avnet Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.47 Lease Agreement for the Delphi Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31,
               2000)

10.48 Lease Agreement for the Quest Building (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31,
               2000)

10.49 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.50          Promissory Note for $35,000,000 to SouthTrust Bank, N.A.
               (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.51          Deed of Trust and Security Agreement with SouthTrust, N.A.
               relating to the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.52          Deed of Trust and Security Agreement with SouthTrust, N.A.
               relating to the Dial Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.53 Leasehold Deed of Trust and Security Agreement with SouthTrust, N.A. relating to the ASML Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.54 Lease Agreement for the Motorola Plainfield Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.55          Allonge to Revolving Note relating to the SouthTrust Bank N.A.
               $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.56 First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.57 Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.58 Second Amendment to Amended and Restated Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.59 Revolving Note relating to the SouthTrust N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.60          Revolving Loan Agreement relating to the SouthTrust Bank N.A.
               $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.61 Leasehold Deed of Trust and Security Agreement with SouthTrust Bank N.A. relating to the Motorola Tempe Building and the Avnet Building (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.62 Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.63 Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.64 Credit Line Deed of Trust and Security Agreement to SouthTrust Bank N.A. relating to the Alstom Power Richmond Building (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.65 First Amendment to Credit Line Deed of Trust and Security Agreement to SouthTrust Bank N.A. relating to the Alstom Power Richmond Building (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.66 Agreement for Purchase and Sale of Property for the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.67 First Amendment to Agreement for Purchase and Sale of Property for the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.68 Promissory Note for $35,900,000 for the Guaranty Federal Bank Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.69 Deed of Trust, Mortgage and Security Agreement with Guaranty Federal Bank, F.S.B., relating to the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.70 Promissory Note for $3,000,000 for the Cardinal Paragon Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.71 Deed of Trust with Cardinal Paragon, Inc. relating to the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.72 Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.73 Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.74 Purchase Agreement for Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9,
               2001)

10.75 Lease Agreement for the Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9,
               2001)

10.76 Fourth Amendment to Lease Agreement for the Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.77 Guaranty of Lease for the Metris Minnetonka Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9,
               2001)

10.78 Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings dated June 22, 2000 between Wells Fund XII-REIT Joint Venture (as successor in interest by assignment) and OKC Real Estate Investments, Inc. (previously filed as Exhibit 10.14 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9, 2001)

10.79 First Amendment to Agreement for the Purchase and Sale of Property for the AT&T Call Center Buildings (previously filed as
               Exhibit 10.15 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9, 2001)

10.80 Lease Agreement with AT&T Corp. for a portion of the AT&T Call Center Buildings (previously filed as Exhibit 10.16 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9, 2001)

10.81 Lease Agreement with Jordan Associates, Inc. for a portion of the AT&T Call Center Buildings (previously filed as Exhibit 10.17 and incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement of Wells Real Estate Fund XII, L.P., Commission File No. 333-66657, filed on February 9, 2001)

23.1           Consent of Holland & Knight LLP (included in exhibits 5.1 and
               8.1)

23.2           Consent of Arthur Andersen LLP, filed herewith

24.1           Power of Attorney, filed herewith